BEANSTREAM INTERNET COMMERCE INC.

Special Meeting of Shareholders

to be held on June 27, 2007

_________________________________

NOTICE OF MEETING AND INFORMATION CIRCULAR
_________________________________

May 30, 2007

APPENDICES

-i-

LETTER TO SHAREHOLDERS

May 30, 2007
Dear Shareholders of Beanstream Internet Commerce Inc. (the “Company”):

The Company’s board of directors (the “Board”) invites you to attend a special meeting (the “Meeting”) to be held at 9:00 a.m. (Vancouver Time) on June 27, 2007 at 302-2659 Douglas Street, Victoria, British Columbia, Canada, pursuant to the interim order of the Supreme Court of British Columbia.

The Meeting is for holders (“Shareholders”) of common shares (“Common Shares”) without par value in the capital of the Company.

At the Meeting, Shareholders will be asked to consider, and if thought appropriate, pass a resolution (the “Arrangement Resolution”) to approve a statutory plan of arrangement (the “Arrangement”) under the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”) pursuant to which, if approved, LML Payment Systems Inc. (“LML”) will acquire all of the issued and outstanding Common Shares.  On or after the effective date (“Effective Date”) of the Arrangement, each Shareholder will become entitled to receive their pro rata share of the following:

(a)	a cash amount which is equal to Cdn.$10,000,000, adjusted by the working capital of the Company as of the Effective Date,

(b)	voting common shares (“LML Shares”) without par value in the capital of LML with an aggregate value of Cdn.$4,500,000; and

(c)
secured promissory notes with an aggregate value of Cdn.$5,000,000, payable in two equal instalments on the first and second anniversaries of the Effective Date, together with interest thereon in the amount of 8% per annum, less any claims for indemnification made by LML pursuant to the Arrangement Agreement on the first and second anniversaries of the Effective Date.

Each Shareholder has the right to elect, at any time until the date of the Meeting, to receive LML Shares in lieu of up to 20% of the cash amount that the Shareholder is entitled to receive on the Effective Date.  A Shareholder may also elect to receive LML Shares in lieu of an amount in excess of 20% of such Shareholder’s Effective Date cash entitlement with the consent of LML.  LML has agreed that it will not unreasonably refuse to grant such consent, provided that the total number of LML Shares it will be required to issue to the Shareholders pursuant to the Arrangement will not exceed 19.9% of LML’s issued and outstanding capital.

Shareholders may also be entitled to receive additional LML Shares if the Company’s revenue during the twelve-month period commencing on the first day of the calendar month immediately following the Effective Date exceeds Cdn.$5,000,000.  In these circumstances, Shareholders will be entitled to LML Shares with a value equal to their pro rata share of the amount that is equal to Cdn.$1.00 for each Cdn.$1.00 of revenue of the Company that is in excess of Cdn.$5,000,000 up to a maximum of Cdn.$2,000,000 in excess revenue.

To be effective, the Arrangement Resolution requires the approval of at least three-quarters of the votes cast at the Meeting, represented in person or by proxy, by Shareholders voting together as a group.

At the Meeting, Shareholders will have one vote on the Arrangement Resolution for each Common Share held.

After careful consideration, the Board has unanimously determined that the Arrangement is fair to the Shareholders and is in the best interests of the Company.  A description of the various factors considered by the Board in arriving at this determination is contained in the enclosed Information Circular.  The Board unanimously recommends that Shareholders vote FOR the Arrangement Resolution.  Certain directors of the Company have an interest in the Arrangement.  See “Particulars of Matters to Be Acted Upon – Board Approval and Recommendation.”

-ii-

It is important that your Common Shares be voted at the Meeting.  Whether or not you are able to attend the Meeting, we urge you to complete the enclosed form of proxy for the Common Shares that you hold and return it in the envelope provided to Borden Ladner Gervais LLP, 1200 Waterfront Centre, 200 Burrard Street, P.O. Box 48600, Vancouver, British Columbia, Canada V7X 1T2 or by facsimile to (604) 622-5938), Attention: Kathleen Keilty, not less than 48 hours (excluding Saturdays, Sundays, and holidays) before the Meeting, which for greater certainty means no later than 9:00 a.m. (Vancouver Time) on June 25, 2007.  Submitting a proxy will not prevent you from voting in person if you attend the Meeting, but will ensure that your vote will be counted if you are unable to attend.

Included with this letter, in addition to the form of proxy for use in respect of the Meeting and Letter of Transmittal to be used by each Shareholder if the Arrangement Resolution is passed, is the Notice of the Meeting and the Information Circular relating to what is to be considered at the Meeting.  The Information Circular contains a detailed description of the Arrangement.  You should consider carefully all of the information in the Information Circular.  If you require assistance, consult your financial, legal or other professional advisors.

Subject to the approval of the Supreme Court of British Columbia, the satisfaction of closing conditions of the Arrangement including the approval of the Arrangement by the Shareholders, it is anticipated that the Arrangement will be completed on or about June 29, 2007.

On behalf of the Company, I would like to thank all Shareholders for your ongoing support as we prepare to take part in this important event in the history of the Company.

Yours very truly,
Craig Thomson,
Director, Chief Executive Officer and President

-iii-

NOTICE OF SPECIAL MEETING

NOTICE IS HEREBY GIVEN THAT a special meeting (the “Meeting”) of the holders (“Shareholders”) of common shares (“Common Shares”) without par value in the capital of BEANSTREAM INTERNET COMMERCE INC. (the “Company”) will be held at 302-2659 Douglas Street, Victoria, British Columbia, Canada, on June 27, 2007 at 9:00 a.m. (Vancouver Time) for the following purposes:

1.
for the Shareholders to consider, pursuant to an order of the Supreme Court of British Columbia (the “Court”) dated June 4, 2007 (the “Interim Order”), and if thought appropriate, to pass a special resolution (the “Arrangement Resolution”) to approve an arrangement (the “Arrangement”) under section 288 of the BusinessCorporations Act (British Columbia) (“BCBCA”) involving the Company and LML Payment Systems Inc. (“LML”), the full text of which is set forth in Appendix A to the accompanying Information Circular; and

2.	to transact such further and other business as may be properly brought before the Meeting or any and all adjournments thereof.

The particulars of the matters referred to in this Notice of Meeting are described in the accompanying Information Circular.  A form of proxy and a Letter of Transmittal accompany this Notice of Meeting.

Pursuant to the Interim Order, Shareholders shall have the right to dissent in respect of the Arrangement Resolution and to be paid the fair value for their Common Shares, as if Sections 237 to 247 of the BCBCA applied to the proposed Arrangement, except that a dissenting Shareholder shall on the Arrangement’s Effective Date be deemed to have transferred the Common Shares of such dissenting Shareholders to LML and shall cease to have any rights as a Shareholder, except the right to be paid the fair value of such Common Shares.  To exercise the BCBCA dissent rights (as modified by the Interim Order) in respect of the Arrangement Resolution, a written objection must be sent by hand delivery, mail or facsimile transmission to the Company care of its legal counsel,  Borden Ladner Gervais LLP, 1200 Waterfront Centre, 200 Burrard Street, P.O. Box 48600, Vancouver, British Columbia, Canada V7X 1T2 (Facsimile: (604) 622-5938), Attention: Kathleen Keilty, in all cases to be received no later than two days (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting which, for greater certainty, means no later than 9:00 a.m. (Vancouver time) on June 25, 2007.  The right to dissent is described in more detail in the accompanying Information Circular.  The text of Section 237 to 247 of the BCBCA is reproduced in Appendix B to the accompanying Information Circular.

A copy of the Interim Order is attached as Appendix C to the Information Circular.  The Arrangement must also be approved by a final order of the Court.  A copy of the petition (the “Petition”) seeking the Interim Order and the final order is attached as Appendix E to this Information Circular.  If you wish to be notified of any further proceedings, you must give notice of your intention by filing a form entitled “Appearance” at the Vancouver registry of the Court within the applicable time, as specified in the Petition.  You must also deliver a copy of the “Appearance” to the petitioners’ address for delivery, as specified in the Petition.

Pursuant to the Interim Order, only Shareholders of record on June 1, 2007 are entitled to receive notice of the Meeting and to vote at the Meeting.

If you are unable to attend the Meeting in person, please date and execute the accompanying form of proxy and deposit it with Borden Ladner Gervais LLP, 1200 Waterfront Centre, 200 Burrard Street, P.O. Box 48600, Vancouver, British Columbia, Canada V7X 1T2 (Facsimile: (604) 622-5938), Attention: Kathleen Keilty, not less than 48 hours, excluding Saturdays, Sundays and holidays, prior to the Meeting.

-iv-

This Notice of Meeting, the Information Circular, form of proxy and notes thereto and a Letter of Transmittal will first be sent to Shareholders on or about June 5, 2007.

DATED this 30th day of May, 2007

BY ORDER OF THE BOARD

(signed) Craig Thomson
CRAIG THOMSON
DIRECTOR

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INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this Information Circular constitute “forward-looking statements”.  Such statements represent the Company’s or LML’s internal projections, expectations or beliefs concerning, among other things, future operating results and various components thereof, or the Company’s or LML’s future economic performance.

The projections, expectations and beliefs contained in such forward-looking statements necessarily involve known and unknown risks and uncertainties that may cause the Company’s or LML’s actual performance or financial results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward-looking statements.  Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “estimate,” “intend,”  “project,” “potential” or “expect” or similar statements.  The forward-looking statements were prepared on the basis of certain assumptions which relate, among other things, to the demand for and cost of marketing the Company’s or LML’s services, the volume and total value of transactions processed by merchants utilizing the Company’s or LML’s services, the technological adaptation of electronic check conversion end-users, the renewal of material contracts in the Company’s or LML’s business, the Company’s or LML’s ability to anticipate and respond to technological changes, particularly with respect to financial payments and e-commerce, in a highly competitive industry characterized by rapid technological change and rapid rates of product obsolescence, the Company’s or LML’s ability to develop and market new product enhancements and new products and services that respond to technological change or evolving industry standards, no unanticipated developments relating to previously disclosed lawsuits against the Company or LML, and the cost of protecting the Company’s or LML’s intellectual property.  Even if the assumptions on which the forward-looking statements are based prove accurate and appropriate, the actual results of the Company’s or LML’s operations in the future may vary widely due to technological changes, increased competition, new government regulation or intervention in the industry, general economic conditions and other risks described elsewhere in this Information Circular.  See “Risk Factors”.  Accordingly, the actual results of the Company’s or LML’s operations in the future may vary widely from the forward-looking statements included herein.

Forwarding-looking statements are made based on management’s projections, expectations and beliefs on the date the statements are made and the Company and LML do not intend, and do not assume any obligation, to update these forward-looking statements if these beliefs, estimates, opinions or other circumstances should change.  Investors are cautioned against attributing undue certainty to forward-looking statements.

Although the Company and LML have attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be anticipated, estimated or intended.  All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements in this section.

REPORTING CURRENCY

LML’s reporting currency is the United States dollar.  In this Information Circular, references to “US$” are to United States dollars and references to “Cdn.$” are to Canadian dollars unless otherwise indicated.

ACCOUNTING POLICIES

The financial information contained in this Information Circular is presented in accordance with accounting principles generally accepted in Canada.

-vi-

QUESTIONS AND ANSWERS ABOUT THE ARRANGEMENT

The following questions and answers are intended to assist Shareholders in making a decision on how to vote at the Meeting.  A more detailed description of these matters follows these questions and answers.  Capitalized terms used and not otherwise defined in the following questions and answers have the meanings assigned to such terms in the Glossary of Terms beginning on page 9 of this Information Circular.

1.	When and where is the Meeting to consider the Arrangement?

The Meeting will take place at 9:00 a.m. (Vancouver time) on June 27, 2007, at 302-2659 Douglas Street, Victoria, British Columbia, Canada.

Registered Shareholders may participate in the decision for the approval of the Arrangement Resolution either by attending the Meeting in person or by completing and returning the enclosed form of proxy.

2.	What is the Arrangement?

The Arrangement is a statutory process under the BCBCA, which, if approved by Shareholders, the Court and applicable regulatory authorities, will result in LML acquiring all of the Common Shares of the Company and the Company becoming a wholly-owned subsidiary of LML.

See “The Arrangement – The Plan of Arrangement”.

3.	Who is LML?

LML Payment Systems Inc. (“LML”), through its subsidiary LML Payment Systems Corp., is a financial payment processor providing check processing solutions including electronic check authorization, electronic check conversion (“ECC”) and primary and secondary check collection including electronic check re-presentment (“RCK”) to national, regional and local retailers.  LML also provides selective routing of debit, credit and electronic bank transfer (“EBT”) transactions to third party processors and banks for authorization and settlement.

LML markets its financial payment processing services, including traditional check recovery, electronic check recovery, electronic check authorization, electronic check conversion and electronic fund transfer switching services, directly through an internal sales force to medium and large retailers. Part of its business strategy has been to provide a suite of vertical check processing services to clients while also providing electronic authorization routing or switching services for other point-of-sale tender types such as credit card, debit card and EBT.

LML’s business strategy also includes cross-selling electronic check processing solutions such as electronic check re-presentment and electronic check conversion to existing clients who may be receiving traditional check recovery services from LML. LML attempts to migrate its clients from traditional recovery services to electronic recovery services and to electronic check conversion services.

LML continues to evaluate and examine acquisition opportunities of businesses where it believes its electronic check processing services can be offered to existing clientele in such industries as commercial lockbox, telephone catalogue businesses and Internet businesses.

See “Information Concerning LML”.

4.	What will I receive as consideration for my Common Shares?

As of May 29, 2007, there are 10,266,490 Common Shares issued and outstanding.  As a Shareholder, you will receive the following consideration payable by LML:

1.	on the effective date (“Effective Date”) of the Arrangement:

(a)	a cash amount which is equal to

(i)
your pro rata share of Cdn.$10,000,000 plus the positive or negative Pre Effective Date Calculated Working Capital, less a cash hold back (the “Cash Hold Back”) in the amount of Cdn.$250,000 (together, the “Gross Effective Date Cash Proceeds”), less

(ii)	voting common shares without par value in the capital stock of LML (“LML Shares”) equal in value to your Share Election (as defined below), if any,

(b)
your pro rata share of the number of LML Shares with an aggregate value of Cdn.$4,500,000 as of the date of the Arrangement Agreement, calculated as US$3.123 per LML Share (being the volume-weighted average of the closing price for the purchase of one LML Share as reported on NASDAQ during the ten trading days immediately before the date of execution of the Arrangement Agreement),

(c)
the number of LML Shares equal to your Share Election Amount (as defined below), if any, divided by US$3.123 (being the volume-weighted average of the closing price for the purchase of one LML Share as reported on NASDAQ during the ten trading days immediately before the date of execution of the Arrangement Agreement), and

(d)
a non-negotiable promissory note (“Note”) representing your pro rata share of an aggregate principal value of Cdn.$5,000,000, payable in two equal instalments of principal, together with interest thereon in the amount of 8% per annum, on the first and second anniversaries of the Effective Date; and

2.	as soon as practicable following the date that is 87 days after the Effective Date, your pro rata share of cash in an amount equal to:

(a)	if there is a Negative Adjustment Amount (as defined below), the amount, if any, that is equal to the result of subtracting the amount of the Negative Adjustment Amount from the Cash Hold Back, and

(b)	if there is a Positive Adjustment Amount (as defined below), the Cash Hold Back plus the amount of the Positive Adjustment Amount,

where the Positive Adjustment Amount or Negative Adjustment Amount is calculated as the number that is the result of subtracting the Pre Effective Date Calculated Working Capital from the Post Effective Date Calculated Working Capital (where such number is greater than or equal to “0”, the “Positive Adjustment Amount” and where such number is less than “0”, the “Negative Adjustment Amount”); and

3.
if the Company achieves revenue that is more than Cdn.$5,000,000 in the twelve-month period commencing on the first day of the calendar month immediately following the Effective Date (the “Performance Target”), on the date that is 15 days after it has been determined that the Performance Target has been met (the “Earn Out Issue Date”), your pro rata share of the number of additional LML Shares (the “Earn Out Share Proceeds”) equal to the amount calculated as Cdn.$1.00 for each Cdn.$1.00 of revenue in excess of the Performance Target to a maximum of Cdn.$2,000,000 divided by the volume weighted average of the closing price for the purchase of one LML Share as reported on NASDAQ during the ten trading days immediately before the last day of the twelve-month period for the purposes of the Performance Target.

Each Shareholder has the right to make an election (“Share Election”), at any time until the date of the Meeting, to receive LML Shares in lieu of up to 20% of such Shareholder’s pro rata share of the Effective Date Cash Proceeds (as defined below) (the “Share Election Amount”), as partial consideration for such Shareholder’s Common Shares, in which case such Shareholder will become entitled to receive, on the Effective Date, that number of LML Shares with a value equal to such Shareholder’s Share Election Amount divided by US$3.123 (being the volume weighted average of the closing price for the purchase of one LML Share as reported on NASDAQ during the ten trading days immediately before the date of execution of the Arrangement Agreement).  With the consent of LML, any Shareholder may make a Share Election in respect of more than 20% of such Shareholder’s pro rata share of the Effective Date Cash Proceeds.  LML has agreed that it will not unreasonably refuse to grant consent, provided that the aggregate number of LML Shares it will be required to issue to Shareholders pursuant to the Arrangement will not exceed 19.9% of the issued and outstanding capital stock of LML.

“Effective Date Cash Proceeds” means the Gross Effective Date Cash Proceeds, less the aggregate value of all Share Elections, if any.

See “The Arrangement – Consideration”.

5.	When will I receive the consideration for my Common Shares?

If the Arrangement Resolution is passed by the requisite majority, and provided that you have sent in a duly completed Letter of Transmittal, the certificate(s) representing your Common Shares (the “Share Certificates”) and other documentation as provided in the Letter of Transmittal, you will receive:

1.	as soon as practicable following the Effective Date, the consideration payable on the Effective Date to you, which consists of cash, a share certificate representing LML Shares and a Note;

2.
as soon as practicable following the date that is 87 days after the Effective Date, a check representing your pro rata share of an amount equal to the Cash Hold Back, plus the amount of the Positive Adjustment Amount, if any, less the amount of the Negative Adjustment Amount, if any;

3.	as soon as practicable following each of the first and second anniversaries of the Effective Date, your pro rata share of the First Note Instalment and Second Note Instalment, respectively;

4.	as soon as practicable following the Earn Out Issue Date, if the Company achieves the Performance Target, a share certificate representing your pro rata share of the Earn Out Share Proceeds.

See “The Arrangement – Payment for Common Shares”.

6.	How many votes does each Common Share receive?

At the Meeting, Shareholders will have one vote for each Common Share held on all matters to be dealt with at the Meeting.

7.	What is the recommendation of the Board regarding the Arrangement?

After careful consideration, the board of directors (the “Board”) of the Company has unanimously determined that the Arrangement is fair to Shareholders and is in the best interests of the Company.  Accordingly, the Board unanimously recommends that Shareholders vote FOR the Arrangement Resolution.  Certain directors of the Company have an interest in the Arrangement.

See “Particulars of Matters to be Acted Upon – Board Approval and Recommendation” and “Particulars of Matters to be Acted Upon – Interests of Certain Persons in the Arrangement”.

8.	Why am I receiving this Information Circular as a Shareholder?

Registered Shareholders are entitled to vote to accept or reject the Arrangement Resolution.  This Information Circular provides background and summary information about the Arrangement and the Arrangement Resolution.

9.	What votes are necessary to pass the Arrangement Resolution?

Pursuant to the Interim Order, the votes required to pass the Arrangement Resolution will be not less than three-quarters of the votes cast by Shareholders, either in person or by proxy, at the Meeting.

See “Quorum and Percentage of Votes Necessary to Pass Resolutions”.

10.	Who is entitled to vote?

Shareholders of record as of the close of business on June 1, 2007 are entitled to vote on the Arrangement Resolution.

11.	How do I vote?

There are two ways you can vote: (a) you may vote in person at the Meeting, or (b) you may complete, sign and date the applicable proxy enclosed with this Information Circular, to appoint a proxyholder to attend the Meeting and vote for you.  You must deposit the applicable proxy with Borden Ladner Gervais LLP, 1200 Waterfront Centre, 200 Burrard Street, P.O. Box 48600, Vancouver, British Columbia, Canada V7X 1T2 (Facsimile: (604) 622-5938), Attention: Kathleen Keilty, as described under “Appointment of Proxyholder” and “Execution and Deposit of Proxy” by no later than 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting.

12.	How do I participate in the Arrangement?

If you have your Share Certificate(s), you should send your Share Certificate(s), together with your completed and signed Letter of Transmittal and other documentation as provided in the Letter of Transmittal to Computershare Investor Services Inc. (the “Depository”) at the address below.

If you do not have your Share Certificate(s), the Company may be holding such Share Certificate(s) on your behalf, in which case you should send your completed and signed Letter of Transmittal and other documentation as provided in the Letter of Transmittal to the Depository at the address below.

If you have lost your Share Certificate(s) or if they have been destroyed or stolen, you should complete the applicable Letter of Transmittal and other documentation as provided in the Letter of Transmittal as fully as possible and forward it to the Depository.

The address of the Depository is:
By Mail

Toronto

Computershare Investor Services Inc.
P.O. Box 7021
31 Adelaide Street E.
Toronto, Ontario M5C 3H2
Attention: Corporate Actions

By Hand, Courier and Registered Mail

Calgary	Toronto

Computershare Investor Services Inc. Suite 600, 530-8th Avenue S.W. Calgary, Alberta T2P 3S8 Attention: Corporate Actions	Computershare Investor Services Inc. 9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 Attention: Corporate Actions

If the Arrangement Resolution is not passed by the requisite majority of the Meeting, your Letter of Transmittal, Share Certificates and any other documentation you send to the Depository will be returned to you as soon as practicable after the Meeting.

See “Letter of Transmittal” and “The Arrangement – Post Arrangement Matters”.

13.	If I do not want to participate in the Arrangement, can I dissent?

The Interim Order provides that each Shareholder will have the right to dissent and to have their Common Shares transferred to LML in exchange for payment from LML equal to the fair value of their Common Shares.  The fair value of the Common Shares will be determined as of the time immediately before the passing of the Arrangement Resolution.  In order to validly dissent, a Shareholder must provide the Company, care of its legal counsel, Borden Ladner Gervais LLP, 1200 Waterfront Centre, 200 Burrard Street, P.O. Box 48600, Vancouver, British Columbia, Canada V7X 1T2 (Facsimile: (604) 622-5938), Attention: Kathleen Keilty, with written objection to the Arrangement by 9:00 a.m. (Vancouver time) on June 25, 2007, must not vote any of the Common Shares held in favour of the Arrangement Resolution and must otherwise comply with the requirements of section 237 to 247 of the BCBCA (as modified by the Interim Order).

It is important that Shareholders who wish to dissent must comply strictly with the Dissent Rights and related requirements pursuant to sections 237 to 247 of the BCBCA, as modified by the Interim Order.  See “The Arrangement – Shareholders’ Right of Dissent” and Appendix B to the Information Circular.

If you dissent, there can be no assurance that the amount you receive as the fair value of your Common Shares will be more than or equal to the consideration for Common Shares offered under the Arrangement.

Under the Arrangement Agreement, LML’s obligations to consummate the Arrangement is subject to, among other things, no more than 10% of the Shareholders voting at the Meeting exercising their Dissent Rights.

14.	When will the Arrangement be completed?

The Company and LML are endeavouring to complete the Arrangement as soon as is reasonably practicable.  Subject to the approval of Shareholders and the Court, and other customary conditions, the Company and LML currently anticipate that the Arrangement will be completed on or before June 29, 2007.  However, there can be no assurance that the Arrangement will be completed by that time or at all.

15.	What do I need to do now?

You should carefully read and consider the information contained in this Information Circular.  Whether or not you intend to attend the Meeting in person, you should complete, sign and date the form of proxy and return it in the enclosed return envelope, as soon as possible so that your Common Shares may be represented at the Meeting.  For more information, see “Voting by Proxy”.

In addition, if you intend to make a Share Election in respect of any or all of your Common Shares, you should fill in the form of Share Election included in the Letter of Transmittal and submit the form to the Depository on or before the date of the Meeting.

16.	Should I send in Share Certificate(s), the Letter of Transmittal and other documentation now?

Unless you intend to dissent, you should send your Share Certificate(s), Letter of Transmittal and any other documentation as provided in the Letter of Transmittal as soon as practicable after receiving this Information Circular.  The Letter of Transmittal will provide details of how you should send your documentation.

See “The Arrangement – Post Arrangement Matters”.

Your Share Election, if any, must be submitted to the Depository on or before the date of the Meeting. See “The Arrangement – Consideration”.

17.	In addition to approval by Shareholders, are there any other approvals required for the Arrangement?

The Court must approve the Arrangement.

See “Particulars of Matters to be Voted Upon – Procedure for the Arrangement to Become Effective”.

18.	What will happen if the Arrangement is not approved at the Meeting or does not complete?

If the Arrangement Resolution is not approved at the Meeting, the Arrangement will not occur.  Shareholders will not be entitled to receive any consideration for their Common Shares.

If the Arrangement does not occur, the Company may consider other strategic alternatives, but there is no assurance that the Company will be able to enter into any other strategic transaction or that any such alternatives would be available to the Company on commercially acceptable terms or at all.

19.	Are there any conditions of closing?

Mutual Conditions

Neither the Company nor LML will be required to complete the transactions contemplated by the Arrangement or the Arrangement Agreement unless a number of mutual conditions are satisfied or waived, including the following:

•	the Shareholders have duly passed the Arrangement Resolution at the Meeting;

•	the Court has granted the Interim Order and the Final Order;

•	there are no legal or regulatory restraints that prohibit the completion of the transactions contemplated in the Arrangement Agreement;

•
the Final Order orders that the issuance of the LML Shares pursuant to the Arrangement is fair as partial consideration for the Common Shares and the Court determines that the Arrangement is fair to the Shareholders from a procedural and substantive point of view; and

•	LML is satisfied, in its sole discretion acting reasonably, that the calculation of the Pre Effective Date Calculated Working Capital is at least “0”.

Conditions in favour of the Company

The Company will not be required to complete the transaction contemplated by the Arrangement or the Arrangement Agreement unless a number of conditions are satisfied or waived, including the following:

•	LML has complied with its covenants under the Arrangement Agreement;

•	the representations and warranties made by LML are true and correct to the degree required by the Arrangement Agreement;

•
LML has deposited with the Depository, for the benefit of Shareholders, cash in an amount equal to the Effective Date Cash Proceeds, share certificates representing the Effective Date Share Proceeds issued in the name of the Depository and the Notes, in trust for the Shareholders;

•	the Agency Agreement has been executed and delivered among the Agent and the Shareholders, with a fully executed copy delivered by the Agent to the Company; and

•	the Company GSA and LML Guarantee have been executed and delivered to the Agent and a financing statement in respect of the Company GSA has been filed in the Registry.

Conditions in favour of LML

LML will not be required to complete the transaction contemplated by the Arrangement or the Arrangement Agreement unless a number of conditions are satisfied or waived, including the following:

•	no more than 10% of the Shareholders voting at the Meeting have exercised their Dissent Rights;

•	the representations and warranties made by the Company are true and correct to the degree required by the Arrangement Agreement;

•	the Company has complied with its covenants under the Arrangement Agreement;

•
since the date of the Arrangement Agreement, there has been no “material adverse effect” (as defined in the Arrangement Agreement) on the Company or any event, occurrence or development which would materially and adversely affect the ability of the Company to consummate the transactions contemplated by the Arrangement Agreement;

•	NASDAQ has not raised any objections to or concerns with all filings with NASDAQ that remain unsolved and any consents or approvals required from NASDAQ have been obtained by LML;

•	the Lock Up and Voting Agreement has been executed and delivered by all parties thereto; and

•
the Company has delivered to LML the audited financial statements of the Company for the fiscal year ended December 31, 2006 and such financial statements do not evidence any material adverse effect on the financial situation of the Company as set out in the draft of such financial statements provided by the Company to LML prior to the execution of the Arrangement Agreement.

See “The Arrangement – Conditions of the Arrangement”.

20.	Who can I contact if I have questions?

Shareholders who would like additional copies of this Information Circular, the form of proxy or the Letter of Transmittal or who have any questions about the Arrangement, including the procedures for voting, should contact Craig Thomson, Chief Executive Officer and President of the Company, Tel: (250) 472-2326, Facsimile: (250) 472-2330, email: cthomson@beanstream.com.  Shareholders who have questions about deciding how to vote should contact their professional advisors.

BEANSTREAM INTERNET COMMERCE INC.

INFORMATION CIRCULAR

GLOSSARY OF DEFINED TERMS

The following is a glossary of defined terms used throughout this Information Circular:

“Agency Agreement” means the agency agreement made between the Agent and the other Shareholders in the form attached as Schedule D to the Arrangement Agreement.

“Agent” means Mr. Fabio Banducci, acting as agent under the Agency Agreement.

“Aggregate Note Proceeds” means the amount that is equal to the result of subtracting (X) the sum of all Hold Back Claims from (Y) $5,000,000.

“Arrangement” means the transactions to be completed pursuant to section 288 of the BCBCA as contemplated in the Plan of Arrangement.

“Arrangement Agreement” means the arrangement agreement dated April 30, 2007, as amended by an amending agreement dated May 24, 2007, between the Company and LML, the full consolidated text of which is set out in Appendix D to the Information Circular.

“Arrangement Resolution” means the resolution relating to the Arrangement, the full text of which is set out in Appendix A to the Information Circular.

“BCBCA” means the Business Corporations Act (British Columbia), S.B.C. 2002, c. 57, as amended, including the regulations made thereunder.

“Board” means the board of directors of the Company.

“Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia other than a Saturday, a Sunday or a day observed as a holiday in Vancouver under the laws of British Columbia or the federal laws of Canada.

“Cash Hold Back” means Cdn.$250,000.

“Common Shares” means the common shares without par value in the capital of the Company which may be issued and outstanding from time to time.

“Company” means Beanstream Internet Commerce Inc., a company incorporated under the BCBCA.

“Company GSA” means the general security agreement, in the form attached as Schedule H to the Arrangement Agreement, to be executed  by the Company in favour of the Agent and delivered to the Agent who will receive it for and on behalf of the Shareholders and creating a security interest in all the personal property of the Company as security for payment of the Notes to the Shareholders.

“Company Guarantee” means the guarantee of the Company substantially in the form and content attached to the Arrangement Agreement as Schedule I thereto of the obligations of LML pursuant to the Notes delivered to the Agent in his personal capacity and for and on behalf of all the other Shareholders in accordance with the Agency Agreement.

“Court” means the Supreme Court of British Columbia.

“Depository” means Computershare Investor Services Inc.

“Dissenting Shareholder” means a Shareholder who dissents in respect of the Arrangement Resolution in strict compliance with the Dissent Rights.

“Dissent Rights” means rights to dissent in respect of the Arrangement in accordance with Section 237 to 247 of the BCBCA, as modified by the Interim Order.

“Earn Out Issue Date” means the date that is fifteen days after the date on which it has been determined that the Company has achieved the Performance Target.

“Earn Out Purchaser Share Value” means the volume weighted average of the closing price for the purchase of one LML Share as reported on NASDAQ during the ten trading days immediately before the date that is the last day of the twelve-month period commencing on the first day of the cleandar month immediately following the Effective Date.

“Earn Out Share Proceeds” means the number of LML Shares, if any, to be issued in respect of all Common Shares to be sold under the Arrangement, with an aggregate value (calculated as the volume weighted average of the closing price for the purchase of one LML Share as reported on NASDAQ during the ten trading days immediately before the last day of the twelve-month period commencing on the first day of the calendar month immediately following the Effective Date) equal to the amount calculated as Cdn.$1.00 for each Cdn.$1.00 of revenue in the Performance Target to a maximum of Cdn.$2,000,000.

“Exchange Act” means, collectively, the requirements of the Securities Exchange Act of 1934 of the United States of America, as amended and the rules of the SEC promulgated thereunder.

 “Effective Date” means the date upon which all of the conditions to the completion of the Arrangement as set out in Article 6 of the Arrangement Agreement have been satisfied or waived in accordance with the Arrangement Agreement and all documents agreed to be delivered thereunder have been delivered to the satisfaction of the recipient, acting reasonably, or such other date as the parties to the Arrangement Agreement may agree.

“Effective Date Cash Proceeds” means the amount that is equal to the Gross Effective Date Cash Proceeds, less the aggregate value of all Share Elections, if any.

“Effective Date Share Proceeds” means that number of LML Shares with a value equal to the sum of Cdn.$4,500,000 and the aggregate value of all Share Elections, if any, with the value of each LML Share being calculated as the volume weighted average of the closing price for the purchase of one LML Share as reported on NASDAQ during the ten trading days immediately before the date of execution of the Arrangement Agreement, such value being US$3.123 per LML Share.

“Effective Time” means 10:00 a.m. (Vancouver time) on the Effective Date.

“First Note Instalment” means the positive amount, if any, equal to the Cdn.$2,500,000, plus one year’s interest at the rate of 8% per annum on Cdn.$5,000,000, less the aggregate amount of all claims for indemnification made by LML pursuant to Article 8 of the Arrangement Agreement.

“Final Order” means the final order of the Court approving the Arrangement under Section 291 of the BCBCA on the basis, among other things, that the transactions contemplated in the Arrangement are fair to the Shareholders as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal.

“GAAP” means generally accepted accounting principles as applicable in Canada.

“Gross Effective Date Cash Proceeds” means the result of subtracting (X) the Cash Hold Back from (Y) the sum of (p) Cdn.$10,000,000; and (q) the Pre Effective Date Calculated Working Capital.

“Hold Back Claims” means any of (i) if the Positive Adjustment Amount is greater than the Hold Back Amount, the result of subtracting (X) Cdn.$2,925,000 (being 15% of Cdn.$19,500,000) from (Y) the Positive Adjustment Amount, or (ii) the amount of any individual claim for indemnification made by LML pursuant to Article 8 of the Arrangement Agreement.
“Indemnity Payment” means an amount payable by Shareholders to LML pursuant to claims for indemnification made by LML pursuant to Article 8 of the Arrangement Agreement.

“Information Circular” means this management proxy information circular, together with all appendices and attachments hereto.

“Intellectual Property” means Patents, patent rights, trademarks, trade names, service marks, copyrights, design rights, including both registered and unregistered rights where appropriate, and any applications therefor, technology, trade secrets, know-how, computer software and applications and tangible or intangible proprietary information or materials.

“Interim Order” means the interim order of the Court dated June 4, 2007, as the same may be amended, made pursuant to Section 291(2) of the BCBCA in respect of the Arrangement, providing for the calling and holding of the Meeting and other procedural matters, the full text of which is set out in Appendix C to the Information Circular.

“Letter of Transmittal” means the letter of transmittal accompanying this Information Circular to be completed by Shareholders.

“Lock Up and Voting Agreement” means the principal shareholders lock up and voting agreement in the form attached as Schedule E to the Arrangement Agreement to be made between LML and the Lock Up and Voting Shareholders pursuant to which the Lock Up and Voting Shareholders will agree, among other things, to hold their LML Shares in accordance with the terms of the Lock Up and Voting Agreement and the term of which will not extend beyond 270 days after the Effective Date.

“Lock Up and Voting Shareholders” means 588267 B.C. Ltd., John Tognetti, Anna Clark, Cancisco Investments, Faban Ventures Ltd., Joan Thomson and Chris Koide.

“LML” means LML Payment Systems Inc., a company incorporated under the Business Corporations Act (Yukon Territory).

“LML Board” means the board of directors of LML.

“LML Guarantee” means the guarantee, substantially in the form and content attached to the Arrangement Agreement as Schedule F thereto, to be executed by LML in favour of the Agent and delivered to the Agent who will receive it in his personal capacity and for and on behalf of the other Shareholders, being a guarantee by LML of the obligations of the Company under the Company Guarantee.

“LML Shares” means common shares without par value in the capital of LML.

“Meeting” means the special meeting of the Shareholders to be held at 9:00 a.m. on June 27, 2007, and any adjournment thereof.

“NASDAQ” means the NASDAQ Capital Market.

“Negative Adjustment Amount” means the number that is the result of subtracting the Pre Effective Date Calculated Working Capital from the Post Effective Date Calculated Working Capital, if such number is less than “0”.

“Note” means, in respect of each Shareholder, a non-negotiable promissory note in the form attached as Schedule C to the Arrangement Agreement executed by LML in favour of each Shareholder and payable in two equal instalments of principal, together with interest thereon in the amount of 8% per annum, on the first and second anniversaries of the Effective Date, the payment of which is secured by the Company GSA, Company Guarantee, LML Guarantee and the Agency Agreement.

“Notice of Meeting” means the notice of the Meeting dated May 30, 2007.

“Options” means the options to acquire Common Shares granted under the Company’s Stock Option Plan.

“Patents” means (i) all domestic and foreign patents, patent applications and provisional patent applications and any divisions, continuations, continuations in part, re-issuances, extensions, prolongations, re-examinations and renewals thereof, and (ii) all patents, patent applications and provisional patent applications claiming priority from any of the foregoing.

“Performance Target” means the achievement by the Company, of revenue that is more than Cdn.$5,000,000 in the twelve-month period commencing on the first day of the calendar month immediately following the Effective Date.

“Plan of Arrangement” means the Plan of Arrangement attached as Schedule B to the Arrangement Agreement.

“Positive Adjustment Amount” means the number that is the result of subtracting the Pre Effective Date Calculated Working Capital from the Post Effective Date Calculated Working Capital, if such number is greater than or equal to “0”.

“Post Effective Date Calculated Working Capital” means the Working Capital as re-calculated by LML as soon as is practicable following the date that is 87 days after the Effective Date based upon all financial information of the Company available at the time of calculation.

“Pre Effective Date Calculated Working Capital” means the reasonable estimate of Working Capital, as shown on a balance sheet for the Company prepared on an unaudited basis by the accountants of the Company made up to the date that is three days before the Effective Date.

“pro rata share” means, in respect of each Shareholder, the percentage that the Common Shares held by that Shareholder is of all Common Shares issued and outstanding as of the Effective Date.

“Record Date” means June 1, 2007, the record date for determining Shareholders entitled to receive notice of and vote at the Meeting.

“Registry” means the registry maintained pursuant to the Personal Property Security Act (British Columbia);

“SEC” means the Securities and Exchange Commission of the United States of America.

“Second Note Instalment” means the positive amount, if any, equal to the Cdn.$2,500,000, plus one year’s interest at the rate of 8% per annum on Cdn.$2,500,000, less the aggregate amount of all claims for indemnification made by LML pursuant to Article 8 of the Arrangement Agreement that is left unpaid after payment of the First Note Instalment.

“Shareholder” means a registered holder of Common Shares.

“Share Certificates” means certificates representing Common Shares.

“Share Election” means, in respect of each Shareholder, an election to accept LML Shares in lieu of part of such Shareholder’s pro rata share of the Effective Date Cash Proceeds as partial consideration for the Shareholder’s Common Shares.

“Share Election Amount” means in respect of each Shareholder, the amount of Effective Date Cash Proceeds the Shareholder elects to receive as LML Shares.

“Stock Option Plan” means, collectively, the stock option plan of the Company, the restricted share unit plan of the Company and the Directors’ Fee Payment Plan.

“Tax Act” means the Income Tax Act (Canada), R.S.C. 1985, c. 1, as amended, including the regulations made thereunder.

“Working Capital” means the Company’s current assets less its current liabilities on the Effective Date, determined in accordance with GAAP.  For greater certainty, in the normal course of the Company’s business, funds are collected on behalf of merchants and are settled, less fees, at a future date.  Both the funds collected and the funds disbursed form part of Working Capital and, to the extent there is a difference, in the calculation of the Working Capital, such amounts will be added or subtracted, as the case may be.  In addition, all cash and investments of the Company recorded as at the time of such calculation, whether offset by a current liability or held as restricted cash or security will be included in current assets for such calculation of the Working Capital.

PROXY SOLICITATIONS

THE FORM OF PROXY ACCOMPANYING THIS MANAGEMENT PROXY INFORMATION CIRCULAR IS BEING SOLICITED ON BEHALF OF THE MANAGEMENT OF BEANSTREAM INTERNET COMMERCE INC.IN CONNECTION WITH THE SPECIAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON JUNE 27, 2007 AT 9:00 A.M., AT 302-2659 DOUGLAS STREET, VICTORIA, BRITISH COLUMBIA, CANADA.  Management’s solicitation of proxies will primarily be by mail, but some proxies may be solicited personally or by telephone by directors, officers or employees of the Company at a nominal cost.  All solicitation costs will be borne by the Company.  Unless otherwise stated, the information contained in this Information Circular is given as at May 29, 2007.

APPOINTMENT OF PROXYHOLDER

The persons named in the enclosed form of proxy for use at the Meeting by Shareholders are directors or officers of the Company or both.A Shareholder who wishes to appoint some other person to represent such Shareholder at the Meeting may do so by inserting the name of the person proposed in the blank space provided in the enclosed form of proxy.  Such other person must be a Shareholder, unless such other person has been appointed by a corporation or a representative of a corporation that is a Shareholder or unless the Shareholders present in person or by proxy at and entitled to vote at the Meeting, by a resolution on which the proxyholder is not entitled to vote but in respect of which the proxyholder is to be counted in the quorum, permit the proxyholder to attend and vote at the Meeting.  The proxyholder may attend and act for the Shareholder at the Meeting and any adjournment thereof.

EXECUTION AND DEPOSIT OF PROXY

If the Shareholder is an individual, the applicable form of proxy must be executed by the Shareholder or a duly authorized representative of the Shareholder.  If a Shareholder is not an individual, the applicable form of proxy must be executed by a duly authorized representative of the Shareholder.  Where a form of proxy is executed by a representative, the authorizing documents (or notarized copies thereof) should accompany the form of proxy.  Executed forms of proxy must be deposited with Borden Ladner Gervais LLP, 1200 Waterfront Centre, 200 Burrard Street, P.O. Box 48600, Vancouver, British Columbia, Canada V7X 1T2 (Facsimile: (604) 622-5938), Attention: Kathleen Keilty, not less than 48 hours, excluding Saturdays, Sundays and holidays, before the Meeting.

VOTING BY PROXY

Common Shares represented by a proxy will be voted on any ballot that may be called for.  A Shareholder may direct the manner in which the Common Shares represented by the proxy are to be voted by marking the form of proxy accordingly.  Where a choice is specified, the Common Shares represented by the proxy will be voted in accordance with the choice specified.  Where no choice is specified in the proxy with respect to a matter identified therein, the Common Shares represented will be voted in favour of any ballot that may be called for on that matter.  The accompanying form of proxy confers discretionary authority upon the proxyholder in respect of amendments to the matters identified in the accompanying Notice of Meeting, and in respect of any other matters that may properly come before the Meeting.  In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the Meeting, it is the intention of the persons designated in the enclosed form of proxy to vote in accordance with their best judgment on such matter or business.  At the time of printing this Information Circular, management of the Company was not aware of any such amendment, variation or other matter.

REVOCATION OF PROXY

A Shareholder may revoke a proxy by delivering an instrument in writing executed by the Shareholder or by the Shareholder’s representative authorized in writing, or where the Shareholder is a corporation, by a duly authorized representative of the Company, either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or with the chair of the Meeting on the day of the Meeting before any vote in respect of which the proxy is to be used shall have been taken.  A Shareholder may also revoke a proxy by depositing another properly executed instrument appointing a proxyholder bearing a later date with the Company in the manner described above, or in any other manner permitted by law.

LETTER OF TRANSMITTAL

Unless you intend to dissent, you will be required to complete and send a Letter of Transmittal to Computershare Investor Services Inc. (the “Depository”), in accordance with the procedure specified thereunder and described in this Information Circular under the heading “The Arrangement – Post Arrangement Matters”.  The address of the Depository is:

By Mail

Toronto

Computershare Investor Services Inc.
P.O. Box 7021
31 Adelaide Street E.
Toronto, Ontario M5C 3H2
Attention: Corporate Actions

By Hand, Courier and Registered Mail

Calgary	Toronto

Computershare Investor Services Inc. Suite 600, 530-8th Avenue S.W. Calgary, Alberta T2P 3S8 Attention: Corporate Actions	Computershare Investor Services Inc. 9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 Attention: Corporate Actions

The Letter of Transmittal and any other accompanying documentation will be returned to you if the Arrangement Resolution is not passed at the Meeting.

QUORUM AND PERCENTAGE OF VOTES NECESSARY TO PASS ARRANGEMENT RESOLUTION

Quorum for the transaction of business at the Meeting shall be two persons who are, or who represent by proxy, Shareholders who, in the aggregate, hold at least 5% of the issued Common Shares entitled to be voted at the Meeting.  None of the directors, secretary and solicitor of the Company shall be counted in the quorum unless he/she is also a Shareholder of the Company.

Passage of the Arrangement Resolution set out in Appendix A and described under the heading “Particular Matters to be Acted Upon” will require the approval of three-quarters of the votes cast on the Arrangement Resolution.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The Company is authorized to issue an unlimited number of Common Shares, of which 10,266,490 were issued and outstanding as at the close of business on May 29, 2007.  Each Common Share is entitled to one vote.  Shareholders of record at the close of business on June 1, 2007 will be entitled to receive notice of and vote at the Meeting.

As of the close of business on May 29, 2007, there were Options permitting holders thereof to purchase 1,110,000 Common Shares issued and outstanding.  Prior to the closing of the Arrangement each of the holders of Options will either exercise their Options and be issued Common Shares or enter into a termination agreement with the Company providing for the termination of any rights to receive Common Shares under those Options.

The following table sets out, as at the date of this Information Circular, those persons who, to the knowledge of the directors and executive officers of the Company, beneficially own, directly or indirectly, or control or direct, voting securities carrying more than 10% of the voting rights attached to the voting securities of the Company:

Name	Type of Security	Type of Ownership	Number of Securities Owned	Percentage of Voting Securities

Craig Thomson(1) Victoria, B.C.	Common Shares	Indirect	3,440,345	33.5%
John Tognetti Vancouver, B.C.	Common Shares	Direct	1,525,432	14.9%
Anna Clark Vancouver, B.C.	Common Shares	Direct	1,100,000	10.7%

Notes:

(1)	Craig Thomson, Chief Executive Officer and President of the Company, holds 3,440,345 Common Shares indirectly through 588267 B.C. Ltd.

PARTICULARS OF MATTERS TO BE ACTED UPON

Background to the Arrangement

In the fall of 2006, two industry participants expressed interest in exploring strategic relationships or other transactions involving all or part of the Company’s business. In order to consider these proposals and to determine whether Shareholder value was being maximized, the board of directors (the “Board”) of the Company decided to retain PricewaterhouseCoopers Corporate Finance Inc. (“PWC”), to act as the Company’s financial advisor and conduct a survey of industry participants to seek additional expressions of interest.

Beginning in November 2006, PWC conducted a canvas of 28 qualified industry participants.  PWC was instructed to consider a full range of strategic alternatives, including acquisitions, business combinations, the sale of substantially all of the assets of the Company and the sale of the Company itself for the purposes of maximizing Shareholder value.  A number of the potential counterparties contacted by PWC expressed an interest in acquiring all or part of the Company’s business.  The Company entered into confidentiality and standstill agreements with 12 parties, each of whom then received a confidential information memorandum regarding the sale of the Company.

On January 19, 2007, the Company started making available, through an on-line dataroom facility, additional due diligence materials to five parties who had submitted non-binding letters of intent for the purchase of the Common Shares.  The Company did not receive any expressions of interest for the purchase of its assets.

On January 25, 2007, PWC provided the Board a status update on the acquisition process and indicated that several parties had also expressed interest in visiting the Company’s offices in Victoria to continue their due diligence investigations.  Additional discussions and negotiations continued with each of these five parties through the month of February 2007.

On March 9, 2007, PWC provided the Board with an update on the acquisition process.  After further extensive due diligence investigations into the Company’s business by several parties and further work by PWC, legal counsel and management of the Company, to advance the initial proposals, LML emerged as the leading candidate.  LML had also submitted a formal offer within the requested time frame, while certain other parties who had been involved in the process up until such time decided either to opt-out of pursuing the opportunity to acquire the Company or were not able to commit to making a formal offer within a reasonable timeframe, for business or other reasons.

On March 12, 2007, the Board held a meeting to consider LML’s offer.  After the meeting, negotiations continued to take place between the Company and LML, both directly and through their respective financial and legal advisors.  On March 23, 2007, the Board met again to consider the amended terms of LML’s offer and unanimously agreed to accept the offer.  The Board then instructed legal counsel to proceed with the preparations of documentation relating to LML’s offer.

On April 2, 2007, the Company and LML entered into a Letter of Intent relating to the Arrangement, which set out, among other things, the total consideration to be paid by LML pursuant to the Arrangement and the structure of the transactions contemplated by the Arrangement.

The Arrangement Agreement was signed on April 30, 2007 and amended by an amending agreement on May 24, 2007.  LML issued a press release announcing the signing of the Arrangement Agreement on May 1, 2007.

Board Approval and Recommendation

The Board met on March 12, 2007 and March 23, 2007 to consider LML’s offer and subsequent amendments. The Board considered and evaluated information with respect to the Company and the proposed terms of the Arrangement, including:

1.
the results of operations, performance, financial condition and prospective opportunities available to the Company with and without the Arrangement and the risks involved in achieving the full potential of the Company on a stand-alone basis;

2.	the size and historical growth of the Company’s business;

3.	information with respect to recent and historical trading prices and volumes of the LML Shares;

4.	the terms of the Arrangement;

5.	the tax considerations relating to the Arrangement; and

6.	legal advice from Borden Ladner Gervais LLP with respect to the Board’s fiduciary duties and other obligations in considering the Arrangement, including that:

(a)	pursuant to the terms of the Arrangement all Shareholders will be treated equally;

(b)
subject to the specific terms of the Interim Order of the Court, the Arrangement will be subject to approval by resolutions of the holders of Common Shares to be passed at a special meeting of the Company;

(c)	the Court, in considering and approving the Arrangement, will consider, among other things, the fairness of the Arrangement to the Shareholders; and

(d)
the Arrangement will be presented to Shareholders on the basis that Shareholders who are opposed to the Arrangement may, upon compliance with certain conditions, dissent from the Arrangement resolutions in accordance with the Interim Order and be paid the fair value of their Common Shares as provided for in such order.

Consistent with its fiduciary duties, the Board considered whether the Arrangement would be in the best interests of the Company and fair to the Shareholders.  The Board recognized that the Company is in an industry with competitors who are generally larger and have substantially more financial resources than the Company.  Some of those competitors have greater financial resources, which, over time, could result in loss of market share by Beanstream.  Weighing this risk against the offer by LML, the Board determined that the Arrangement is in the best interests of the Company.  The proposed Arrangement resulted from an extensive auction process whereby PWC acted as financial advisor to solicit expressions of interest from a number of parties and the terms of the proposed Arrangement were finalized after extensive negotiations between LML and the Company.  As a result, the Board is satisfied that the Arrangement is fair to the Shareholders.

On the basis of the above deliberations, the Board resolved that the Arrangement is in the best interests of the Company and fair to the Shareholders and recommends that the Shareholders vote in favour of the Arrangement.

Interests of Certain Persons in the Arrangement

In considering the recommendation of the Board with respect to the Arrangement, Shareholders should be aware that certain members of management and the Board have personal interests in the Arrangement that may present actual or potential conflicts of interest in connection with the Arrangement.  In particular, after the Effective Date, LML will cause the Company to enter into amending agreements with each of Mr. Craig Thomson, Chief Executive Officer and President of the Company, and Mr. Chris Koide, Chief Operating Officer of the Company, in respect of their employment agreements with the Company.  See “The Arrangement – Employment Arrangements”.

The Board is aware of these interests and has considered them along with other matters described under “Particulars of Matters to Be Acted Upon – Board Approval and Recommendation”.

Except as described above and otherwise in this Information Circular, the Company is not aware of any material interest, direct or indirect, by way of beneficial ownership of Common Shares or otherwise, of each of the following persons in any matter to be acted upon at the Meeting:

(a)	each person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last financial year; and

(b)	each associate or affiliate of any of the foregoing.

THE ARRANGEMENT

Arrangement Agreement

The Arrangement is a statutory process under the BCBCA, which, if approved by Shareholders, the Court and applicable regulatory authorities will result in LML acquiring all of the Common Shares of the Company and the Company becoming a wholly-owned subsidiary of LML.  On April 30, 2007, the Company and LML entered into the Arrangement Agreement which provides for implementation of the Arrangement.  The LML Agreement contains covenants, representations and warranties of and from the Company and LML and various conditions precedent to the implementation of the Arrangement.  A copy of the Arrangement Agreement is set out in Appendix D to the Information Circular.

Consideration

Under the terms of the Arrangement, LML will pay the following consideration for the Common Shares:

1.	on the Effective Date:

(a)	a cash amount which is equal to

(i)
Cdn.$10,000,000 plus the positive or negative Pre Effective Date Calculated Working Capital of the Company, less a cash hold back (the “Cash Hold Back”) in the amount of Cdn.$250,000 (together, the “Gross Effective Date Cash Proceeds”), less

(ii)	the aggregate value of all Share Elections (as defined below), if any, made by the Shareholders,

(the “Effective Date Cash Proceeds”),

(b)	the number of LML Shares equal to the sum of:

(i)
the number of LML Shares with an aggregate value of Cdn.$4,500,000 as of the date of the Arrangement Agreement, calculated as US$3.123 per LML Share (being the volume-weighted average of the closing price for the purchase of one LML Share as reported on NASDAQ during the ten trading days immediately before the date of execution of the Arrangement Agreement), plus

(ii)
the number of LML Shares with a value equal to the value of all Share Election Amounts (as defined below), if any, divided by US$3.123 (being the volume-weighted average of the closing price for the purchase of one LML Share as reported on NASDAQ during the ten trading days immediately before the date of execution of the Arrangement Agreement) (the “Effective Date ShareProceeds”), and

(c)
non-negotiable promissory notes (the “Notes”) with an aggregate value of Cdn.$5,000,000, payable in two equal instalments of principal, together with interest thereon in the amount of 8% per annum, on the first and second anniversaries of the Effective Date;

2.	as soon as practicable following the date that is 87 days after the Effective Date, cash in an amount equal to:

(a)	if there is a Negative Adjustment Amount (as defined below), the amount, if any, that is equal to the result of subtracting the amount of the Negative Adjustment Amount from the Cash Hold Back, and

(b)	if there is a Positive Adjustment Amount (as defined below), the Cash Hold Back plus the amount of the Positive Adjustment Amount,

where the Positive Adjustment Amount or Negative Adjustment Amount is calculated as the number that is the result of subtracting the Pre Effective Date Calculated Working Capital from the Post Effective Date Calculated Working Capital (where such number is greater than or equal to “0”, the “Positive Adjustment Amount” and where such number is less than “0”, the “Negative Adjustment Amount”); and

3.
if the Company achieves revenue that is more than Cdn.$5,000,000 in the twelve-month period commencing on the first day of the calendar month immediately following the Effective Date (the “Performance Target”), on the date that is 15 days after it has been determined that the Performance Target has been met (the “Earn Out Issue Date”), the number of additional LML Shares (the “Earn Out Share Proceeds”) with a value equal to the amount calculated as Cdn.$1.00 for each Cdn.$1.00 of revenue in excess of the Performance Target to a maximum of Cdn.$2,000,000, divided by the volume weighted average of the closing price for the purchase of one LML Share as reported on NASDAQ during the ten trading days immediately before the last day of the twelve-month period for the purposes of the Performance Target.

Each Shareholder has the right to make an election (“Share Election”), at any time until the date of the Meeting, to receive LML Shares in lieu of up to 20% of such Shareholder’s pro rata share of the Effective Date Cash Proceeds (the “Share Election Amount”), as partial consideration for such Shareholder’s Common Shares, in which case such Shareholder will become entitled to receive, on the Effective Date, that number of LML Shares with a value equal to such Shareholder’s Share Election Amount, divided by US$3.123 (being the volume weighted average of the closing price for the purchase of one LML Share as reported on NASDAQ during the ten trading days immediately before the date of execution of the Arrangement Agreement).  With the consent of LML, any Shareholder may make a Share Election in respect of more than 20% of such Shareholder’s pro rata share of the Effective Date Cash Proceeds.  LML has agreed that it will not unreasonably refuse to grant such consent, provided that the aggregate number of LML Shares it will be required to issue to Shareholders pursuant to the Arrangement will not exceed 19.9% of the issued and outstanding capital stock of LML.

LML will not issue any fractional LML Shares to Shareholders pursuant to the Arrangement.  In the case of each calculation of the number of LML Shares to which each Shareholder is entitled to receive under the Arrangement, the result of such calculation will be rounded down to the nearest whole number of LML Shares.

Indemnification

Under the Arrangement Agreement, LML has provided certain indemnities in favour of the Company after the Effective Date, and the Shareholders will be deemed to have provided certain indemnities in favour of LML after the Effective Date.  The maximum aggregate liability of the Shareholders for such indemnities is Cdn.$2,925,000.  No claims for damages can be made unless the aggregate amount of damages claimed exceeds Cdn.$100,000, but for greater certainty, the party making such claim may claim for the full amount of the damages and will not be limited to only claiming the amount in excess of Cdn.$100,000.  An amount equal to the aggregate value of all indemnification claims will be deducted from amounts owing under of the Notes which are payable to Shareholders on each of the first and second anniversaries of the Effective Date.

Reference should be made to the Arrangement Agreement set out in Appendix D to this Information Circular for the full text of the indemnification provisions contained in the Arrangement Agreement.

Company Guarantee, Company GSA and LML Guarantee

Under the terms of the Arrangement, LML will issue the Notes to the Shareholders as partial consideration for the Common Shares.  The obligations of LML under the Notes are secured by the Company GSA, the Company Guarantee and the LML Guarantee (each as defined below).

After the granting of the Final Order and before the Effective Time, the Company will sign a guarantee (the “Company Guarantee”) to guarantee the payment and performance of all of LML’s obligations under the Notes.  The Company will also enter into a general security agreement (the “Company GSA”) with the Agent (who will be the secured party under the Company GSA), whereby the Company will grant a security interest and assignment, mortgage and charge over all of the Company’s present and after-acquired personal property and undertaking to secure the payment and performance of its obligations under the Company Guarantee.  The form of the Company GSA and Company Guarantee is set out in Schedules G and I to the Arrangement Agreement, respectively.

In addition, after the granting of the Final Order and before the Effective Time, LML will grant to the Agent in his personal capacity and for the benefit of and on behalf of the Shareholders, a guarantee (the “LML Guarantee”) to guarantee payment and performance of the obligations of the Company under the Company Guarantee.  The form of the LML Guarantee is set out in Schedule F to the Arrangement Agreement.

Reference should be made to Schedules F, G and I, respectively, of the Arrangement Agreement for the full text of the LML Guarantee, Company GSA and Company Guarantee.  A copy of the Arrangement Agreement is attached to this Information Circular as Appendix D.

Agency Agreement

Mr. Fabio Banducci (the “Agent”), who is also a member of the Board and a Shareholder, will enter into an agency agreement (the “Agency Agreement”) with the other Shareholders substantially in the form and content attached to the Arrangement Agreement as Schedule D thereof, pursuant to which the Agent will be deemed to be authorized by the Shareholders to act for the benefit of and on behalf of the Shareholders, as agent for the purposes of holding for the benefit of and on behalf of the Agent and the Shareholders, the security interests and other rights created and granted to the Agent under the Company GSA and to act for the benefit of and on behalf of the Shareholders to exercise and enforce all the rights of the secured party under the Company GSA.  If the Agent determines, in his sole discretion, that he should realize upon the security under the Company GSA due to a breach of the obligations of the Company or LML under the Company Guarantee, the LML Guarantee, the Company GSA or the Notes, the Agent has the power to exercise his rights under the Company GSA against the Company, as the Agent chooses in his sole discretion.  The Agent also has the power to deal with the proceeds of any such exercise as he determines is equally fair to him, in his own capacity, and to all of the Shareholders.  The Agent’s costs in exercising any rights as the secured party under the Company GSA will be deducted from the proceeds of any such exercise, prior to distribution of such proceeds to all Shareholders (including the Agent).

Under the Agency Agreement, each of the other Shareholders will authorize the Agent for their benefit and on their behalf to negotiate, in his sole discretion, with the Company any change in priority of the security interest granted under the Company GSA which may in the future be requested by the Company in connection with a financing of the Company or LML and to agree, in his sole discretion, to any such change for the benefit of and on behalf of the Shareholders and execute any resulting amendment to the Company GSA.  The Agent cannot exercise his rights under the Company GSA or under the Agency Agreement in a manner that would favour the interests of the Agent or any other person to the disadvantage of all or any of the other Shareholders.

The Agent can only resign as agent under the Agency Agreement by giving written notice to each of the other Shareholders and a successor agent has been nominated by Shareholders holding more than 50% of the aggregate principal amount of all the Notes.  If Shareholders holding 50% of the aggregate principal amount of all the Notes present to the Agent a written notice indicating that they believe, based on the advice of legal counsel, that the Agent has exercised his rights under the Company GSA or the Agency Agreement in a manner that would favour the interests of the Agent or any other person to the disadvantage of all or any of the other Shareholders, the Agent must replace himself as the secured party under the Company GSA and as Agent under the Agency Agreement with another individual, who will be nominated by the Shareholders giving the written notice.

Reference should be made to Schedule D of the Arrangement Agreement for the full text of the Agency Agreement.  A copy of the Arrangement Agreement is attached to this Information Circular as Appendix D.

Plan of Arrangement

The following description of the Arrangement is qualified in its entirety by reference to the full text of the Plan of Arrangement attached as Schedule “A” to the Arrangement Agreement which is attached as Appendix D to this Information Circular.

The Arrangement will be effected on the Effective Date.

As of the Effective Time, the following will occur and be deemed to occur in the following sequence:

1.
all Common Shares (other than the Dissenting Shares) will be transferred to LML (free and clear of any Liens), and each holder thereof will be entitled to receive the consideration for such Common Shares pursuant to the Arrangement, as described below, from LML;

2.	with respect to each Common Share (other than Dissenting Shares),

(a)	each Shareholder will cease to be a Shareholder and each Shareholder’s name will be removed from the register of Common Shares of the Company as of the Effective Date, and

(b)
LML will be deemed to be the transferee of such Common Shares (free and clear of any Liens) and entered in the register of Common Shares of the Company as the holder thereof as of the Effective Time; and

3.	the consideration payable on or after the Effective Date by LML for Common Shares acquired by LML pursuant to the Arrangement will be paid as follows:

(a)
LML will pay to the Depository, an amount equal to the Effective Date Cash Proceeds, which will thereafter be available for immediate distribution by the Depository in accordance with the Plan of Arrangement,

(b)
LML will issue a treasury order to the Depository authorizing issuance of the Effective Date Share Proceeds to the Shareholders, which will thereafter be available for immediate distribution by the Depository in accordance with the Plan of Arrangement,

(c)	LML will pay to the Depository, the Cash Hold Back, which will thereafter be available for distribution by the Depository in accordance with the Plan of Arrangement, and

(d)	LML will deliver the Notes to the Depository, which will thereafter be available for distribution by the Depository in accordance with the Plan of Arrangement.

After the Effective Time, subject to any Dissent Rights, without any further act or formality, the following will occur and be deemed to occur in the following sequence:

1.	on or as soon as practicable after the date that is 87 days following the Effective Date,

(a)
if there is a Positive Adjustment Amount, LML shall cause the Company to pay to the Depository an amount equal to such Positive Adjustment Amount, which will be available for immediate distribution in accordance with the Plan of Arrangement, and

(a)
if there is a Negative Adjustment Amount, LML shall cause the Company to pay to the Depository an amount equal to the positive difference, if any, that is equal to the result of subtracting the amount of the Negative Adjustment Amount from the Cash Hold Back, which will be available for immediate distribution in accordance with the Plan of Arrangement; and

2.
the Earn Out Share Proceeds, if any, and the aggregate proceeds payable on the Notes, respectively, on or after the Earn Out Issue Date and the first and second anniversaries of the Effective Date, as the case may be, in respect of each Common Share, will be paid as follows:

(a)
LML will issue a treasury order to the Depository authorizing issuance of the Earn Out Share Proceeds to the Shareholders, which will be available for immediate distribution in accordance with the Plan of Arrangement, and

(b)
LML will pay the aggregate proceeds payable on the Notes in two equal instalments on the first and second anniversaries of the Effective Date, to the Depository for the benefit of Shareholders, which will thereafter be available for distribution to Shareholders in accordance with the Plan of Arrangement.

Procedure for the Arrangement to Become Effective

Procedural Steps

The Arrangement will be carried out pursuant to section 288 of the BCBCA. The following steps must be taken in order for the Arrangement to become effective:

1.	the Arrangement must be approved by the Shareholders in the manner set forth in the Interim Order;

2.	the Court must grant the Final Order approving the Arrangement;

3.	all other conditions precedent to the Arrangement, as set forth in the Arrangement Agreement, must be satisfied or waived by the appropriate party; and

4.	any documents prescribed by the BCBCA must be filed with Registrar of Companies under the BCBCA.

Shareholder Approval

The Arrangement Resolution will require the approval of three-quarters of the votes cast by Shareholders present in person or represented by proxy and entitled to vote at the Meeting.

The full text of the Arrangement Resolution is set out in Appendix A to this Information Circular.

The persons designated in the enclosed proxy form by management of the Company intends, unless otherwise instructed, to vote FOR the Arrangement Resolution.

Court Approval

The BCBCA provides that the Arrangement requires Court approval.  Prior to the mailing of this Information Circular, the Company obtained the Interim Order providing for the calling and holding of the Meeting and other procedural matters. A copy of the Interim Order is attached as Appendix C to this Information Circular.

Subject to the terms of the Arrangement Agreement and provided that the Arrangement has been approved by the Shareholders in the manner required by the Interim Order, the Company will make application for a Final Order of the Court approving the Arrangement at 9:45 a.m. (Vancouver time) on or about June 28, 2007 at the Court House, 800 Smithe Street, Vancouver, British Columbia and any Shareholder has the right to appear at such hearing and present evidence.  At the hearing, affected persons will be entitled to make representations as to, and the Court will be requested to consider, the fairness of the Arrangement. If an affected person does not attend, either in person or by counsel, at that time, the Court may deal with the Arrangement as it deems fit, without any further notice.

The Company has been advised by counsel that the Court has broad discretion under the BCBCA when making orders with respect to an Arrangement and that the Court, in hearing the application for the Final Order, will consider, among other things, the fairness of the Arrangement to the Shareholders. The Court may approve the Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court may determine appropriate. If any such amendments are made, depending on the nature of the amendments, the Company and LML may not be obligated to complete the transactions contemplated in the Arrangement Agreement.

Payment for Common Shares

Pursuant to the Plan of Arrangement, each Shareholder will receive the consideration to which they are entitled to receive for such Shareholder’s Common Shares as follows:

1.
at or prior to the Effective Time, LML will deposit with the Depository, for the benefit of the Shareholders, the Notes and cash in an amount equal to the sum of the Effective Date Cash Proceeds and the Cash Hold Back.  In addition, LML will issue a treasury order to the Depository for issuance of the Effective Date Share Proceeds.  Each Shareholder must deposit with the Depository a duly completed Letter of Transmittal and the certificates (“Share Certificates”) representing the Common Shares of such Shareholder and other documentation as provided in the Letter of Transmittal;

2.
LML and the Company will cause the Depository, as soon as practicable following the later of the Effective Date and the date of deposit with the Depository of a duly completed Letter of Transmittal by each Shareholder, the Share Certificates of such Shareholder and other documentation as provided in such Letter of Transmittal, to distribute to each Shareholder:

(a)	such Shareholder’s pro rata share of the Gross Effective Date Cash Proceeds, less the value of such Shareholder’s Share Election, if any,

(b)	a share certificate representing that number of LML Shares with a value equal to such Shareholder’s Share Election, if any,

(c)
such Shareholder’s pro rata share of 1,440,922 LML Shares, being that number of LML Shares with an aggregate value of Cdn.$4,500,000 (with the value of each LML Share being calculated as the volume-weighted average of the closing price for the purchase of one LML Share as reported on NASDAQ during the ten trading days immediately before the date of execution of the Arrangement Agreement, such value being US$3.123 per LML Share), and

(d)	such Shareholder’s Note;

3.
LML and the Company will cause the Depository, as soon as practicable following the later of the date which is 87 days after the Effective Date and the date of deposit by each Shareholder with the Depository of a duly completed Letter of Transmittal, the Share Certificates and other documentation as provided in such Letter of Transmittal, to distribute to each Shareholder, a check representing such Shareholder’s pro rata share of an amount equal to the Cash Hold Back, plus the amount of the Positive Adjustment Amount, if any, and less the amount of the Negative Adjustment Amount, if any;

4.	on or before the first anniversary of the Effective Date, LML must deposit with the Depository, for the benefit of the Shareholders, cash in an amount equal to the First Note Instalment;

5.
LML and the Company will cause the Depository, as soon as practicable following the later of the date which is the first anniversary of the Effective Date and the date of deposit by each Shareholder with the Depository of a duly completed Letter of Transmittal, the Share Certificates and other documentation as provided in such Letter of Transmittal, to distribute to each Shareholder, such Shareholder’s pro rata share of the First Note Instalment;

6.	on or before the second anniversary of the Effective Date, LML must deposit with the Depository, for the benefit of the Shareholders, cash in an amount equal to the Second Note Instalment;

7.
LML and the Company will cause the Depository, as soon as practicable following the later of the date which is the second anniversary of the Effective Date and the date of deposit by each Shareholder with the Depository of a duly completed Letter of Transmittal, Share Certificates and other documentation as provided in such Letter of Transmittal, to distribute to each Shareholder, such Shareholder’s pro rata share of the Second Note Instalment;

8.
on or before the Earn Out Issue Date, LML will, for the benefit of the Shareholders, issue a treasury order to the Depository for issuance of the Earn Out Share Proceeds in accordance with the Plan of Arrangement; and

9.
if the Company achieves the Performance Target, LML and the Company will cause the Depository, as soon as practicable following the later of the Earn Out Issue Date and the date of deposit by each Shareholder with the Depository of a duly completed Letter of Transmittal, Share Certificates and other documentation as provided in such Letter of Transmittal, to distribute to each Shareholder, such Shareholder’s pro rata share of the Earn Out Share Proceeds.

For greater certainty, until a Shareholder deposits with the Depository, at or prior to the date and time specified in the Letter of Transmittal, a duly completed Letter of Transmittal, the Share Certificates of such Shareholder and other documentation as provided in the Letter of Transmittal, any consideration to which such Shareholder is entitled will be held by the Depository in trust for such Shareholder for delivery to such Shareholder, without interest (except as contemplated by the Notes) and net of all applicable withholding and other taxes, if any, upon delivery of the Letter of Transmittal, the Share Certificates and other documentation as provided in the Letter of Transmittal.

Conditions of the Arrangement

Mutual Conditions

Neither the Company nor LML will be required to complete the transactions contemplated by the Arrangement or the Arrangement Agreement unless a number of mutual conditions are satisfied or if permissible, waived, including the following:

•	the Shareholders have duly passed the Arrangement Resolution at the Meeting;

•	the Court has granted the Interim Order and the Final Order;

•	there are no legal or regulatory restraints that prohibit the completion of the transactions contemplated in the Arrangement Agreement;

•
the Final Order orders that the issuance of LML Shares pursuant to the Arrangement is fair as partial consideration for the Common Shares and the Court determines that the Arrangement is fair to the Shareholders from a procedural and substantive point of view; and

•	LML is satisfied, in its sole discretion acting reasonably, that the calculation of the Pre Effective Date Calculated Working Capital is at least “0”.

Conditions in favour of the Company

The Company will not be required to complete the transaction contemplated by the Arrangement or the Arrangement Agreement unless a number of conditions are satisfied or waived, including the following:

•	LML has complied with its covenants under the Arrangement Agreement;

•	the representations and warranties made by LML are true and correct to the degree required by the Arrangement Agreement;

•
LML has deposited with the Depository, for the benefit of Shareholders, cash in an amount equal to the Effective Date Cash Proceeds, share certificates representing the Effective Date Share Proceeds issued in the name of the Depository and the Notes, in trust for the Shareholders;

•	the Agency Agreement has been executed and delivered among the Agent and the Shareholders, with a full copy delivered by the Agent to the Company; and

•	the Company GSA and the LML Guarantee have been executed and delivered to the Agent and a financing statement in respect of the Company GSA has been filed in the Registry.

Conditions in favour of LML

LML will not be required to complete the transaction contemplated by the Arrangement or the Arrangement Agreement unless a number of conditions are satisfied or waived, including the following:

•	no more than 10% of the Shareholders voting at the Meeting have exercised their Dissent Rights;

•	the representations and warranties made by the Company are true and correct to the degree required by the Arrangement Agreement;

•	the Company has complied with its covenants under the Arrangement Agreement;

•
since the date of the Arrangement Agreement, there has been no “material adverse effect” (as defined in the Arrangement Agreement) on the Company or any event, occurrence or development which would materially and adversely affect the ability of the Company to consummate the transactions contemplated by the Arrangement Agreement;

•	NASDAQ has not raised any objections to or concerns with all filings with NASDAQ that remain unsolved and any consents or approvals required from NASDAQ have been obtained by LML;

•	the Lock Up and Voting Agreement has been executed and delivered by all parties thereto; and

•
the Company has delivered to LML the audited financial statements of the Company for the fiscal year ended December 31, 2006 and such financial statements do not evidence any material adverse effect on the financial situation of the Company as set out in the draft of such financial statements provided by the Company to LML prior to the execution of the Arrangement Agreement.

Reference should be made to the Arrangement Agreement set out in Appendix D to this Information Circular for the full text of the conditions precedent under the Arrangement Agreement.  The Company and LML may, to the extent possible, waive or vary, in whole or in part, any of the foregoing conditions precedent.  At the Effective Time, all of the conditions to the Arrangement will be conclusively deemed to have been satisfied waived or released.

Termination

The Arrangement Agreement may be terminated at any time prior to the Effective Date under certain circumstances, including, without limitation, the following:

1.	by mutual written agreement of the Company and LML (without any action on the part of the Shareholders);

2.
by written notice of one party, where the other party does not meet certain conditions at or before July 15, 2007, as set out in the Arrangement Agreement, subject to certain cure provisions contained in the Agreement;

3.
by either party, if any law is passed, or a final and non-appealable order of a court having jurisdiction has been made, that makes consummation of the transactions contemplated by the Arrangement Agreement illegal or otherwise prohibited;

4.	by LML, if the Board fails to recommend or withdraws or modifies or changes in a manner adverse to LML its approval or recommendation of the Arrangement;

5.	by either party by written notice to the other, if the Arrangement Resolution has not been passed by the requisite majority at the Meeting; or

6.
by LML, if the Company fails to mail this Information Circular by the date which would be required in order to hold the Meeting on or before June 15, 2007 and fails to hold the Meeting on or before June 15, 2007.

Unless otherwise agreed in writing by the parties, if the Effective Time does not occur on or prior to 5:00 p.m. (Vancouver time) on July 15, 2007, the Arrangement Agreement is deemed to have been terminated without any further action of the parties to thereto.

Reference should be made to the Arrangement Agreement set out in Appendix D to this Information Circular for the full text of the termination rights of the Company and LML.

Timing

If the Meeting is held as scheduled and is not adjourned and the other necessary conditions of the Arrangement are satisfied or waived, the Company will apply to the Court for the Final Order approving the Arrangement. If the Final Order is obtained on or about June 28, 2007 in form and substance satisfactory to the Company and LML and all other conditions are satisfied or waived, the Company expects the Effective Date to be as soon as practicable thereafter and, in any event, by July 15, 2007.

Unclaimed Amounts and Share Certificates

Notwithstanding any of the other provisions of the Plan of Arrangement, any of the Share Certificates not duly surrendered on or prior to the sixth anniversary of the Effective Date will cease to represent a claim or interest of any kind or nature against LML or the Company. On such date, any cash, LML Shares, Note or any other right to which a former Shareholder was entitled in accordance with the Plan of Arrangement, which such former Shareholder did not obtain by depositing with the Depository a duly completed Letter of Transmittal, the Share Certificates of such Shareholder and other documentation as provided in the Letter of Transmittal, will be deemed to have been surrendered to LML.

Employment Arrangements

LML has agreed to cause the Company to enter into amending agreements (the “Amending Agreements”) with each of Mr. Craig Thomson, President and Chief Executive Officer of the Company, and Mr. Chris Koide, Chief Operating Officer of the Company, in respect of their employment agreements with the Company, after the Effective Time.  Currently, each of their respective employment agreements with the Company provide that Mr. Craig Thomson and Mr. Chris Koide are each, among other things: (i) entitled to annual bonus payments based on achievement of milestones to be determined annually by the Board; and (ii) eligible to participate in the Company’s Stock Option Plan.  The Amending Agreements are expected to amend such existing employment agreements to remove the above two provisions and to provide that each of Mr. Craig Thomson and Mr. Chris Koide will be eligible to be awarded options to purchase LML Shares under any stock option plan(s) of LML.

Ownership of Common Shares by Directors and Senior Officers

The directors and senior officers of the Company and the number of securities of the Company beneficially owned, or over which control or direction is exercised, as of May 29, 2007 by such directors, senior officers and their respective associates are set out in the table below.

Name	Position with the Company	Common Shares Beneficially Owned or over which Control or Direction is Exercised	% of Outstanding Common Shares	Options Beneficially Owned or over which Control or Direction is Exercised	% of Outstanding Options

Craig Thomson	Director, Chief Executive Officer and President	3,440,345	33.5%	500,000	45.0%
Chris Koide	Director and Chief Operating Officer	110,000	1.1%	325,000	29.3%
Fabio M. Banducci	Director	35,000	0.3%	50,000	4.5%
Peter van der Gracht	Director	35,000	0.3%	50,000	4.5%

Name	Position with the Company	Common Shares Beneficially Owned or over which Control or Direction is Exercised	% of Outstanding Common Shares	Options Beneficially Owned or over which Control or Direction is Exercised	% of Outstanding Options

Mansour Kelada-Antoun	Director	35,000	0.3%	50,000	4.5%

Notes:

(1)
Craig Thomson, Chief Executive Officer and President of the Company, holds 3,440,345 Common Shares indirectly through 588267 B.C. Ltd.  An associate of Mr. Thomson also owns an additional 80,000 Common Shares.

Intention of Certain Shareholders

Lock Up and Voting Agreement

588267 B.C. Ltd., John Tognetti, Anna Clark, Cancisco Investments Ltd., Faban Ventures Ltd., Joan Thomson and Chris Koide (collectively, the “Lock Up and Voting Shareholders”) have entered into a lock up and voting agreement (the “Lock Up and Voting Agreement”), pursuant to which the Lock Up and Voting Shareholders have agreed, among other things, to vote in favour of the Arrangement Resolution at the Meeting and to hold their LML Shares in accordance with the terms of the Lock Up and Voting Agreement for up to nine months after the Effective Date.  The Lock Up and Voting Shareholders collectively hold 7,863,493 Common Shares (76.6%).

Voting Covenants

Pursuant to the Lock Up and Voting Agreement, each Lock Up and Voting Shareholder has agreed that from the date of the Lock Up and Voting Agreement until the Expiration Date (as defined below) such Lock Up and Voting Shareholder will vote all Common Shares beneficially owned or held:

(a)	in favour of the transactions contemplated by the Arrangement Agreement and Plan of Arrangement;

(b)
to oppose any action or agreement that would result in a breach of any representation, warranty, agreement, covenant or other obligation of the Company under the Arrangement Agreement or the Plan of Arrangement; and

(c)
to oppose any proposed action by the Company or any other party the result of which could be reasonably inferred to impede, interfere with, prevent or delay LML from completing the transactions contemplated by the Lock Up and Voting Agreement, the Arrangement Agreement or the Plan of Arrangement, or to materially change the business, operations, capital or affairs of the Company.

“Expiration Date” is defined in the Lock Up and Voting Agreement as the earliest of: (i) the Effective Time; (ii) the time at which the Arrangement Agreement is terminated in accordance with its terms; (iii) July 15, 2007; or (iv) upon any amendment to or waiver by the Company of any of the provisions of the Arrangement Agreement or the Plan of Arrangement if such amendment or waiver would have a negative effect on the consideration which such Lock Up and Voting Shareholder is entitled to receive in exchange for all Common Shares beneficially owned or held by them under the Arrangement, unless such Shareholder gave its prior written consent.

In addition, each Lock Up and Voting Shareholder has agreed that from the date of the Lock Up and Voting Agreement until the Expiration Date, such Shareholder will not enter into any agreement or understanding which has an effect that is inconsistent with or contrary to the Lock Up and Voting Agreement.

Each Lock Up and Voting Shareholder has also executed and delivered to LML a proxy which nominates and appoints certain executive officers of LML as proxyholder to vote all Common Shares beneficially owned or held by each Lock Up and Voting Shareholder in accordance with the Lock Up and Voting Agreement.  Such proxy is irrevocable until the Expiration Date.

Under the Lock Up and Voting Agreement, LML has also been appointed the true and lawful agent, attorney and attorney in fact of each Lock Up and Voting Shareholder with respect to all Common Shares beneficially owned or held by them from the date of the Lock Up and Voting Agreement until the Expiration Date.  Lock Up and Voting Shareholders have agreed not to sell, transfer, pledge, encumber, hypothecate or assign, or otherwise dispose of, or enter into any contract, option, hedging arrangement or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation or assignment, or other disposition of any of the Common Shares beneficially owned or held by them, or enter into any agreement or commitment which would be inconsistent with the Lock Up and Voting Agreement.  Lock Up and Voting Shareholders cannot exercise any statutory or other rights of dissent or appraisal with respect to the Arrangement.

Lock Up Covenants

The Lock Up and Voting Agreement also restricts each Lock Up and Voting Shareholder’s ability to deal with all LML Shares received by such Lock Up and Voting Shareholder pursuant to the Arrangement (other than any LML Shares received pursuant to a Share Election or any Earn Out Share Proceeds).  With respect to such LML Shares, each Lock Up and Voting Shareholder has agreed not to, directly or indirectly, sell, transfer, pledge, encumber, hypothecate or assign, or otherwise dispose of, or enter into any contract, option, hedging arrangement or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation or assignment, or other disposition of any of such LML Shares, or enter into any agreement or commitment which would be inconsistent with the Lock Up and Voting Agreement according to the following schedule:

(a)	in respect of 40 percent of such LML Shares, for five months after the Effective Date; and

(b)	in respect of 40 percent of such LML Shares, for eight months after the Effective Date.

Treatment of Options

The Arrangement does not involve the purchase by LML of any Options outstanding under the Stock Option Plan.  Prior to the closing of the Arrangement each of the holders of Options will either exercise their Options and be issued Common Shares or enter into a termination agreement with the Company providing for the termination of any rights to receive Common Shares under those Options.  The tax considerations of exercising Options or entering into a termination agreement with the Company are not summarized in this Information Circular.  Holders of Options should consult their own tax advisors in this regard.

Arrangements between the Company and Shareholders

Except as disclosed in this Information Circular or otherwise provided for in the Arrangement Agreement, there are no arrangements, agreements, commitments or understandings, formal or informal, between the Company and any Shareholder of the Company with respect to the Arrangement or between the Company and any other person with respect to any Common Shares of the Company in relation to the Arrangement.

Benefits from Transaction to Insiders

Other than the Arrangement Agreement and except as disclosed in this Information Circular, there are no agreements or arrangements in place between the Company and any of its directors, senior officers or other insiders or their respective associates and affiliates relating to the Arrangement. Except as otherwise disclosed in this Information Circular, the directors, senior officers or other insiders of the Company and their respective associates and affiliates do not expect to benefit either individually or as a group from the Arrangement in any way that is different from other Shareholders.  See “Particular Matters to be Acted Upon – Interests of Certain Persons in the Arrangement”.

Commitments to Acquire Common Shares

Except as contemplated by the Arrangement and except as disclosed in this Information Circular, no Common Shares are the subject of any commitments made by LML, any director or senior officer of LML, any associate of a director or senior officer of LML, any person or company holding more than 10% of any class of equity securities of LML, or any person or company acting jointly or in concert with LML.

To the knowledge of the Company, neither the Company nor its directors, senior officers, other insiders, or their respective associates or affiliates have any outstanding commitments to acquire any Common Shares, except as disclosed in this Information Circular.

Expenses of the Arrangement

The Arrangement Agreement provides that all out-of-pocket third party transaction expenses of the Arrangement, including legal fees, financial advisor fees, regulatory filing fees, all disbursements by advisors and printing and mailing costs, shall be paid by the party incurring such expenses.

Shareholders’ Right of Dissent

Pursuant to the Interim Order, Shareholders have the right to dissent in respect of the Arrangement Resolution and to be paid the fair value for their Common Shares in accordance with the Dissent Rights in Sections 237 to 247 of the BCBCA, as modified by the Interim Order.  The following summary of the Dissent Rights is not a comprehensive description of the procedures to be followed in connection with the exercise of these Dissent Rights. The summary is qualified in its entirety by reference to the full text of Sections 237 to 247 of the BCBCA, which is set out in Appendix B to the Information Circular and by reference to the specific terms of the Interim Order relating to Dissent Rights.  Shareholders who intend to exercise Dissent Rights should seek legal advice and carefully consider and comply with the provisions of the Dissent Rights.  Failure to comply with the applicable Dissent Rights provisions and to adhere to the procedures established therein may result in the loss of the Dissent Rights in respect of the Arrangement Resolution.  Dissenting Shareholders must send any written objections in respect of the Arrangement pursuant to the Dissent Rights to the Company, care of its legal counsel, Borden Ladner Gervais LLP, 1200 Waterfront Centre, 200 Burrard Street, P.O. Box 48600, Vancouver, British Columbia, Canada V7X 1T2 (Facsimile: (604) 622-5938), Attention: Kathleen Keilty, by no later than 9:00 a.m. on June 25, 2007.

The obligation of LML to complete the Arrangement is subject to the condition that holders of not more than 10% of the outstanding Common Shares immediately prior to the Effective Date shall have exercised and not withdrawn Dissent Rights in respect of the Arrangement.

Dissent Rights in respect of Arrangement Resolution

Each Shareholder, the name of which appears on the central securities register of the Company, shall have the right to exercise Dissent Rights in respect of the Arrangement.  The Dissent Rights are effected in accordance with Sections 237 to 247 of the BCBCA, as modified by the Interim Order.  In the event the Arrangement becomes effective, any Shareholder who dissents in the required manner from the Arrangement Resolution will be entitled to be paid the fair value of their Common Shares immediately before the approval by Shareholders of the Arrangement Resolution.

A Shareholder intending to dissent in respect of the Arrangement Resolution must send written notice of dissent to the Company at least two days before the Meeting and such written notice of dissent must otherwise strictly comply with the requirements of section 242 of the BCBCA, including setting forth details of the ownership of Common Shares.

A vote against the Arrangement Resolution does not constitute notice of dissent under the BCBCA and a Shareholder who votes in favour of the Arrangement will not be considered a Dissenting Shareholder.

After the Arrangement Resolution is approved by the Shareholders and if the Company notifies the Dissenting Shareholder of its intention to proceed in respect of the Arrangement, the Dissenting Shareholder shall on the Effective Date be deemed to have transferred their Common Shares to LML, except the right to be paid the fair value of such Common Shares less applicable withholding taxes.  Section 246 of the BCBCA outlines certain events when Dissent Rights will cease to apply where such events occur before payment is made to the Dissenting Shareholder of the fair value of the Common Shares, (including if the Arrangement Resolution does not pass or is otherwise not proceeded with). In such events, the Dissenting Shareholder will be entitled to the return of the applicable Share Certificate(s), if any, and rights as a Shareholder of the Company in respect of the applicable Common Shares will be regained.

Shareholders who are ultimately not entitled, for any reason, to be paid fair value for their Common Shares, in respect of which they dissent, shall be deemed to have participated in the Arrangement on the same basis as non-dissenting Shareholders and shall be entitled to receive the same consideration that such non-dissenting Shareholders are entitled on the basis set forth above.

Post Arrangement Matters

On the Effective Date, the Shareholders will cease to be Shareholders of the Company, and the Company will become a wholly-owned subsidiary of LML. Each Shareholder (other than Dissenting Shareholders) will receive payment as set out under “The Arrangement – Payment for Common Shares”. For Shareholders to receive payment of the applicable consideration, they must complete and sign the accompanying Letter of Transmittal and return it, together with such Shareholder’s Share Certificate(s) and any other required documents and instruments specified in the Letter of Transmittal, to the Depository at the address below, in accordance with the procedure set out in the Letter of Transmittal.

If you do not have your Share Certificate(s), the Company may be holding such Share Certificate(s) on your behalf, in which case you should complete and sign the accompanying Letter of Transmittal and return it, together with any required documents and instruments specified in the Letter of Transmittal, to the Depository at the address below, in accordance with the procedure set out in the Letter of Transmittal.

 If you have lost your Share Certificate(s) or if they have been destroyed or stolen, you should complete and sign the accompanying Letter of Transmittal as fully as possible and return it, together with any required documents and instruments specified in the Letter of Transmittal, to the Depository at the address below, in accodance with the procedure set out in the Letter of Transmittal.

The address of the Depository is:

By Mail

Toronto

Computershare Investor Services Inc.
P.O. Box 7021
31 Adelaide Street E.
Toronto, Ontario M5C 3H2
Attention: Corporate Actions

By Hand, Courier and Registered Mail

Calgary	Toronto

Computershare Investor Services Inc. Suite 600, 530-8th Avenue S.W. Calgary, Alberta T2P 3S8 Attention: Corporate Actions	Computershare Investor Services Inc. 9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 Attention: Corporate Actions

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary fairly describes, as at the date hereof, the principal Canadian federal income tax considerations under the Tax Act in respect of the Arrangement that are generally applicable to Shareholders who, for purposes of the Tax Act and at all relevant times, are resident or deemed to be resident in Canada, hold their Common Shares as capital property, deal at arm’s length with, and are not affiliated with, the Company and LML, and are not exempt from tax under Part I of the Tax Act and who will be entitled, and will choose to report the Earn Out Share Proceeds in the manner described below under “Taxation of Earn Out Proceeds”. The Common Shares generally will constitute capital property to a Shareholder unless such Common Shares are held in the course of carrying on a business or have been acquired in a transaction considered to be an adventure in the nature of trade. Certain Shareholders resident in Canada whose Common Shares might not otherwise be considered capital property may make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have the Common Shares and every “Canadian security” (as defined in the Tax Act) owned by such Shareholder in the taxation year of the election and in all subsequent taxation years deemed to be capital property.

This summary is not applicable to Shareholders who acquired Common Shares on the exercise of employee stock options and all such Shareholders should consult their own tax advisors in this regard.  In addition, this summary is not applicable to a Shareholder that is a financial institution (as defined in the Tax Act for purposes of the mark-to-market rules), a “specified financial institution” or a Shareholder an interest in which is a “tax shelter investment” (all as defined in the Tax Act).  Such Shareholders should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act, the regulations thereunder and the Company’s understanding of the published administrative and assessing practices and policies of the Canada Revenue Agency (“CRA”), all in effect as of the date of this Information Circular. This summary takes into account all amendments to the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) although no assurances can be given that the Proposed Amendments will be enacted in the form proposed or at all. This summary does not take into account or anticipate any other changes in law, whether by judicial, governmental or legislative action or decision, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations. This summary is not intended to be, and should not be construed to be, legal, business or tax advice to any particular Shareholder each of whom should consult their own tax advisors as to the tax consequences of the Arrangement in their particular circumstances.

Disposition of Common Shares Under the Arrangement

A Shareholder who disposes of Common Shares to LML pursuant to the Arrangement will be considered to have disposed of such Common Shares for proceeds of disposition equal to the sum of (i) the cash received by such Shareholder (including any cash received after the Effective Date as a consequence of the release of all or a portion of the Cash Holdback and/or a Positive Adjustment Amount), (ii) the principal amount of the Note received by such Shareholder; and (iii) the fair market value, in Canadian dollars, on the Effective Date, of LML Shares acquired by the Shareholder under the Arrangement other than the Earn Out Share Proceeds.  See “Taxation of Earn Out Share Proceeds” below.  Such Shareholder will recognize a capital gain (or a capital loss) to the extent the proceeds of disposition of such Common Shares, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the Shareholder of such Common Shares. See “Taxation of Capital Gain or Capital Loss” below.  Special rules relating to Indemnity Payments which are relevant to the calculation of a Shareholder’s capital gain or capital loss are discussed below under “Tax Considerations relating to Indemnity Payments”.

The cost to a Shareholder of LML Shares acquired on the Effective Date under the Arrangement will be equal to the fair market value of those shares on the Effective Date and in determining the adjusted cost base of such shares, the cost of each LML Share will be averaged with the adjusted cost base to that Shareholder of any other LML Shares held by the Shareholder as capital property at that time.

The Company believes the fair market value of a Note, which will be the cost to a Shareholder of a Note acquired on the Effective Date, will be equal to the Shareholder’s pro rata share of the Aggregate Note Proceeds.  However, this determination will not be binding on the CRA.

Taxation of Earn Out Share Proceeds

In Interpretation Bulletin IT-426R– “Shares Sold Subject to an Earnout Agreement” (“IT-426”), the CRA has stated that if the conditions specified in IT-426R are satisfied, taxpayers may use the cost recovery method in recognizing the gain or loss on the disposition of shares where the proceeds of disposition are at least partially determined pursuant to an earn out clause.  Under the cost recovery method, Shareholders would recognize a capital gain in respect of the Earn Out Share Proceeds when amounts on account of Earn Out Share Proceeds become determinable. See “Taxation of Capital Gain or Capital Loss” below. If the cost recovery method is not available to a Shareholder, the tax treatment of the Earn Out Proceeds is not clear.  Shareholders should consult their own tax advisors regarding the taxation of the Earn-Out Share Proceeds.

The cost to a Shareholder of each LML Share acquired as Earn Out Share Proceeds will be equal to the Earn Out Purchaser Share Value in respect of that share and in determining the adjusted cost base of such share, the cost of each LML Share acquired as Earn Out Share Proceeds will be averaged with the adjusted cost base to that Shareholder of any other LML Shares held by the Shareholder as capital property at that time.

Tax Considerations relating to Indemnity Payments

If an Indemnity Payment is made (including by way of set-off with amounts owing under the Notes) before a particular Shareholder’s filing due date for the taxation year in which Arrangement is completed, then the Shareholder’s proceeds of disposition for the Common Shares will be reduced by the Shareholder’s share of the Indemnity Payment.

If an Indemnity Payment is made after a Shareholder’s filing due date for the taxation year in which the Arrangement is completed, then the Shareholder will be deemed to have realized a capital loss in an amount equal to the Shareholder’s share of the Indemnity Payment at the time the Indemnity Payment is made. See “Taxation of Capital Gain or Capital Loss” below.

Taxation of Capital Gain or Capital Loss

One-half of any capital gain (the “taxable capital gain”) realized by a Shareholder will be included in the Shareholder’s income for the year of disposition. One-half of any capital loss so realized (the “allowable capital loss”) may be deducted by the Shareholder against taxable capital gains for the year of disposition.  Any excess of allowable capital losses over taxable capital gains for the year of disposition may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years to the extent and in the circumstances prescribed in the Tax Act.

Capital gains realized by an individual or trust, other than certain trusts, may give rise to alternative minimum tax under the Tax Act. A Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6⅔% on taxable capital gains.

If a Shareholder is a corporation, the amount of any capital loss arising on a disposition of any Common Share may be reduced by the amount of dividends received or deemed to have been received by it on such share to the extent and under circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Common Shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns Common Shares. Shareholders to whom these rules may be relevant should consult their own tax advisors.

Lifetime Capital Gains Exemption

Shareholders who are individuals (other than trusts) may claim a deduction pursuant to subsection 110.6(2.1) of the Tax Act to the extent and in the circumstances prescribed in the Tax Act to offset all or a portion of a taxable capital gain realized in respect of the disposition of a Common Share if the Common Share qualifies as a “qualified small business corporation share” as defined in the Tax Act.  Shareholders should consult their own tax advisors in this regard.

The claiming of a deduction under subsection 110.6(2.1) of the Tax Act may give rise to alternative minimum tax under the Tax Act.

Interest on the Notes

A Shareholder that is a corporation, partnership, unit trust or a trust of which a corporation or partnership is a beneficiary will be required to include in computing its income for a taxation year all interest that accrues to such Shareholder on the Notes to the end of that year or that becomes receivable or is received by the Shareholder before the end of that year, except to the extent that such interest was included in computing the Shareholder’s income for a preceding taxation year. Any other Shareholder, including an individual, will be required to include in computing  income for a taxation year all interest on the Notes that is received or receivable by such Shareholder in that year (depending on the method regularly followed by the Shareholder in computing income) to the extent that such interest was not included in computing the Shareholder’s income for a preceding taxation year. In addition, a Shareholder may be required to include in computing its income for a taxation year any interest that accrues to the Shareholder on the Notes up to any “anniversary day” (as defined in the Tax Act) of the Notes in the year to the extent that such amount was not otherwise included in the Shareholder’s income for that or a preceding taxation year.

A Shareholder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay a refundable tax of 6 2/3 % on investment income, including interest income on the Subordinated Notes.

Holding and Disposing of LML Shares

A disposition or deemed disposition of LML Shares by a Shareholder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition exceed (or are exceeded by) the adjusted cost base to the Shareholder of such LML Shares immediately before the disposition.  See “Taxation of Capital Gain or Capital Loss” above.

If a Shareholder acquires LML Shares after the Effective Date at a time when the Shareholder owns other LML Shares, the cost of the newly acquired LML Shares will be averaged with the adjusted cost base of any other LML Shares held by the Shareholder as capital property at that time for the purpose of determining thereafter the adjusted cost base of each LML Share held by such Shareholder.

Dividends received or deemed to be received by a Shareholder on the LML Shares will be required to be included in computing the Shareholder’s income for the purposes of the Tax Act.

Dividends or deemed dividends received by a Shareholder who is an individual will be subject to the gross-up and dividend tax credit rules generally applicable to taxable dividends received by a individual from taxable Canadian corporations. If LML designates dividends on the LML Shares as “eligible dividends”, the enhanced gross-up and dividend tax credit mechanism will be applicable in respect of such dividends.  However, there may be limitations on the ability of LML to designate dividends as “eligible dividends”.

A Shareholder that is a corporation generally will be entitled to deduct the amount of such dividends in computing its taxable income.  A Shareholder that is a “private corporation” or a “subject corporation” (as such terms are defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax of 33 1/3% of dividends received (or deemed to be received) on the LML Shares to the extent that such dividends are deductible in computing the Shareholder’s taxable income.

Dividends received or deemed to be received on the LML Shares by an individual or trust, other than certain trusts, may give rise to alternative minimum tax under the Tax Act.

Dissenting Shareholders

A Shareholder who dissents in respect of the Arrangement (a “Dissenting Shareholder”) will be considered to have disposed of such Shareholder’s Common Shares for proceeds of disposition equal to the cash received from LML (other than cash received in respect of interest, if any, awarded by the Court). Such Shareholder will recognize a capital gain (or a capital loss) to the extent the proceeds of disposition of such Common Shares, net of any reasonable costs of disposition exceed (or are exceeded by) the adjusted cost base to the Shareholder of such Common Shares. See “Taxation of Capital Gain or Capital Loss” above.

Interest, if any, awarded to a Dissenting Shareholder by the Court will be included in the Dissenting Shareholder’s income for purposes of the Tax Act.

OTHER MATTERS

As of the date hereof, management of the Company is not aware of any other matters that will be brought before the Meeting, other than those referred to herein.  If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed proxy form(s) to vote the Common Shares represented thereby in accordance with their best judgment on such matter.

INFORMATION CONCERNING LML

The following information concerning LML, including information incorporated by reference from the Appendices, is provided by LML.  The Company and its officers and directors have relied on such information and although the Company has no knowledge that would indicate that any statements contained in this section are untrue or incomplete, the Company assumes no responsibility for its accuracy or completeness nor for any omission on the part of LML to disclose facts or events which may affect the accuracy of such information.  Unless the context otherwise requires, references in this section titled “Information Concerning LML” to “LML,” “we,” “us” or “our” refer to LML Payment Systems Inc. and its direct and indirect subsidiaries. LML Payment Systems Inc.’s subsidiaries are LML Corp., Legacy Promotions Inc. and LHTW Properties, Inc. LML Corp’s subsidiaries are LML Patent Corp., and LML Payment Systems Corp.

Forward Looking Statements

All statements, other than statements of historical fact, contained in this section titled “Information Concerning LML” are forward-looking statements.  Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “estimate,” “intend,”  “project,” “potential” or “expect” or similar statements.  The forward-looking statements were prepared on the basis of certain assumptions which relate, among other things, to the demand for and cost of marketing our services, the volume and total value of transactions processed by merchants utilizing our services, the technological adaptation of electronic check conversion end-users, the renewal of material contracts in our business, our ability to anticipate and respond to technological changes, particularly with respect to financial payments and e-commerce, in a highly competitive industry characterized by rapid technological change and rapid rates of product obsolescence, our ability to develop and market new product enhancements and new products and services that respond to technological change or evolving industry standards, no unanticipated developments relating to previously disclosed lawsuits against us, and the cost of protecting our intellectual property.  Even if the assumptions on which the forward-looking statements are based prove accurate and appropriate, the actual results of our operations in the future may vary widely due to technological changes, increased competition, new government regulation or intervention in the industry, general economic conditions and other risks described elsewhere in this Information Circular.  See “Risks Associated with LML and the LML Shares”.  Accordingly, the actual results of our operations in the future may vary widely from the forward-looking statements included in this section.  All forward-looking statements included in this section are expressly qualified in their entirety by the cautionary statements in this paragraph.

Introduction

LML was originally incorporated under the laws of the Province of British Columbia, Canada, as a “specially limited company” on January 24, 1974.  In October, 1997, after receipt of shareholder approval, LML’s directors elected to change its governing corporate jurisdiction to the Yukon Territory, which change became effective in November, 1997.  Under the Business Corporations Act (Yukon), LML is a corporation that enjoys limited liability for its shareholders, is governed by its board of directors (the “LML Board”) and generally has the powers and capacity attributable to a natural person.

LML’s head office is situated at 1680 – 1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1 and its registered and records office is situated at 3081 Third Avenue, Whitehorse, Yukon.  LML’s website can be found at www.lmlpayment.com.

As at the date of this Information Circular, the corporate ownership structure of LML is as follows:

General Development of the Business

LML, through its subsidiary LML Payment Systems Corp., is a financial payment processor providing check processing solutions including electronic check authorization, electronic check conversion (“ECC”) and primary and secondary check collection including electronic check re-presentment (“RCK”) to national, regional and local retailers.  LML also provides selective routing of debit, credit and electronic benefits transfer (“EBT”) transactions to third party processors and banks for authorization and settlement in the United States.  LML’s intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

LML markets its financial payment processing services, including traditional check recovery, electronic check recovery, electronic check authorization, electronic check conversion and electronic fund transfer switching services, directly through an internal sales force to medium and large retailers in the United States. Part of its business strategy has been to provide a suite of vertical check processing services to clients while also providing electronic authorization, routing or switching services for other point-of-sale tender types such as credit card, debit card and EBT.

LML’s business strategy also includes cross-selling electronic check processing solutions such as electronic check re-presentment and electronic check conversion to existing clients who may be receiving traditional check recovery services from LML. LML attempts to migrate its clients from traditional recovery services to electronic recovery services and to electronic check conversion services.

In addition to the retail point-of-sale, recently approved National Automated Clearing House Association (“NACHA”) rules allow for the conversion of consumer checks in the U.S. from remittance lockbox operators. In fiscal 2003, LML announced a partnership with CheckFree Corporation through which it provides and maintains key software technology for CheckFree’s accounts receivable check conversion product called “PEP+ reACH™”.

LML presently owns four U.S. patents that describe electronic check processing methods. LML plans to develop the profitability of its intellectual property and related technology through the provision of electronic check processing licenses. LML plans to offer licenses of its technology in exchange for royalty fees that are typically calculated on a transaction basis.  During the fiscal year ended March 31, 2007, LML settled litigation brought by LML against four defendants in July 2004 alleging infringement of LML’s patents.

LML is continuing to pursue the re-issuance of U.S. Patent No. 6,547,129, which was originally issued on April 15, 2003 and relates to existing U.S. Patent Nos. 5,484,988, 6,164,528, 6,354,491 and 6,283,366.

During the fiscal year ended March 31, 2007, LML began constructing a second data center which is designed to provide redundant and geographically separate processing capabilities which will enable an instantaneous redirection of all information technology services.

LML continues to evaluate and examine acquisition opportunities of businesses where it believes its electronic check processing services can be offered to existing clientele in such industries as commercial lockbox, telephone catalogue businesses and Internet businesses.

Trends/Description of the Industry

Various aspects of LML’s business are either subject to or may be affected by current and future governmental and other regulations in many different jurisdictions. The rules, regulations, policies and procedures affecting its business are constantly subject to change.

Certain check collection and electronic check re-presentment services that LML provides are governed by the Federal Fair Debt Collection Practices Act of the U.S. and the Federal Fair Credit Reporting Act of the U.S. and other similar state laws. Electronic check re-presentment transactions are subject to applicable NACHA Operating Rules, and applicable Uniform Commercial Code statutes in the U.S. LML’s electronic check conversion transactions currently utilize the facilities of the Automated Clearing House (“ACH”) Network in the U.S. and, therefore, are governed by and subject to NACHA Operating Rules and Regulation E. LML uses commercially reasonable efforts to oversee compliance with the requirements of these acts and regulations.

LML offers retailers in the United States electronic check conversion services at the point-of-sale. NACHA’s point-of-purchase rules (“POP”) went into effect in September 2000. The adoption rate of POP transactions for retailers was lower than expected between 2001 and 2005 and some retailers had expressed implementation issues such as the cost of in-lane check imaging equipment and the requirement for consumer-signed authorization as possible reasons for the slower than expected adoption of POP between 2001 and 2005. However, during 2006, NACHA reported an estimated 269 million POP transactions occurred at the retail point-of-sale, a 61% growth rate over the previous year.

In May 2006, NACHA voting members approved new operating rules that will allow retailers and billers to take checks at the point-of-sale and convert eligible checks to ACH debits in the back-office. The process is known as “back-office conversion” or “BOC”. The new NACHA rules for BOC became effective in March 2007.

LML believes that BOC, which has similar rules and processes as that of ‘accounts receivable conversion’, or “ARC” transactions, may lead to increased adoption of electronic check processing by retailers in the United States. Accordingly, LML is preparing to develop plans for a BOC solution for retailers.

Management of LML is not aware of any trend, commitment, event or uncertainty both presently known and reasonably expected to have a material effect on LML’s business, financial condition or results of operations other than as discussed above and the risks disclosed under “Risks – Risks associated with LML and the LML Shares”.

Description of the Business

General

LML is a financial payment processor that primarily provides consumer financial payment processing solutions to retailers and other clients in the U.S.  LML’s financial payment processing solutions include traditional check recovery, electronic recovery of paper checks (also known as electronic check re-presentment), electronic check authorization and electronic check conversion.  LML also provides electronic fund transfer switching services to certain segments of the retail industry.  LML focuses on providing its services to supermarkets, grocery stores, multi-lane retailers, convenience stores and other retailers in the U.S.

LML’s principal business strategy includes acquiring electronic payment volume across all its financial payment processing services and strengthening its position as a financial payment processor.

Another key element of its business strategy is the development of revenue streams from the licensing of its intellectual property, specifically, the licensing of the intellectual property associated with its four patents regarding electronic check processing.

Financial Payment Processing Services

LML provides financial payment processing solutions to retail merchants in the U.S., including supermarket chains, grocery stores, convenience stores and other retailers.  These solutions include electronic check authorization, primary and secondary check collections, electronic check re-presentment, and electronic check conversion.  LML also provides retail clients with selective routing or switching services for credit, debit and EBT transactions to third party processors, banks and authorization networks/vendors for authorization and settlement.

Electronic Check Authorization

LML maintains a database of consumer check-writing histories and has access to additional databases of consumer check-writing histories.  LML employs these databases to offer retail merchants protection against fraud through the electronic authorization of checks presented at the point-of-sale of participating merchants.  Because many of its financial payment processing services are related, some participating merchants will pay a fee for authorization services, while others may receive electronic check authorization services as an “all-in-one” package in connection with other related services such as primary and secondary check collections.  Electronic authorization is also an important feature included within LML’s electronic check conversion services.  When using LML’s electronic check authorization service, a retail merchant typically swipes the paper check through a check reader that reads the account and bank information encoded on the bottom of the check in magnetic ink.  This information is electronically transmitted to LML’s data processing center for comparison against LML’s check-writer databases and other third party databases.  If the check-writer has current delinquent check-related debts, or if either proprietary fraud features are triggered, the retail merchant is notified by way of a coded response from LML’s data center.  The merchant must then decide whether to accept or decline the check.

LML’s check authorization services are designed to be flexible so they may be adapted for a retail merchant’s particular needs.  In some cases, consumer identification is cross-referenced to driver’s license information, social security number and other databases and linked to the frequency of recent check usage and the dollar amount of individual and cumulative transactions with the specific time periods.

Primary and Secondary Check Collection Services

Through LML’s primary and secondary check collection and call center in Wichita, Kansas, LML employs state of the art proprietary and third party collection system software and technology, including sophisticated database management, skip-tracing, and both automated and customized collection letter programs to provide retail merchants with a comprehensive solution to combat the high cost associated with returned check transactions. In many instances, LML provides check authorization and primary and secondary check collection solutions as an “all-in-one” package to LML’s retail clients.

Electronic Check Re-Presentment

LML also offers retail merchants an electronic re-presentment of returned paper checks, or RCK, service. Under this service offering, eligible returned paper checks are directed by the retailer’s bank directly to LML’s primary collection center where, in combination with its data center, LML captures the bank routing and account number and electronically re-submit the check for payment through the facilities of the Automated Clearing House Network.

Electronic Check Conversion Service

LML also offers electronic check conversion services to clients. This process involves converting paper checks presented at the point-of-sale into electronic transactions. LML’s electronic check conversion service is comprised of three distinct steps: authorization, data capture and settlement.

At subscribing merchant locations, a consumer’s check is swiped through a check reader which reads the bank routing and account information from the check and electronically transmits this information along with the sale amount to LML’s data center for authorization through LML’s check-writer databases and risk management algorithms. If approved, certain transaction information is captured and the merchant’s terminal automatically prints a sales receipt, which closely resembles a credit card receipt, to be signed by the consumer authorizing an electronic debit from the consumer’s bank account. The paper check can be returned to the consumer or destroyed as it has been converted to an electronic transaction. Each day from its data center, LML originates Automated Clearing House transaction files which include electronic debits against consumer accounts and corresponding credits to retail merchant accounts. In some instances, consumer checks are electronically imaged by retailers at the point-of-sale. In these instances, the electronic image of the consumer check along with relevant transaction data is transmitted to LML’s data center where the image of the check is archived. In the event the transaction is returned, i.e. ‘NSF’, the image of the check is retrieved from archive and collection activities can be commenced.

Electronic Transaction Switching Services

From its data center LML, offers retail merchants gateway and transaction switching services for debit, credit and EBT transactions between store registers and third party authorization networks. LML’s service involve a full-function, on-line, interactive, centralized, electronic fund transfer data collection system that provides for high transaction volumes, rapid response time, high system reliability, low cost per transaction, quick response to retail customer inquiries and sales analysis of electronic fund transfer transactions. LML’s switching and auditing service is primarily designed for medium sized merchants who have multi-lane or multi-terminal retail venues and collect transaction information in a central location. Its switching services sort the transaction information and route each transaction to the appropriate authorization network or processor based upon transaction type, i.e. credit card, debit card, and EBT, for authorization and settlement. LML’s transaction switching and auditing services are designed to enable retailers to gain on-line, real-time access to all transaction information on a chain, region, individual store or individual register basis.  LML’s switching services are designed to enable retailers to implement new authorization network connections without disruption to point-of-sale transaction services, thereby providing retail customers more control over their electronic payment transaction costs.

Data Center Operations

From its data center in Scottsdale, Arizona, LML manages and monitors certain communication networks that connect retail store terminals and in-store controllers to its host computer for electronic check authorization, electronic check conversion, credit, debit and EBT transactions. LML supports most major telecommunication options including dial-up, frame relay, and wireless sources. LML connects to debit networks, magnetic stripe EBT programs, check authorization networks and third party credit card processors which allows it to route electronic payment transactions to the appropriate network for authorization and pass this information back to point-of-sale terminals to complete transactions.

LML employs proven IBM Mainframe hardware equipment for all of its electronic payment processing including electronic check authorization, electronic check re-presentment, electronic check conversion and credit, debit and EBT card switching. LML also employs its proprietary processing software – known as the Retail Electronic Payments System – to process all electronic payment transactions. LML’s data center is operated by technical and support personnel on a 24 hour / 7 days a week basis. It maintains disaster recovery arrangements with IBM and various communication carriers. During the fiscal year ended March 31, 2007, LML began constructing a second data center which is designed to provide redundant and geographically separate processing capabilities which will enable an instantaneous redirection of all information technology services.

Competition

The financial payment processing market in which LML operates is highly competitive and is characterized by changing technology, evolving industry standards, merchant requirements, pricing competition and rapid rates of product obsolescence. LML’s competitors include other check authorization, collections, software development and guarantee firms offering some or all of the payment processing services offered by LML, including electronic check authorization and collections, electronic check re-presentment and electronic check conversion. According to The Nilson Report issue #864 dated September, 2006, there are at least 18 competing verification companies. LML believes its largest competitors are eFunds (Scan), First Data’s TeleCheck Services, Certegy, Inc., CCV and ECHO’s XPRESSCHEX, Inc. In addition, LML anticipates that entities within the related credit card and banking industry, which are both highly competitive, may provide competing electronic chequing services in the future. Many of LML’s competitors have greater technical, financial and marketing resources than LML and, as a result, may be able to respond more quickly to changes in technology, industry standards and merchant requirements or may be able to devote greater resources to product development and marketing than LML. There can be no assurance that LML’s current products and services will not become obsolete or that it will have the financial, technical and marketing resources and support facilities to compete successfully in the future.

LML believes that part of its success will depend on its ability to successfully market existing products, to acquire transaction volume, and to develop and introduce new products and services in addition to or as enhancements of existing products and services. However, there can be no assurance that LML will be able to increase its transaction volume, develop and introduce new products and services in addition to, or as enhancements of, existing products and services or compete successfully in the future.

Intellectual Property

LML relies upon a combination of patent, trademark, copyright and trade secret law to establish and protect its trademarks, software and inventions. LML’s success will depend, in part, on its ability to protect and enforce intellectual property protection for the technology contained in its patents and the Retail Electronic Payment System. Certain unique aspects of LML’s intellectual property are protected by patents. For example, U.S. Patent No. 5,484,988, owned by LML, describes an electronic check-writing point-of-sale system for consumer transactions that does not require the negotiation of a paper check. Moreover, LML’s patent estate addresses, among other issues, the electronic submission of transactions through a centralized database and authorization system for approval electronically, electronic debiting of consumer bank accounts and electronic crediting of designated merchant accounts in real-time or off-line modes using the facilities of the Automated Clearing House Network or any competing network.

Also included in LML’s intellectual property estate is U.S. Patent No. 6,164,528 regarding, among other issues, Internet purchases where payments from chequing accounts are authorized over the Internet. This patent, which was granted by the U.S. Patent and Trademark Office on December 26, 2000, is designed to include protection for LML’s electronic check processing methods as applied to Internet purchases.

In addition, on September 4, 2001, LML received notification of the issuance of U.S. Patent No. 6,283,366. This patent addresses, among other issues, electronic check conversion regarding corporate checks and electronic fund transfers and relates to existing U.S. Patent No. 5,484,988 and U.S. Patent No. 6,164,528. On March 12, 2002, LML received notification of the issuance of U.S. Patent No. 6,354,491. This patent addresses electronic check processing and relates to existing U.S. Patent Nos. 5,484,988, 6,164,528 and 6,283,366.

LML is currently pursuing the re-issuance of U.S. Patent No. 6,547,129, which was originally issued on April 15, 2003.

LML intends to continue to file additional patent applications to expand its intellectual property estate, seeking coverage of its developments in its business areas. LML relies on a combination of patent, trademark, copyright and trade secret laws and contractual provisions to establish and protect proprietary rights in its Retail Electronic Payment System software and certain other software. There can be no assurance that these protections will be adequate to deter misappropriation of LML’s technologies or independent third-party development of similar technologies. The cost of prosecuting a claim of infringement against others, or defending a patent infringement claim, may be substantial and there can be no assurance that LML will have the resources necessary to successfully prosecute or defend a patent infringement claim. Although LML does not believe that its technology infringes the patent rights of others, there can be no assurance that infringement claims will not be made in the future or that the validity or enforceability of any patent issued to LML will be sustained if judicially tested.

Employees

There exists competition for personnel in the financial payment processing industry.  LML believes that its future success will depend in part on its continued ability to hire and retain qualified personnel.  There can be no assurance that LML will be successful in attracting and retaining a sufficient number of qualified employees to conduct its business in the future.  As of April 25, 2007, LML had 51 full-time employees including 2 employees in sales and marketing and 11 employees in administration and finance.  LML also employs consultants to perform services, from time to time.

Properties

LML’s corporate headquarters are located in Vancouver, British Columbia, Canada.

As of April 25, 2007, LML leased office space containing, in aggregate, approximately 18,550 square feet of floor space for its operations. These principal facilities include:

Location	Approximate Square Feet	Lease Expiration Date	Description

Wichita, Kansas	10,000	December, 2008	Primary/Secondary Collection operations
Scottsdale, Arizona	5,000	January, 2011	Data Center operations
Phoenix, Arizona	150	June 23, 2009	Data Center operations
Vancouver, British Columbia	3,400	September, 2008	Administration

LML considers its current facilities adequate for its current needs and believes that suitable additional space will be available, as needed, to accommodate further physical expansion of corporate, data center processing and primary and secondary check collections operations and for additional sales and service.

Legal Proceedings

On July 14, 2004, LML filed suit in the U.S. District Court for the District of Delaware against four companies that provide equipment, systems and services that convert paper checks presented at the point-of-sale into electronic transactions. In the suit, LML alleged that these four companies infringed certain of its U.S. patents and sought damages and injunctive and other relief for the alleged willful infringement of these patents. A federal judge had set a trial date of April 17, 2006 in this matter. In September 2004, one of the defendants filed a counterclaim for declaratory relief. The defendant was seeking a declaratory judgment that each of the patents-in-suit was invalid, unenforceable, not infringed by the defendant and that the court determine that this was an extraordinary and exceptional case and award the defendant it’s attorney’s fees and litigation expenses.

In July, 2005, Telecheck International Inc., an affiliate of one of the defendants in the Delaware litigation, filed a complaint for patent infringement in the United States District Court for the Eastern District of Texas Marshall Division against LML in an action styled, “Telecheck International Inc. as plaintiff vs. LML Payment Systems Inc. and LML Payment Systems Corp.” In the suit, Telecheck International Inc. alleged that LML infringed U.S. Patent Nos. 5,679,938 and 5,679,940 and sought damages, injunctive and other relief.

In April, 2006, LML settled its litigation with the defendants in the Delaware case. LML granted licenses to the defendants in exchange for cash consideration that, in one case, involved a release fee of US$400,000 for past transactions, a US$200,000 standstill fee and an ongoing running royalty on future transactions with future royalty payments by this licensee being contingent upon the number of transactions conducted in the future. In other cases, the cash consideration LML received was for a fully-paid up license to certain of its patents and was based on its receiving a lump-sum payment for past and future transactions. The lump-sum payment was based upon LML’s estimation of each defendant’s past transactions and LML’s estimation of the number of transactions each defendant would conduct over the remaining lifetime of its patents, less a discounted cash flow adjustment as a result of receiving all funds for estimated future transactions immediately. The total amount received for fully-paid up licenses was US$15,400,000.

In April, 2006, LML also settled the litigation filed against it for patent infringement by Telecheck International Inc., an affiliate of one of the defendants in the Delaware litigation. As part of the settlement LML granted a fully paid-up license to certain of its patents and LML received a fully-paid up license to certain of the Telecheck International Inc. patents and to certain other patents owned by First Data Corp.

As part of its strategy to enforce its intellectual property rights with respect to its patent portfolio, LML entered into a special fee arrangement with its legal counsel, Kirkland and Ellis, LLP, who represented LML both as plaintiffs in the Delaware litigation and as defendants in the Telecheck International Inc. litigation in Texas. Under the terms of this special fee arrangement, LML paid US$7,100,000 to Kirkland and Ellis LLP.

On March 6, 2007, LML received notification that it has been named in a class-action lawsuit filed in the United States District Court, Eastern District, Marshall Division, Texas, alleging that numerous defendants who are national check processors and others from other industries, including LML, violated the Driver’s Privacy Protection Act of Texas regulating the use of personal information such as driver’s license numbers and home addresses contained in motor vehicle records held by motor vehicle departments, by not having a permissible use in obtaining the State of Texas’ entire database of names, addresses and other personal information.    LML believes that these allegations are without merit and does not expect them to have a material adverse effect on its results of operations, financial position or liquidity.

Other than as described herein, LML is not currently involved in any material legal proceedings. However, LML is party, from time to time, to additional ordinary litigation incidental to its business, none of which is expected to have a material adverse effect on the results of LML’s operations, financial position or liquidity.

Auditors, Transfer Agent and Registrar

The auditor of LML is Grant Thornton LLP of Vancouver, British Columbia.  Grant Thornton LLP has been the auditor of LML since July 12, 2004.  Prior to July 12, 2004, the auditor of LML was Ernst & Young LLP.

The transfer agent and registrar of LML is Computershare Investor Services Inc. at its principal office in Calgary, Alberta.

DESCRIPTION OF THE LML SHARES

Authorized and Issued Capital

As of April 25, 2007, LML’s authorized and issued capital stock consisted of:

Type of Shares	Number of Shares Authorized	Number of Shares Issued

Class A preferred shares, par value Cdn.$1.00	150,000,000	-
Class B preferred shares, par value Cdn.$1.00	150,000,000	-
Common shares, no par value(1)	100,000,000	20,207,094

Notes

(1)	Defined herein as the “LML Shares”.

LML Share Rights and Restrictions

LML Shares

The holders of LML Shares are entitled:

(a)	to vote at all meetings of shareholders of LML except meetings at which only holders of a specified class of shares are entitled to vote;

(b)	to receive, subject to the rights of the holders of another class of shares, any dividend declared by LML; and

(c)	to receive, subject to the rights of the holders of another class of shares, the remaining property of LML on the liquidation, dissolution or winding up of LML, whether voluntary or involuntary.

Class A Preferred Shares Issuable in Series

The Class A Preferred Shares of LML have the rights and are subject to the restrictions, conditions and limitations as follows:

(a)	LML may issue Class A Preferred Shares in one or more series;

(b)	the LML Board may by resolution authorize Articles of Amendment of LML fixing the number of shares in, and determining the designation of the shares of, each series of Class A Preferred Shares; and

(c)	the LML Board may by resolution authorize Articles of Amendment of LML creating, defining and attaching special rights and restrictions to the shares of each series.

Class B Preferred Shares Issuable in Series

The Class B Preferred Shares of LML shall have the rights and shall be subject to the restrictions, conditions and limitations as follows:

(a)	LML may issue Class B Preferred Shares in one or more series;

(b)	the LML Board may by resolution authorize Articles of Amendment of LML fixing the number of shares in, and determining the designation of the shares of, each series of Class B Preferred Shares; and

(c)	the LML Board may by resolution authorize Articles of Amendment of LML creating, defining and attaching special rights and restrictions to the shares of each series.

Dividend Policy

LML has not paid any dividends on the LML Shares in the past and has informed the Board that it has no current plan to pay dividends on LML Shares in the future.  LML intends to devote all funds to the operations of its businesses.

Market Prices

The LML Shares are listed for trading on NASDAQ under the symbol “LMPL”.  The following table sets forth, for the calendar periods indicated, the high and low closing prices and trading volumes as reported on NASDAQ for the LML Shares.

	Trading Price(Low) (US$)	Trading Price (High) (US$)	Volume traded (# shares)
Month Ended:
March 31, 2007	$3.09	$3.62	305,182
February 28, 2007	$2.51	$3.93	311,354
January 31, 2007	$3.00	$3.74	286,674

Quarter Ended:
December 31, 2006	$2.57	$4.12	1,994,903
September 30, 2006	$2.99	$5.33	1,613,435
June 30, 2006	$3.76	$12.21	6,231,890
March 31, 2006	$6.05	$8.82	3,063,400
December 31, 2005	$5.35	$8.35	2,067,412
September 30, 2005	$3.92	$7.79	2,414,719
June 30, 2005	$4.05	$5.80	1,423,959
March 31, 2005	$4.77	$6.97	1,779,130

The prices set forth above are not necessarily indicative of liquidity of the trading market for the LML Shares.  Trading in LML Shares is limited and sporadic.  See “Risk Factors – Risks associated with LML and the LML Shares”.

Consolidated Capitalization

There have been no material changes in LML’s share and loan capital since March 31, 2006.

Options to Purchase Securities of LML

As of April 25, 2007, information about options to purchase securities of LML is provided below:

Optionees	Number of Securities	Exercise Price Per Security (US$)	Date of Grant	Expiry Date	Market Value on Date of Grant (US$)

Executive officers and past executive officers of LML as a group as follows:

a. 2 people	105,000	$5.00	August 19, 2002	August 19, 2007	$525,000
b. 3 people	380,000	$6.25	April 1, 2004	April 1, 2009	$2,375,000
c. 3 people	150,000	$4.52	August 24, 2005	August 24, 2010	$678,000
d. 3 people	100,000	$3.62	August 30, 2006	August 30, 2011	$362,000
e. 1 person	50,000	$2.95	October 5, 2006	October 5, 2011	$147,500

Directors of LML as a group, excluding executive officers as follows:

a. 3 people	30,000	$5.90	September 4, 2002	September 4, 2007	$177,000
b. 3 people	30,000	$4.74	August 20, 2003	August 20, 2008	$142,200
c. 3 people	75,000	$5.08	August 25, 2004	August 25, 2009	$381,000
d. 3 people	75,000	$4.52	August 24, 2005	August 24, 2010	$339,000
e. 3 people	75,000	$3.62	August 30, 2006	August 30, 2011	$271,500

Executive officers and past executive officers of LML’s subsidiaries as a group, excluding executive officers already included in the executive officers of LML, as follows:

a. 2 people,	50,000	$5.00	August 19, 2002	August 19, 2007	$250,000
b. 1 person	75,000	$6.25	April 1, 2004	April 1, 2011	$468,750
c. 3 people	85,000	$2.95	October 5, 2006	October 5, 2011	$250,750

Directors of LML’s subsidiaries as a group, excluding executive officers (2 people in total)[1]

Optionees	Number of Securities	Exercise Price Per Security (US$)	Date of Grant	Expiry Date	Market Value on Date of Grant (US$)

Other employees and past employees of LML as a group as follows:

a. 10 people	380,500	$5.00	August 19, 2002	August 19, 2007	$1,902,500
b. 1 person	80,000	$5.61	July 6, 2004	July 6, 2009	$448,800
c. 17 people	450,000	$2.95	October 5, 2006	October 5, 2011	$1,327,500

Notes

(1)	Information regarding options to purchase securities pertaining to the Directors and past directors of LML’s subsidiaries is included in the information pertaining to the Executive Officers of LML.

Prior Sales

Date	Number of Shares	Issue Price per Share (US$)	Total Consideration (US$)	Nature of Consideration Received

April 3, 2006	10,500	$4.95	$51,975	Stock Option Exercise
June 26, 2006	2,500	$4.95	$12,375	Stock Option Exercise

DIRECTORS AND OFFICERS OF LML

General Information

Certain information about the directors and officers of LML can be found below:

Name	Age	Position with LML	Date Position First Held

Patrick H. Gaines Vancouver, BC	48	President, Chief Executive Officer and Director	1990 (Director) March 31, 1992 (President) February 9, 2000 (CEO)
Greg A. MacRae Vancouver, BC	53	Director	February 12, 1998
L. William Seidman Washington, DC	86	Director	October 13, 1999
Jacqueline Pace Bailey, MS	63	Director	November 27, 2000
Richard R. Schulz Vancouver, BC	35	Controller (Chief Accounting Officer)	June 2002
Carolyn L. Gaines Vancouver, BC	40	Secretary	February 1995
Robert E. Peyton Scottsdale, AZ	49	Executive Vice-President of LML Payment Systems Corp.	April 2001

Patrick H. Gaines

Patrick H. Gaines (“Mr. Gaines”) has been LML’s President since March 31, 1992, its Chief Executive Officer since February 9, 2000, and a member of the LML Board since 1990. Mr. Gaines is also the President and a director of each of LML’s subsidiaries (LML Corp., Legacy Promotions Inc., LHTW Properties, Inc., LML Patent Corp. and LML Payment Systems Corp.). In addition to his position as President of LML Corp., LML Patent Corp. and LML Payment Systems Corp., he is also the Chief Executive Officer of each of those subsidiaries.

Greg A. MacRae

Greg A. MacRae (“Mr. MacRae”) is currently employed as the President of CSI Capital Solutions Inc., a position he has held since September 1996. Mr. MacRae was a director of Royal Victoria Minerals Ltd. from April to October, 2003. Mr. MacRae has been a director of North Group Limited since July, 2002, Black Mountain Capital Corporation (f/k/a Mercury Partners and Company Limited) since August, 2003, Pacific Northwest Partners Ltd. since October, 2003, and Starfire Minerals Inc. since April, 2005. Prior to his position with CSI Capital Solutions Inc., between February 1985 and September 1996, Mr. MacRae was the Senior Account Manager of the Corporate Services Department at Montreal Trust Company of Canada (now Computershare Investor Services Inc.).

L. William Seidman

L. William Seidman (“Mr. Seidman”) has been employed as the chief commentator for CNBC-TV since December 1992. Mr. Seidman also serves as the publisher of Bank Director and Board Member magazines, and has consulted with numerous organizations, including Deposit Corporation of Japan, Tiger Management, J.P. Morgan Inc., The World Bank, BDO Seidman and The Capital Group. Mr. Seidman served on the White House staff of President Gerald R. Ford as Assistant for Economic Affairs from 1974 to 1977, and served President Ronald Reagan as co-chair of the White House Conference on Productivity in 1983 and 1984. Mr. Seidman also served as the first Chairman of the Resolution Trust Company from 1989 to 1991 and the fourteenth Chairman of the FDIC from 1985 to 1991. Mr. Seidman is also on the board of directors of Par Pharmaceuticals Inc.

Jacqueline Pace

Since January 2000, Jacqueline Pace (“Ms. Pace”) has been self-employed as an attorney. Prior to that, between November 1998 and January 2000, Ms, Pace was employed as an attorney by Baker & Hostetler, and from November 1991 to November 1998, she was employed as an attorney by Pillsbury Madison & Sutro. Ms. Pace holds a Juris Doctor degree from Emory University School of Law, and a Bachelor of Arts degree from The American University.

Richard R. Schulz

Richard R. Schulz (“Mr. Schulz”) is a Certified General Accountant and has been employed as Controller and Chief Accounting Officer since June 2002. Mr. Schulz was employed with LML as the Assistant Controller from August 2001 to June 2002. Prior to that, Mr. Schulz was self-employed as a financial consultant with RRS Consulting from June 1, 2000 to July 31, 2001, and prior to that he was employed as a senior staff accountant with Dale Matheson Carr-Hilton Chartered Accountants from May 1, 1992 to May 31, 2000.

Carolyn L. Gaines

Carolyn L. Gaines (“Mrs. Gaines”) has served as Secretary of LML and certain of LML’s subsidiaries since February 1995, and has served LML and its subsidiaries in various administrative capacities since 1989. Mrs. Gaines is married to Patrick H. Gaines, LML’s President and Chief Executive Officer.

Robert E. Peyton

Robert E. Peyton (“Mr. Peyton”) has been employed as Executive Vice-President of LML’s subsidiary, LML Payment Systems Corp., since April 1, 2001. Prior to that, commencing in 1996, Mr. Peyton served as the President of Phoenix EPS, Inc. Mr. Peyton remained as the President of Phoenix EPS, Inc. following LML’s acquisition of Phoenix EPS, Inc. on July 9, 2000.

The term of office of each of the above directors expires at the next annual meeting of shareholders.

Corporate Cease Trade Orders or Bankruptcies

To the best of the Company’s knowledge, none of the directors or officers of LML is, or has been within the ten years before the date of this Information Circular, a director or officer of any other issuer that, while that person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the issuer access to any statutory exemptions under Canadian securities legislation for a period of more than 30 consecutive days or was declared bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold the assets of that company.

Penalties or Sanctions

To the best of the Company’s knowledge, none of the directors or officers of LML has been subject to any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Personal Bankruptcies

To the best of the Company’s knowledge, none of the directors or officers of LML has, during the ten years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or has been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver-manager or trustee appointed to hold the assets of the director or officer.

Potential Conflicts of Interest

There are no existing or potential material conflicts of interest between LML or its subsidiary and a director or officer of LML or its subsidiary.

Ownership of LML Shares

As of April 25, 2007, the directors and executive officers of LML beneficially own, directly or indirectly, or exercise control or direction over 1,139,505 LML Shares 5.6%.

Compensation of Directors

The following table sets forth for each director certain information concerning the compensation of independent (non-employee) directors as of March 31, 2007.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (US$)	Option Awards(1) (US$)	Total (US$)

Greg A. MacRae	$14,500	$50,040(2)	$64,540
Jacqueline Pace	$12,000	$50,040(2)	$62,040
L. William Seidman	$12,000	$50,040(2)	$62,040

Notes

(1)The amounts reported in the “Option Awards” column reflect the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of shares of restricted stock granted in fiscal 2007 as well as those granted in prior fiscal years.  These values have been calculated in accordance with SFAS 123R using the closing price of our common stock on the date of grant. For additional information relating to the assumptions used in the calculation of these amounts please refer to Note 3 in LML’s financial statements for the second quarter of the fiscal year ended March 31, 2007, included in LML’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2006.  The amounts in this column reflect our accounting expense for these awards, and may not correspond to the actual value that will be recognized by the independent directors.  On August 30, 2006, each of the independent directors was granted stock options to purchase 25,000 LML Shares at an exercise price of US$3.62 per share. On August 24, 2005, each of the independent directors was granted stock options to purchase 25,000 LML Shares at an exercise price of US$4.52 per share.  Options granted to LML’s independent directors vest on the first anniversary of the date of grant.

(2)
This amount consists of (i) US$23,300 related to stock options to purchase 25,000 LML Shares granted in August 2005 and (ii) US$26,740 related to stock options to purchase 25,000 LML Shares in August 2006.

LML pays an annual director’s fee to each of its independent directors as follows: cash compensation in the amount of US$12,000 and a grant of stock options to purchase 25,000 LML Shares for services rendered as a director in the fiscal year.  The annual director’s fee is paid pursuant to a compensation plan that LML adopted for its independent directors during the fiscal year ended March 31, 2005. The stock options awarded under the plan vest on the first anniversary date of their issuance. The US$12,000 cash component is payable annually on the date of LML’s annual meeting and the options are to be awarded on the same date.   LML does not compensate employee directors for their service as directors.

During the fiscal year ended March 31, 2007, the LML Board, upon recommendation by the compensation committee of LML (the “Compensation Committee”), determined that the Chairman of LML’s audit committee (the “Audit Committee”) should receive an annual retainer for this position in the amount of US$2,500 in recognition of the increased responsibilities of this role specifically as related to the requirements of the Sarbanes-Oxley Act of 2002 of the U.S.

LML’s directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at board or committee meetings. The LML Board may award special remuneration to any director undertaking any special services on behalf of LML other than services ordinarily required of a director. Other than as indicated in this information circular, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

Management Contracts

There are no management functions of LML that are to any substantial degree performed other than by directors and officers.

Termination of Employment, Change in Responsibilities and Employment Contracts

LML does not currently have any formal employment agreements with its named executive officers.  Mr. Peyton, an Executive Vice-President of LML Payment Systems Corp. and one of LML’s named executive officers, was party to an employment agreement with LML Payment Systems Corp. from July 9, 2000 until July 9, 2006 (when the employment agreement expired in accordance with its terms). Mr. Peyton received an annual salary of US$150,000 during the fiscal year ended March 31, 2003. During the year ended March 31, 2004, Mr. Peyton voluntarily agreed to a 20% reduction in his base annual salary to US$120,000. This reduction, which took effect at the midpoint of the fiscal year, resulted in Mr. Peyton’s actual base annual salary for the year ended March 31, 2004 being US$135,000. Mr. Peyton received an annual salary of US$120,000 during the fiscal years ended March 31, 2005 and 2006. Although Mr. Peyton’s employment agreement is no longer in effect, he remains employed with LML Payment Systems Corp. with the same title, position and responsibilities as he had under the employment agreement. In addition, Mr. Peyton’s base annual salary was increased to US$180,000 per year effective May 1, 2006, resulting in his actual base annual salary for the fiscal year ended March 31, 2007 being US$173,076.

Committees

The LML Board has four standing committees: the Audit Committee, the Compensation Committee, the nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) and the stock option plan administration committee (the “Stock Option Plan Administration Committee”).  Each of these committees has written charters.  LML has also adopted a Code of Ethics applicable to its directors, officers and employees.  Only the LML Board may grant a waiver under its Code of Ethics to any director or executive officer.  LML’s committee charters and Code of Ethics can be viewed at LML’s website at www.lmlpayment.com/html/governance.html.  Where the LML Board grants any waivers under LML’s Code of Ethics, such waivers will also be promptly posted on the same website.

Audit Committee

LML has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and Section 173 of the Business Corporations Act (Yukon).

During the fiscal year ended March 31, 2007, the members of the Audit Committee included Mr. MacRae (Chair), Mr. Seidman and Ms. Pace.

The function of the Audit Committee is set out in its written charter, and includes reviewing and approving the scope of audit procedures employed by LML’s independent auditors, approving in advance all audit and permitted non-audit services performed by the independent auditors and the scope and cost of their annual audit, reviewing the independent auditors’ opinions on the adequacy of internal controls and quality of financial reporting, and reviewing LML’s accounting and reporting principles, policies and practices, as well as its accounting, financial and operating controls. The Audit Committee also reports to the LML Board with respect to such matters and approves the selection of independent auditors.

The LML Board has determined that each member of the Audit Committee is financially literate, that the Audit Committee has at least one member who is an “audit committee financial expert”, as defined by the SEC and that Mr. Seidman is an “audit committee financial expert”.

The LML Board has determined that the members of the Audit Committee are independent within the meaning of the listing standards of NASDAQ.

Compensation Committee

LML has a separately designated standing Compensation Committee.  During the fiscal year ended March 31, 2007, the members of the Compensation Committee included Ms. Pace (Chair), Mr. MacRae, and Mr. Seidman.

The Compensation Committee’s duties are set out in its written charter and include developing policies that are designed to offer competitive compensation opportunities for LML’s executive officers that are based on personal performance, individual initiative and achievement, as well as assisting in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management’s and shareholders’ interests in the enhancement of shareholder value. No member of the Compensation Committee was, during the fiscal year ended March 31, 2007 or prior thereto, an officer or employee of LML or any of its subsidiaries.

The LML Board has determined that the members of the Compensation Committee are independent within the meaning of the listing standards of NASDAQ.

Messrs. MacRae and Seidman and Ms. Pace served as members of the Compensation Committee during the last fiscal year.  None of these persons: (a) is a current or former officer or employee of LML, or of any of its subsidiaries; or (b) participated, either directly or indirectly, in any transaction or any series of transactions to which LML or any of its subsidiaries was or is a party, and which involved an amount in excess of US$120,000.  During the last fiscal year, no executive officer of LML served as a member of the board of directors or as a member of the compensation committee of another entity one of whose executive officers served as a member of the LML Board or Compensation Committee.  Other than as described in this Information Circular, no other Compensation Committee member: (a) was, during the year ended March 31, 2007, an officer or employee of LML or its subsidiaries; (b) was formerly an officer of LML or its subsidiaries; (c) had or has any relationship that is disclosed under “Directors and Officers - Indebtedness of Directors and Executive Officers”; or (d) was an executive officer of LML and also served as a director or compensation committee member of another issuer, one of whose executive officers serve either as (i) a compensation committee member of the issuer, or (ii) a director of the issuer.

Nominating and Corporate Governance Committee

LML has a separately designated standing Nominating and Corporate Governance Committee. During the fiscal year ended March 31, 2007, the members of the Nominating and Corporate Governance Committee included Mr. Seidman (Chair), Mr. MacRae and Ms. Pace.

The Nominating and Corporate Governance Committee’s duties are set out in its written charter which sets forth its primary responsibilities of: (a) developing criteria for evaluating and selecting new directors to serve on the LML Board; (b) recommending nominees for election as directors to the LML Board; (c) evaluating the qualifications and independence of directors and members of the various committees of the LML Board; and (d) developing and recommending to the LML Board of corporate governance principles applicable to LML.

The Nominating and Corporate Governance Committee will seek highly qualified, independent candidates who combine a broad spectrum of experience and expertise with a reputation for integrity. Candidates should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. The Nominating and Corporate Governance Committee will consider candidates recommended by LML’s directors, members of management and shareholders.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders of LML if such proposed nominations are submitted to LML in writing by shareholders no later than 120 days before the first anniversary of the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting. The Nominating and Corporate Governance Committee believes this deadline is reasonable and in the best interests of LML and its shareholders because it ensures that the committee has sufficient time to properly evaluate all proposed candidates. Shareholder recommendations may be submitted to the Secretary of LML at 1140 West Pender Street, Suite 1680, Vancouver, British Columbia, Canada, V6E 4G1, and they will be forwarded to the Nominating and Corporate Governance Committee members for their consideration. Any such recommendation should include the following information:

(a)	the number of shares of LML held by the shareholder making the recommendation;

(b)	the name and address of the candidate;

(c)
a brief biographical description of the candidate, including his or her occupation for at least the last five years, and a statement of the candidate’s qualifications, taking into account the qualification requirements set forth above;

(d)
information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be considered independent within the meaning of the listing standards of The NASDAQ Stock Market; and

(e)	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

Once LML receives the recommendation, it may request additional information from the candidate about the candidate’s independence, qualifications and other information that would assist the Nominating and Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in LML’s proxy statement, if nominated. Candidates must complete and return the questionnaire within the timeframe provided to be considered for nomination by the committee. Candidates recommended by shareholders that comply with these procedures will receive the same consideration that candidates recommended by the Nominating and Corporate Governance Committee and management receive.

The LML Board has determined that each of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of NASDAQ.

Stock Option Plan Administration Committee

LML has a separately designated standing Stock Option Plan Administration Committee. During the year ended March 31, 2007, the members of the Stock Option Plan Administration Committee included Mr. Gaines (Chair), Ms. Pace and Mr. McRae.  The function of the Stock Option Plan Administration Committee is to oversee both the 1996 Stock Option Plan and the 1998 Stock Incentive Plan of LML. The Stock Option Plan Administration Committee has sole discretion as to the interpretation and construction of any provision of the 1996 Stock Option Plan and the 1998 Stock Incentive Plan, and the determination of the terms and conditions with respect to any grant made pursuant to both the 1996 Stock Option Plan and the 1998 Stock Incentive Plan.

Other Committees

From time to time, the LML Board has established special committees of the LML Board whose purposes are to provide oversight regarding various corporate transactions or initiatives, as the case may be.

Executive Compensation and Other Information

Compensation Discussion and Analysis

Overview

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table, whom we refer to in this Information Circular as our “Named Executive Officers.”  The Compensation Committee of the LML Board is governed by its charter adopted by our board of directors on June 8, 2004 and makes all decisions for the total direct compensation—that is, the base salary and stock option awards—of all of our executive officers (including Named Executive Officers) who are employed by LML, including Mr. Gaines, our Chief Executive Officer (and a Named Executive Officer), Mr. Schulz, our Controller and Chief Accounting Officer (and a Named Executive Officer), and Mrs. Gaines, our Corporate Secretary.  Mr. Gaines, our Chief Executive Officer, makes all of the decisions regarding the total direct compensation of all of the executive officers of our subsidiaries, including Mr. Peyton, Executive Vice-President of our subsidiary LML Payment Systems Corp., who is also a Named Executive Officer identified in the Summary Compensation Table.

The day-to-day design and administration of the compensation policies applicable to our employees in general are handled by our Human Resources and Accounting departments.  The Stock Option Plan Administration Committee of the LML Board, in consultation with our Compensation Committee and our Human Resources and Accounting Departments, is responsible for the determination of option awards to the employees (including Named Executive Officers) of LML and its subsidiaries.

Compensation Philosophy

We believe that our success depends, in large part, on our ability to attract and retain qualified executive officers.  As part of our efforts to satisfy the need to attract, retain and motivate the individuals who possess the skills necessary to grow our business, our management and our Compensation Committee believe that our compensation programs should reflect our compensation philosophy. This philosophy includes the following core beliefs:

(a)	our executive officers should be rewarded fairly and competitively through a mix of short-term compensation (i.e., base salary) and long-term compensation (i.e., stock option grants);

(b)	our compensation programs should be flexible in order to meet the needs of our business and should be reviewed periodically, as appropriate, by our Compensation Committee;

(c)	stock ownership by our executive officers demonstrates an economic stake in our business that aligns the interests of our executive officers with those of our shareholders; and

(d)	our executive officers should share appropriately with investors in the value that their results help to create.

While a key component of our compensation philosophy is to pay our executive officers (including our Named Executive Officers) an annual cash salary that is competitive among our peer group, we believe that short-term financial rewards alone are not sufficient to attract and retain our executive officers (including our Named Executive Officers) and that a properly designed long-term compensation program is a necessary component of recruitment and retention of these individuals.  We currently have two long-term incentive plans (our 1996 Stock Option Plan and our 1998 Stock Incentive Plan) that give our Compensation Committee, together with our Stock Option Plan Administration Committee, the ability to provide appropriate long-term incentives to our executive officers (including our Named Executive Officers).

Historically we have not given (and do not currently intend to give) bonuses as part of our compensation of our executive officers.

Role of Executive Officers in Determining Compensation

As stated above, the Compensation Committee makes all final decisions for the total direct compensation of all of our executive officers (including Named Executive Officers) who are employed by LML, and Mr. Gaines, our Chief Executive Officer, makes all final decisions for the total direct compensation of all executive officers (including Named Executive Officers) who are employed by LML’s subsidiaries.

With respect to the compensation of our executive officers (including Named Executive Officers) who are employed by LML, Mr. Gaines recommends to the Compensation Committee the annual base salary and any adjustment from the prior year’s base salary for each executive officer, other than himself.  The Compensation Committee can exercise its discretion to modify any recommendations provided by Mr. Gaines.  The Compensation Committee determines Mr. Gaines’ salary.  In addition, Mr. Gaines makes all of the decisions with respect to the compensation of our executive officers (including Mr. Peyton, a Named Executive Officer) who are employed by LML’s subsidiaries.

Mr. Gaines and the Compensation Committee, in making the compensation recommendations and decisions described above, rely on information and analyses provided to them by LML’s Human Resources and Accounting Departments, including information and analyses regarding (i) the performance, productivity and, where applicable, achievement of individual and/or corporate goals and objectives by the respective executive officers and (ii) the compensation paid to executive officers with comparable titles and responsibilities who are employed by companies within LML’s peer group (including Efunds Corp, PMT Services Inc. and Electronic Clearing House Inc.).

Components of Executive Compensation

As discussed above, compensation paid to our executive officers (including our Named Executive Officers) is generally comprised of two components: (i) base salary and (ii) long-term compensation in the form of stock options.  Decisions regarding base salary and stock option awards for our Named Executive Officers are based on the objectives of our compensation philosophy described above and, in particular, are designed to motivate these executives to achieve our business goals and reward the executives for achieving these goals.

Specific compensation levels for our executive officers (including our Named Executive Officers) are determined by consideration of a number of factors, including each officer’s initiative and contribution to our overall corporate performance and the officer’s managerial abilities and performance in any special projects that the officer may have undertaken.  Subjective considerations of individual performance are considered in establishing both base and incentive compensation.  Our Compensation Committee also considers our financial position and cash flow in making compensation decisions.  In addition, the Compensation Committee also considers the overall compensation paid to executive officers of companies within LML’s peer group who have comparable titles and responsibilities, after making allowances for the different scales of operations of those other companies as compared to our corporation.  The peer group that has traditionally been considered by the Compensation Committee consists principally of companies operating in the financial services/transaction processing industry, including Efunds Corp, PMT Services Inc. and Electronic Clearing House Inc.

Base Salary

We provide our executive officers (including our Named Executive Officers) with base salary to compensate them for services rendered during the year.  Ensuring that each executive officer is paid a competitive base salary that reflects the individual's level of responsibility is an important consideration in setting executive compensation.  These base salaries are based on experience, skills, job responsibilities and individual contribution, with consideration given to the compensation paid to executive officers of companies within LML’s peer group who have comparable titles and responsibilities.   Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. The members of the Compensation Committee, relying on their significant current and past business experience, make reasoned subjective determinations as to merit based increases to salaries for our executive officers (including our Named Executive Officers) based on a number of factors, including  (i) an assessment of each individual’s performance during the prior year and (ii) the base salaries paid to comparable executives within LML’s peer group.  Mr. Gaines’ employs the same principles and philosophies in determining base salaries for the executive officers of our subsidiaries, including Mr. Peyton, a Named Executive Officer.

Stock Option Awards

Stock option awards are an integral component of the compensation package for our executive officers, including our Named Executive Officers.  Our Compensation Committee recommends the grant of stock option awards for our executive officers (including our Named Executive Officers) who are employed by LML to our Stock Option Plan Administration Committee for their consideration and, if seen fit, approval, and Mr. Gaines recommends the grant of stock option awards for our executive officers (including our Named Executive Officers) who are employed by LML’s subsidiaries to our Stock Option Plan Administration Committee for their consideration and, if seen fit, approval.  Specifically, for our Named Executive Officers, stock option awards are determined by the Compensation Committee and awarded by the Stock Option Plan Administration Committee in the case of Mr. Gaines and Mr. Schulz; and are recommended by Mr. Gaines and awarded by and in consultation with the Stock Option Plan Administration Committee in the case of Mr. Peyton.  In making their determinations and recommendations as to stock option awards, the Compensation Committee and Mr. Gaines take into account (i) the current base salary (and any proposed increases) for the executive officers (including the Named Executive Officers), and (ii) the level of stock options and other long-term compensation awarded to executives with comparable titles and job responsibilities within LML’s peer group, as well as the total compensation being paid to those executives relative to the total compensation received by LML’s executives.

Setting Fiscal 2007 Compensation for our Named Executive Officers

Our Compensation Committee met three (3) times during the fiscal year ended March 31, 2007 to, among other things, discuss and set compensation levels for our executive officers (including Named Executive Officers) employed by LML.

The fiscal 2007 compensation levels for our Named Executive Officers set by our Compensation Committee (in the case of Mr. Gaines and Mr. Schulz) and by Mr. Gaines (in the case of Mr. Peyton) were dependent in large part on the prior years’ compensation levels of those officers, which is discussed in more detail below.

Historical Compensation Levels of Named Executive Officers

During the fiscal year of LML ended March 31, 2001 (the “2001 fiscal year”), the Compensation Committee established Mr. Gaines’ base annual salary at US$150,000.  In formulating compensation levels for Mr. Gaines (and our other executive officers) for the 2001 fiscal year, the Compensation Committee took into consideration the compensation paid to comparable executives within LML’s peer group in the financial services/transaction processing industry (including Concord EFS, Efunds Corp, PMT Services Inc. and Electronic Clearing House Inc.) after making allowances for the different scales of operations of these other companies as compared to LML.  The Compensation Committee did not retain an independent compensation consultant, nor did the Compensation Committee rely upon any formal study or review of comparable companies in our corporation’s industry in formulating compensation levels and policies for the 2001 fiscal year (or for any fiscal year since).

During the year ended March 31, 2002, Mr. Gaines voluntarily agreed to a 20% reduction in his base annual salary to US$120,000.  This reduction, which took effect at the midpoint of the fiscal year, resulted in Mr. Gaines’ actual salary for the year ended March 31, 2002 being US$135,000.  During the fiscal years of LML ended March 31, 2003 and 2004, his base annual salary was US$120,000.  On March 30, 2004, the Compensation Committee determined that, for administrative reasons, Mr. Gaines’ salary be changed from United States dollars to Canadian dollars.  This resulted in Mr. Gaines’ annual compensation of US$120,000 becoming Cdn.$168,000 for the fiscal years of LML ended March 31, 2005 and 2006.

The base salary for Mr. Schulz was established by management on August 1, 2001 upon commencement of his employment with our corporation in the position of Assistant Controller.  In setting Mr. Schulz’s initial compensation level, our management took into consideration the compensation paid to comparable executives within LML’s peer group.

The base salary for Mr. Peyton, who is employed by a subsidiary of LML, was established by management in July, 2000 in connection with the acquisition of the subsidiary by LML and was principally the result of negotiations between Mr. Peyton and LML as part of the acquisition.  Mr. Peyton was party to an employment agreement with LML’s subsidiary, LML Payment Systems Corp., from July 9, 2000 until July 9, 2006, when the agreement expired in accordance with its terms (although he remains employed with the same title, position and responsibilities as he had under the employment agreement).  Mr. Peyton received an annual salary of US$150,000 during the fiscal year ended March 31, 2003.  During the year ended March 31, 2004, Mr. Peyton voluntarily agreed to a 20% reduction in his base annual salary to US$120,000.  This reduction, which took effect at the midpoint of the fiscal year, resulted in Mr. Peyton’s actual base annual salary for the year ended March 31, 2004 being US$135,000.  Mr. Peyton received an annual salary of US$120,000 during the fiscal years ended March 31, 2005 and 2006.

Fiscal 2007 Compensation Levels of Named Executive Officers

In August, 2006, the Compensation Committee reviewed Mr. Gaines’ base salary and his compensation history.  In reviewing Mr. Gaines’ compensation history, the Compensation Committee noted that Mr. Gaines’ base salary, since it was first established at US$150,000 by the Compensation Committee in the 2001 fiscal year, had never been increased.  The Compensation Committee also noted that Mr. Gaines had voluntarily agreed to a reduction in salary of 20% in the fiscal year of LML ended March 31, 2002.  In light of these and other factors (including the compensation levels of comparable executives within LML’s peer group), on August 30, 2006, the Compensation Committee increased Mr. Gaines’ annual base salary from Cdn.$168,000 to Cdn.$181,000.

In August, 2006, the Compensation Committee reviewed Mr. Schulz’s base salary.  The Compensation Committee noted in particular that the completion of any of the potential mergers or business combination transactions that LML was evaluating at that time would likely result in significantly increased future responsibilities for Mr. Schulz.  In light of Mr. Schulz’s past performance and the anticipated future increase in his job responsibilities, on August 30, 2006, the Compensation Committee increased Mr. Schulz’s annual base salary from Cdn.$87,000 to Cdn.$101,000.

In addition to these increases in base salary for Messrs. Gaines and Schulz, on August 30, 2006, the Compensation Committee also recommended the grant of 50,000 stock options to Mr. Gaines and 25,000 stock options to Mr. Schulz, which were granted to them by the Stock Option Plan Administration Committee on August 30, 2006.  All of these stock options, which were fully vested on the date of grant, have an exercise price of US$3.62 per share and expire on August 30, 2011.

In May 2006, Mr. Gaines reviewed Mr. Peyton’s base salary and his compensation history.  In reviewing Mr. Peyton’s compensation history, Mr. Gaines noted that Mr. Peyton voluntarily agreed to a reduction in salary of 20% in fiscal 2004 and had not received any base compensation increases since such time.  In light of these and other factors, (including the compensation levels of comparable executives within LML’s peer group), Mr. Gaines increased Mr. Peyton’s annual base salary to US$180,000 per year effective May 1, 2006. In addition, Mr. Gaines recommended the grant of 50,000 stock options to Mr. Peyton, which were granted to Mr. Peyton by the Stock Option Plan Administration Committee on October 5, 2006.  These stock options have an exercise price of US$2.95 per share and expire on October 5, 2011.

Perquisites

Our Named Executive Officers are not entitled to any benefits that are not otherwise available to all of our employees.  We do not provide pension arrangements, post-retirement health coverage, or similar benefits for our Named Executive Officers or other employees.

401(k) Plan

We do not provide pension arrangements or post-retirement health coverage for our Named Executive Officers. Our Named Executive Officers who are U.S. residents are eligible to participate in our 401(k) plan.  We provide a matching contribution to eligible Named Executive Officers.  See “Summary Compensation Table” below.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Employment Arrangements

All of our Named Executive Officers are employees-at-will and as such do not have employment contracts with us.  See also “Termination of Employment, Change in Responsibilities and Employment Contracts” above.

Compensation Committee Report

The Compensation Committee of the LML Board has reviewed this Compensation Discussion and Analysis and has discussed this analysis with management. Based on its review and discussions with management, the committee recommended to the LML Board that the Compensation Discussion and Analysis be included in this offering circular.  This report is provided by the following independent directors, who comprise the committee:

COMPENSATION COMMITTEE OF LML

Greg A. MacRae
L. William Seidman
Jacqueline Pace

Stock Option Plans

1996 Stock Option Plan

Our 1996 Stock Option Plan was first adopted by our shareholders in 1996. The purpose of the 1996 Stock Option Plan is to advance the interests of our corporation by encouraging our directors, management and employees to increase their proprietary interest in our corporation and to remain associated with our corporation, as well as to furnish participants with an additional incentive in their efforts on our corporation’s behalf. At our annual meeting on September 18, 2000, our shareholders approved an amendment to our 1996 Stock Option Plan to increase the number of options to purchase common shares in our capital from 2,500,000 LML Shares to 3,000,000 LML Shares.

Administration and General Terms

Our 1996 Stock Option Plan is currently administered by our Stock Option Plan Administration Committee. The committee considers recommendations from our corporation’s compensation committee as to the granting of stock option awards to executive officers and has sole discretion as to the interpretation and construction of any provision of the 1996 Stock Option Plan, and the determination of the terms and conditions of awards granted pursuant  to the 1996 Stock Option Plan, although no participant may be granted options exceeding the maximum number of shares permitted under the rules of any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction. The exercise price of options issued under the 1996 Stock Option Plan shall not be less than the price permitted by any applicable regulator and such price shall be paid in cash or by certified check or bank draft.  The term of each option shall not exceed that permitted by any applicable regulator, and the right to exercise options is limited in the event the participant ceases, for any reason, to be a director, officer, employee or consultant of our corporation. Options are generally not transferable or assignable.

1996 Stock Option Plan Benefits

As of April 25, 2007, no executive officer, director or associate of any executive officer or director had been granted any options subject to shareholder approval. During the fiscal year ended March 31, 2007, we granted options to purchase 25,000 shares of our common stock at an exercise price of US$3.62 per LML Share to one of our directors. We also granted options to purchase a total of 100,000 shares of our common stock at an exercise price of US$3.62 per LML Share to three executive officers of our corporation, one of whom is also a director of our corporation. As of March 31, 2007, stock options to purchase a total of 176,000 LML Shares remain available to be granted under the 1996 Stock Option Plan.

1998 Stock Incentive Plan

Our 1998 Stock Incentive Plan was first adopted by our shareholders in 1998. The purpose of the 1998 Stock Incentive Plan is to attract and retain the best available personnel, to provide additional incentives to employees, directors and consultants to achieve the goals of our corporation and our shareholders and to promote the success of our business. At our annual meeting on September 18, 2000, our shareholders approved an amendment to our 1998 Stock Incentive Plan to increase the maximum number of common shares in our capital that may be issued pursuant to all awards granted under the 1998 Stock Incentive Plan from 1,000,000 common shares to 3,000,000 common shares.

Administration and General Terms

Our 1998 Stock Incentive Plan is currently administered by our Stock Option Plan Administration Committee.  The committee considers recommendations from the corporation’s compensation committee as to the granting of stock option awards to executive officers and has sole discretion as to the interpretation and construction of any provision of the 1998 Stock Incentive Plan, and the determination of the terms and conditions of awards granted pursuant to the 1998 Stock Incentive Plan.

Subject to applicable laws, including the rules of any applicable stock exchange or national market system, the Stock Option Plan Administration Committee is authorized to grant any type of award to an eligible person that is not inconsistent with the provisions of the 1998 Stock Incentive Plan, and that by its terms involves or may involve the issuance of any one or more of the following: (a) LML Shares in our capital (including “Performance Shares” which may be earned in whole or in part upon attainment of performance criteria established by the committee); (b) stock options, which may be granted as either “Incentive Stock Options” under Section 422 of the Internal Revenue Code of 1986 or options which do not qualify as Incentive Stock Options; (c) stock appreciation rights entitling the grantee to acquire such number of common shares in our capital or such cash compensation as will be determined by reference to any appreciation in the value of LML Shares in accordance with terms established by the committee; (d) restricted stock issuable for such consideration (if any) and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions to be established by the committee; (e) “Dividend Equivalent Rights” entitling the grantee to compensation measured by any dividends paid on LML Shares; or (f) “Performance Units” which may be earned in whole or in part upon attainment of performance criteria established by the committee and which may be settled in cash, LML Shares or other securities, or a combination of cash, LML Shares or other securities, as established by the Stock Option Plan Administration Committee.

The maximum number of LML Shares with respect to which options and stock appreciation rights may be granted in any fiscal year to any grantee who is a director, officer or employee of LML or any of its subsidiaries is 500,000 LML Shares, subject to certain adjustments. The term of each award shall not exceed that permitted by any applicable regulator, provided that the term of any Incentive Stock Option shall not exceed 10 years, and provided further that if an Incentive Stock Option is granted to a grantee who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of our corporation or any of its subsidiaries, the term of the Incentive Stock Option shall not exceed 5 years. The right to exercise awards is limited in the event the participant ceases, for any reason, to be a director, employee or consultant of our corporation. Awards are generally not transferable or assignable.

The Stock Option Plan Administration Committee has the discretion to determine the exercise or purchase price for any awards of stock options under the 1998 Stock Incentive Plan, except that: (a) the exercise or purchase price of any Incentive Stock Option or any award intended to qualify as “Performance-Based Compensation” under Section 162(m) of the Internal Revenue Code may not be less than 100% of the fair market value of our common stock on the date of grant; and (b) the exercise price of an Incentive Stock Option granted to a grantee whose holdings exceed 10% of the voting power must be at least 110% of the fair market value on the date of grant.

1998 Stock Incentive Plan Benefits

As of April 25, 2007, no executive officer, director or associate of any executive officer or director has been granted any awards subject to shareholder approval, and no person has received or is currently expected to receive 5% of the awards issuable under the 1998 Stock Incentive Plan. During the fiscal year ended March 31, 2007, we granted options to purchase 50,000 LML Shares at an exercise price of US$3.62 per LML Share to two of our directors.  We also granted options to purchase a total of 50,000 LML Shares at an exercise price of US$2.95 per LML Share to an executive officer of one our subsidiaries (who is also a Named Executive Officer).  As of March 31, 2007, a total of 1,481,967 LML Shares remain available to be granted as the subject of stock options under the 1998 Stock Incentive Plan.

Aggregate Awards Under the 1996 Stock Option Plan and 1998 Stock Incentive Plan in the Year Ended March 31, 2007

During the year ended March 31, 2007, stock options to acquire an aggregate of 125,000 LML Shares were granted under our 1996 Stock Option Plan, none of which had expired on or before March 31, 2007, and awards to acquire an aggregate of 635,000 LML Shares were granted under our 1998 Stock Incentive Plan, of which none had expired on or before March 31, 2007.

Summary of Compensation of Executive Officers

The following table summarizes the compensation that LML paid during the fiscal years of LML ended March 31, 2007, March 31, 2006 and March 31, 2005 to its Principal Executive Officer, its Principal Financial Officer and to one Executive Vice-President of LML’s subsidiary, LML Payment Systems Corp. (“Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended	Salary (US$)	Option Awards (US$) (1)	All Other Compensation(US$)	Total (US$)

Patrick H. Gaines President, CEO and Director	2007	$175,583(2)	$91,214(1)	-	$266,797
	2006	$168,000(3)		-	$168,000
	2005	$168,000(3)		-	$168,000

Richard R. Schulz Controller, Principal and Financial Officer	2007	$95,166(4)	$146,941(1)	-	$242,107
	2006	$81,375(4)		-	$81,375
	2005	$72,000(4)		-	$72,000

Robert E. Peyton Executive Vice-President of Information Technologies of LML Payment Systems Corp.	2007	$173,076	$11,785(1)	$ 1,730(5)	$186,591
	2006	$120,000	-	$1,473(5)	$121,473
	2005	$120,000	-	$4,292(5)	$124,292

Notes:

(1)
The amounts reported in the “Option Awards” column reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended March 31, 2007, in accordance with SFAS 123R. For additional information relating to the assumptions used in the calculation of these amounts for Messrs. Gaines and Schulz, refer to Note 3 in LML’s financial statements for the second quarter of the fiscal year ended March 31, 2007, included in LML’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2006.  For additional information relating to the assumptions used in the calculation of these amounts for Mr. Peyton, refer to Note 3 to LML’s financial statements for the third quarter of the fiscal year ended March 31, 2007, included in LML’s Quarterly Report on Form 10-Q filed with the SEC on February 6, 2007.  Other than indicated below or otherwise in this information circular, LML has not granted any restricted shares or restricted share units, stock appreciation rights ("SARs") or long term incentive plan payouts to the named officers and directors during the fiscal years indicated.

The amount reported in the “Option Awards” column for Mr. Gaines is related to stock options to purchase 50,000 LML Shares granted in August, 2006.  The amount reported in the “Option Awards” column for Mr. Schulz consists of: (i) US$101,334 related to stock options to purchase 80,000 LML Shares granted in April 2004 and (ii) US$45,607 related to stock options to purchase 25,000 LML Shares granted in August, 2006.  The amount reported in the “Option Awards” column for Mr. Peyton is related to stock options to purchase 50,000 LML Shares granted in October 2006.

(2)	On August 30, 2006, the Compensation Committee increased Mr. Gaines’ annual compensation from Cdn.$168,000 to Cdn.$181,000.

(3)
On March 30, 2004, the Compensation Committee determined that, for administrative reasons, Mr. Gaines’ salary be changed from United States dollars to Canadian dollars. This resulted in Mr. Gaines’ annual compensation of US$120,000 becoming Cdn.$168,000 for the fiscal years ended March 31, 2005 and 2006.

(4)	Canadian Dollars.

(5)	Represents matching payments made by LML to Mr. Peyton’s account under LML’s 401(k) plan.

Grants of Plan-Based Awards During the Fiscal Year Ended March 31, 2007

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (US$/Sh)	Grant Date Fair Value of Option Awards(1) (US$)

Patrick H. Gaines President, CEO and Director	August 30, 2006	50,000	$3.62	$91,214
Richard R. Schulz Controller and Principal Financial Officer	August 30, 2006	25,000	$3.62	$45,607
Robert E. Peyton Executive Vice-President of Information Technology of LML Payment Systems Corp.	October 5, 2006	50,000	$2.95	$72,913

Notes:

(1)	Represents the total SFAS 123R grant date fair value of the grant.

Outstanding Equity Awards at March 31, 2007

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price (US$)	Option Expiration Date

Patrick H. Gaines	250,000	-	$6.25	April 1, 2009
	75,000	-	$4.52	August 24, 2010
	50,000	-	$3.62	August 30, 2011
Richard R. Schulz	80,000	-	$5.00	August 19, 2007
	80,000	-	$6.25	April 1, 2009
	25,000	-	$4.52	August 24, 2010
	25,000	-	$3.62	August 30, 2011
Robert E. Peyton	80,000	-	$5.00	August 19, 2007
	18,750	31,250(1)	$2.95	October 5, 2011

Notes:

(1)	These options will vest as to 6,250 options on each of October 5, 2007, April 5, 2008, October 5, 2008, April 5, 2009 and October 5, 2009.

Option Exercises and Stock Vested at March 31, 2007

There were no options exercised by any Named Executive Officers during the fiscal year ended March 31, 2007.  We have not awarded stock to any Named Executive Officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that LML’s executive officers and directors and persons who own more than 10% of a registered class of LML’s equity securities file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the SEC to furnish LML with copies of all Section 16(a) reports they file.

To the best of LML’s knowledge, all executive officers and directors and greater than 10% shareholders filed the required reports in a timely manner during the fiscal year ended March 31, 2007.

Stock Performance Graph

The graph set forth below compares the cumulative total shareholder return on the LML Shares between March 31, 2002 and March 31, 2007 with the cumulative return of (i) the NASDAQ Stock Market Index (US) and (ii) the NASDAQ Computer and Data Processing Index (US and Foreign), over the same period. This graph assumes the investment of US$100 on March 31, 2002 in the LML Shares, the NASDAQ Stock Market Index (US) and the NASDAQ Computer and Data Processing Index (US and Foreign), and assumes the reinvestment of dividends, if any.

The comparisons shown in the graph below are based upon historical data. We caution that the share price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the LML Shares. Information used in the graph was obtained from the Center for Research in Security Prices, Graduate School of Business, The University of Chicago, a source believed to be reliable but we are not responsible for any errors or omissions in such information.

Comparison of Five—Year Cumulative Total Returns
Performance Graph for
L M L PAYMENT SYSTEMS INC

Produced on 04/26/2007 including data to 03/30/2007

$140
$130
$120
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
133.4
125.9
26.9
03/28/2002
03/31/2003
03/31/2004
03/31/2005
03/31/2006
03/30/2007

Legend

Symbol	CRSP Total Returns Index for:	03/2002	03/2003	03/2004	03/2005	03/2006	03/2007
——— ■	L M L PAYMENT SYSTEMS INC	100.0	45.2	51.1	42.0	73.4	26.9
— — *	Nasdaq Stock Market (US Companies)	100.0	73.4	108.3	109.1	128.6	133.4
- - - ▲	Nasdaq Computer and Data Processing Stocks SIC 7370—7379 US & Foreign	100.0	72.8	92.0	97.9	115.3	125.9

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year—end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 03/28/2002.

13983

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

©Copyright 2007

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth, as of April 25, 2007, certain information with respect to the beneficial ownership of the LML Shares by each holder known by LML to be the beneficial owner of more than 10% of the LML Shares. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

	LML Shares Beneficially Owned

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)

The Estate of Robert E. Moore c/o Mr. Howard J. Kellough 2800-1055 Dunsmuir St. Vancouver, British Columbia	5,066,018(2)	25.1%

Notes:

(1)
Based on 20,207,094 LML Shares issued and outstanding as of April 25, 2007.  Except as otherwise indicated, LML believes that the beneficial owner of LML Shares listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)
Includes 1,363,005 LML Shares held by the following companies controlled by Mr. Robert E. Moore’s Estate: 716377 Alberta Ltd. (1,233,332 shares), Lancia Investments Ltd. (86,437 shares) and 719774 Alberta Ltd. (43,236 shares).

Indebtedness of Directors and Executive Officers

No individual who is, or at any time since the incorporation of LML was, a director or executive officer of LML, or their associates, is indebted to LML or has any indebtedness to another entity which is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by LML.

Equity Compensation Plan Information

The following table provides information as of April 25, 2007 about LML Shares that may be issued upon the exercise of options, warrants and rights under all of LML’s existing equity compensation plans, including the 1996 Stock Option Plan and the 1998 Stock Incentive Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding Options, warrants and rights (a)	Weighted-average exercise price of outstanding Options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by securityholders(1)	2,225,500	US$4.59	1,657,967
Equity compensation plans not approved by securityholders	-	-	-
Total	2,225,500	US$4.59	1,657,967

Notes:

(1)	These plans consist of: (i) the 1996 Stock Option Plan, and (ii) the 1998 Stock Incentive Plan. See “Information Concerning LML – Stock Option Plans”.

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF LML

The information regarding LML contained in this Information Circular (including the Consolidated Financial Statements of LML and Notes thereto found in Appendix “F” and the information and analysis under the captions “Selected Consolidated Financial Information of LML” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of LML”) does not include LML’s consolidated audited financial statements (and accompanying discussion and analysis) for the fiscal year ended March 31, 2007, which will not be available until LML files its Form 10-K for the fiscal year ended March 31, 2007 with the SEC.  LML is required to file such Form 10-K no later than Thursday, June 14, 2007.  Shareholders are urged to read LML’s Form 10-K for the fiscal year ended March 31, 2007 when it becomes available.  Shareholders will be able to obtain a free copy of such Form 10-K, as well as other filings made from time to time by LML with the SEC, at the SEC’s internet website at www.sec.gov.

Table of Selected Financial Data1
 (Presented under Canadian GAAP)
(Amounts in thousands, except per share data)

	Nine Months ended
	December 31 (unaudited) (US$)		Year Ended March 31 (US$)

	2006	2005	2006	2005	2004
Statement of operations data:
Operating revenue	$4,963	$3,924	$5,458	$6,658	$8,740
Loss from continuing operations[2]	(1,159)	(4,142)	(4,647)	(4,150)	(2,316)
Discontinued operations[3]	-	-	-	-	588
Net loss[2]	(1,159)	(4,142)	(4,647)	(4,150)	(1,728)
Loss from continuing operations per share – basic	(.06)	(.21)	(.23)	(.21)	(.12)
Loss from continuing operations per share - diluted	(.06)	(.21)	(.23)	(.21)	(.12)
Net Loss per share – basic	(.06)	(.21)	(.23)	(.21)	(.09)
Net Loss per share – diluted	(.06)	(.21)	(.23)	(.21)	(.09)
Weighted average number of common shares outstanding – basic	20,206	20,156	20,164	20,012	19,606
Weighted average number of common shares outstanding – diluted	20,206	20,156	20,164	20,012	19,606
Balance sheet data:
Current assets	11,312	5,288	4,753	7,318	6,713
Total assets	12,598	6,649	6,078	9,070	9,759
Current liabilities	2,461	1,936	1,725	1,204	1,076
Long-term debt, less current portion	4	-	-	23	56
Notes:

(1)
The financial information set forth in this table for the nine months ended December 31, 2006 and 2005 and for the fiscal years ended March 31, 2004, 2005 and 2006 includes the accounts of LML on a consolidated basis.

(2)
Loss from continuing operations and net loss for the nine months ended December 31, 2006 and December 31, 2005 include stock-based compensation expenses of approximately US$688,000 and US$802,000, respectively. Loss from continuing operations and net loss for the fiscal years ended March 31, 2006, 2005 and 2004 include stock based compensation expenses of approximately US$904,000, US$1.5 million and US$86,000, respectively, resulting from LML’s adoption of new accounting standards requiring fair value accounting for all stock options issued during the year.

(3)
During the fiscal year ended March 31, 2004 LML sold the Wildwood Estates property for gross proceeds of approximately US$2.4 million.  The decision to discontinue operations of this business segment resulted from an opportunity to sell the property and consequently remove a business segment no longer consistent with LML’s business strategy.  The results of these discontinued operations have been reclassified in the statements of operations and deficit and cash flows for the year ended March 31, 2004.

Summary Quarterly Financial Data (Unaudited)

The following summarizes the unaudited quarterly financial results of LML for the fiscal years ended March 31, 2006, March 31, 2005 and March 31, 2004 (in thousands, except share data):

Year Ended March 31, 2006(US$)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Net revenue	$1,560	$1,158	$1,206	$1,534
Net loss	(1,078)	(1,964)	(1,100)	(505)
Basic net loss per common share	(.05)	(.10)	(.05)	(.03)
Diluted net loss per common share	(.05)	(.10)	(.05)	(.03)

Year Ended March 31, 2005 (US$)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Net revenue	$2,094	$1,591	$1,450	$1,523
Net loss	(1,360)	(863)	(943)	(984)
Basic net loss per common share	(.07)	(.04)	(.05)	(.05)
Diluted net loss per common share	(.07)	(.04)	(.05)	(.05)

Year Ended March 31, 2004 (US$)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Net revenue	$1,897	$1,773	$2,376	$2,694
Income (Loss) from continuing operations	(1,057)	(1,108)	(233)	82
Discontinued operations	599	(11)	-	-
Net income (loss)	(458)	(1,119)	(233)	82
Basic loss from continuing operations per common share	(.05)	(.06)	(.01)	-
Diluted loss from continuing operations per common share	(.05)	(.06)	(.01)	-
Basic net loss per common share	(.02)	(.06)	(.01)	-
Diluted net loss per common share	(.02)	(.06)	(.01)	-

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF LML

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements of LML and Notes thereto found in Appendix “F”.  This information is not necessarily indicative of future operating results.  The Consolidated Financial Statement and Notes thereto have been prepared in accordance with Canadian GAAP.

Unless the context otherwise requires, references in this section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of LML” to “LML,” “we,” “us” or “our” refer to LML Payment Systems Inc. and its direct and indirect subsidiaries. LML Payment Systems Inc.’s subsidiaries are LML Corp., Legacy Promotions Inc. and LHTW Properties, Inc. LML Corp’s subsidiaries are LML Patent Corp., and LML Payment Systems Corp.

Forward Looking Information

All statements other than statements of historical fact contained in this section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of LML” are forward-looking statements.  Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “estimate,” “intend,”  “project,” “potential” or “expect” or similar statements.  The forward-looking statements were prepared on the basis of certain assumptions which relate, among other things, to the demand for and cost of marketing our services, the volume and total value of transactions processed by merchants utilizing our services, the technological adaptation of electronic check conversion end-users, the renewal of material contracts in our business, our ability to anticipate and respond to technological changes, particularly with respect to financial payments and e-commerce, in a highly competitive industry characterized by rapid technological change and rapid rates of product obsolescence, our ability to develop and market new product enhancements and new products and services that respond to technological change or evolving industry standards, no unanticipated developments relating to previously disclosed lawsuits against us, and the cost of protecting our intellectual property.  Even if the assumptions on which the forward-looking statements are based prove accurate and appropriate, the actual results of our operations in the future may vary widely due to technological changes, increased competition, new government regulation or intervention in the industry, general economic conditions and other risks described elsewhere in this Information Circular.  See “Risk Factors – Risks Associated with LML and the LML Shares”.  Accordingly, the actual results of our operations in the future may vary widely from the forward-looking statements included in this section.  All forward-looking statements included in this section are expressly qualified in their entirety by the cautionary statements in this paragraph.

Overview

LML Payment Systems Inc. is a financial payment processor.  We provide check risk services such as electronic check authorization, electronic check processing services such as electronic check conversion and return check management such as traditional and electronic recovery services to retail clients.  We also provide mainframe payment processing software modules and rights to use our patented intellectual property to retailers and other payment processors.

When we provide return check management services, we typically receive revenue when we are successful at recovering the principal amount of the original transaction on behalf of the client.  In some instances we also earn a percentage of the principal amount and in some other instances our secondary recovery services provide for us to earn additional fees when legal action is required.

When we provide check authorization and electronic check conversion services we typically earn revenue based upon the number of transactions we process through our data center.

When we provide mainframe based payment software modules to clients who are of sufficient size and possess the technical capability to process financial transactions in-house, or through their own data center, we typically earn revenue by way of a fixed software license fee.  In some instances we also earn revenue by way of royalties that are typically based upon a fixed sale price or on a usage or transaction basis.

When we provide clients licenses to our intellectual property estate (which includes four U.S. patents describing electronic check processing methods), we typically earn revenue or other income from release fees for potential past infringement and ongoing royalty fees. In some instances we also earn revenue from license agreements that provide for the payment of contractually determined paid-up license fees to us in consideration for the grant of a non-exclusive, retroactive and future license to our intellectual property estate and in other instances, where license agreements include multiple element arrangements, we may defer this revenue and recognize the revenue ratably over the license term.

We provide our financial payment processing services from our office locations in Scottsdale, Arizona and Wichita, Kansas.

FISCAL YEARS ENDED MARCH 31, 2006, 2005 AND 2004

Results of Operations

Fiscal year 2006 compared to Fiscal year 2005

Revenue

Total revenue for fiscal year 2006 was approximately US$5.5 million, approximately a 17.9% decrease over total revenue of approximately US$6.7 million for fiscal year 2005.  This decrease is primarily attributable to a decrease in revenue associated with our primary and secondary check collection business.

Revenue from electronic check verification increased approximately 10% from approximately US$1.0 million for fiscal year 2005 to approximately US$1.1 million for fiscal year 2006. This increase is primarily attributable to an increase in existing customers utilizing our enhanced electronic check verification services.  Our enhanced electronic check verification services provide customers with access to additional check databases for a higher per transaction fee.

Revenue from our primary check collections business decreased approximately 50% from approximately US$2.0 million for fiscal year 2005 to approximately US$1.0 million for fiscal year 2006. The reduction in revenue from our primary check collections business was primarily attributable to us no longer providing check recovery services to 7-Eleven, formerly our largest customer which was responsible for approximately 20% of revenue from our primary check collections business for the fiscal year 2005. Revenue from our secondary check collections business decreased approximately 18.5% from approximately US$2.7 million for fiscal year 2005 to approximately US$2.2 million for fiscal year 2006. The decrease in revenue from our secondary check collections business was partially attributable to a decrease in collections of the principal amount and related fees of returned checks assigned for secondary recovery and partially attributable to a reduction in new returned check volume assigned for secondary recovery of approximately 27.4% for fiscal year 2006 as compared to fiscal year 2005.

In light of these decreases in revenue from our primary and secondary check collections operations, we are presently evaluating our current business strategy in these areas of our business.  We are reviewing options such as adjusting and/or re-positioning some of our services in this market, which may include new marketing strategies including offerings of different financial payment processing products.  Any new strategy may include acquiring complementary businesses, products or technologies, and/or divesting certain operations in whole or in part or discontinuing providing certain financial payment processing products or services currently being offered.    See also “Liquidity and Capital Resources”.

Revenue from our licensing of certain payment software modules was approximately US$162,000 for fiscal year 2006, compared to approximately US$105,000 for fiscal year 2005.

Revenue from royalties received from Checkfree pertaining to their marketing of the PEP+ reACH™ product was approximately US$413,000 for fiscal year 2006, compared to approximately US$267,000 for fiscal year 2005.  We believe future royalties are dependent upon the continued successful marketing by Checkfree Corporation of the PEP+ reACH™ product.   According to the Nilson Report issue #847 dated December 2005, checks written at retailers have been decreasing as a percentage of overall payments primarily as a result of increases in credit and debit card transactions.  We expect this trend to continue, making it more expensive (on a per item basis) for retailers to process paper check items.  We also believe that as more consumer payments migrate to credit and debit cards, those consumers who continue to use checks may present a higher degree of risk to merchants and retailers thus making our check authorization services valuable to merchants and retailers.

We believe that retailers may be attracted to the cost savings that electronic check conversion processes can provide over paper check transactions.

We believe that the number of electronic check transactions will continue to increase and believe that such increases will provide continued revenue opportunities for us.  According to NACHA, accounts receivable check conversion, referred to by many as ARC, grew 71% last year to over 1.6 billion transactions.  We believe that the potential for the ARC market is much larger than current processing levels.  Our partnership with Checkfree Corporation and their marketing of the PEP+ reACHTM product to banks, financial institutions and other organizations who currently provide paper lockbox services to clients, represents an important growth opportunity for us.

Revenue from licensing our patented intellectual property increased by approximately 22.5% from approximately US$120,000 for fiscal year 2005 to approximately US$147,000 for fiscal year 2006. We expect that revenue from licensing our intellectual property may fluctuate significantly from year to year and we cannot give any assurance as to the level of licensing revenue that will be realized in future periods.

We continue to actively seek to license our patent estate and have received various levels of interest from entities regarding licensing arrangements.  Our goal is to negotiate long-term arrangements based upon favourable financial terms while at the same time preparing to enforce the rights granted to us under our patent estate.  We now have six licensees of our patents and expect to license other businesses processing electronic check transactions at the point-of-sale and in other fields.  While we have not fully quantified the results of successfully licensing our patent estate, we expect that licensing arrangements would have a significant positive impact upon our future financial performance.

Costs of operations

Costs of operations consist of transaction processing costs, transaction processing personnel, equipment related costs and telecommunication costs. Costs of operations decreased from approximately US$5.3 million in fiscal year 2005 to approximately US$4.6 million in fiscal year 2006, a decrease of approximately 13.2%. The decrease was primarily attributable to certain cost reductions such as transaction processing costs, transaction processing personnel and telecommunication costs associated with us no longer providing check authorization and recovery services to 7-Eleven, our former largest customer.  For fiscal year 2006, costs of operations as a percentage of revenue increased to approximately 83.6% compared to approximately 79.1% for fiscal year 2005.  Costs of operations were approximately US$1.1 million in the first quarter, approximately US$1.1 million in the second quarter, approximately US$1.2 million in the third quarter and approximately US$1.2 million in the fourth quarter.

Sales, general and administrative expenses

Sales, general and administrative expenses consist primarily of professional service fees, which include legal fees, audit fees, SEC compliance costs and costs related to compliance with the Sarbanes-Oxley Act of 2002 of the U.S., stock-based compensation expense, personnel costs, commissions, office facilities, travel, promotional events such as trade shows, seminars and technical conferences, and public relations. Sales, general and administrative expenses increased to approximately US$4.8 million from approximately US$4.0 million for the fiscal year 2006 and 2005, respectively, an increase of approximately US$800,000 or approximately 20%. The increase in sales, general and administrative expenses is primarily attributable to an increase in legal fees of approximately US$1.4 million from approximately US$381,000 for fiscal year 2005 to approximately US$1.8 million for fiscal year 2006. The increase in legal fees is primarily attributable to an increase in costs associated with the patent infringement suit we filed during fiscal year 2005 of approximately US$1.3 million from approximately US$176,000 for fiscal year 2005 to approximately US$1.5 million for fiscal year 2006, and partially attributable to costs associated with the legal fees related to the arbitration proceedings between us and a former consultant and other legal fees associated with ordinary legal matters incidental to our business. The increase in sales, general and administrative expenses was partially offset by a decrease in stock-based compensation expense of approximately US$600,000 from approximately US$1.5 million for fiscal year 2005 to approximately US$904,000 for fiscal year 2006. See also “Liquidity and Capital Resources”.

Amortization and depreciation

Amortization on intangibles increased to approximately US$157,000 for fiscal year 2006 from approximately US$147,000 for fiscal year 2005.  Depreciation expenses relating to our system software and other software decreased to approximately US$247,000 for fiscal year 2006 from approximately US$1.0 million for fiscal year 2005.    Depreciation expense for capital assets decreased to approximately US$213,000 for fiscal year 2006 from approximately US$263,000 for fiscal year 2005.  The decreases in depreciation expenses were primarily attributable to certain capital assets, which were acquired through previous years’ acquisitions, becoming fully depreciated during fiscal year 2006.

Other expenses (income)

During the fiscal year 2006 we had other expenses of approximately US$241,000 compared to approximately US$4,000 for fiscal year 2005. The increase in other expenses is primarily attributable to the costs associated with an arbitrator’s decision to award a former consultant of ours approximately US$156,000 in damages plus interest of approximately US$61,000 for an alleged breach of ours in failing to issue additional common shares as part of our former consultant’s finders fees with respect to certain acquisitions made by us in the fiscal years ended March 31, 2000 and March 31, 2001. The arbitrator’s decision also included reimbursing certain arbitration costs to our former consultant totalling approximately US$10,000. See also Part I, Item 3 – “Legal Proceedings”.

Interest income, net

Interest expense increased to approximately US$10,000 in fiscal year 2006 compared to approximately US$8,000 in fiscal year 2005. Interest income for fiscal year 2006 increased to approximately US$142,000 from approximately US$90,000 for fiscal year 2005. The increase in interest income was primarily attributed to an increase in interest rates from an average of approximately 1.74% in fiscal year 2005 to approximately 3.00% in fiscal year 2006.

Income Taxes

We regularly evaluate the realizability of our future tax assets given the nature of our operations and given the tax jurisdictions in which we operate. At this time, we consider it more likely than not that the future tax assets will not be realized through future taxable income. Accordingly, a valuation allowance of 100% has been provided against these future tax assets at March 31, 2006 and 2005.

Loss from continuing operations

Loss from continuing operations was approximately US$4.6 million for fiscal year 2006 and approximately US$4.2 million for fiscal year 2005.  Loss from continuing operations per both basic and diluted shares was approximately (US$0.23) for fiscal year 2006, as compared to approximately (US$0.21) for fiscal year 2005.

Fiscal year 2005 compared to Fiscal year 2004

Revenue

Total revenue for fiscal year 2005 was approximately US$6.7 million, approximately a 23% decrease over total revenue of approximately US$8.7 million for fiscal year 2004.  This decrease is partially attributable to a decrease in revenue related to the licensing of our intellectual property estate and partially attributable to a decrease in revenue associated with our electronic check verification and primary check collections business.

Revenue from electronic check verification decreased approximately 23.1% from approximately US$1.3 million for fiscal year 2004 to approximately US$1.0 million for fiscal year 2005. The decrease is primarily attributable to us no longer providing electronic check verification services to 7-Eleven, formerly our largest customer which was responsible for approximately 30% of revenue from our electronic check verification services for the fiscal year 2004.

Revenue from our primary check collections business decreased approximately 42.9% from approximately US$3.5 million for fiscal year 2004 to approximately US$2.0 million for fiscal year 2005. The reduction in revenue from our primary check collections business was primarily attributable to us no longer providing check recovery services to 7-Eleven, formerly our largest customer which was responsible for approximately 41.2% of revenue from our primary check collections business for the fiscal year 2004. Revenue from our secondary check collections business increased approximately 22.7% from approximately US$2.2 million for fiscal year 2004 to approximately US$2.7 million for fiscal year 2005. The increase in revenue from our secondary check collections business was primarily attributable to an increase in collections of the principal amount and related fees of returned checks assigned for secondary recovery.

We ceased providing check authorization and recovery services to 7-Eleven, formerly our largest customer, on May 31, 2004. Revenue from 7-Eleven directly attributable to this contract amounted to approximately 23% of our total revenue in fiscal 2004 and represents approximately US$1.6 million or approximately 80% of the total decrease in revenue for the fiscal year 2005 versus the fiscal year 2004.  We believe that replacement revenue may come from sales of our electronic check verification, recovery and electronic check conversion products and services to existing and new merchant clients, the licensing of our patented technology regarding electronic check processing and royalties from software licensing agreements.  Failure to successfully replace some or all of this revenue could have a material adverse effect on our liquidity, capital resources or results of operations.

Revenue from our licensing of certain payment software modules was approximately US$105,000 for fiscal year 2005, compared to approximately US$95,000 for fiscal year 2004.

Revenue from royalties received from Checkfree pertaining to their marketing of the PEP+ reACH™ product was approximately US$267,000 for fiscal year 2005, compared to approximately US$455,000 for fiscal year 2004.  We believe future royalties are dependent upon the continued successful marketing by Checkfree Corporation of the PEP+ reACH™ product.

Revenue from licensing our patented intellectual property decreased by approximately US$537,000 or approximately 81.7% from approximately US$657,000 for fiscal year 2004 to approximately US$120,000 for fiscal year 2005. This decrease represents approximately 26.9% of the total decrease in revenue for the fiscal year 2005 versus the fiscal year 2004.

Costs of operations

Costs of operations consist of transaction processing costs, personnel costs, equipment related costs and telecommunication costs. Costs of operations decreased from approximately US$6.5 million in fiscal year 2004 to approximately US$5.3 million in fiscal year 2005, a decrease of approximately 18.5%. The decrease was partially attributable to certain cost reductions, including staff reductions, implemented during the third quarter of fiscal 2004 and partially attributable to certain cost reductions associated with us no longer providing check authorization and recovery services to 7-Eleven.  For fiscal year 2005, costs of operations as a percentage of revenue increased to approximately 79.1% compared to approximately 74.7% for fiscal year 2004.  Costs of operations were approximately US$1.5 million in the first quarter, approximately US$1.4 million in the second quarter, approximately US$1.3 million in the third quarter and approximately US$1.1 million in the fourth quarter.  We continue to seek ways to reduce costs of operations.

Sales, general and administrative expenses

Sales, general and administrative expenses consist primarily of stock-based compensation expense, personnel costs, commissions, office facilities, travel, promotional events such as trade shows, seminars and technical conferences, public relations and professional service fees, which include legal fees, audit fees, SEC compliance costs and costs related to compliance with the Sarbanes-Oxley Act of 2002 of the U.S. Sales, general and administrative expenses increased to approximately US$4.0 million from approximately US$2.6 million for the fiscal year 2005 and 2004, respectively, an increase of approximately US$1.4 million or approximately 53.8%. The increase was primarily attributable to an increase in stock-based compensation expense of approximately US$1.4 million from approximately US$86,000 in fiscal 2004 to approximately US$1.5 million in fiscal 2005. In fiscal year 2004, we adopted new accounting standards that require fair value accounting for all stock options issued effective fiscal 2004. The total fair value stock compensation is amortized over the vesting period resulting in a stock-based compensation expense. The increase in sales, general and administrative expenses  were also partially attributable to increases in professional fees, including auditing and accounting fees, of approximately US$410,000 associated with the continuing compliance with the Sarbanes-Oxley Act of 2002 of the U.S. offset by lower costs associated with the reduction of personnel and reduced general corporate expenses.

Amortization and depreciation

Amortization on intangibles decreased to approximately US$147,000 for fiscal year 2005 from approximately US$201,000 for fiscal year 2004.  The decrease in amortization on intangibles is primarily attributable to the non-compete agreements originating from previous years’ acquisitions becoming fully amortized during the fiscal year 2004.  Depreciation expenses relating to our system software and other software decreased to approximately US$1.0 million for fiscal year 2005 from approximately US$1.4 million for fiscal year 2004.    Depreciation expense for capital assets decreased to approximately US$263,000 for fiscal year 2005 from approximately US$450,000 for fiscal year 2004.  The decrease was primarily attributable to certain capital assets, which were acquired through previous years’ acquisitions, becoming fully depreciated during fiscal year 2005.

Other expenses (income)

Other expenses were approximately US$4,000 in fiscal year 2005 compared to other income of approximately US$22,000 in fiscal year 2004.

Interest income, net

Interest expense increased to approximately US$8,000 in fiscal year 2005 compared to approximately US$4,000 in fiscal year 2004. Interest income for fiscal year 2005 increased to approximately US$90,000 from approximately US$45,000 for fiscal year 2004. The increase in interest income was primarily attributed to an increase in interest rates from an average of approximately 0.94% in fiscal year 2004 to approximately 1.74% in fiscal year 2005.

Income Taxes

We regularly evaluate the realizability of our future tax assets given the nature of our operations and given the tax jurisdictions in which we operate. At this time, we consider it more likely than not that the future tax assets will not be realized through future taxable income. Accordingly, a valuation allowance of 100% has been provided against these future tax assets at March 31, 2005 and 2004.

Loss from continuing operations

Loss from continuing operations was approximately US$4.2 million for fiscal year 2005 and approximately US$2.3 million for fiscal year 2004.  Loss from continuing operations per both basic and diluted shares was approximately (US$0.21) for fiscal year 2005, as compared to approximately ($0.12) for fiscal year 2004.

Liquidity and Capital Resources

March 31, 2006 compared to March 31, 2005

Our liquidity and financial position consisted of approximately US$3 million in working capital as of March 31, 2006 compared to approximately US$6.1 million in working capital as of March 31, 2005. The decrease in working capital was primarily attributable to cash used in operating activities of continuing operations of approximately US$2.4 million. Cash used in operating activities of continuing operations increased approximately US$1.6 million from approximately US$778,000 for fiscal year 2005 to approximately US$2.4 million for fiscal year 2006. The increase in cash used in operating activities of continuing operations was primarily attributable to an increase in sales, general and administrative expenses (exclusive of the decrease in non-cash stock-based compensation expense of approximately US$596,000) of approximately US$1.3 million. Cash used in investing activities was approximately US$200,000 for fiscal year 2006 as compared to cash provided by investing activities of approximately US$60,000 for fiscal year 2005, an increase in cash used in investing activities of approximately US$260,000. The increase in cash used in investing activities was primarily attributed to the maturity of short-term investments of approximately US$184,000 during fiscal year 2005 and partially attributable to an increase in capital asset expenditures of approximately US$47,000 from approximately US$105,000 for fiscal year 2005 to approximately US$152,000 for fiscal year 2006. Cash provided by financing activities was approximately US$184,000 for fiscal year 2006 compared to approximately US$1.8 million for fiscal year 2005. The decrease in cash provided by financing activities was primarily due to the reduction in proceeds from exercise of options of our common stock of approximately US$1.6 million from approximately US$1.8 million for fiscal year 2005 to approximately US$233,000 for fiscal year 2006.

We anticipate positive cash flows from our operating activities in fiscal 2007. Subsequent to our fiscal year 2006, we entered into separate settlement and license agreements with the companies whom we had filed suits against in our fiscal year 2005. The consideration we initially received from these settlement and license agreements was US$16,000,000 of which US$7,100,000 was paid pursuant to our special fee arrangement we entered into with our legal council, Kirkland & Ellis LLP. We believe the net consideration of US$8,900,000 in addition to further consideration we anticipate receiving from future running royalties pursuant to one of the settlement and license agreements should provide positive cash flows from our operating activities in fiscal 2007 (see Part I, Item 3 - “Legal Proceedings”).  Consequently, we believe that this consideration combined with our existing cash and cash equivalent balances should satisfy our working capital and capital expenditure requirements in fiscal 2007.

In light of our strategic objective of acquiring electronic payment volume across all our financial payment processing services and strengthening our position as a financial payment processor, our long-term plans may include the potential to strategically acquire complementary businesses, products or technologies and may also include instituting actions against other entities who we believe are infringing our intellectual property.  We believe that existing cash and cash equivalent balances and potential cash flows from operations should satisfy our long-term cash requirements, however, we may elect to raise additional funds for these purposes, either through equity or debt financing, as appropriate.  There can be no assurance that such financing would be available on acceptable terms, if at all.

March 31, 2005 compared to March 31, 2004

Our liquidity and financial position consisted of approximately US$6.1 million in working capital as of March 31, 2005 compared to US$5.6 million in working capital as of March 31, 2004. The increase in working capital was attributable to cash flows provided by financing activities of continuing operations of approximately US$1.8 million and cash provided by investing activities of continuing operations of approximately US$60,000 offset by cash used in operating activities of continuing operations of approximately US$778,000. Cash flows used in operating activities of continuing operations increased approximately US$246,000 from approximately US$532,000 for fiscal year 2004 to approximately US$778,000 for fiscal year 2005. The increase in cash flows used in operating activities of continuing operations was primarily attributable to an increase in loss from continuing operations of approximately US$1.8 million, offset by an increase in non-cash stock-based compensation expense of approximately US$1.4 million.  Cash provided by investing activities of continuing operations was approximately US$60,000 for fiscal year 2005 as compared to cash used in investing activities of continuing operations of approximately US$327,000 for fiscal year 2004. The increase in cash provided by investing activities of continuing operations during fiscal year 2005 was primarily attributable to a maturity of a short term investment of approximately US$184,000 offset by capital asset expenditures of approximately US$105,000. Cash provided by financing activities of continuing operations was approximately US$1.8 million for fiscal year 2005 as compared to approximately US$198,000 for fiscal year 2004. The increase in cash provided by financing activities of continuing operations is primarily due to the increase in proceeds from exercise of options of our common stock in fiscal year 2005 as compared to fiscal year 2004.

We anticipate the continued use of cash flows from operating activities of continuing operations in fiscal 2006. Intellectual property litigation can be expensive and we anticipate spending substantial funds in the enforcement of our intellectual property which may include instituting actions against other entities who we believe are infringing our intellectual property. We believe that existing cash and cash equivalent balances should satisfy our working capital and capital expenditure requirements in fiscal 2006.

In light of our strategic objective of acquiring electronic payment volume across all our financial payment processing services and strengthening our position as a financial payment processor, our long-term plans may include the potential to strategically acquire complementary businesses, products or technologies and may also include instituting actions against other entities who we believe are infringing our intellectual property.  We believe that existing cash and cash equivalent balances and potential cash flows from operations should satisfy our long-term cash requirements, however, we may elect to raise additional funds for these purposes, either through equity or debt financing, as appropriate.  There can be no assurance that such financing would be available on acceptable terms, if at all.

Contractual Obligations

In fiscal year 2005, we entered into a two year financing arrangement with De Lage Financial Services Canada Inc. for funding a software enhancement renewal fee. In our prior fiscal year 2004, we entered into a three year lease agreement with IBM Credit Corporation to finance an equipment purchase.

The following table summarizes our significant contractual obligations and commitments as of March 31, 2006 (in thousands):

	Payments due by: (in thousands, US$)

	Total	Less than 1 year	1 to 3 years	4 to 5 years	More than 5 years

Long-Term Debt Obligations	$2	$2	$-	$-	$-
Capital Lease Obligations	21	21	-	-	-
Operating Lease Obligations	758	277	398	83	-
Purchase Obligations	176	104	72	-	-
Total	$957	$404	$470	$83	$-

The following table summarizes our significant contractual obligations and commitments as of March 31, 2005 (in thousands):

	Payments due by: (in thousands, US$)

	Total	Less than 1 year	1 to 3 years	4 to 5 years	More than 5 years

Long-Term Debt Obligations	$12	$9	$3	$-	$-
Capital Lease Obligations	60	39	21	-	-
Operating Lease Obligations	438	240	198	-	-
Purchase Obligations	280	104	176	-	-
Total	$790	$392	$398	$-	$-

The following table summarizes our significant contractual obligations and commitments as of March 31, 2004 (in thousands):

	Payments due by: (in thousands, US$)

	Total	Less than 1 year	1 to 3 years	4 to 5 years	More than 5 years

Capital Lease Obligations	$94	$37	$57	$-	$-
Operating Lease Obligations	634	307	297	30	-
Total	$728	$344	$354	$30	$-

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with accounting principles generally accepted in Canada and form the basis for the following discussion and analysis of critical accounting policies and estimates.  We make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities during the course of preparing these financial statements.  On a regular basis, we evaluate our estimates and assumptions including those related to the recognition of revenues, valuation of other long-lived assets and stock-based compensation.

We base our estimates on historical experience and on various other assumptions that we believe to be reasonable.  These estimates form the basis of our judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Our actual results may differ from those estimates.

The following critical accounting policies reflect the more significant estimates and assumptions we have used in the preparation of our financial statements.

Revenue Recognition

Transaction processing and service fees are recognized in the period these services are performed.  These services consist of processing our clients’ electronic check authorization and conversion transactions.  These fees are charged on a per transactions basis and depend upon the contractual agreement with the client.

Check recovery fees are recognized in the period when cash is received for the services performed.  These services typically consist of recovering the face amount of the original transaction and a service or collection fee.  We are typically paid the service fee only when we are successful in the recovery of the face amount of the original transaction on behalf of our client.

In cases where our clients are of sufficient size and possess the technical capability to process transactions on their own, we license certain elements of our modules of our electronic payment processing software.  We are typically paid either a fixed license fee that is recognized in accordance with Statement of Position (“SOP”) 97-2, “Software Revenue Recognition” or in some cases a fee per transaction processed by the client whereupon revenue is recognized at the time the transactions are processed, provided the fee is fixed and determinable and collectability is reasonably assured.

License fees regarding the licensing of the technology embodied within our four U.S. patents regarding electronic check processing are recognized in accordance with SEC Staff Accounting Bulletin (“SAB”) 101 “Revenue Recognition” (“SAB 101”) and further guidance provided by the Canadian Institute of Chartered Accountants (“CICA”) Emerging Issues Committee (“EIC”) abstract-142 (“EIC 142”) and Emerging Issues Task Force (“EITF”) issue 00-21; “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”).  In some instances, our licensees have paid an up-front fee to obtain a license, and in such cases the up-front fee is treated as deferred revenue and is recognized over the life of the agreement.  In other cases, our licensees have paid a fee for a release regarding potential past infringements of our four U.S. patents and, in such cases, the fee is recognized as revenue when the release is granted and the amount is reasonably determinable.  Running royalties earned from electronic check transactions processed by the licensee are recognized on a monthly basis.

Valuation of Other Long-Lived Assets

We regularly evaluate whether events and circumstances have occurred that indicate the carrying amounts of our other long-lived assets, primarily our patents and our transaction processing software, equipment and other intangible assets, may warrant revision or may not be recoverable.  When there are indications that such assets should be evaluated for possible impairment, we perform an impairment test in accordance with CICA Section 3063 and SFAS No. 144: “Accounting for the Impairment or Disposal of Long-Lived Assets”.  In the opinion of management, our long-lived assets are appropriately valued as of March 31, 2006, 2005 and 2004.

Stock Based Compensation

We issue stock options to our employees and directors under the terms of our 1996 Stock Option Plan and our 1998 Stock Incentive Plan.  Canadian GAAP previously provided two alternative methods of accounting for stock options under the terms and conditions we typically issue such options. Alternative one is to estimate the fair value of the stock option on the date of grant and recognize that value as an expense to operations over the stock option’s vesting period (“Alternative One”).  Alternative two is to estimate the fair value of the stock option on the date of grant but only reflect the impact in a pro-forma disclosure setting forth compensation expense as if the fair value method was used in the Corporation’s financial statements and forego adjusting the consolidated statements of operations (“Alternative Two”).   During the fiscal year 2004, CICA released revised transitional provisions for voluntary adoption of Alternative One.  These provisions permit a prospective application of the Alternative One recognition provisions to accounting for stock options not previously accounted for at fair value, provided we elect to apply the Alternative One method to those stock options granted starting for our  fiscal year 2004.  We adopted these transitional provisions during our fiscal year 2004 and, therefore, stock options granted during the fiscal years 2004, 2005 and 2006 have been recognized under Alternative One and presented as stock based compensation expense in our consolidated statements of operations.  Stock options granted in previous fiscal years have continued to be accounted for under the Alternative Two method with stock based compensation expense reflected in a pro-forma disclosure.  Stock options granted in future fiscal years will be accounted for under the Alternative One method with stock based compensation recognized as an expense to operations over the stock options’ vesting period.

We determine the assumptions used in computing the fair value of the stock options by estimating the expected useful lives, giving consideration to the vesting periods, contractual lives, actual employee forfeitures and the relationship between the exercise price and the historical market value of our common stock, among other factors.  The risk-free interest rate is the federal government zero-coupon bond rate for the relevant expected life.  The fair value of the stock options are estimated on the date of grant using the Black-Scholes option-pricing model.

Future Income Taxes and Valuation Allowance

Future income taxes reflect the net tax effects of temporary differences between the carrying amount of our assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  We assess the likelihood that our future tax assets will be recovered from our future taxable income, and to the extent we believe that recovery is not likely, we establish a valuation allowance.  We consider historical taxable income, estimates of future taxable income and ongoing prudent and feasible tax planning strategies in assessing the amount of the valuation allowance.  Based on various factors, including our cumulative losses for the past years and estimates of future profitability, we recorded a valuation allowance for the full amount of our net future tax assets.  We will continue to monitor our estimate of future profitability and the likelihood of realizing our net future tax assets based on evolving business conditions.

Off-Balance Sheet Arrangements

We do not currently have any off-balance sheet arrangements as such term is defined in Item 1.8 of BC Form 51-102F1

Contingencies

March 31, 2006

In March 2006, a former employee of a subsidiary of LML filed a complaint against us for breach of contract and wrongful termination in the Superior Court of the State of Arizona in and for the County of Maricopa. In the suit, the former employee alleges that the subsidiary of LML wrongfully reduced the former employee’s salary without requisite notice under the employment agreement between the former employee and us and wrongfully terminated the former employee without requisite notice and for acts that do not constitute cause under the aforementioned employment agreement. We believe that these allegations are without merit and do not expect them to have a material adverse effect on our results of operations, financial position or liquidity.

March 31, 2005

During fiscal 2005, we filed suit in the U.S. District court for the District of Delaware against four companies who provide equipment, systems and services that convert paper checks presented at the point-of-sale into electronic transactions.  In the suit, we are alleging that Telecheck Services Inc., Electronic Clearing House Inc., Xpresschex, Inc. and NOVA Information Systems Inc. infringe U.S. Patent Nos. 5,484,988; 6,164,528; and 6,283,366.  We are seeking damages, injunctive and other relief for the alleged willful infringement of these patents.  The suit is scheduled for trial on April 17, 2006.

While we intend to continue vigorously prosecuting this suit (and intend to aggressively pursue claims against other companies who provide products and services that we believe infringe on our intellectual property), no assurances can be made that we will be successful in this suit or any other claims that we may pursue.  In addition, the cost of prosecuting a claim of infringement against other companies may be substantial and there can be no assurance that we will have the resources necessary to successfully prosecute a patent infringement claim.  The expense we incur in prosecuting patent litigation could have a material adverse effect on our liquidity, capital resources or results of operations.

NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005

The following discussion and analysis should be read in conjunction with the consolidated audited financial statements and related notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006, filed with the SEC on June 15, 2006 (file no. 0-13959).  We believe that all necessary adjustments (consisting only of normal recurring adjustments) have been included in the amounts stated below to present fairly the following quarterly information.  Quarterly operating results have varied significantly in the past and can be expected to vary in the future.  Results of operations for any particular quarter are not necessarily indicative of results of operations for a full year.

Results of Operations

Nine Months Ended December 31, 2006 results compared to Nine Months Ended December 31, 2005

Revenue

Total revenue for the nine months ended December 31, 2006 was approximately US$5.0 million, an increase of approximately 28.2% from total revenue of approximately US$3.9 million for the nine months ended December 31, 2005.  This increase is primarily attributable to an increase in revenue from licensing our patented intellectual property.

Revenue from electronic check verification was approximately US$587,000 for the nine months ended December 31, 2006, approximately a 30.9% decrease from revenue from electronic check verification of approximately US$850,000 for the nine months ended December 31, 2005. This decrease is primarily attributable to certain existing customers negotiating a reduction in the per transaction pricing of our enhanced electronic check verification services when they entered into contract renewals with us during the nine months ended December 31, 2006.

Revenue from our primary check collections business decreased approximately 21.6% from approximately US$740,000 for the nine months ended December 31, 2005 to approximately US$580,000 for the nine months ended December 31, 2006. The reduction in revenue from our primary check collections business was primarily attributable to an overall reduction of approximately 30.6% in new returned check volume provided to us for primary collection services. We believe this reduction may be attributable to better check verification services we are providing to some of our customers and fewer paper checks being processed by some of our customers. In light of trending decreases in revenue from our primary check collections business, we implemented a plan which combined the operations of our primary check collections business located in Dallas, Texas, with our secondary check collections business located in Wichita, Kansas.  This combination of operations coincided with the expiration of our property leases for our Dallas facilities. The total costs associated with this combination of operations were approximately US$68,000.  We believe this combination will produce new operating efficiencies, including a significant reduction in our future primary check collection costs of operations without significantly impacting our existing revenue from our primary check collections business.

Revenue from our secondary check collections business increased approximately 26.7% from approximately US$1.5 million for the nine months ended December 31, 2005 to approximately US$1.9 million for the nine months ended December 31, 2006. The increase in revenue from our secondary check collections business was primarily attributable to an increase in collections of the principal amount and related fees of returned checks assigned for secondary recovery.

Revenue from our licensing of certain payment software modules was nil for the nine months ended December 31, 2006, compared to approximately US$112,000 for the nine months ended December 31, 2005.

Revenue from royalties received from CheckFree Corporation pertaining to their marketing of the PEP+ reACH™ product was approximately US$285,000 for the nine months ended December 31, 2006, versus approximately US$327,000 for the nine months ended December 31, 2005.  We believe future royalties are dependent upon the continued successful marketing by CheckFree Corporation of the PEP+ reACH™ product.

Revenue from licensing our patented intellectual property increased by approximately US$1.2 million, from approximately US$95,000 for the nine months ended December 31, 2005 to approximately US$1.3 million for the nine months ended December 31, 2006.  The licensing revenue of approximately US$1.3 million consists of: (i) approximately US$143,000, net of legal fees, pertaining to one granted license; (ii) approximately US$917,000, net of legal fees, representing the recognized current period portion of deferred revenue from a second granted license; and (iii) approximately US$255,000 related to aggregate licenses providing running royalties.

During the nine months ended December 31 2006, revenue from and associated with our two largest customers amounted to approximately 50.7% of total revenue as compared to approximately 24.4% of total revenue for the nine months ended December 31 2005.  The increase in revenue from and associated with our largest customers is primarily attributable to the revenue from one of our settlement and license agreements we entered into in April 2006. We are economically dependent on these customers and the temporary or permanent loss of these customers might have a material adverse effect on our results of operations and financial condition.

Costs of operations

Costs of operations increased from approximately US$3.4 million for the nine months ended December 31, 2005, to approximately US$3.7 million for the nine months ended December 31, 2006, an increase of approximately 8.8%. The increase was primarily attributable to an increase in costs of approximately US$230,000 associated with increases in our secondary check collections business and partially attributable to an increase in our personnel costs. Costs of operations consist of transaction processing costs, personnel costs, equipment related costs and telecommunication costs.  Subsequent to the nine months ended December 31, 2006, we entered into a lease agreement with IBM Credit LLC to finance two IBM Mainframe hardware purchases totaling approximately US$935,000.  The purpose of these purchases is to update our existing IBM Mainframe hardware and acquire redundant IBM Mainframe hardware as part of our creation of a second data center

Sales, general and administrative expenses

Sales, general and administrative expenses consist primarily of stock-based compensation expense, personnel costs, commissions, office facilities, travel, promotional events such as trade shows, seminars and technical conferences, public relations and professional service fees, which include legal fees, audit fees, SEC compliance costs and costs related to compliance with the Sarbanes-Oxley Act of 2002 of the U.S. Sales, general and administrative expenses decreased to approximately US$2.3 million from approximately US$4.0 million for the nine months ended December 31, 2006 and 2005, respectively, a decrease of approximately US$1.7 million or approximately 42.5%. The decrease in sales, general and administrative expense is primarily attributable to a decrease in legal fees of approximately US$1.3 million, attributable to the patent infringement suit we filed during the fiscal year ended March 31, 2005 and settled in the first quarter of our fiscal year ending March 31, 2007, from approximately US$1.4 million for the nine months ended December 31, 2005 to approximately US$52,000 for the nine months ended December 31, 2006.  This decrease is also partially attributable to a decrease in stock-based compensation expense of approximately US$114,000 from approximately US$802,000 for the nine months ended December 31, 2005 to approximately US$688,000 for the nine months ended December 31, 2006.

Amortization and depreciation

Amortization and depreciation decreased to approximately US$231,000 from approximately US$528,000 for the nine months ended December 31, 2006 and 2005, respectively. The decrease was primarily attributable to certain capital assets, acquired through previous years’ acquisitions, which had become fully depreciated.

Other (expenses) income, net

During the nine months ended December 31, 2006 we had other expenses of approximately US$556,000 compared to other expenses of approximately US$230,000 for the nine months ended December 31, 2005.   As part of our continuing efforts to maximize shareholder value and solidify our financial and operational foundation, we explored several potential acquisitions and merger opportunities during the nine months ended December 31, 2006.  The due diligence process involved in these activities resulted in us incurring certain related costs, namely professional services fees which primarily included legal fees, as well as other travel, meetings and related expenditures.   We did not enter into any definitive agreements related to these costs; therefore, during the nine months ended December 31, 2006, we expensed approximately US$540,000 of costs attributable to these efforts which is recorded as other expenses. The other expense of approximately US$230,000 in the prior fiscal year period is primarily attributable to costs of approximately US$227,000 attributable to an arbitrator’s decision to award a former consultant of ours damages, interest and certain arbitration costs. During the nine months ended December 31, 2006 we had other income of approximately US$412,000 compared to nil for the nine months ended December 31, 2005.  The other income of approximately US$412,000 in the current period consists of approximately US$377,000, net of legal fees, attributable to specific release provisions contained in two of the license agreements we entered into in April 2006 as well as approximately US$32,000, net of legal fees, attributable to the recognized current period portion of deferred other income from a certain standstill agreement contained in one of these licenses.

Interest income, net

Interest expense decreased to approximately US$1,000 from approximately US$8,000 for the nine months ended December 31, 2006 and 2005, respectively. Interest income increased to approximately US$345,000 from approximately US$107,000 for the nine months ended December 31, 2006 and 2005, respectively.  The increase in interest income was primarily attributable to an increase in interest bearing cash investments resulting from the net consideration we received during the nine months ended December 31, 2006 from the three settlement and license agreements we entered into in April 2006.

Net Loss

Net loss decreased approximately US$2.9 million from a net loss of approximately US$4.1 million for the nine months ended December 31, 2005 to a net loss of approximately US$1.2 million for the nine months ended December 31, 2006.   The decrease was primarily attributable to an increase in revenue of approximately US$1.2 million attributable to licensing our patented intellectual property and a decrease of approximately US$1.3 million in legal fees attributable to the patent infringement suit we filed during the fiscal year ended March 31, 2005.  The decrease was also partially attributable to a decrease in stock-based compensation expense of approximately US$114,000 and an increase in other income of approximately US$412,000, offset by an increase in other expenses of approximately US$326,000.

Basic and diluted loss per share were both approximately ($0.06) for the nine months ended December 31, 2006, as compared to approximately ($0.21) for the nine months ended December 31, 2005.

Subsequent Business Developments

Subsequent to the three and nine months ended December 31, 2006, we received notification from Grocers Supply Company Inc. that our Master Support Agreement for check authorization support, due to expire on April 30, 2007, would not be renewed.  Although we also maintain direct contracts with the independent stores represented by Grocers Supply Company Inc., we believe that some of these contracts held directly with the independent stores may not be renewed.  At this time we cannot quantify the effect on our electronic check verification revenue, however, approximately 76% of our revenue from electronic check verification is attributable to these independent stores and, therefore, the non-renewal of certain direct contracts could have a material adverse effect on our financial results.

Liquidity and Capital Resources

Our liquidity and financial position consisted of approximately US$8.9 million in working capital as of December 31, 2006, compared to approximately US$3.0 million in working capital as of March 31, 2006. The increase in working capital was primarily attributable to cash flows provided by operating activities of approximately US$7.4 million. Cash provided by operating activities increased approximately US$9.1 million from cash used in operating activities of approximately US$1.7 million for the nine months ended December 31, 2005 to cash provided by operating activities of approximately US$7.4 million for the nine months ended December 31, 2006.  The increase in cash provided by operating activities was primarily attributable to consideration we received of approximately US$16.0 million (less special fee arrangements we paid Kirkland & Ellis of approximately US$7.1 million) resulting from the three settlement and license agreements we entered into during the nine months ended December 31, 2006. Cash used in investing activities was approximately US$724,000 for the nine months ended December 31, 2006 as compared to approximately US$148,000 for the nine months ended December 31, 2005, an increase in cash used in investing activities of approximately US$576,000. The increase in cash used in investing activities was primarily attributable to expenditures related to our due diligence efforts from our consideration of potential acquisitions and merger opportunities, including professional services fees, which included legal fees, travel, meetings and other related expenditures and partially attributable to an amount we paid pursuant to the engagement of a corporate financial advisor.  Cash provided by financing activities was approximately US$41,000 for the nine months ended December 31, 2006 as compared to approximately US$157,000 for the nine months ended December 31, 2005, a decrease in cash provided by financing activities of approximately US$116,000. The decrease in cash provided by financing activities was primarily due to the decrease in proceeds from the exercise of options of our common stock of approximately US$129,000 from approximately US$193,000 during the nine months ended December 31, 2005 to approximately US$64,000 during the nine months ended December 31, 2006.

Due to the net consideration of US$8.9 million we received from the three settlement and license agreements we entered into during the nine months ended December 31, 2006, we anticipate positive cash flows from our operating activities in fiscal 2007.  Consequently, we believe that this consideration combined with our existing cash and cash equivalent balances should satisfy our working capital and capital expenditure requirements in fiscal 2007.

In light of our strategic objective of acquiring electronic payment volume across all our financial payment processing services and strengthening our position as a financial payment processor, our long-term plans may include the potential to strategically acquire complementary businesses, products or technologies.  We considered a number of potential acquisition and merger opportunities during the three and nine months ended December 31, 2006, and we currently expect to continue considering and evaluating opportunities as they arise as part of implementing our strategic objectives (although no assurances can be made that we will enter into definitive agreements for or consummate any such acquisitions).  Implementing our strategic objectives may also include instituting actions against other entities who we believe are infringing our intellectual property.  We believe that existing cash and cash equivalent balances and potential cash flows from operations should satisfy our long-term cash requirements, however, we may elect to raise additional funds for these purposes, either through equity or debt financing, as appropriate.  There can be no assurance that such financing would be available on acceptable terms, if at all.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board of the U.S. (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), effective for fiscal years beginning after December 15, 2006.  This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes,” including the recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  We plan to adopt FIN 48 on April 1, 2007, as required.  We are currently evaluating the impact, if any, the adoption of FIN 48 will have on our consolidated financial statements.

In June 2006, the FASB ratified the consensus reached by the Emerging Issues Task Force in Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should be Presented in the Income Statement (That is, Gross Versus Net Presentation).”  Issue No. 06-3 requires disclosure of an entity’s accounting policy regarding the presentation of taxes assessed by a governmental authority that are directly imposed on a revenue-producing transaction between a seller and a customer, including sales, use, value added and some excise taxes.  The adoption of Issue No. 06-3, which is effective for interim and annual reporting periods beginning after December 15, 2006, did not have an impact on our consolidated financial statements for the three month period ended December 31, 2006.

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108).  SAB 108 was issued to provide consistency between how registrants quantify financial statement misstatements.  Historically, there have been two widely-used methods for quantifying the effects of financial statement misstatements.  These methods are referred to as the “roll-over” and “iron curtain” method.  The roll-over method quantifies the amount by which the current year income statement is misstated.  Exclusive reliance on an income statement approach can result in the accumulation of errors on the balance sheet that may not have been material to any individual income statement, but which may misstate one or more balance sheet accounts.  The iron curtain method quantifies the error as the cumulative amount by which the current year balance sheet is misstated.   Exclusive reliance on a balance sheet approach can result in disregarding the effects of errors in the current year income statement that results from the correction of an error existing in previously issued financial statements.  We currently use the roll-over method for quantifying identified financial statement misstatements.  SAB 108 established an approach that requires quantification of financial statement misstatements based on the effects of the misstatement on each of LML’s financial statements and the related financial statement disclosures.  This approach is commonly referred to as the “dual approach” because it requires quantification of errors under both the roll-over and iron curtain methods.   SAB 108 allows registrants to initially apply the dual approach either by (1) retroactively adjusting prior financial statements as if the dual approach had always been used or by (2) recording the cumulative effect of initially applying the dual approach as adjustments to the carrying values of assets and liabilities as of April 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings.    Use of this “cumulative effect” transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose.  We will initially apply SAB 108 using the retroactive method in connection with the preparation of our annual financial statements for the year ending March 31, 2007.  The adoption of SAB 108 will not result in any adjustment to our consolidated financial statements.

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS No. 157 is effective for fiscal years beginning after December 15, 2007. We plan to adopt SFAS No. 157 beginning in the first quarter of fiscal 2009. We are currently assessing the potential impact that adoption of SFAS No. 157 will have on our consolidated financial statements.

Critical Accounting Policies and Estimates

There have been no changes to our critical accounting policies and estimates since March 31, 2006. For a description of our critical accounting policies and estimates, see our Annual Report on Form 10-K for the year ended March 31, 2006 filed with the SEC on June 15, 2006 (file no. 0-13959).

Off-Balance Sheet Arrangements

We do not currently have any off-balance sheet arrangements as such term is defined in Item 1.8 of BC Form 51-102F1

Contingencies

In March 2006, a former employee of a subsidiary of LML filed a complaint against us for breach of contract and wrongful termination in the Superior Court of the State of Arizona in and for the County of Maricopa. In the suit, the former employee alleges that the subsidiary of LML wrongfully reduced the former employee’s salary without requisite notice under the employment agreement between the former employee and us and wrongfully terminated the former employee without requisite notice and for acts that do not constitute cause under the aforementioned employment agreement. We believe these allegations are without merit and we intend to vigorously defend against them. The likelihood of success of this suit is indeterminate and any amounts to be payable cannot be reasonably estimated.  As such, no amounts have been recorded in the consolidated financial statements pertaining to this suit for the nine months ended December 31, 2006.

In addition to the legal matters as described herein and previously reported in our Annual Report filed on Form 10-K for the year ended March 31, 2006, as filed with the SEC on June 15, 2006 (file no. 0-13959), we are party from time to time to ordinary litigation incidental to our business, none of which is expected to have a material adverse effect on our results of operations, financial position or liquidity.

FOURTH QUARTER

Results of Operations

Three Months Ended March 31, 2006 results compared to Three Months Ended March 31, 2005

Revenue

Total revenue for the three months ended March 31, 2006 and March 31, 2005 were both approximately $1.5 million.

Costs of operations

Costs of operations were approximately $1.2 million for the three months ended March 31, 2006 as compared to approximately $1.1 million for the three months ended March 31, 2005, an increase in costs of operations of approximately 9%.

Sales, general and administrative expenses

Sales, general and administrative expenses consist primarily of stock-based compensation expense, personnel costs, commissions, office facilities, travel, promotional events such as trade shows, seminars and technical conferences, public relations and professional service fees, which include legal fees, audit fees, SEC compliance costs and costs related to compliance with the Sarbanes-Oxley Act of 2002. Sales, general and administrative expenses decreased to approximately $793,000 from approximately $993,000 for the three months ended March 31, 2006 and 2005, respectively, a decrease of approximately $200,000 or approximately 20%. The decrease in sales, general and administrative expenses is primarily attributable to a decrease in professional fees, including auditing and accounting fees, of approximately $219,000 resulting from a reduction in certain costs associated with our continuing compliance with the Sarbanes-Oxley Act of 2002.

Net Loss

Net loss decreased approximately $479,000 from a net loss of approximately $984,000 for the three months ended March 31, 2005 to a net loss of approximately $505,000 for the three months ended March 31, 2006.

Basic and diluted loss per share were both approximately ($0.03) for the three months ended March 31, 2006, as compared to approximately ($0.05) for the three months ended March 31, 2005.

Results of Operations

Three Months Ended March 31, 2005 results compared to Three Months Ended March 31, 2004

Revenue

Total revenue for the three months ended March 31, 2005 was approximately $1.5 million, approximately a 44% decrease from total revenue of approximately $2.7 million for the three months ended March 31, 2004.  This decrease is primarily attributable to a decrease in revenue associated with our primary and secondary check collection business and partially attributable to a decrease in software royalties.

Costs of operations

Costs of operations decreased from approximately $1.5 million for the three months ended March 31, 2004, to approximately $1.1 million for the three months ended March 31, 2005, a decrease of approximately 27%.

Sales, general and administrative expenses

Sales, general and administrative expenses consist primarily of professional service fees, which include legal fees, audit fees, SEC compliance costs and costs related to compliance with the Sarbanes-Oxley Act of 2002, stock-based compensation expense, personnel costs, commissions, office facilities, travel, promotional events such as trade shows, seminars and technical conferences and public relations. Sales, general and administrative expenses increased to approximately $993,000 from approximately $611,000 for the three months ended March 31, 2005 and 2004, respectively, an increase of approximately $382,000 or approximately 62.5%. The increase in sales, general and administrative expenses were primarily attributable to an increase in professional fees, including auditing and accounting fees, of approximately $225,000 associated with the continuing compliance with the Sarbanes-Oxley Act of 2002 and partially attributable to an increase in stock-based compensation expense of approximately $120,000.

Net Loss

Net loss was approximately $984,000 for the three months ended March 31, 2005 versus net income of approximately $82,000 for the three months ended March 31, 2004, an increase in net loss of approximately $1.1 million.

Basic and diluted loss per share were both approximately ($0.05) for the three months ended March 31, 2005 as compared to nil for the three months ended March 31, 2004.

RISK FACTORS

Risks associated with the Arrangement

The Arrangement Agreement may be terminated by the Company or LML in certain circumstances.

Each of the Company and LML has the right to terminate the Arrangement Agreement in certain circumstances.  Accordingly, there is no certainty, nor can the Company or LML provide any assurance, that the Arrangement Agreement will not be terminated by either the Company or LML before the completion of the Arrangement. In addition, the completion of the Arrangement is subject to a number of conditions precedent, certain of which are outside the control of the Company or LML, including the Shareholders approving the Arrangement Resolution.  There is no certainty, nor can the Company or LML provide any assurance, that these conditions will be satisfied. If for any reason the Arrangement Agreement is terminated, there is no assurance that the Board will be able to find a party willing to pay the same or more consideration for the Common Shares than the consideration payable by LML pursuant to the terms of the Arrangement.  There is also no assurance that the LML Board will be able to find another business to purchase that is as compatible with the strategic aims of LML and that could be purchased for the same or less consideration than the consideration payble by LML pursuant to the terms of the Arrangement.

The Company and LML will incur substantial costs in connection with the Arrangement even if it is never completed.

The Company and LML expect to incur certain expenses related to the Arrangement, consisting of legal and accounting fees and financial printing and other related charges in connection with the Arrangement.  Some of these expenses will be incurred even if the Company does not complete the Arrangement.

LML may not realize the potential benefits currently anticipated to result from the Arrangement due to challenges associated with integrating the operations, projects and personnel of LML and the Company.

The success of LML’s business following completion of the Arrangement will depend in large part on the success of management of LML in integrating the operations, projects and personnel of the Company with those of LML after the Effective Date. The failure of LML to achieve such integration could result in the failure of LML to realize any of the potential benefits currently anticipated to result from the Arrangement and could impair the results of operations, profitability and financial results of LML.  In addition, the overall integration of the operations, projects and personnel of the Company into LML may result in unanticipated operational problems, expenses, liabilities and diversion of management’s attention.

There can be no assurance that LML will be able to fully integrate all aspects of the Company successfully or fully realize the potential benefits of any business combination.

Risks associated with LML and the LML Shares

In addition to the normal risks of business, LML is subject to significant risks and uncertainties, including those listed below and others described elsewhere in this Information Circular.  Any of the risks described herein could result in a significant adverse effect on LML’s results of operations and financial condition and could cause its results of operations to differ materially from the results contemplated by the forward-looking statements about LML contained in this Information Circular.

The stock price for LML Shares is volatile.

The market price of the LML Shares has been volatile in the past and may change rapidly in the future.  The following factor, among others, may cause significant volatility in stock price of the LML Shares:

•	Actual or anticipated fluctuations in LML’s operating results;

•	Financial or business announcements by LML, its competitors or its customers;

•	Announcements of the introduction of new or enhanced products and services by LML or its competitors;

•	Announcements of mergers, joint development efforts or corporate partnerships in the electronic commerce market;

•	Market conditions in the banking, telecommunications, technology and emerging growth sectors;

•	Rumours relating to LML’s competitors or LML; and

•	General market or economic conditions.

In addition, the U.S. stock markets have experienced significant price and volume fluctuations, which have particularly affected the trading price of equity securities of many technology companies.

LML’s growth strategy includes acquiring complimentary businesses and there is no assurance that LML will be able to realize the potential benefits of any business combination.

As part of LML’s growth strategy, it has made business acquisitions in recent years and expects to be an active business acquirer in the future. LML anticipates that it will seek to acquire complementary businesses products and services in the future. The acquisition and integration of businesses involves a number of risks, including:

•	The operations, technology and personnel of an acquired business may be difficult to integrate;

•	An acquired business may not achieve anticipated revenues, earnings or cash flow;

•	The allocation of management resources to complete a business acquisition may disrupt LML’s day-to-day business.

There can be no assurance that LML will be able to fully integrate all aspects of an acquired business successfully or fully realize the potential benefits of any business combination.

The business in which LML competes is highly competitive and there is no assurance that its current products and services will stay competitive or that it will be able to introduce new products and services to compete successfully.

The financial payment processing market in which LML operates is highly competitive and is characterized by rapid technological change, evolving industry standards, merchant requirements, pricing competition, rapid rates of product obsolescence, and rapid rates of new product introduction. LML’s market share is relatively small as compared to most of its competitors and many of its competitors have greater technical, financial and marketing resources than LML and, as a result, may be able to respond more quickly to changes in technology, industry standards and merchant requirements or may be able to devote greater resources to product development and marketing than LML. There can be no assurance that LML’s current products and services will not become obsolete or that it will have the financial, technical and marketing resources and support facilities to compete successfully in the future. LML believes that part of its success will depend on its ability to successfully market existing products, to acquire transaction volume, and to develop and introduce new products and services in addition to or as enhancements of existing products and services. However, there can be no assurance that it will be able to increase its transaction volume, develop and introduce new products and services in addition to, or as enhancements of, existing products and services or compete successfully in the future. If LML loses customers, its business operations may be materially adversely affected, which could cause it to cease its business or curtail its business to a point where it is no longer able to generate sufficient revenue to fund operations. There is no assurance that LML’s current products and services will stay competitive with those of its competitors or that it will be able to introduce new products and services to compete successfully in the future.

LML may be unable to protect its intellectual property rights or others may claim that LML is infringing on their intellectual property.

Third parties have asserted patent infringement claims against LML’s check authorization products in the past and others may assert these types of claims against these products, or any of LML’s other products, in the future. Patent infringement claims can require LML to modify its products, services and technologies or obtain a license to permit its continued use of those rights. LML may not be able to do either of these things in a timely manner or upon reasonable terms and conditions. Failure to do so could seriously harm LML’s business and operating results. In addition, future litigation relating to infringement claims could result in substantial costs to LML and a diversion of management resources. Adverse determinations in any litigation or proceeding could also subject LML to significant liabilities and could prevent LML from selling some of its products, services or technologies.

Despite LML’s efforts to protect its intellectual property rights, third parties may infringe or misappropriate its intellectual property rights, or otherwise independently develop substantially equivalent products and services. The loss of intellectual property protection or the inability to secure or enforce intellectual property protection could harm LML’s business and ability to compete. LML may be required to expend significant resources to protect its trade secrets and monitor and police its intellectual property rights and these efforts may not be uniformly successful.

LML’s business is highly dependent on the efficient and uninterrupted operation of its computer network systems and data center, and any disruption or material breach of security of its systems could harm LML’s business.

LML’s ability to provide reliable service largely depends on the efficient and uninterrupted operation of its computer network systems and data center. Any significant interruptions or security or privacy breaches in LML’s facilities, computer networks and databases could harm its business and reputation, result in a loss of customers or cause inquiries and fines or penalties from regulatory or governmental authorities. LML’s systems and operations could be exposed to damage or interruption from fire, natural disaster, power loss, telecommunications failure, unauthorized entry or physical break-ins, computer viruses and hackers. The measures LML has enacted, such as the implementation of security access and disaster recovery plans, may not be successful and it may experience problems other than system failures. LML may also experience software defects, development delays and installation difficulties, which would harm its business and reputation and expose it to potential liability and increased operating expenses.

LML may not be able to attract, retain or integrate key personnel, which may prevent it from successfully operating its business.

LML may not be able to retain its key personnel or attract other qualified personnel in the future. LML’s success will depend upon the continued service of key management personnel. The loss of services of any of the key members of its management team or its failure to attract and retain other key personnel could disrupt operations and have a negative effect on employee productivity and morale and have a material adverse impact upon its financial results.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of the U.S. could have a material adverse effect on LML’s business and stock price.

LML is required to certify and report on its compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of the U.S., which requires annual management assessments of the effectiveness of LML’s internal control over financial reporting and a report by its independent registered chartered accounting firm addressing these assessments. If LML fails to maintain the adequacy of its internal controls, as such standards are modified, supplemented or amended from time to time, it may not be able to ensure that it can conclude on an ongoing basis that it has effective internal controls over financial reporting in accordance with such Section 404. In order to achieve effective internal controls LML may need to enhance its accounting systems or processes which could increase its cost of doing business. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on LML’s business.

Estimates of future financial results are inherently unreliable.

From time to time, LML and its representatives may make public predictions or forecasts regarding LML’s future results, including estimates regarding future revenues, expense levels, tax rates, acquisition expenses, capital expenditures, earnings or earnings from operations. Any forecast regarding LML’s future performance reflects various assumptions and judgments by management regarding the likelihood that certain possible future events will in fact occur. These assumptions and judgments are subject to significant uncertainties and shifting market dynamics, and, as a matter of course, many of them will prove to be incorrect. Further, events that may seem unlikely or relatively certain at the time a given prediction is made may in fact occur or fail to occur. Many of the factors that can influence the outcome of any prediction or projections are beyond LML’s control. As a result, there can be no assurance that LML’s performance will be consistent with any management forecasts or that the variation from such forecasts will not be material and adverse. Investors are cautioned that any prediction, projection or other forward looking statement made by LML should be considered current only as of the date made. Investors are encouraged to utilize the entire available mix of historical and forward-looking information made available by LML, and other information relating to LML and its products and services, when evaluating LML’s prospective results of operations.

Legislation or regulation could impair LML’s ability to collect and use data, increase its operating costs or otherwise harm its business.

Existing and new laws and regulations relating to consumer privacy protection could harm LML’s ability to collect and use consumer data, increase its operating costs or otherwise harm its business. LML collects personal data about consumers for use in its check authorization products. Due to increasing public concern over consumer privacy rights, Congress and state legislatures have adopted and are considering adopting laws and regulations restricting the purchase, sale and sharing of personal information about consumers. LML is unable to predict whether more restrictive legislation or regulations will be adopted in the future. A material increase in the scope of these types of restrictions could impair the efficacy of its check authorization products.

LML has a general history of losses and may not operate profitably in the future.

LML has incurred losses for the last five fiscal years. LML’s net losses and negative cash flow may continue for the foreseeable future. As of December 31, 2006, its accumulated deficit was approximately US$32,072,122. LML believes that its planned growth and profitability will depend in large part on its ability to expand its client base. Accordingly, LML intends to invest in marketing, development of its client base and development of its marketing technology and operating infrastructure. If LML is not successful in expanding its client base, it will have a material adverse effect on its financial condition and its ability to continue to operate its business.

Demand for many of LML’s products and services is sensitive to the level of consumer transactions generated by its customers, and accordingly, LML’s revenues could be impacted negatively by a general economic slowdown or any other event causing a material slowing of consumer spending.

A significant portion of LML’s revenue is derived from transaction processing fees. Any changes in economic factors that adversely affect consumer spending and related consumer debt, or a reduction in check writing or credit and debit card usage, could reduce the volume of transactions that LML processes, and have an adverse effect on its business, financial condition and results of operations.

LML has a long sales cycle for a significant number of its products and if it fails to close sales after expending significant time and resources to do so, its business, financial condition, and results of operations may be adversely affected.

The implementation of some of LML’s products often involves significant capital commitments by its customers. Potential customers generally require LML to expend substantial time, effort and money educating them as to the value of its products and services. LML incurs substantial costs in order to obtain each new customer. It may expend significant funds and management resources during the sales cycle and ultimately fail to close the sale. LML’s sales cycle may be extended due to its customers’ budgetary constraints or for other reasons. If it is unsuccessful in closing sales after expending significant funds and management resources or it experiences delays, it could have a material adverse effect on LML’s business, financial condition, and results of operations.

Failure to maintain existing contracts/customers

Because a small number of customers have historically accounted for a substantial portion of LML’s revenue, its revenue could be materially adversely affected if it is unable to retain customers.

LML has had in the past and may have in the future, a small number of customers that have accounted for a significant portion of its revenue. LML’s revenue could materially decline because of a delay in signing agreements with a single customer or the failure to retain an existing customer.

Consolidation in the industries LML serves may adversely affect its ability to sell LML’s products and services.

Mergers, acquisitions and personnel changes at retailers and electronic funds transfer networks may adversely affect LML’s business, financial condition and results of operations. The grocery store and supermarket industry continues to consolidate, causing the number of grocery stores and supermarkets to decline. This consolidation could cause LML to lose: (a) current and potential customers; and (b) market share if an entity resulting from a combination of LML’s customers determines that it is more efficient to develop in-house products and services similar to LML’s or to use competitors’ products and services.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as described in this Information Circular, no director or executive officer of the Company who has held such position at any time since the beginning of the most recently completed fiscal year, no person or company who beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of the Company or a combination of both carrying not less than 10% of the voting rights (a “10% Holder”), no person who is a director or officer of a 10% Holder and no associate or affiliate of any of the foregoing has any direct or indirect material interest in any transaction since the commencement of the Company’s most recently completed fiscal year or in any proposed transaction which has or would materially affect the Company.

MATERIAL CONTRACTS

The following are the material contracts of the Company entered into within the two years preceding the date of this Information Circular:

•	Arrangement Agreement described under “The Arrangement – Arrangement Agreement”.

The following are the material contracts of LML entered into within the two years preceding the date of this Information Circular:

•	Arrangement Agreement described under “The Arrangement – Arrangement Agreement”

•
Settlement and License Agreement entered into effective as of April 3, 2006 by and among LML Patent Corp., LML Payment Systems Inc., LML Payment Systems Corp., TeleCheck Services, Inc., TeleCheck International, Inc., and First Data Corp. described under “Information Concerning LML – Legal Proceedings”.

ADDITIONAL INFORMATION

Additional information relating to LML is available on LML’s website at http://www.lmlpayment.com, including financial information about LML in its annual, quarterly and other current reports filed with the SEC. Copies of the these documents (without exhibits) are available upon request to the corporate secretary of LML at Suite 1680, 1140 West Pender Street, Vancouver, BC V6E 4G1.

Copies of the above documents will be provided free of charge to Shareholders of the Company.  The Company or LML may require the payment of a reasonable charge from any person or company who is not a Shareholder of the Company and who requests a copy of any such document.

OTHER MATERIAL FACTS

There are no material facts relating to the Arrangement, LML or the LML Shares which have not been disclosed elsewhere in this Information Circular.

LML AUDITORS’ CONSENT

We have read the management information and proxy circular (the “Information Circular”) of Beanstream Internet Commerce Inc. (the “Company”) dated May 30, 2007 relating to the proposed arrangement involving the Company and LML Payment Systems Inc. (“LML”). We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the use in the Information Circular of our audit report dated May 12, 2006 to the shareholders of LML on the consolidated balance sheets of LML as at March 31, 2006 and 2005 and the consolidated statements of operations, shareholders’ equity and cash flows for the years ended March 31, 2006 and 2005.

We also consent to the use in the Information Circular of our compilation report dated May 30, 2007 on the unaudited pro forma balance sheet as at December 31, 2006 and statement of operations for the year ended March 31, 2006 and the nine months ended December 31, 2006.

Vancouver, Canada
May 30, 2007

(signed) GRANT THORNTON LLP
Chartered Accountants

LML AUDITORS’ CONSENT

We have read the management information and proxy circular (the “InformationCircular”) of Beanstream Internet Commerce Inc. (the “Company”) dated May 30, 2007 relating to the proposed arrangement involving the Company and LML Payment Systems Inc. (“LML”).  We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the use in the Information Circular of our audit report dated June 8, 2004 to the shareholders of LML on the consolidated balance sheets of LML as at March 31, 2004 and the consolidated statements of earnings and cumulative earnings and cash flows for the year ended March 31, 2004.

Vancouver, B.C.
May 30, 2007

(signed) ERNST & YOUNG LLP
Chartered Accountants

DIRECTORS’ APPROVAL

The contents and the sending of this Notice of Meeting and Information Circular have been approved by the directors of the Company.  LML has provided to the Company the information in this Information Circular relating to LML and has authorized the Company to include such information in this Information Circular.

Dated as of May 30, 2007

(signed) Craig Thomson
CRAIG THOMSON
DIRECTOR

APPENDIX A
ARRANGEMENT RESOLUTION

RESOLUTION OF THE SHAREHOLDERS OF

BEANSTREAM INTERNET COMMERCE INC.

(the “Company”)

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.           The arrangement (as may be modified or amended, the “Arrangement”) under the Business Corporations Act (British Columbia) involving the Company and its Shareholders, all as more particularly described and set forth in the plan of arrangement (as may be modified or amended, the “Plan of Arrangement”) attached as Schedule B to the Arrangement Agreement contained in Appendix D to the Management Information Circular of the Company dated May 30, 2007 (the “Information Circular”), is hereby authorized, approved and agreed to.

2.           The Arrangement Agreement dated as of April 30, 2007 between LML Payment Systems Inc. (the “Purchaser”) and the Company, as may be amended from time to time (the “Arrangement Agreement”), the actions of the directors of the Company in approving the Arrangement and the Arrangement Agreement and the actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement and causing the performance by the Company of its obligations thereunder be, and they are hereby confirmed, ratified, authorized and approved.

3.           Notwithstanding that this resolution has been passed (and the Arrangement approved and agreed to) by the Shareholders of the Company or that the Arrangement has been approved by the Supreme Court of British Columbia (the “Court”), the directors of the Company be, and they are hereby, authorized and empowered without further approval of the Shareholders of the Company (i) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement or the Final Order of the Court, and (ii) not to proceed with the Arrangement at any time prior to the Effective Time (as defined in the Arrangement Agreement).

4.           Any one director or officer of the Company be, and is hereby, authorized, empowered and instructed, acting for, in the name and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such other documents and to do or to cause to be done all such other acts and things as in such person’s opinion may be necessary or desirable in order to carry out the intent of the foregoing paragraphs of these resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or the doing of such act or thing.

A-1

APPENDIX B
DISSENT PROVISIONS OF THE BCBCA

(Division 2 of Part 8 of the Business Corporations Act (British Columbia)

Definitions and application

237.	(1)	In this Division:

“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

“notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

“payout value” means,

(a)	in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b)
in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement, or

(c)
in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2)	This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a)	the court orders otherwise, or

(b)	in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

Right to dissent

238.	(1)	A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent as follows:

(a)	under section 260, in respect of a resolution to alter the articles to alter restrictions on the powers of the company or on the business it is permitted to carry on;

(b)	under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c)	under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

(d)	in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e)	under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;

(f)	under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g)	in respect of any other resolution, if dissent is authorized by the resolution;

(h)	in respect of any court order that permits dissent.

(2)	A shareholder wishing to dissent must

(a)	prepare a separate notice of dissent under section 242 for

(i)	the shareholder, if the shareholder is dissenting on the shareholder’s own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is dissenting,

(b)	identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c)	dissent with respect to all of the shares, registered in the shareholder’s name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3)	Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a)	dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b)	cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

Waiver of right to dissent

239.	(1)	A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2)	A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a)	provide to the company a separate waiver for

(i)	the shareholder, if the shareholder is providing a waiver on the shareholder’s own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is providing a waiver, and

(b)	identify in each waiver the person on whose behalf the waiver is made.

(3)
If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder’s own behalf, the shareholder’s right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a)	the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b)
any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4)
If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

Notice of resolution

240.	(1)
If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2)
If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a statement advising of the right to send a notice of dissent.

(3)
If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors’ resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a)	a copy of the resolution,

(b)	a statement advising of the right to send a notice of dissent, and

(c)	if the resolution has passed, notification of that fact and the date on which it was passed.

(4)	Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

241.           If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a)	a copy of the entered order, and

(b)	a statement advising of the right to send a notice of dissent.

Notice of dissent

242.	(1)	A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) must,

(a)
if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b)	if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)	if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i)	the date on which the shareholder learns that the resolution was passed, and

(ii)	the date on which the shareholder learns that the shareholder is entitled to dissent.

(2)	A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a)	on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b)	if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3)	A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a)	within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b)	if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4)	A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a)
if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b)
if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c)	if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i)	the name and address of the beneficial owner, and

(ii)	a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder’s name.

(5)
The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

243.	(1)	A company that receives a notice of dissent under section 242 from a dissenter must,

(a)	if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i)	the date on which the company forms the intention to proceed, and

(ii)	the date on which the notice of dissent was received, or

(b)	if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2)	A notice sent under subsection (1) (a) or (b) of this section must

(a)	be dated not earlier than the date on which the notice is sent,

(b)	state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c)	advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244.	(1)
A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a)	a written statement that the dissenter requires the company to purchase all of the notice shares,
(b)	the certificates, if any, representing the notice shares, and

(c)	if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2)	The written statement referred to in subsection (1) (c) must

(a)	be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b)	set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	that dissent is being exercised in respect of all of those other shares.

(3)	After the dissenter has complied with subsection (1),

(a)	the dissenter is deemed to have sold to the company the notice shares, and

(b)	the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4)
Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5)
Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6)	A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245.           (1)           A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a)	promptly pay that amount to the dissenter, or

(b)	if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2)	A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a)
determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)	join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c)	make consequential orders and give directions it considers appropriate.

(3)	Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a)
pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter’s notice shares, or

(b)	if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4)	If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a)
the dissenter may, within 30 days after receipt, withdraw the dissenter’s notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b)
if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5)	A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a) the company is insolvent, or

(b) the payment would render the company insolvent.

Loss of right to dissent

246.
The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a)	the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b)	the resolution in respect of which the notice of dissent was sent does not pass;

(c)	the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d)	the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e)	the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f)	a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g)	with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h)	the notice of dissent is withdrawn with the written consent of the company;

(i)	the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247.	If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a)
the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b)	the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c)	the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

APPENDIX C
INTERIM ORDER

No.
Vancouver Registry

In the Supreme Court of British Columbia

In the Matter of the Business Corporations Act, S.B.C. 2002, c. 57

and

In the Matter of a Proposed Arrangement Among Beanstream Internet Commerce Inc., its Shareholders and LML Payment Systems Inc.

Beanstream Internet Commerce Inc.,
Petitioner

ORDER

BEFORE Master Baker	) )	Monday, the 4th day of June, 2007

THE WITHOUT NOTICE APPLICATION of the petitioner Beanstream Internet Commerce Inc., coming on for hearing at Vancouver, British Columbia on this date; on hearing Stephen Antle, counsel for Beanstream Internet Commerce Inc.; and on reading the affidavit of A. Craig Thomson, sworn June 1, 2007:

THIS COURT ORDERS that

1.
Beanstream Internet Commerce Inc. may call, hold, and conduct on June 27, 2007 a special meeting of the holders of its issued and outstanding common shares to consider and, if deemed advisable, to pass, with or without variation, a special resolution approving a proposed arrangement involving Beanstream Internet Commerce Inc., its shareholders and LML Payment Systems Inc., as described in the plan of arrangement which, in its substantially final form, is Schedule A to the arrangement agreement (as amended) attached as Appendix D to the management information circular included in Exhibit B to the affidavit of A. Craig Thomson sworn June 1, 2007 in this proceeding.

2.	The meeting shall be called in accordance with the Business Corporations Act, S.B.C. 2002, c. 57, and the notice of articles and articles of incorporation of Beanstream Internet Commerce Inc.

3.
Beanstream Internet Commerce Inc. shall mail or deliver to its registered shareholders, in paper or electronic format or any combination thereof, this petition, notice of the meeting, a form of proxy, a form of letter of transmittal and a management information circular, all in substantially the form contained in Exhibit B to the affidavit of Mr. Thomson, with such amendments as counsel for Beanstream Internet Commerce Inc. may advise are necessary or desirable, provided they are not inconsistent with the terms of this order, at least 21 days before the date of the meeting, excluding the date of mailing or delivery but not the date of the meeting.  Such mailing or delivery shall be good, sufficient and timely notice by Beanstream Internet Commerce Inc. of the meeting.

4.	The persons entitled to receive notice of, and to vote at, the meeting shall be the Beanstream Internet Commerce Inc. registered shareholders at the close of business on June 1, 2007.

5.	The accidental omission to send notice of the meeting to, or the non-receipt of such notice by, any shareholder shall not invalidate any resolution passed or proceeding taken at the meeting.

6.
The arrangement resolution shall be effective if passed by a majority of not less than three-quarters of the votes cast by the Beanstream Internet Commerce Inc. registered shareholders present in person or by proxy at the meeting, with each shareholder casting one vote per share.

7.
The Beanstream Internet Commerce Inc. registered shareholders have the right to dissent from the arrangement resolution and be paid the fair value of their shares, as if ss. 237-247 of the Business Corporations Act applied to the proposed arrangement, except that dissenting shareholders shall on the arrangement’s effective date be deemed to have transferred their shares to LML Payment Systems Inc. and shall then cease to have any rights as shareholders except the right to be paid the fair value of their shares.

8.
On approval of the proposed arrangement at the meeting in the manner set out in this order, Beanstream Internet Commerce Inc. may apply to this Court for approval of the arrangement, which application shall be heard at the courthouse at 800 Smithe Street, Vancouver, British Columbia, on June 28, 2007 at 9:45 a.m. (or so soon thereafter as is practicable).

9.
The mailing or delivery of this petition and other material in accordance with the provisions of this order shall be good, sufficient and timely service of the petition and the affidavit of Mr. Thomson on, and notice of the hearing of the petition to, all persons who are entitled to be served or receive notice.  No other form of service or notice need be made on, or given to, and no other material need be served on, such persons in respect of these proceedings.

10.
Any Beanstream Internet Commerce Inc. registered shareholder may appear on the application for approval of the proposed arrangement by this Court, provided that they file with this Court and deliver to the solicitors for Beanstream Internet Commerce Inc. prior to 4:00 p.m. (Vancouver time) June 27, 2006, an appearance setting out their address for delivery and any evidence or material they intend to present to this Court.

11.	Beanstream Internet Commerce Inc. is at liberty to apply to vary this order.

By the Court

/s/ Master Baker	/s/ Authorized Signatory
Registrar

APPROVED AS TO FORM:

/s/ Stephen Antle
Solicitor for the petitioner Beanstream Internet Commerce Inc.

No.
Vancouver Registry

In the Supreme Court of British Columbia

In the Matter of the Business Corporations Act, S.B.C. 2002, c. 57

And

In the Matter of a Proposed Arrangement Among Beanstream Internet Commerce Inc., its Shareholders and LML Payment Systems Inc.

Beanstream Internet Commerce Inc.,
Petitioner

ORDER

SA

BORDEN LADNER GERVAIS LLP
1200 Waterfront Centre
200 Burrard Street
P.O. Box 48600
Vancouver, British Columbia
V7X 1T2
Telephone:  (604) 687-5744
Attn:  Stephen Antle

APPENDIX D

ARRANGEMENT AGREEMENT

BETWEEN

LML PAYMENT SYSTEMS INC.

AND

BEANSTREAM INTERNET COMMERCE INC.,

(AS AMENDED)

D-1

Page

ARTICLE 1	INTERPRETATION	1
1.1	Definitions	1
1.2	Interpretation Not Affected by Headings, etc	10
1.3	Rules of Construction	10
1.4	Material	10
1.5	Disclosure in Writing	10
1.6	Date For Any Action	10
1.7	Accounting Terms	10
1.8	Conversion of United States of American Dollars to Canadian Dollars	10
1.9	Schedules	10
ARTICLE 2	THE ARRANGEMENT	11
2.1	Implementation Steps by the Company	11
2.2	Implementation Steps by the Purchaser	12
2.3	Interim Order	12
2.4	Plan of Arrangement	12
2.5	Adjustments to Consideration	13
2.6	Agency Agreement	13
2.7	Share Elections	14
2.8	Depository Arrangements	14
2.9	Circular	15
2.10	Preparation of Filings	15
ARTICLE 3	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	16
3.1	Organization and Standing	16
3.2	Capitalization	16
3.3	Authority and No Conflicts	17
3.4	Consents; Approvals	18
3.5	No Defaults	18
3.6	Absence of Certain Changes or Events	18
3.7	Employment Matters	19
3.8	Financial Statements	19
3.9	Contracts	20
3.10	Litigation	20
3.11	Environmental	20
3.12	Tax Matters	21
3.13	Pension and Employee Benefits	21
3.14	Compliance with Laws	22
3.15	Intellectual Property	22
3.16	Insurance	23
3.17	Property	23
3.18	Brokerage and Finders’ Fees	23
3.19	Books and Records	23
ARTICLE 4	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER	23
4.1	Organization and Standing	23
4.2	Capitalization	24
4.3	Authority and No Conflicts	24
4.4	Consents; Approvals	25
4.5	No Defaults	26
4.6	Absence of Certain Changes or Events	26
4.7	Financial Statements	26
4.8	Share Consideration	26
4.9	SEC and BCSC Documents	27
4.10	Information Supplied	27

-i-

4.11	Litigation	27
4.12	Compliance with Other Laws	27
4.13	Purchaser Approval	28
4.14	No Vote Required	28
4.15	Financing Arrangements	28
4.16	Notes and General Security Agreement	28
ARTICLE 5	COVENANTS AND AGREEMENTS	28
5.1	Covenants of the Company	28
5.2	Covenants of the Purchaser	30
5.3	Access to Information	32
5.4	Indemnification	33
5.5	Covenants Regarding Exclusivity	33
5.6	Proxies Received and Dissent Notices	34
5.7	Closing Matters	34
5.8	Privacy Matters	34
ARTICLE 6	CONDITIONS	36
6.1	Mutual Conditions	36
6.2	Additional Conditions to the Obligations of the Purchaser	36
6.3	Additional Conditions to the Obligations of the Company	38
6.4	Satisfaction of Conditions	38
ARTICLE 7	AMENDMENT AND TERMINATION	39
7.1	Amendment	39
7.2	Termination	39
7.3	Effect of Termination	40
ARTICLE 8	SURVIVAL OF REPRESENTATIONS AND INDEMNITIES AFTER THE EFFECTIVE DATE	40
8.1	Indemnity in favour of the Company	40
8.2	Indemnity in favour of the Purchaser.	40
8.3	Time Limitations	40
8.4	Limitations on Damages.	41
8.5	Indemnification: Notice.	41
8.6	Indemnification Proceedings - Third party Claim.	41
8.7	Indemnification Proceedings - Other Claims.	42
8.8	Indemnity After Tax.	42
8.9	Other Indemnification Principles.	42
8.10	Sole Remedy and Recourse.	42
ARTICLE 9	GENERAL	43
9.1	Notices	43
9.2	Assignment	44
9.3	Binding Effect	44
9.4	Third party Rights	44
9.5	Waiver and Modification	44
9.6	Further Assurances	45
9.7	Expenses	45
9.8	Governing Laws; Consent to Jurisdiction	45
9.9	Remedies and Waivers	45
9.10	Time of Essence	45
9.11	Entire Agreement	45
9.12	Severability	46
9.13	Counterparts	46

-ii-

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT dated as of April 30, 2007 and amended as of May 24, 2007,

BETWEEN:

LML PAYMENT SYSTEMS INC., a corporation continued under the laws of the Yukon Territory

(the “Purchaser”)

AND:

BEANSTREAM INTERNET COMMERCE INC., a corporation existing under the laws of British Columbia

(the “Company”).

WITNESSES THAT WHEREAS:

A.
The board of directors of the Company has determined that the business combination to be effected by means of the Plan of Arrangement is advisable and in the best interests of the Company and has unanimously approved the transactions contemplated by the Agreement and determined to recommend approval of the Plan of Arrangement and other transactions contemplated hereby to the holders of Common Shares.

B.
The board of directors of the Purchaser has determined that the business combination to be effected by means of the Plan of Arrangement is advisable and in the best interests of the Purchaser and has approved the transactions contemplated by this Agreement.

C.
In furtherance of such business combination, the board of directors of the Company has agreed to submit the Plan of Arrangement and other transactions contemplated hereby to the Shareholders and the Court for approval.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, (the receipt and sufficiency of which is hereby acknowledged by each party), the parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1           Definitions

In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings respectively:

“Acquisition Proposal” has the meaning given thereto in Section 0;

“affiliate” has the meaning ascribed thereto in the BCSA, unless otherwise expressly stated herein;

“Agency Agreement” means the agency agreement made as of the Effective Date between the Agent and the Shareholders, other than the Agent, substantially in the form and content attached as Schedule D to the Arrangement Agreement, by virtue of the Final Order deeming such Shareholders to authorize the Agent to act for the benefit of and on behalf of such Shareholders pursuant to the terms of such Agreement and the acceptance of such deeming confirmed by each Shareholder accepting the Note issued to such Shareholder pursuant to the Arrangement Agreement;

“Agent” means Mr. Fabio Banducci acting as agent under the Agency Agreement;

“Agreement” means this Arrangement Agreement, including the Schedules hereto;

“Aggregate Earn Out” means the amount calculated as $1.00 for each $1.00 of revenue in the Performance Target Range to a maximum of $2,000,000;

“Aggregate Effective Date Purchase Price” means the amount that is the product of multiplying (X) the Effective Date Purchase Price by (Y) the total number of Common Shares to be sold by the Shareholders pursuant to the Arrangement;

“Aggregate Election Cash Amount” means the amount that is equal to the aggregate value of all Effective Date Cash Proceeds in respect of which all Shareholders make Share Elections, after taking into account any adjustments pursuant to Section 2.7(d);

“Aggregate Election Share Amount” means the aggregate number of Purchaser Shares that will be accepted by Shareholders in lieu of part of their Pro Rata Share of the Gross Effective Date Cash Proceeds pursuant to all Share Elections being calculated as the result of dividing the (X) Aggregate Election Cash Amount by (Y) the Effective Date Purchaser Share Value;

“Aggregate Hold Back Claims” means the amount equal to the sum of adding together all Hold Back Claims;

“Aggregate Note Proceeds” means the amount that is equal to the result of subtracting (X) Aggregate Hold Back Claims from (Y) $5,000,000;

“applicable privacy laws” means any and all applicable Laws relating to privacy and the collection, use and disclosure of Personal Information in all applicable jurisdictions, including the Personal Information Protection and Electronic Documents Act (Canada) and any comparable provincial law (including the Personal Information Protection Act (British Columbia) and An Act Respecting the Protection of Personal Information in the Private Sector (Quebec));

“Arrangement” means the arrangement under the provisions the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or Section 0 hereof, or made at the direction of the Court in the Final Order;

“Arrangement Resolution” means the special resolution of the Shareholders, approving the Plan of Arrangement to be considered at the Meeting, substantially in the form and content of Schedule A annexed hereto;

“BCBCA” means the Business Corporations Act (British Columbia), including the regulation made thereunder, as now in effect and as they may be amended, from time to time, prior to the Effective Date, and includes, where applicable, the Company Act (British Columbia) prior to the enactment of the Business Corporations Act (British Columbia);

“BCSA” means the Securities Act (British Columbia) and the rules, regulations and written policies made thereunder, as now in effect and as they may be amended, from time to time, prior to the Effective Date;

“BCSC” means the British Columbia Securities Commission;

“BCSC Documents” means all reports, schedules, forms, statements and other documents required to be filed by the Purchaser with the BCSC;

“Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia other than a Saturday, a Sunday or a day observed as a holiday in Vancouver under the Laws of British Columbia or the federal Laws of Canada;

“Business Intellectual Property” means all Intellectual Property owned by the Company;

“Cash Hold Back” means the sum of $250,000 which would otherwise be payable to the Shareholders on or after the Effective Date but will not be paid as part of the Effective Date Cash Proceeds in so far as it will be held back by the Depository until after the Post Effective Date Adjustment Date and as soon as practicable thereafter, pursuant to Section 0, to the extent that there is a Negative Adjustment Amount, all or part of the Cash Hold Back will be paid by the Depository to the Purchaser and the balance of the Hold Back Cash will be paid by the Depository to the Shareholders in accordance with their Pro Rata Shares and, pursuant to Section 0 to the extent that there is a Positive Adjustment Amount, all the Cash Hold Back will be paid by the Depository to the Shareholders in accordance with their Pro Rata Shares and, if there is a Positive Adjustment Amount, each Shareholder will receive the Pro Rata Share of such Shareholder of the Positive Adjustment Amount;

“Circular” means the notice of the Meeting and accompanying management proxy circular, including all schedules and exhibits thereto, to be sent by the Company to the Shareholders in connection with the Meeting;

“commercially reasonable efforts” means, with respect to each party hereto, the agreement of such party to cooperate and to cause its affiliates to cooperate and to use and to cause its affiliates to use their respective reasonable efforts consistent with reasonable commercial practice without payment or incurrence of unreasonable expense or the requirement to engage in litigation;

“Common Shares” means the common shares without par value in the capital of the Company which may be issued and outstanding from time to time;

“Company” has the meaning ascribed thereto in the Preamble;

“Company GSA” means the general security agreement, substantially in the form and content attached hereto as Schedule G, to be executed by the Company in favour of the Agent and delivered to the Agent who will receive it in his personal capacity for and on behalf of the other Shareholders and creating a security interest in all the personal property of the Company as security for payment of the Notes to the Shareholders;

“Company Guarantee” means the guarantee of the Company substantially in the form and content attached hereto as Schedule I of the obligations of the Purchaser pursuant to the Notes delivered to the Agent in his personal capacity and for and on behalf of all the other Shareholders in accordance with the Agency Agreement;

“Confidentiality Agreement” means the confidentiality and standstill agreement dated August 2, 2005 between the Purchaser and the Company;

“Consideration” means the aggregate consideration to be paid and delivered to the Shareholders pursuant to Section 0 (as such may be adjusted under the terms hereof), being the sum of adding (X) the Effective Date Proceeds; and (Y) if the Performance Target Range is achieved, the Earn Out Share Proceeds;

“constating documents” means, with respect to any corporate or other entity, the certificate and articles of incorporation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement, unanimous shareholder agreement or declaration or other similar governing documents of such person;

“Contaminant” means any pollutants, explosives, dangerous goods and substances, underground or above ground storage tanks, deleterious substances, special waste, liquid waste, industrial waste, hauled liquid waste or waste of any other kind, toxic substances, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other substance the storage, manufacture, disposal, handling, treatment, generation, use, transport or release into the environment of which is prohibited, controlled or regulated under any Environmental Law;

“Court” means the Supreme Court of British Columbia;

“Damages” means any loss, liability, prosecution, claim, demand, damage, fine or expense (including legal and professional expense) whether or not involving a third party-claim;

“date of this Agreement” or “date hereof’ means April 30, 2007;

“Depository” means Computershare Investor Services Inc.;

“Disclosure Letter” means the letter of disclosure dated as of the date of this Agreement and signed by an authorized officer of the Company and delivered by the Company to the Purchaser on or prior to the date of this Agreement;

“Dissent Rights” means the rights of dissent in respect of the Arrangement described in Section 0 of the Plan of Arrangement;

“Dissenting Shareholder” means a holder of Common Shares that exercises such holder’s Dissent Rights;

“Dissenting Shares” has the meaning ascribed thereto in the Plan of Arrangement;

“Earn Out Calculation” means the process of calculation and verification carried out by the Purchaser, acting reasonably, to determine if the Performance Target Range has been achieved by the Company which is to be exclusively based upon review of (a) the audited financial statements of the Company for the fiscal year ending March 31, 2008; and (b) the unaudited financial statements of the Company for the fiscal period commencing on April 1, 2008 and ending on the date that is twelve months after the first day of the calendar month immediately following the Effective Date;

“Earn Out Issue Date” means the date that is fifteen days after the date on which it has been determined, in accordance with the Earn Out Calculation, that the Company has achieved the Performance Target Range;

“Earn Out Purchaser Share Value” means the volume weighted average of the closing price for the purchase of one Purchaser Share as reported on the NASDAQ Stock Exchange during the ten Trading Days immediately before the Earn Out Record Date;

“Earn Out Record Date” means the last day of the twelve-month period commencing on the first day of the calendar month immediately following the Effective Date;

“Earn Out Share Proceeds” means the number of Purchaser Shares, if any, to be issued in respect of all Common Shares to be sold under the Arrangement that is equal to the quotient (rounded up to the nearest whole number) of dividing (X) the Aggregate Earn Out, if any, by (Y) the Earn Out Purchaser Share Value;

“Effective Date” has the meaning ascribed thereto in the Plan of Arrangement;

“Effective Date Cash Proceeds” means the amount that is equal to the result of subtracting (X) the sum of (p) the Aggregate Election Cash Amount and (q) the Cash Hold Back from (Y) the sum of (r) $10,000,000 and (s) the amount  of the Working Capital;

“Effective Date Proceeds” means the aggregate of (a) the Effective Date Cash Proceeds; (b) the Effective Date Share Proceeds; and (c) the aggregate principal value of all the Notes, paid or issued on the Effective Date in accordance with the Plan of Arrangement;

“Effective Date Purchase Price” means the aggregate price per share to be paid by means of cash, Purchaser Shares and the Notes for each Common Share on the Effective Date, which is calculated as the quotient of dividing (X) $19,500,000, by (Y) the number of Common Shares issued and outstanding as of the Effective Date;

“Effective Date Purchaser Share Value” means the volume weighted average of the closing price for the purchase of one Purchaser Share as reported on the NASDAQ Capital Market during the ten Trading Days immediately before the date of the execution of this Agreement;

“Effective Date ShareProceeds” means the aggregate number of Purchaser Shares equal to the sum of adding (X) the Share Proceeds; and (Y) the Aggregate Election Share Amount;

“Effective Time” has the meaning ascribed thereto in the Plan of Arrangement;

“Environmental Activity” means any activity, event or circumstance in respect of a Contaminant, including its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its Release, escape, leaching, dispersal or migration into the natural environment, including the movement through or in the air, soil (land surface or subsurface strata), surface water or groundwater;

“Environmental Law” means any and all Laws in effect on the date of this Agreement relating to pollution or the environment;

“Exchange Act” means collectively, the requirements of the Securities Exchange Act of 1934 of the United States of America, as amended and the rules and regulations of the SEC promulgated thereunder;

“Final Order” means the final order of the Court approving the Arrangement made pursuant to Section 291(4) of the BCBCA as such order may be amended by the Court at any time prior to the Effective Date, or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

“GAAP” means generally accepted accounting principles as applicable in Canada;

“Governmental Entity” means any (a multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (b) subdivision, agent, commission, board, or authority of any of the foregoing; or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing;

“Gross Effective Date Cash Proceeds” means the result of subtracting (X) the Cash Hold Back from (Y) the sum of (p) $10,000,000; and (q) the Pre Effective Date Calculated Working Capital;

“Hold Back” means $2,925,000, being 15% of $19,500,000;

“Hold Back Claim” means any of (i) if the Positive Adjustment Amount is greater than the Hold Back Amount, the result of subtracting (X) the Hold Back Amount from (Y) the Positive Adjustment Amount, or (ii) the amount of any individual claim for indemnification made by the Purchaser pursuant to 0;

“Intellectual Property” means Patents, patent rights, trademarks, trade names, service marks, copyrights, design rights, including both registered and unregistered rights where appropriate, and any applications therefor, technology, trade secrets, know-how, computer software and applications and tangible or intangible proprietary information or materials;

“Intellectual Property Rights” has the meaning ascribed thereto in Section 0;

“Interim Order” means the interim order of the Court, as the same may be amended, made pursuant to Section 291(2) of the BCBA in respect of the Arrangement, as contemplated by Section 0 providing for, among other things, the calling and holding of the Meeting;

“knowledge of the Company” and similar phrases relating to knowledge of the Company means the actual knowledge of those individuals identified in the Disclosure Letter, in each case, after reasonable investigation by such individual;

“Laws” means all statutes, regulations, statutory rules, policies and orders, and terms and conditions of any grant of approval, permission, authority or license, of any Governmental Entity or self-regulatory authority, and the term “applicable” with respect to such Law and in the context that refers to one or more persons, means that such Law applies to such person or persons or its or their business, undertaking, property or securities and emanates from a Governmental Entity or self-regulatory authority having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

“Licensed Intellectual Property” means all Intellectual Property licensed to the Company by any third party and used exclusively in connection with the business of the Company;

“Lien” means any mortgage, hypothec, prior claim, lien, pledge, assignment for security, security interest, lease, option, right of third parties or other charge or encumbrance, including the lien or retained title of a conditional vendor, and any easement, servitude, right of way or other encumbrance on title to real or immovable property or personal or movable property;

“Lock Up and Voting Agreement” means the lock up and voting agreement substantially in the form and content of the Lock Up and Voting Agreement attached hereto as Schedule E to be made between the Purchaser and the Lock Up and Voting Shareholders pursuant to which, the Lock Up and Voting Shareholders will agree to hold their Purchaser Shares in accordance with the terms of the Lock Up and Voting Agreement and the term of which will not extend beyond 270 days after the Effective Date;

“Lock Up and Voting Shareholders” means Mr. Thomson, Mr. John Tognetti, Mrs. Anna Clark, Cancisco Investments, Fabian Ventures Ltd., Mrs. Joan Thomson and Mr. Koide;

“Mailing Date” means the date by which the Circular must be mailed in order to have the Meeting on or before the Meeting Date in accordance with the constating documents of the Company and applicable Laws;

“Material Adverse Effect”, when used in connection with any party, means any change, effect, circumstance, event or occurrence (any such item, an “effect”) with respect to its condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations or results of operations or those of its subsidiaries, that is, or would be reasonably expected to be, material and adverse to the business, operations, financial condition or results of operations of such party and its subsidiaries taken as a whole;

“Meeting” means the special meeting of the Shareholders, including any adjournment, adjournments, postponement or postponements thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution;

“Meeting Date” means the date on which the Meeting is held, which date shall not be later than June 27, 2007;

“Misrepresentation” has the meaning ascribed thereto in the BCSA;

“Mr. Koide” means Mr. Chris Koide the Chief Operating Officer of the Company;

“Mr. Thomson” means Mr. Craig Thomson, the President and Chief Executive Officer of the Company;

“NASDAQ” means the NASDAQ Capital Market;

“NASDAQ Filings” means the Notification Form for Change in Number of Shares Outstanding and the Notification Form for Listing of Additional Shares (and any other forms or applications required by NASDAQ) to be filed by Purchaser with NASDAQ in connection with the transactions contemplated hereby;

“Negative Adjustment Amount” means the amount of  the Post Effective Date Closing Working Capital Number if it is a negative number;

“Note” means, in respect of each Shareholder, a non-negotiable promissory note in the amount of such Shareholder’s Pro Rata Share of the Aggregate Note Proceeds substantially in the form and content attached hereto as Schedule C and executed by the Purchaser in favour of such Shareholder and payable in two equal instalments of principal, together with interest thereon in the amount of 8% per annum, on the first and second anniversary of the Effective Date, the payment of which is secured by the Purchaser Guarantee, the Company Guarantee, the Company GSA and the Agency Agreement;

“Options” means the share purchase options to acquire common shares in the capital of the Company;

“Patents” means, collectively, (i) all domestic and foreign patents, patent applications and provisional patent applications and any divisions, continuations, continuations in part, re-issuances, extensions, prolongations, re-examinations and renewals thereof, and (ii) all patents, patent applications and provisional patent applications claiming priority from any of the foregoing;

“Performance Target Range” means the achievement by the Company, as confirmed in accordance with the Earn Out Calculation, of revenue in the twelve-month period commencing on the first day of the calendar month immediately following the Effective Date of the Company and ending twelve months after the Effective Date that is more than $5,000,000 and not more than $7,000,000; provided that such revenue exceeding $7,000,000 will have no effect upon the number of Purchaser Shares making up the Earn Out Share Proceeds;

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which the Company is not otherwise subject to criminal liability due to its existence and which do not, individually or in the aggregate, have a Material Adverse Effect on the Company: (a) statutory liens for current Taxes not yet due or delinquent (or which may be paid without interest or penalties) or the validity or amount of which is being contested in good faith by appropriate proceedings, (b) liens imposed by Law, such as materialmen’s, mechanic’s, carrier’s, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business, (c) all Liens described in the Disclosure Letter;

“Personal Information” means information about an identifiable natural person;

“Plan of Arrangement” means the plan of arrangement substantially in the form and content attached hereto as Schedule B and any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or Section 0 or made at the direction of the Court in the Final Order;

“Positive Adjustment Amount” means the amount of the Post Effective Date Working Capital Number if it is “0” or a positive number;

“Post Effective Date Adjustment Date” means the day that is ninety days after the Pre Effective Date Calculation Date;

“Post Effective Date Calculated Working Capital” means the amount of the Working Capital at the Effective Date as calculated by the Purchaser as soon as is practicable after the Post Closing Adjustment Date based upon on all financial information of the Company available at the time of calculation;

“Post Effective Date  Working Capital Number” means the positive or negative amount that is the result of subtracting (X) the Pre Effective Date Calculated Working Capital from (Y) the Post Effective Date Calculated Working Capital;

“Pre Effective Date Calculated Working Capital” means the Working Capital as shown in the Working Capital Balance Sheet;

“Pre Effective Date Calculation Date” means the day that is three days before the Effective Date;

“Proceeding” means any action, claim, suit, litigation, arbitration, prosecution, investigation or proceeding including any appeal or application for review at law or in equity or before or by any Governmental Entity;

“Pro Rata Share” means, in respect of each Shareholder, the percentage that the Common Shares held by that Shareholder is of all Common Shares issued and outstanding as of the Effective Date;

“Purchaser” has the meaning ascribed thereto in the Preamble;

“Purchaser Guarantee” means the guarantee, substantially in the form and content attached hereto as Schedule F, to be executed by the Purchaser in favour of the Agent and delivered to the Agent who will receive it in his personal capacity and for and on behalf of the other Shareholders being a guarantee by the Purchaser of the obligations of the Company under the Company Guarantee;

“Purchaser Plans” means, collectively, the 1996 Stock Option Plan of the Purchaser and 1998 Stock Incentive Plan of the Purchaser;

“Purchaser Share” means a voting common share without par value in the capital of the Purchaser;

“Registry” means the registry maintained pursuant to the Personal Property Security Act (British Columbia);

“Release” means discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, migrate, pour, emit, empty, throw, dump, place or exhaust, and when used as a noun has a similar meaning;

“Representatives” has the meaning ascribed thereto in Section 0;

“SEC” means the Securities and Exchange Commission of the United States of America;

“SEC Documents” means all registration statements, reports, schedules, forms, statements and other documents the Purchaser is required furnish to or file with the SEC;

“Securities Act” means collectively, the requirements of the Securities Act of 1933 of the United States of America, as amended, and the rules and regulations of the SEC promulgated thereunder;

“ShareConsideration” means, collectively, the Effective Date Share Proceeds, and, to the extent that any part of the Performance Target Range is achieved, the Earn Out Share Proceeds;

“Share Election” means, in respect of any Shareholder, an election substantially in the form and content attached hereto as Schedule H pursuant to Section 0 to accept Purchaser Shares in lieu of part of such Shareholders’ Pro Rata Share of the Effective Date Cash Proceeds as partial consideration for the Common Shares of such Shareholder;

“Shareholder” means, for all purposes of this Agreement, other than any provision hereof which contemplates the entitlement of a Shareholder to sell such Shareholder’s Common Shares pursuant to the Arrangement, a holder of Common Shares shown from time to time in the register of shareholders maintained by or on behalf of the Company in respect of the Common Shares and for purposes of any provision hereof which contemplates the entitlement of a Shareholder to sell such Shareholder’s Common Shares pursuant to the Arrangement, does not include any Shareholder that is a Dissenting Shareholder on the Effective Date;

“Share Proceeds” means the number of Purchaser Shares that have an aggregate Effective Date Purchaser Share Value equal to $4,500,000;

“Stock Option Plan” means, collectively, the stock option plan of the Company, the restricted share unit plan of the Company and the Directors’ Fee Payment Plan of the Company;

“subsidiary” means, with respect to a specified person, (a) any corporation, partnership, joint venture, association, limited liability company, unlimited liability company or other person or organization, incorporated or unincorporated, which is a subsidiary as defined in the BCSA of such specified person; (b) a partnership of which such specified person or another is a general partner or owns beneficially more than 50% of the ownership interests; or (c) a subsidiary (as defined in clause (a) or (b) hereof) or any person described in clause (a) or (b) hereof of any subsidiary (as so defined) thereof,

“Tax” and “Taxes” means, with respect to any person, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, pension plan premiums, excise, severance, social security premiums, workers’ compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing.

“Tax Returns” means any and all returns, declarations, reports, information returns and statements filed or required to be filed with any taxing authority relating to Taxes;

“Termination Date” means July 15, 2007;

“Trading Day” means any day on which the NASDAQ Capital Market is open for trading of Purchaser Shares;

“Working Capital” means, on the Effective Date, the Company’s current assets less its current liabilities on the Effective Date, determined in accordance with GAAP.  For greater certainty, in the normal course of the Company’s business, funds are collected on behalf of merchants and are settled, less fees, at a future date.  Both the funds collected and the funds disbursed form part of Working Capital and, to the extent there is a difference, in the calculation of the Working Capital, such amounts will be added or subtracted, as the case may be.  In addition, all cash and investments of the Company recorded as at the time of such calculation, whether offset by a current liability or held as restricted cash or security will be included in current assets for such calculation of the Working Capital;

“Working Capital Balance Sheet” means the balance sheet for the Company prepared on an un-audited basis by the accountants for the Company made up to Pre Effective Date Calculation Date and which will have included in the calculation of the amount shown therein as the “Working Capital” of the Company a reasonable estimate of the Company’s financial information as at the Effective Date; and

“YBCA” means the Business Corporations Act (Yukon), including the regulations made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date.

1.2 Interpretation Not Affected by Headings, etc

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof Unless otherwise indicated, all references to an “Article”, “Section” or “Schedule” followed by a number or a letter refer to the specified Article, Section or Schedule of this Agreement. The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Article, Section or other portion hereof.

1.3 Rules of Construction

Unless otherwise specifically indicated or the context otherwise requires, (a) all references to “dollars” or “$” mean Canadian dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

1.4 Material

The terms “material” and “materially” shall, when used in this Agreement, be construed, measured or assessed on the basis of whether the matter would materially affect a party and its affiliates, taken as a whole.

1.5 Disclosure in Writing

The phrase “except as previously disclosed in writing” and similar expressions used in this Agreement shall be construed for all purposes of this Agreement as referring to the Disclosure Letter. Disclosure by the Company in any particular schedule or exhibit of the Disclosure Letter will be deemed to be disclosure of the information for all purposes of this Agreement.

1.6 Date For Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

1.7 Accounting Terms

All accounting terms not defined in this Agreement have those meanings generally ascribed to them in accordance with GAAP.

1.8 Conversion of United States of American Dollars to Canadian Dollars

Any calculation of the Canadian Dollar value of Purchaser Shares quoted on NASDAQ in United States of America Dollars will be based on the Bank of Canada noon exchange rate on the day on which the amount of United States of America Dollars being made subject to calculation was quoted on NASDAQ.

1.9 Schedules

The following Schedules are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form part hereof:

Schedule A	Form of Arrangement Resolution

Schedule B	Form of Plan of Arrangement

Schedule C	Form of Promissory Note

Schedule D	Form of Agency Agreement

Schedule E	Form of Lock Up and Voting Agreement

Schedule F	Form of Purchaser Guarantee

Schedule G	Form of Company GSA

Schedule H	Form of Share Election

Schedule I	Form of Company Guarantee

Schedule J	Purchaser Disclosure

ARTICLE 2

THE ARRANGEMENT

2.1 Implementation Steps by the Company

The Company covenants in favour of the Purchaser that the Company shall:

(a)
as soon as reasonably practicable, apply in a manner acceptable to the Purchaser, acting reasonably, under Section 291 of the BCBCA for the Interim Order, and thereafter proceed with and diligently seek the Interim Order;

(b)	lawfully convene and hold the Meeting for the purpose of considering the Arrangement Resolution as soon as reasonably practicable, and in any event, on or before the Meeting Date;

(c)
subject to obtaining the approvals as are required by the Interim Order, as soon as reasonably practicable after the Meeting, proceed with and diligently pursue the application to the Court for the Final Order approving the Arrangement;

(d)
subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, as soon as reasonably practicable, take all steps and actions necessary to give effect to the Arrangement prior to the Termination Date;

(e)	instruct counsel acting for it to bring the applications and make the filings referred to in Sections 0, 0 and 0 in co-operation with counsel to the Purchaser;

(f)
permit the Purchaser and its counsel to review and comment upon drafts of all material to be filed by the Company with the Court in connection with the Arrangement, including the Circular and any supplement or amendment thereto, and provide counsel to the Purchaser on a timely basis with copies of any notice of appearance and evidence served on the Company or its counsel in respect of the application for the Interim Order and the Final Order or any appeal therefrom and of any notice (written or oral) received by the Company indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order; and

(g)
not file any material with the Court in connection with the Arrangement or serve any such material, and not agree to modify or amend materials so filed or served, except as contemplated hereby or with the prior written consent of the Purchaser, such consent not to be unreasonably withheld or delayed.

2.2 Implementation Steps by the Purchaser

The Purchaser covenants in favour of the Company that the Purchaser shall cooperate with, assist and consent to the Company seeking the Interim Order and the Final Order.

2.3 Interim Order

The notice of motion for the application referred to in Section 0 shall request that the Interim Order provide, among other things:

(a)	for the class of persons to whom notice is to be provided in respect of the Arrangement and the Meeting and for the manner in which such notice is to be provided;

(b)
that the requisite approval for the Arrangement Resolution shall be 75% of the votes cast on the Arrangement Resolution by all the Shareholders present in person or by proxy at the Meeting, and, in respect of such resolution, each Shareholder being entitled to one vote for each Common Share held;

(c)
that, in all other respects, the terms, restrictions and conditions of the constating documents of the Company, including quorum requirements and all other matters, shall apply in respect of the Meeting;

(d)	for the grant of the Dissent Rights; and

(e)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order.

2.4 Plan of Arrangement

(a)	Subject to the terms and conditions of this Agreement (and, in particular, Sections 0, 0 and 0), pursuant to the Arrangement:

(i)	on the Effective Date, each Shareholder shall be entitled to receive the Pro Rata Share of such Shareholder of the Aggregate Effective Date Purchase Price, comprised of:

(A)	such Shareholder’s Pro Rata Share of the Gross Effective Date Cash Proceeds, less amounts represented by such Shareholder’s share of the Aggregate Election Share Amount, if any;

(B)	such Shareholder’s share of the Aggregate Election Share Amount as represented by such Shareholder’s Share Election, if any;

(C)	such Shareholder’s share of the Share Proceeds; and

(D)	such Shareholder’s Note;

(ii)	as soon as practicable after the Post Effective Date Adjustment Date, the Purchaser shall be entitled to receive the Negative Adjustment Amount, if any, payable from the Cash Hold Back;

(iii)	as soon as practicable after the Post Effective Date Adjustment Date, each Shareholder shall be entitled to receive the Pro Rata Share of such Shareholder of:

(A)	the amount, if any, that is equal to the result of subtracting (X) any Negative Adjustment Amount from (Y) the Cash Hold Back, if there is a Negative Adjustment Amount;

(B)	the Cash Hold Back if there is a Positive Adjustment Amount; and

(C)	the amount of the Positive Adjustment Amount, if there is a Positive Adjustment Amount; and

(iv)	on the Earn Out Issue Date, each Shareholder shall be entitled to receive the Pro Rata Share of such Shareholder of the Earn Out Share Proceeds, if any.

(b)
From and after the Effective Date, the Plan of Arrangement shall have all of the effects provided by applicable Laws, including the BCBCA. The closing of the transactions contemplated hereby shall take place at the offices of Borden Ladner Gervais LLP, located at Suite 1200, 200 Burrard Street, Vancouver, British Columbia at 10:00 a.m. (Vancouver time) on the Effective Date.

2.5 Adjustments to Consideration

(a)
On the day which is three Business Days prior to the Effective Date, the Company shall deliver to the Purchaser the Working Capital Balance Sheet and the supporting calculation of the Pre Effective Date Calculated Working Capital.  Such calculation shall include sufficient detail and supporting documentation so as to permit the Purchaser, acting reasonably, to confirm the accuracy of such calculation.

(b)
The parties agree that the delivery of the calculation of the Pre Effective Date Calculated Working Capital described in Section 0 shall constitute a representation and warranty by the Company to the Purchaser that the calculation of the Pre Effective Date Calculated Working Capital contained therein is true and correct.

(c)	The parties agree that there will be an adjustment after the Effective Date effected in respect of the Working Capital pursuant to Sections 0 and 0and 0;

(d)
The parties agree that the Pro Rata Share of each Shareholder of the Aggregate Hold Back Claims, if any, shall be set off against amounts owing under such Shareholder’s Note and if such Pro Rata Share is equal to the whole amount to be paid pursuant to such Note on the first anniversary of the Effective Date, no amount shall be paid to such Shareholder on the first anniversary of the Effective Date and any balance of such Pro Rata Share shall be deducted from the amount to be paid under such Note on the second anniversary of the Effective Date.

(e)
No fractional Purchaser Shares will be issued to Shareholders in the payment of the Share Consideration.  In the case of each calculation by the Depository of the number of Purchaser Shares to which each Shareholder is entitled under the Arrangement, the result of such calculation will be rounded down to the nearest whole number of Purchaser Shares.

2.6 Agency Agreement

The Parties acknowledge and agree that the authorization of the Agent to act for the benefit of and on behalf of the Shareholders, other than the Agent, to hold the security granted to the Agent under the GSAs for the performance of the obligations of: (i) the Purchaser under the Notes and the Purchaser Guarantee ;and (ii) the Company under the Company Guarantee and the Company GSA, shall be effected by the Final Order deeming that all the Shareholders, other than the Agent, have authorized the Agent to act for and on their behalf as set out in the Agency Agreement as well as by acceptance of such deeming confirmed by each Shareholder accepting the Note issued to such Shareholder pursuant to the Arrangement.

2.7 Share Elections

(a)
The parties acknowledge and agree that, at any time until the Meeting Date, any Shareholder may make a Share Election pursuant to which such Shareholder elects to be issued Purchaser Shares in the Arrangement instead of and in replacement, subject to Section 0, of up to 20% of such Shareholder’s Pro Rata Share of the Effective Date Cash Proceeds. The price of each Purchaser Share obtained pursuant to a Share Election will be the Effective Date Purchaser Share Value.  Any such election shall be substantially in the form and content of Share Election attached hereto as Schedule H and shall be made by delivering such form, duly executed by the electing Shareholder to the Depository.

(b)
The Company covenants and agrees to deliver to the Purchaser, on or before the Effective Date, the Share Election of Mr. Thomson in respect of 20% of his Pro Rata Share of the Gross Effective Date Cash Proceeds; provided that, for the purposes of this Section 0 only, “Gross Effective Date Cash Proceeds” means the sum of $10,000,000, without adjustment for Working Capital.

(c)
With the consent of the Purchaser, any Shareholder may make a Share Election for more than such Shareholder’s Pro Rata Share of the Effective Date Cash Proceeds.  The Purchaser shall not unreasonably refuse to grant consent under this Section 0; provided that the Purchaser shall not be obligated to issue an aggregate  of Share Consideration in excess of 19.9% of the issued and outstanding capital stock of the Purchaser.  If the number of Share Elections made by the Shareholders would require the issuance of Share Consideration in excess of 19.9% of the issued and outstanding capital stock of the Purchaser, the Purchaser may consent to the acceptance of Share Elections up to 19.9% of the issued and outstanding shares in the capital of the Purchaser, with such Share Elections to be accepted, pro rata, based on the number of shares with respect to which each Shareholder making a Share Election would be entitled to receive in the absence of the limitation set forth above.

2.8 Depository Arrangements

(a)
The parties acknowledge and agree that, on the Effective Date, the full amount of the Effective Date Proceeds payable by the Purchaser to Shareholders under Section 0 hereof and the full amount of the Cash Hold Back payable to the Purchaser, the Company or the Purchaser and the Company pursuant to one of Sections 2.4(a)(ii) or (iii), as the case may be, shall be paid to the Depository and, thereafter, the Effective Date Proceeds will be available for immediate distribution to the Shareholders and the Cash Hold Back will be available for payment to the Purchaser, the Company or the Purchaser and the Company, as the case may be, as soon as practicable after the Post Effective Date Adjustment Date, each in accordance with the Plan of Arrangement.

(b)
The parties acknowledge and agree that, on the Earn Out Issue Date, a treasury order for issuance of the Earn Out Share Proceeds, if any, shall be delivered by the Purchaser to the Depository; provided, however, that if the Earn Out Purchaser Share Value is less than the Effective Date Purchaser Share Value, then the Purchaser may, in its sole and unreviewable discretion, pay all or any portion of the Earn Out Share Proceeds in cash in lieu of issuing Purchaser Shares.  For each Purchaser Share otherwise included in the Earn Out Share Proceeds that the Purchaser elects to pay in cash, the amount of cash payable in respect of such Purchaser Share shall be an amount equal to the Earn Out Purchaser Share Value and shall be paid by the Purchaser to the Depository on the Earn Out Issue Date.  Thereafter, the Earn Out Share Proceeds, if any (including the cash portion thereof, if any, that is paid by the Purchaser), will be available for immediate distribution on and after the Earn Out Issue Date to the Shareholders in accordance with the Plan of Arrangement.

(c)
The parties acknowledge and agree that, on the First Anniversary of the Effective Date, an amount equal to all amounts of principal and interest payable pursuant to all the Notes on that date, if any, (subject to Aggregate Hold Back Claims, if any), will be paid by the Purchaser to the Depository.

Thereafter, such funds will be available for immediate distribution to the Shareholders in accordance with the Plan of Arrangement.

(d)
The parties acknowledge and agree that, on the Second Anniversary of the Effective Date, an amount equal to all amounts of principal and interest payable pursuant to all the Notes on that date, if any, (subject to Aggregate Hold Back Claims, if any), will be paid by the Purchaser to the Depository. Thereafter, such funds will be available for immediate distribution to the Shareholders in accordance with the Plan of Arrangement.

2.9 Circular

(a)
As promptly as reasonably practicable, the Company shall prepare the Circular together with any other documents required by the BCBCA or other applicable Laws in connection with the approval of the Arrangement Resolution by the Shareholders at the Meeting, and the Company shall give the Purchaser a reasonable opportunity to review and comment on all such documentation and all such documentation shall be reasonably satisfactory to the Purchaser before it is delivered to Shareholders incorporating therein all reasonable comments made by the Purchaser and its counsel.

(b)
As promptly as practicable after obtaining the Interim Order, the Company shall cause the Circular and other documentation required in connection with the Meeting to be sent to each Shareholder as required by the Interim Order and applicable Laws.

(c)	As promptly as practicable after the Interim Order is obtained, the Purchaser shall cause the Circular to be filed with the SEC as a Form 8-K.

2.10 Preparation of Filings

(a)	the Purchaser and the Company shall cooperate in:

(i)
the preparation of any application for the Interim Order and the Final Order and any other documents, applications or filings (including the NASDAQ Filings) reasonably deemed by the Purchaser and/or the Company to be necessary to discharge their respective obligations under United States and Canadian federal, provincial, territorial or state securities Laws and to comply with applicable NASDAQ requirements in connection with the Arrangement and the other transactions contemplated hereby; and

(ii)	the taking of all such action as may be required under the BCBCA in connection with the transactions contemplated by this Agreement and the Arrangement.

(b)
the Purchaser shall promptly furnish to the Company all information concerning it and its affiliates and Shareholders as may be required in connection with the actions described in this Article 2, and covenants that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement shall contain any Misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished or in which it is to be used;

(c)
the Purchaser shall promptly notify the Company if at any time before or after the Effective Time it becomes aware that the Circular contains any Misrepresentation or any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular or such application. In any such event, the Purchaser shall cooperate with the Company in the preparation of any required supplement or amendment to the Circular or such other document, as the case may be; and

(d)
The Company shall ensure that the Circular complies with all applicable Laws and, without limiting the generality of the foregoing, that the Circular does not contain any Misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by the Purchaser). Without limiting the generality of the foregoing, the Company shall ensure that the Circular provides Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Meeting.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Purchaser to enter into this Agreement, the Company hereby represents and warrants to the Purchaser as follows, in each case except as set forth in the Disclosure Letter:

3.1 Organization and Standing

(a)
The Company has been duly organized or formed and is validly existing and in good standing under the Laws of its jurisdiction of incorporation may be, with full corporate or legal power and authority to own, lease and operate its properties and assets and to conduct its businesses as currently owned and conducted.

(b)	The Company has made available to the Purchaser complete and correct copies of its constating documents in effect on the date of this Agreement.

(c)
The Company does not as of the date of this Agreement own, directly or indirectly, any share capital, membership interest, partnership interest, joint venture interest or other equity interest in any person, partnership or Joint Venture, as the case may be.

3.2 Capitalization

(a)	The authorized capital of the Company consists of 97,780,000 Common Shares, of which 10,266,490 Common Shares are issued and outstanding on the date hereof.

(b)
All of the Common Shares described in Section 0 have been duly authorized and are validly issued and fully paid and non-assessable, were not issued in violation of pre-emptive or similar rights or any other agreement or understanding binding upon the Company and were issued in compliance with the BCBCA, all applicable securities Laws and the constating documents of the Company.

(c)	As of the date hereof, Options permitting the holders thereof to purchase 1,110,000 Common Shares, in the aggregate, are issued and outstanding.

(d)
Each Option (i) has been duly authorized by all necessary corporate action on the part of the Company (including authorization by the Company’s board of directors); (ii) was granted in compliance with all applicable Laws, including the BCBCA; and (iii) is evidenced by a written stock option agreement executed by the Company and the optionee thereunder (and the Company has provided Purchaser with true and complete copies of such stock option agreements, including any amendments thereto).  To the extent that the exercise price of any Option is less than the fair market value of the Common Shares purchasable pursuant to such Option as of the date of grant of such Option, the Company has properly accounted for such Option in its consolidated financial statements in accordance with GAAP (including with respect to properly recording any compensation charges required to be taken by the Company in connection with the grant of such Option).

(e)
Except as described in this Section 0, as of the date of this Agreement, there are no outstanding options, warrants, subscriptions, puts, calls or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating the Company to offer, issue, sell, redeem, repurchase, otherwise acquire or transfer, pledge or encumber any Common  Shares, nor are there outstanding any securities or obligations of any kind of the Company which are convertible into or exercisable or exchangeable for Common Shares.

3.3 Authority and No Conflicts

(a)
The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other documents related to the transactions contemplated hereunder and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby, subject to the approval of the Shareholders and the Court as provided in this Agreement with respect to the Arrangement. The execution and delivery of this Agreement and the other documents related to the transactions contemplated hereunder by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the other documents related to the transactions contemplated hereunder or to consummate the transactions contemplated hereby or thereby other than the approval of the Shareholders and the Court and the filing of such corporate documents under the BCBCA as are provided for in this Agreement.

(b)
Each of this Agreement and the other documents related to the transactions contemplated hereunder has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency and other applicable Laws affecting creditors’ rights generally, and by general principles of equity.

(c)
The board of directors of the Company has determined by the unanimous approval of all directors voting: (i) that this Agreement and the transactions contemplated hereby, including the Arrangement Resolution, are fair to the holders of Common Shares and are in the best interests of the Company; and (ii) to recommend that the Shareholders vote in favour of the Arrangement Resolution.

(d)
Neither the execution and delivery of this Agreement and all other documents related to the transactions contemplated hereunder by the Company nor the performance by it of its obligations hereunder and thereunder and the completion of the transactions contemplated hereby, shall:

(i)	conflict with, or violate any provision of, the constating documents of the Company;

(ii)
subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 0 being obtained, and all filings and obligations described in Section 0 being made, violate or breach any Laws applicable to the Company;

(iii)
subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 0 being obtained, and all filings and obligations described in Section 0 being made, violate or conflict with or result in the breach of, or constitute a default (or an event that with the giving of notice, the passage of time, or both would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call any obligations or rights under any credit agreement, note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, franchise, permit, concession, easement or other instrument to which the Company is a party or by which the Company or its or their property is bound or subject; or

(iv)
result in the imposition of any encumbrance, charge or Lien (other than a Permitted Lien) upon or require the sale or give any person the right to acquire any of the assets of the Company or the assets or restrict, hinder, impair or limit the ability of the Company to carry on their respective businesses as and where they are now being carried on or as contemplated to be carried on as disclosed by the Company to the Purchaser;

except in the case of Sections 0 through 0, inclusive, for any such conflicts, violations, breaches, defaults or other occurrences that would not have, individually or in the aggregate, a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

3.4 Consents; Approvals

No consent, approval, licence, permit, order or authorization of, or registration, declaration or filing with, or permit from, any third party or Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, performance and delivery of this Agreement or any other documents related to the transactions contemplated hereunder by the Company, the performance of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby other than: (a) any approvals required by the Interim Order; (b) the Final Order; (c) the approval of the Arrangement by the Shareholders; (d) such registrations and other actions required under federal, state, provincial, and territorial securities Laws as are contemplated by this Agreement; (e) any filings under the BCBCA and applicable securities Laws; (f) such consents and approvals as required under the contracts disclosed in the Disclosure Letter; and (g) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not have, individually or in the aggregate, a Material Adverse Effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated hereby or materially impair the ability of the Company to perform its obligations hereunder.

3.5 No Defaults

None of the Company or any other party thereto, is in default under or violation of, and there has been no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default or violation of, or permit the termination of, any term, condition or provision of: (a) their respective constating documents; (b) any credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, franchise, permit, concession, easement or other instrument to which the Company, is a party or by which the Company, or any of its or their property is bound or subject, except, in the case of Section 3.5(b), defaults, violations and terminations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

3.6 Absence of Certain Changes or Events

Since December 31, 2006, the Company has conducted its business only in the ordinary course in a manner consistent with past practice and there has been no Material Adverse Effect on the Company or any event, occurrence or development which would have a Material Adverse Effect on the Company or which materially and adversely affects the ability of the Company to consummate the transactions contemplated hereby or which would materially restrict, hinder, impair or limit the ability of the Company to carry on their respective businesses as and where they are now being carried on or as contemplated to be carried on as disclosed by the Company to the Purchaser.

3.7 Employment Matters

(a)
Except as set out in the Disclosure Letter, the Company is not a party to any written or oral policy, agreement, obligation or understanding providing for severance, change in control or termination payments to, or any employment agreement with, any former or current director, officer or employee which provides for payment to such individual in excess of $150,000 in any one calendar year, other than as required by applicable Laws for employees without agreements as to notice or severance.

(b)	The Company is not a party to any consulting contract, written or oral, providing for compensation of any individual in excess of $150,000 in any one calendar year.

(c)
The Company has not agreed to recognize any union or other collective bargaining representative, nor has any union or other collective bargaining representative been certified as the exclusive bargaining representative of any of the employees of the Company;

(d)
Except as disclosed in the Disclosure Letter, all employees of the Company and persons who have ceased to be employees of the Company during the past two years have been, or shall have been on or before the Effective Date, paid or amounts in respect thereof shall have been accrued for wages, salaries, commissions, bonuses, vacation pay, severance and termination pay, sick pay, and other compensation for all services performed by them or that was accrued by them up to the Effective Date, in accordance with the obligations of the Company under any employment or labour practices and policies or any collective bargaining agreement or individual agreement to which the Company is a party, or by which the Company may be bound, except for, in the case of severance and termination pay, statutory and common law requirements for payment in lieu of reasonable notice of termination.

(e)
The Company is not currently involved in any actual or, to the best of its knowledge, threatened claim by a former employee with respect to unpaid wages, salaries, commissions, bonuses, vacation pay, severance and termination pay, sick pay, or other compensation for services performed by such employee while employed by the Company.

3.8 Financial Statements

(a)
The consolidated financial statements (including, in each case, any related notes thereto) prepared by the Company since January 1, 2005 and disclosed to the Purchaser: (i) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (subject, in the case of unaudited financial statements, to the absence of notes); (ii) contain and reflect all necessary adjustments for fair presentation of the results of operations and the financial condition of the business of the Company for the periods covered thereby; (iii) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Company; and (iv) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of unaudited financial statements, to normal, recurring audit adjustments none of which shall be material, individually or in the aggregate.

(b)
From January 1, 2005 to the date of this Agreement, there has been no change by the Company in their accounting policies, methods, practices or principles that are material to the consolidated financial statements of the Company, except as described in the notes thereto with respect to periods ending prior to the date of this Agreement.

3.9 Contracts

(a)
The Disclosure Letter lists as of the date of this Agreement all material contracts, agreements, guarantees and leases to which the Company is a party.  Such contracts, agreements, guarantees or leases are referred to in this Agreement as “material contracts”.

(b)
Each material contract is valid and binding on the Company and, to the knowledge of the Company, each other party thereto, and is in full force and effect, and the Company has performed in all material respects all obligations required to be performed by them under each material contract and, to the knowledge of the Company, each other party to each material contract has performed in all material respects all obligations required to be performed by it under such material contract.

(c)
As of the date of this Agreement, the Company does not know of, or received notice of, any violation or default under (or any condition that with the passage of time or the giving of notice would cause such a violation of or default under) any material contract or any other agreement or contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have a Material Adverse Effect on the Company.

3.10 Litigation

Except as disclosed in the Disclosure Letter, there are no claims, actions, proceedings or investigations pending against the Company or, to the knowledge of the Company, threatened against the Company before any Governmental Entity which, to the knowledge of the Company, would have a Material Adverse Effect or prevent or materially delay consummation of the transactions contemplated by this Agreement. The Company and its assets and properties, are not subject to any outstanding judgment, order, writ, injunction or decree that has had or would have a Material Adverse Effect on the Company or its existing or, to its knowledge, that would prevent or materially delay consummation of the transactions contemplated by this Agreement.

3.11 Environmental

(a)	The Company is in substantial compliance with all applicable Environmental Laws material to the Company.

(b)
The Company has not and is not, and to the knowledge of the Company, no past or present lessee, owner, occupant, or licensee or other person other than the Company or a subsidiary of the Company has or is, engaged in any Environmental Activity at, upon, under, over, within or with respect to the real property owned or used by the Company in violation of any applicable Environmental Law which would lead to the imposition of liability on, or a remediation order against, the Company or a subsidiary of the Company which is material to the Company.

(c)
No activities or operations of the Company or a subsidiary of the Company are or have been subject to any judicial, administrative or other proceedings alleging a violation of any applicable Environmental Law which is material to the Company.

(d)
Neither the Company nor a subsidiary of the Company has been or is involved in any operations or Environmental Activity in violation of any applicable Environmental Law which activities would lead to the imposition of liability on, or a remediation order against, the Company or a subsidiary of the Company which is material to the Company.

(e)
Neither the Company nor a subsidiary of the Company has filed any written notice or report of a Release of a Contaminant with any Governmental Entity in respect of the real property owned or used by the Company or any part thereof which is material to the Company.

(f)
No order, instruction or direction of any Governmental Entity has been issued which required the Company or a subsidiary of the Company to carry out any environmental remediation of the real property owned or used by the Company under any applicable Environmental Law which is material to the Company.

3.12 Tax Matters

(a)
The Company has filed, in a timely manner (taking into account any extension of time to file granted or obtained), or caused to be filed, all material Tax Returns required to be filed by them (all of which returns were correct and complete in all material respects), have timely paid, or caused to be paid, Taxes shown to be due and payable thereon, and have satisfied in full in all respects all material Tax withholding, deposit and remittance requirements imposed on or with respect to any of the Company, and the most recently published financial statements of the Company contain an adequate provision in accordance with GAAP all material amounts of Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns. The Company has made adequate provision in accordance with GAAP in their books and records for any amount of Taxes material to the Company on a consolidated basis and accruing in respect of any accounting period ending subsequent to the period covered by such financial statements.

(b)
Except as disclosed in the Disclosure Letter, the Company has not received any written notification that any issue involving an amount of Taxes material to the Company has been raised (and is currently pending) by the Canada Revenue Agency or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns filed or required to be filed, and no waivers of statutes of limitations or objections to any assessments or reassessments involving an amount of Taxes material to the Company on a consolidated basis have been given, filed or requested with respect to the Company or any subsidiary of the Company.

(c)
Except as disclosed in the Disclosure Letter, the Company has not received any notice from any taxing authority to the effect that any Tax Return is being examined, and to the knowledge of the Company of any Tax audit or issue that would have a Material Adverse Effect on the Company.

3.13 Pension and Employee Benefits

(a)
The Disclosure Letter sets forth a list of all employee benefit, health, welfare, supplemental unemployment benefit, bonus, incentive, pension, profit sharing, deferred compensation, share compensation, share option, share purchase, retirement, hospitalization insurance, medical, dental, legal, disability, severance, change in control and similar plans, programs, agreements or arrangements or practices, whether written or oral, which are sponsored, maintained or contributed to by the Company (collectively referred to as “Plans”).

(b)
No step has been taken, no event has occurred and, to knowledge of the Company, no condition or circumstance exists that has resulted in or, to the knowledge of the Company, could be reasonably expected to result in any Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable Laws refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material amount of Taxes, fees, penalties or levies under applicable Laws. There are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or, to the knowledge of the Company, threatened in respect of any of the Plans or their assets which individually or in the aggregate would have a Material Adverse Effect on the Company.

(c)	The Company has provided to the Purchaser true, correct and complete copies of the employee benefits manuals of the Company and the descriptions of the Plans therein are complete and accurate.

3.14 Compliance with Laws

To the knowledge of the Company, the Company is in material compliance with all applicable Laws other than non-compliance which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. No investigation or review by any Governmental Entity with respect to the Company is pending or, to the knowledge of the Company, is threatened, nor has any Governmental Entity indicated in writing an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on the Company.

3.15 Intellectual Property

Notwithstanding any other provisions of this Agreement, the representation and warranties contained in this Section 0 are the only and exclusive representations and warranties of the Company with respect to the Business Intellectual Property and the Licensed Intellectual Property (collectively, the “Intellectual Property Rights”) and all other representation and warranties of the Company in this Agreement shall be interpreted accordingly.

(a)	The Company is the sole and exclusive owners of all right, title and interest in, to and under the Business Intellectual Property free and clear of any Liens other than Permitted Liens.

(b)
To the knowledge of the Company, the Company has all necessary rights to the use of the Intellectual Property Rights or the material covered thereby in connection with the services or products in respect of which such Intellectual Property Rights are currently being used by the Company.

(c)
The Company has not received any written notice or claim stating that the manufacture, sale, licensing, or use of any of the services or products of the Company as now manufactured, sold, licensed or used or proposed for manufacture, sale, licensing or use by the Company in the ordinary course of the business of the Company as presently conducted infringes on any Intellectual Property of a third party where such infringement would have a Material Adverse Effect on the Company.

(d)	The Company has not received any written notice or claim challenging the ownership by the Company of the Business Intellectual Property or the validity of any of the Intellectual Property Rights.

(e)
To the knowledge of the Company, there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including any employee or former employee of the Company.

(f)
To the knowledge of the Company, no Business Intellectual Property is subject to any outstanding decree, order or judgment restricting in any manner the licensing thereof by the Company or any of its subsidiaries, except to the extent any such restriction would not have a Material Adverse Effect on the Company.

(g)
To the knowledge of the Company, the Company has secured valid written assignments from all of their employees, and valid written agreements to assign from all of its consultants, who contributed to the creation or development of the Business Intellectual Property.

(h)	To the knowledge of the Company, the Company has taken all commercially reasonable steps to protect and preserve the confidentiality of all confidential information.

(i)
The Company has a policy requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially in the standard forms of the Company, which forms have been made available to the Purchaser and which policy has been followed by the Company in respect of all present employees, consultants and independent contractors of the Company and for all former employees, consultants and independent contractors who have left their positions with the Company in the period of one-year before the date hereof.

3.16 Insurance

The Disclosure Letter sets out a description of each insurance policy covering the Company which is currently in effect. Such policies are, in all material respects in full force and effect in accordance with their terms, no notice of cancellation or termination has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The Company has not received notice of any fact, condition or circumstance which might reasonably form the basis of any claim against the Company which is not fully covered by insurance (subject to standard deductibles) maintained by it and which would have a Material Adverse Effect on the Company.

3.17 Property

The Company has legal and beneficial, good and valid title to, or such valid rights by lease, licence, other agreement or otherwise to use, all of its properties and assets (real and personal, immovable and movable, tangible and intangible, including leasehold interests) sufficient to carry on their respective business as currently conducted, except where the failure to have such title or rights would not have a Material Adverse Effect on the Company,

3.18 Brokerage and Finders’ Fees

Except for the obligations of the Company to PricewaterhouseCoopers Corporate Finance Inc. in its capacity as financial advisor with respect to the transactions contemplated by this Agreement, the Company has no obligation for any brokerage, finders’ or similar fee in connection with the transactions contemplated hereby.

3.19 Books and Records

The books, records and accounts of the Company, in all material respects: (i) have been maintained in accordance with good business practices and on a basis consistent with prior years; (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company; and (iii) accurately and fairly reflect the basis for the financial statements of the Company.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company as follows:

4.1 Organization and Standing

(a)
The Purchaser and each of its subsidiaries has been duly continued or incorporated and organized or formed and is validly existing and, to the extent such concept is legally recognized, in good standing (or analogous concept) under the Laws of its jurisdiction of incorporation, organization or formation, as the case may be, with full corporate or legal power and authority to own, lease and operate its properties and assets and to conduct its businesses as currently owned and conducted.

(b)	The SEC Documents contain a true and complete list of each of the subsidiaries of the Purchaser, all of which are 100% owned, directly or indirectly, by the Purchaser, free and clear of any Liens.

(c)
The Purchaser has made available to the Company complete and correct copies of its constating documents as well as the constating documents of each of its subsidiaries, in each case as in effect on the date of this Agreement.

(d)
Except for its interest in its subsidiaries, the Purchaser does not as of the date of this Agreement own, directly or indirectly, any share capital, membership interest, partnership interest, joint venture interest or other equity interest in any person, partnership or joint venture, as the case may be.

4.2 Capitalization

(a)
The authorized capital of the Purchaser consists of 100,000,000 Purchaser Shares, 150,000,000 Class A Preferred Shares and 150,000,000 Class B Preferred Shares of which 20,207,094 Purchaser Shares, no Class A Preferred Shares and no Class B Preferred Shares are issued and outstanding as of date hereof.

(b)
As of the date hereof (i) 3,000,000 Purchaser Shares have been reserved for issuance under the 1996 Stock Option Plan (one of the Purchaser Plans); (ii) 3,000,000 Purchaser Shares have been reserved for issuance under the 1998 Stock Incentive Plan (one of the Purchaser Plans); (iii) options in respect of a total number of 2,824,000 Purchaser Shares have been granted under the 1996 Stock Option Plan; (iv) options in respect of a total number of 1,518,033 Purchaser Shares have been granted under the 1998 Stock Incentive Plan; (v) options in respect of a total number of 1,216,000 Purchaser Shares have been granted but not exercised under the 1996 Stock Option Plan; (vi) options in respect of a total of 1,009,500 Purchaser Shares have been granted but not exercised under the 1998 Stock Incentive Plan; (vii) issued and outstanding stock options in respect of a total of 176,000 Purchaser Shares remain available for grant under the 1996 Stock Option Plan and (viii) issued and outstanding stock options in respect of a total of 1,481,967 Purchaser Shares remain available for grant under the 1998 Stock Incentive Plan.

(c)
All outstanding Purchaser Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights and have been offered, issued, sold and delivered by the Purchaser in compliance with: (i) all registration, qualification and prospectus delivery requirements (or applicable exemptions therefrom) of all applicable securities Laws; (ii) the YBCA; and (iii) all requirements set forth in applicable agreements or instruments.

(d)
Except as described in Section 0, 0 and 0, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating the Purchaser to issue or sell any shares or securities or obligations of any kind convertible into or exchangeable for shares of the Purchaser.  There are no outstanding contractual obligations of the Purchaser to repurchase, redeem or otherwise acquire any of its outstanding securities.

4.3 Authority and No Conflicts

(a)
The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the other documents related to the transactions contemplated hereunder and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other documents related to the transactions contemplated hereunder by the Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the are necessary to authorize this Agreement and the other documents related to the transactions contemplated hereunder or to consummate the transactions contemplated hereby or thereby.

(b)
The Purchaser has all requisite corporate power and authority to carry on its business as presently conducted.  The Purchaser is duly qualified and licensed to carry on business in all jurisdictions in which the nature of its business or the assets owned or leased by it make that qualification or licensing necessary, except in any jurisdiction in which the failure to so qualify, or be licensed, or be in good standing would not be reasonably expected to have a Material Adverse Effect on the Purchaser.

(c)
Each of this Agreement and the other documents related to the transactions contemplated hereunder has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser , enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency and other applicable Laws affecting creditors’ rights generally, and by general principles of equity.

(d)
Neither the execution and delivery of this Agreement and all other documents related to the transactions contemplated hereunder by the Purchaser nor the performance by it of its obligations hereunder and thereunder and the completion of the transactions contemplated hereby, shall:

(i)	conflict with, or violate any provision of, the constating documents of the Purchaser;

(ii)
subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 0 being obtained, and all filings and obligations described in Section 0 being made, violate or breach any Laws applicable to the Purchaser; or

(iii)
subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 0 being obtained, and all filings and obligations described in Section 0 being made, violate or conflict with or result in the breach of, or constitute a default (or an event that with the giving of notice, the passage of time, or both would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call any obligations or rights under any agreement or other instrument to which the Purchaser is a party or by which the Purchaser is bound or subject; or

(iv)
result in the imposition of any encumbrance, charge or Lien (other than a Permitted Lien) upon or require the sale or give any person the require to acquire any assets of the Purchaser or the assets of any of its subsidiaries or restrict , hinder, impair or limit the ability of the Purchaser or any of its subsidiaries to carry on their respective businesses as and where they are now being carried on;

except in the case of Sections 0 and 0 for any such conflicts, violations, breaches, defaults or other occurrences that would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser or materially impair the ability of either the Purchaser to perform their obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

4.4 Consents; Approvals

No consent, approval, licence, permit, order or authorization of, or registration, declaration or filing with, or permit from any third party or Governmental Entity is required to be obtained or made by or with respect to the Purchaser in connection with the execution, performance and delivery of this Agreement or any other documents related to the transactions contemplated hereunder by the Purchaser, the performance of its obligations hereunder or the consummation by the Purchaser of the transactions contemplated hereby other than: (a) any approvals required by the Interim Order; (b) the Final Order; (c) such registrations and other actions required under federal, state, provincial and territorial securities Laws as are contemplated by this Agreement; (d) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser or prevent or materially delay the consummation of any of the transactions contemplated hereby or materially impair the ability of the Purchaser to perform its obligations hereunder; and (e) the filing by the Purchaser with NASDAQ, SEC, BCSC or any other United States of America or Canadian, state or provincial securities law authorities of any notices or filings (including the NASDAQ Filings) required by any such authorities in connection with the transactions contemplated hereby, including any notices or filings required in connection with the exemptions from the registration, qualification or prospectus delivery requirements of applicable Canadian or United States of America, state or provincial securities laws which Purchaser relies on in issuing shares of Purchaser Shares pursuant to this Agreement.

4.5 No Defaults

None of the Purchaser or any of its subsidiaries or any other party thereto, is in default under or violation of, and there has been no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default or violation of, or permit the termination of, any term, condition or provision of: (a) their respective constating documents; (b) any credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, franchise, permit, concession, easement or other instrument to which the Purchaser or any of its subsidiaries, is a party or by which the Purchaser or any of its subsidiaries, or any of its or their property is bound or subject, except, in the case of Section 4.5(b), defaults, violations and terminations which, individually or in the aggregate, would not have a Material Adverse Effect on the Purchaser.

4.6 Absence of Certain Changes or Events

From April 1, 2006 to the date hereof, the Purchaser and its subsidiaries have conducted their respective businesses only in the ordinary course manner consistent with past practice and there has been no Material Adverse Effect on the Purchaser or any event, occurrence or development which would have a Material Adverse Effect on the Purchaser or which materially and adversely affects the ability of the Purchaser to consummate the transactions contemplated hereby or which would materially restrict, hinder, impair or limit the ability of the Purchaser or any of its subsidiaries to carry on their respective businesses as and where they are now being carried on or as contemplated to be carried on, or which would render any of the information contained in the SEC Documents or BCSC Documents to be untrue.

4.7 Financial Statements

(a)
The consolidated financial statements (including, in each case, any related notes thereto) prepared by the Purchaser since April 1, 2005 and disclosed to the Company: (i) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (subject, in the case of unaudited financial statements, to the absence of notes); (ii) contain and reflect all necessary adjustments for fair presentation of the results of operations and the financial condition of the business of the Purchaser for the periods covered thereby; (iii) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Purchaser; and (iv) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Purchaser and its subsidiaries as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of unaudited financial statements, to normal, recurring audit adjustments none of which shall be material, individually or in the aggregate.

(b)
From April 1, 2005 to the date of this Agreement, there has been no change by the Purchaser or its subsidiaries in their accounting policies, methods, practices or principles that are material to the consolidated financial statements of the Purchaser, except as described in the notes thereto with respect to periods ending prior to the date of this Agreement.

4.8 Share Consideration

The Purchaser Shares to be issued in connection with the Arrangement, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and not subject to any Liens, or preemptive rights.  The Purchaser has been advised by legal counsel that the Purchaser Shares to be issued in connection with the Arrangement will be issued in compliance with Canadian securities laws, and United States and applicable state securities laws.  The Purchaser has been advised by legal counsel that no registration statement is required to be filed, and no prospectus is required to be delivered, in order for the Purchaser to issue the Purchaser Shares to be issued in connection with the Arrangement and, other than those imposed by Rule 145(d) promulgated under the Securities Act and, in the case of Persons deemed “Affiliates” of the Purchaser after the Effective Date (as such term is defined in Rule 144(a)(l) promulgated under the Securities Act), Rule 144 promulgated under the Securities Act, such shares will not be subject to any statutory hold period and may be immediately resold by the holders thereof through the facilities of NASDAQ without the registration of such Purchaser Shares or the delivery of a prospectus by the Purchaser or the holders of such Purchaser Shares or the filing of any report by the holders of such shares (other than any applicable “insider report”); provided that such first resale is not a “control distribution” and it otherwise complies with all other applicable securities law requirements relating to resale of such securities.

4.9 SEC and BCSC Documents

The Purchaser has timely filed all SEC Documents and BCSC Documents.  As of its respective date, each SEC Document complied in all material respects with the Securities Act and/or Exchange Act, as applicable to such SEC Document and each BCSC Document complied in all material respects with the requirements of the BCSA applicable to such BCSC Document.  Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, and except to the extent information contained in any BCSC Document has been revised or superseded by a later filed BCSC Document, none of the SEC Documents contains, as of its respective date, any untrue statement  of Material Fact, or omits to state a Material Fact required to be stated therein or necessary to maker the statements made therein, in light of the context in which made, not misleading, and as of its respective date, none of the BCSC Documents contains a Misrepresentation.  The Purchaser is a reporting issuer in good standing under the BCSA and is in material compliance with the by-laws, rules and regulations of NASDAQ.

4.10 Information Supplied

The information supplied or to be supplied by the Purchaser for inclusion or incorporation by reference in the Company’s information circular for the Meeting or any amendment or supplement thereto will not, at the date such document is first mailed to Securityholders, contain any Misrepresentation with respect to the Purchaser or its subsidiaries.

4.11 Litigation

Except as disclosed in the SEC Documents, BCSC Documents or Schedule J, there are no actions, suits, inquiries, investigations or proceedings pending against the Purchaser or any of its subsidiaries, or, to the knowledge of the Purchaser, threatened against the Purchaser or any of its subsidiaries before any Governmental Entity which, to the knowledge of the Purchaser, would have a Material Adverse Effect or prevent or materially delay consummation of the transactions contemplated by this Agreement. Neither the Purchaser nor any of its subsidiaries, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or would have a Material Adverse Effect on the Purchaser or its existing or, to its knowledge, that would prevent or materially delay consummation of the transactions contemplated by this Agreement.

4.12 Compliance with Other Laws

To the knowledge of the Purchaser, the Purchaser and its subsidiaries are in compliance with all applicable Laws other than non-compliance that would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser. No investigation or review by any Governmental Entity with respect to the Purchaser or any of its subsidiaries is pending or, to the knowledge of the Purchaser, is threatened, nor has any Governmental Entity indicated in writing an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on the Purchaser.

4.13 Purchaser Approval

The board of directors of the Purchaser, after considering the transactions contemplated by this Agreement, has determined:

(a)	to authorize the Purchaser to consummate the transactions contemplated by this Agreement on the terms set forth herein and in the Plan of Arrangement; and

(b)	to authorize the Purchaser to execute and deliver this Agreement.

4.14 No Vote Required

No vote of shareholders of the Purchaser is required by Law, the constating documents of the Purchaser, pursuant to NASDAQ rules, or otherwise in order for the Purchaser to consummate the Arrangement.

4.15 Financing Arrangements

The Purchaser has taken all necessary steps to ensure that it will, as of the Effective Time, have sufficient funding in place to allow it to pay the Consideration payable hereunder to the Shareholders.

4.16 Notes and General Security Agreement

When executed and delivered by the Purchaser in accordance with this Agreement, the Notes and the Purchaser Guarantee will constitute legal, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms.

ARTICLE 5

COVENANTS AND AGREEMENTS

5.1 Covenants of the Company

(a)
The Company agrees as follows from the date of this Agreement until the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with Article 7, in each case except: (x) with the consent of the Purchaser to any deviation therefrom, which shall not be unreasonably withheld or delayed; (y) with respect to any matters which are specifically disclosed in the Disclosure Letter; or (z) as expressly contemplated by this Agreement or the Plan of Arrangement:

(i)
it will not directly do or permit to occur any of the following: (i) amend its constating documents; (ii) declare, set aside or pay any dividend or other distribution or payment (whether in cash, shares or property) in respect of its shares; (iii) redeem, purchase or otherwise acquire any of its outstanding shares or other securities; (iv) split, combine or reclassify any of its shares; or (v) adopt any plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or reorganization of the Company;

(ii)	it will not take any action that would render any or may reasonably be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect;

(iii)
the business of the Company shall be conducted only in, and the Company shall not take any action except in, the usual and ordinary course of business and consistent with past practice, and the Company will use all commercially reasonable efforts to maintain and preserve its business organization, assets (including goodwill), employees and existing customer relationships;

(iv)	it will not enter into, terminate, renegotiate, waive strict compliance with, cancel or amend, any material contracts, agreements or commitments of the Company;

(v)	it will not enter into any new contract of employment or engagement of or with employees or consultants of the Company, except in the ordinary course of business consistent with past practice;

(vi)
it will not amend the terms or conditions of employment or engagement of any existing employee or consultant, including any amendment to increase salary or benefits, except in the ordinary course of business consistent with past practice; and

(vii)	it will maintain in force its current policies of insurance and will pay all premiums in respect of such insurance policies.

(b)	The Company shall promptly advise the Purchaser in writing:

(i)
of any event, condition or circumstance that might be reasonably expected to cause any representation or warranty of the Company contained in this Agreement to be materially untrue or inaccurate at the Effective Time (or, in the case of any representation or warranty made as of a specified date, as of such specified date);

(ii)	of any Material Adverse Effect on the Company or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on the Company; and

(iii)	of any material breach by the Company of any covenant, obligation or agreement contained in this Agreement.

(c)
The Company shall perform all obligations required to be performed by the Company under this Agreement, cooperate with the Purchaser in connection therewith, and do all such other acts and things as may be reasonably necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, the Company shall:

(i)
not adjourn, postpone or cancel (or propose adjournment, postponement or cancellation of) the Meeting without the Purchaser’s prior written consent except as required by Law or, in the case of adjournment, as may be required by the Shareholders as expressed by majority resolution;

(ii)
diligently and in a timely fashion use commercially reasonable efforts to satisfy or cause to be satisfied as soon as reasonably practicable all the conditions precedent that are set forth in Article 6;

(iii)
diligently and in a timely fashion use commercially reasonable efforts to obtain all waivers, consents and approvals from other parties to loan agreements, leases or other contracts required to be obtained by the Company to consummate the transactions contemplated hereby which the failure to obtain would materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby;

(iv)	apply for and diligently and in a timely fashion use commercially reasonable efforts to obtain the Interim Order and the Final Order;

(v)
carry out the terms of the Interim Order and the Final Order applicable to it and diligently and in a timely fashion use commercially reasonable efforts to comply promptly with all requirements which applicable Laws may impose on the Company with respect to the transactions contemplated hereby and by the Arrangement;

(vi)
diligently defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(vii)
diligently and in a timely fashion use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to the Company which may adversely affect the ability of the parties to consummate the transactions contemplated hereby; and

(viii)	effect all necessary registrations, filings and submissions of information required by Governmental Entities from the Company in connection with the transactions contemplated hereby.

(d)	The board of directors of the Company shall recommend to the Shareholders the approval of the Arrangement Resolution.

(e)
The Company will provide notice to the Shareholders in the information circular accompanying the notice of the Meeting that the Arrangement expressly does not include the purchase by the Purchaser of any Options and that if any holder of Options desires to sell the Common Shares obtainable upon the exercise of such Options, such holder must exercise such Options and obtain registered title to the Common Shares obtained by such exercise before the Effective Date.

(f)
After the Final Order and before the Effective Time, the Company will execute the Company Guarantee and the Company GSA and deliver a copy of each of them to the Agent who will receive them for and on behalf of the Shareholders.

(g)	The Adjustment Date Balance Sheet will contain an amount for Working Capital that is at least “0”.

5.2 Covenants of the Purchaser

(a)
The Purchaser agrees as follows from the date of this Agreement until the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with Article 7, in each case except with the consent of the Company to any deviation therefrom, which shall not be unreasonably withheld or delayed;

(i)
it will not directly do or permit to occur any of the following (i) amend its constating documents; (ii) declare, set aside or pay any dividend or other distribution or payment (whether in cash, shares or property) in respect of its shares; (iii) split, combine or reclassify any of its shares; or (iv) adopt any plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or reorganization of the Purchaser;

(ii)	it will not take any action that would render any or may reasonably be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect;

(iii)
the business of the Purchaser shall be conducted only in, and the Purchaser shall not take any action except in, the usual and ordinary course of business and consistent with past practice, and the Purchaser will use all commercially reasonable efforts to maintain and preserve its business organization, assets (including goodwill), employees and existing customer relationships; and

(iv)	it will maintain in force its current policies of insurance and will pay all premiums in respect of such insurance policies.

(b)	The Purchaser shall promptly advise the Company in writing of any:

(i)
event, condition or circumstance that might be reasonably expected to cause any representation or warranty of the Purchaser contained in this Agreement to be untrue or inaccurate on the Effective Date (or, in the case of any representation or warranty made as of a specified date, as of such specified date);

(ii)	Material Adverse Effect on the Purchaser or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on the Purchaser; and

(iii)	material breach by the Purchaser of any of its covenants, obligations or agreements contained in this Agreement.

(c)
The Purchaser shall perform all obligations required to be performed by it under this Agreement, cooperate with the Company in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, the Purchaser shall:

(i)	use commercially reasonable efforts to satisfy or cause to be satisfied as soon as reasonably practicable all conditions precedent that are set forth in Article 6;

(ii)
diligently defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(iii)
carry out the terms of the Interim Order and Final Order applicable to it and use commercially reasonable efforts to comply promptly with all requirements which applicable Laws may impose on the Purchaser with respect to the transactions contemplated hereby and by the Arrangement;

(iv)
use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to the Purchaser which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

(v)
effect all necessary registrations, filings and submissions of information required by Governmental Entities from the Purchaser or its affiliates in connection with the transactions contemplated hereby, including, without limitation, if the Purchaser Shares issued to the Shareholders are not rendered to be free trading in the hands of the Shareholders that receive them by reason of the exemptions from registration of such shares under Section 2.11 of National Instrument 45-106 (Prospectus and Registration Exemptions) of the Canadian Securities Administrators and Section 3(a)(10) of the Securities Act, then the Purchaser covenants and agrees that it will: (A) do all things necessary in order to register such shares under applicable Canadian securities Laws within 30 days of the Effective Date so as to render them free trading; and (B) cause a registration statement on Form S-3 (or on another available form of registration statement) covering the public resale of such shares to be filed with the SEC within 30 days of the Effective Date and will use its best efforts to have such registration statement declared effective as soon as practicable thereafter; and

(vi)
use commercially reasonable efforts to obtain all waivers, consents and approvals required to be obtained by the Purchaser or any affiliate of the Purchaser to consummate the transactions contemplated hereby which the failure to obtain would materially and adversely affect the ability of the Purchaser to consummate the transactions contemplated hereby.

(d)
Between the date hereof and the Effective Time, the Purchaser shall take all steps necessary to ensure that it will, at the Effective Time, continue to have sufficient funds to pay the Consideration in accordance with the terms of the Arrangement.

(e)
After the granting of the Final Order and before the Effective Time, the Purchaser will execute the Purchaser Guarantee and deliver a copy of it to the Agent so as to allow the Agent to file a financing statement in the Registry in respect of the Purchaser Guarantee.

(f)	The Purchaser will pay the Effective Date Cash Proceeds from its existing cash reserves.

(g)	After the Effective Time, the Purchaser shall cause the Company to enter into amending agreements with Mr. Thomson and Mr. Koide in respect of their employment agreements with the Company.

(h)
During the  twelve-month period after the Effective Date, the Purchaser will not take any action that would require the Company to make any material change to its normal business as established by the past practices of the Company nor do anything that would interfere with the ability of the Company to achieve the Performance Target Range.  During the twelve-month period after the Effective Date, the Purchaser will not take any action, nor will it permit the Company to take any action, which would:

(i)	cause or result in a material change to the normal business of the Company as established by the past practices of the company; or

(ii)
interfere with the ability of the Company to achieve the Performance Target Range.  For greater certainty, the Purchaser will ensure that, during such twelve-month period, the Company remains a wholly-owned subsidiary of the Purchaser.

5.3 Access to Information

(a)
Subject to Section 0 and applicable Laws, upon reasonable notice to the Company, the Company shall afford the officers, employees, and other authorized representatives and advisors (including financial advisors, counsel and accountants) (collectively the “Representatives”) of the Purchaser reasonable access at the Company’s facilities, during normal business hours from the date of this Agreement and until the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with Article 7, to its respective properties, books, contracts and records (including monthly financial reports and preclinical, clinical and manufacturing reports that are provided to senior management of the Company), as well as to its management personnel; provided, however: (i) that such access shall be provided on a basis that minimizes the disruption to the operations of the Company; and (ii) the Company and representatives may withhold any such access, information or documents if, acting reasonably, the Company determines that permitting such access or disclosing such information or documents would (x) be inconsistent with any guidelines for the conduct of business prior to the Effective Time as agreed between the Company and the Purchaser, or (y) breach any obligations of confidentiality that the Company have to third parties. Subject to the foregoing right of the Company to withhold access, information or documents during such period, the Company shall furnish promptly to the Purchaser all information concerning the business, properties and personnel of the Company as the Purchaser may reasonably request. Subject to Section 0 and applicable Laws, the Purchaser shall afford the Representatives of the Company reasonable access during normal business hours from the date of this Agreement and until the earlier of the Effective Date and the date on which this Agreement is terminated in accordance with Article 7, to such management personnel of the Purchaser or its affiliates as the Company may request, acting reasonably, for purposes of obtaining input on all matters contemplated by this Agreement.

(b)
The Purchaser and the Company acknowledge that information received pursuant to Section 0 may be Personal Information under applicable Laws, or non-public or proprietary in nature and therefore all such information shall be deemed to be confidential information (“Confidential Information”) governed by the terms of the Confidentiality Agreement. The Purchaser and the Company further acknowledge their obligation to maintain the confidentiality of such Confidential Information in accordance with the Confidentiality Agreement. If any material is withheld by the Company because of the confidential nature of such material, or otherwise, the Company shall inform the Purchaser as to the general nature of what is being withheld and such information may, in the sole discretion of the Company, be disclosed to external advisors of the Purchaser.

5.4 Indemnification

(a)
The Purchaser agrees that all rights to indemnification for acts or omissions occurring prior to the Effective Time existing as of the date of this Agreement in favour of the directors or officers of the Company as provided in its constating documents or in written contracts in effect on the date of this Agreement, shall survive the Arrangement and shall continue in full force and effect until the earlier of the expiration of the applicable statute of limitations with respect to any claims against directors or officers of the Company arising out of such acts or omissions and the sixth anniversary of the Effective Date, and the Purchaser hereby assumes, effective upon consummation of the Arrangement, all such indemnification obligations of the Company with respect to any matters arising prior to the Effective Time.

(b)
In the event the Company or any of its successors or assigns: (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any person, then, and in such case, proper provision shall be made so that such successors and assigns of the Company or, at the Purchaser’s option, the Purchaser, shall assume the obligations set forth in this Section 0.

(c)
The Company shall not amend the constating documents of the Company after the Effective Time if such action would adversely affect the rights of individuals who, on or prior to the Effective Time, were entitled to advances, indemnification or exculpation thereunder for actions or omissions by such individuals at any time at or prior to the Effective Time. The individuals referred to in the preceding sentence shall include any individuals who served at any time as directors or officers of any subsidiary at the Company’s request, it being acknowledged by the parties hereto that each director or officer of a subsidiary is or was doing so at such request of the Company.

5.5 Covenants Regarding Exclusivity

(a)
The Company covenants and agrees that on and after the date hereof until the Termination Date, it will deal exclusively with the Purchaser in respect of all aspects of the subject matter of this Agreement including that it will not, directly or indirectly, through any officer, director, employee, investment banker, legal advisor, representative or agent of the Company:

(i)
solicit, initiate, seek, entertain, knowingly encourage, support or facilitate (including by way of furnishing any confidential, non-public information or entering into any form of agreement, arrangement or understanding) the submission or initiation of any inquiries, proposals or offers regarding any merger, amalgamation, reorganization, consolidation, arrangement, business combination, recapitalization, take over bid, sale of all or a material portion of the assets of the Company on a (or any licence, lease, long term agreement or other transaction having the same economic effect as a sale of such assets including any licence of any Intellectual Property of the Company other than licences in the normal course of business related to the sale of the Company’s products and services) other than sales of assets disclosed in writing to the Purchaser on or prior to the date of this Agreement, liquidation, issue or sale of shares or rights or interests therein or thereto or similar transactions involving the Company from any person other than the Purchaser (any of the foregoing inquiries, proposals or offers being referred to herein as an “Acquisition Proposal”); or

(ii)
engage in any negotiations concerning, or provide any confidential information to, or have any discussions with or otherwise cooperate with, any person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; and

(b)
The Company covenants and agrees that on and after the date hereof until the Termination Date, the Company will not accept nor enter into any agreement, arrangement or understanding regarding any Acquisition Proposal.

(c)
The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than the Purchaser) with respect to any potential Acquisition Proposal.  From the date hereof until the Termination Date, the Company shall not allow or permit access to any data or information rooms regarding the Company except to the Purchaser and its representatives and advisors.

(d)
The Company shall ensure that the officers and directors of the Company and any investment bankers or other advisors or representatives retained by the Company in connection with the transactions contemplated hereunder are aware of the provisions of this Section 0, and the Company shall be responsible for any breach of this section 5.5 by any of its bankers, advisors or representatives.

(e)	Information provided to the Purchaser or any of its bankers, advisors or representatives under Section 0 shall constitute information which is subject to the Confidentiality Agreement.

5.6 Proxies Received and Dissent Notices

The Company shall inform the Purchaser:

(a)	as reasonably requested, as to the aggregate tally of the proxies and votes received in respect of the Meeting; and

(b)	of any written notice of dissent, withdrawal of such notice, and any other instruments received by the Company pursuant to the Dissent Rights.

5.7 Closing Matters

Each of the Purchaser and the Company shall deliver, at the Effective Time, such customary certificates, resolutions and other closing documents as may be required by the other parties hereto, acting reasonably.

5.8 Privacy Matters

(a)
The Purchaser and the Company acknowledge and agree that certain information provided by the Company to the Purchaser in connection with the transactions contemplated hereunder constitutes Personal Information (the “Disclosed Personal Information”) which is necessary for the purposes of determining if the Purchaser shall proceed with the Arrangement, that the disclosure of the Disclosed Personal Information relates solely to the carrying on of the business of the Company or the completion of the Arrangement and that, as contemplated by the terms of the Confidentiality Agreement, such Disclosed Personal Information:

(i)	may not be used for any purpose other than those related to the performance of this Agreement;

(ii)
must be kept strictly confidential and the Purchaser shall ensure that access to such Personal Information shall be restricted to those Representatives of the Purchaser who have a bona fide need for access to such information and shall instruct those Representatives to protect the confidentiality of such information in a manner consistent with the Purchaser’s obligations hereunder; and

(iii)
upon the termination of this Agreement, or otherwise upon the request of the Company, the Purchaser shall forthwith cease all use of the Disclosed Personal Information acquired by the Purchaser in connection with this Agreement and will return to the Company or, at the Company’s request, destroy in a secure manner the Disclosed Personal Information (and any copies).

(b)	In addition to the foregoing obligations contained in the Confidentiality Agreement:

(i)
the Purchaser agrees to employ appropriate technology and procedures to prevent accidental loss or corruption of the Disclosed Personal Information, unauthorized input or access to the Disclosed Personal Information, or unauthorized or unlawful collection, storage, disclosure, recording, copying, alteration, removal, deletion, use or other processing of the Disclosed Personal Information;

(ii)
each of the Company and the Purchaser agrees to promptly notify the other of all inquiries, complaints, requests for access, and claims of which the party is made aware in connection with the Disclosed Personal Information. The parties shall fully co-operate with one another, with the persons to whom the Disclosed Personal Information relates, and any Governmental Entity charged with enforcement of applicable privacy laws, in responding to such inquiries, complaints, requests for access, and claims; and

(iii)	if the Arrangement is completed the Company may disclose additional Personal Information of its employees, customers, directors and officers to the Purchaser and its Representatives on condition that:

(A)	the Purchaser and its Representatives must only use or disclose such Personal Information for the same purposes for which it was collected, used or disclosed by the Company, and

(B)	the employees, customers, directors, officers and shareholders whose Personal Information is disclosed are notified that:

(I)	the Arrangement has taken place, and

(II)	the personal information about them has been disclosed to the Purchaser and its Representatives.

(c)
Without limiting the foregoing, each of the Company and the Purchaser acknowledge and agree that the Disclosure Letter and all information contained in it is confidential and may not be disclosed to any other person unless: (i) such disclosure is required under applicable Law, unless such Law permits it to refrain from disclosing such information for confidentiality or other reasons; or (ii) such disclosure is required in order to enforce its rights under this Agreement.

ARTICLE 6

CONDITIONS

6.1 Mutual Conditions

The respective obligations of the parties hereto to consummate the Arrangement shall be subject to the satisfaction or, if permissible, waiver of the following conditions on or before the Effective Date:

(a)	the Arrangement Resolution shall have been approved by the Shareholders at the Meeting in the manner required by applicable Laws and the Interim Order;

(b)
the Interim Order and the Final Order shall each have been obtained in form and on terms satisfactory to each of the Purchaser and the Company, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties, acting reasonably, on appeal or otherwise;

(c)
no provision of any applicable Laws and no judgment, injunction, order or decree shall be in effect which restrains or enjoins or otherwise prohibits the consummation of the Arrangement or the transactions contemplated by this Agreement;

(d)
the Final Order orders that the issuance of the Share Consideration is fair as partial consideration for the payment of the Common Shares and the Court determines that the Arrangement is fair to the shareholders from a procedural and substantive point of view; and

(e)	the Final Order orders that the Share Consideration be issued to the Shareholders in accordance with their respective Pro Rata Shares; and

(f)	the Purchaser will be satisfied, in its sole discretion acting reasonably, that the calculation of the Working Capital in the Working Capital Balance Sheet is at least “0”.

6.2 Additional Conditions to the Obligations of the Purchaser

The obligations of the Purchaser to consummate the Arrangement shall be subject to the satisfaction of the following conditions (each of which is for the exclusive benefit of the Purchaser and may be waived by the Purchaser) on or before the Effective Date:

(a)
the Circular shall have been mailed to the Shareholders by the Mailing Date and the Meeting shall have been held on or before the Meeting Date (or, in either case, such later date as may be consented to by the Purchaser);

(b)
the Company shall have performed or complied with, in all material respects, each of its obligations, covenants and agreements hereunder to be performed and complied with by it on or before the Effective Time;

(c)
each of the representations and warranties of the Company under this Agreement (which for purposes of this Section 0 shall be read as though none of them contained any materiality qualification) shall be true and correct in all respects on the date of this Agreement and as of the Effective Date as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct as of such specified date) except where the failure of such representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on the Company or materially affect the ability of the Company or the Purchaser to complete the transactions contemplated hereby;

(d)
since the date of this Agreement, there shall have been no Material Adverse Effect on the Company or any event, occurrence or development which would materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby;

(e)
the Purchaser shall have received a certificate of the Company dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer of the Company, confirming that the conditions in Sections 6.2(b), (c) and (d) have been satisfied;

(f)
there shall not have been any action taken, any Law enacted, entered, enforced or deemed applicable by any Governmental Entity or pending or threatened any suit, action or proceeding by any Governmental Entity in connection with the grant of any Appropriate Regulatory Approval or otherwise (i) seeking to prohibit or restrict the acquisition by the Purchaser or any of its affiliates of any Common Shares, (ii) challenging or seeking to restrain or prohibit the consummation of the Plan of Arrangement or seeking to obtain from the Company or the Purchaser or any of their affiliates any damages that are material in relation to the Company, (iii) seeking to prohibit or limit the ownership or operation by the Purchaser or any of its affiliates of any portion of the business or assets of the Purchaser or its affiliates, the Company or any of their respective affiliates or to compel the Purchaser or any of its affiliates to dispose of or hold separate any portion of the business or assets of the Purchaser or its affiliates or the Company or any of their respective affiliates, as a result of the Plan of Arrangement, (iv) seeking to impose limitations on the ability of the Purchaser or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any the Common Shares, including the right to vote the Common Shares purchased by it on all matters properly presented to the shareholders of the Company, (v) seeking to prohibit the Purchaser or any of its affiliates from effectively controlling in any material respect the business or operations of the Company or (vi) imposing any condition or restriction that in the judgment of the Purchaser, acting reasonably, would be burdensome to the future operations or business of the Purchaser or its affiliates or the Company after the Effective Time;

(g)
the board of directors of the Company shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by the Company to permit the consummation of the Arrangement;

(h)	holders of not more than 10% of the Common Shares voting at the Meeting shall have exercised their Dissent Rights (and not withdrawn such exercise) in respect of the Arrangement;

(i)	the consents and approvals described in the Disclosure Letter as “Required Consents” shall have been obtained or received;

(j)
all other consents, waivers, permits, orders and approvals of any Governmental Entity, and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Arrangement, the failure to obtain which or the non expiry of which would constitute a criminal offense in respect of the Purchaser or any of its directors, or would, individually or in the aggregate, have a Material Adverse Effect on the Company or be material and adverse to the Purchaser after the Effective Time, shall have been obtained or received;

(k)	NASDAQ shall not have raised any objections to or concerns with the NASDAQ Filings that remain unresolved and any consents or approvals required from NASDAQ shall have been obtained by Purchaser;

(l)	the Lock Up and Voting Agreement shall have been executed and delivered by all the parties thereto; and

(m)
the Company shall have delivered to the Purchaser the audited financial statements of the Company for the fiscal year ended December 31, 2006 and such financial statements shall not evidence any Material Adverse Effect on the financial situation of the Company as set out in the draft of such financial statements provided by the Company to the Purchaser before the execution of this Agreement.

6.3 Additional Conditions to the Obligations of the Company

The obligations of the Company to consummate the Arrangement shall be subject to satisfaction of the following conditions (each of which is for the exclusive benefit of the Company and may be waived by the Company) on or before the Effective Date:

(a)
the Purchaser shall have performed or complied with, in all material respects, each of their obligations, covenants and agreements hereunder to be performed and complied with by them on or before the Effective Time;

(b)
each of the representations and warranties of the Purchaser under this Agreement (which for purposes of this Section 0 shall be read as though none of them contained any materiality qualification) shall be true and correct in all respects on the date of this Agreement and as of the Effective Date as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct as of such specified date) except where the failure of such representations and warranties in the aggregate to be true and correct in all respects would not be reasonably expected to have a Material Adverse Effect on the Purchaser or materially affect the ability of the Purchaser to complete the transactions contemplated hereby;

(c)
the Company shall have received a certificate of the Purchaser addressed to the Company and dated the Effective Date, signed on behalf of the Purchaser by an officer of the Purchaser, confirming that the conditions in Sections 00 and 00 have been satisfied;

(d)
the Purchaser shall have deposited or caused to be deposited with the Depository specified in the Plan of Arrangement, for the benefit of the Shareholders, cash in an amount equal to the Effective Date Cash Proceeds share certificates representing the Effective Date Share Proceeds, issued in the name of the Depository, in trust, and the Notes;

(e)
the board of directors of the Purchaser shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by the Purchaser to permit the consummation of the Arrangement;

(f)
all other consents, waivers, permits, orders and approvals of any Governmental Entity, and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Arrangement, the failure to obtain which or the non expiry of which would constitute an offense in respect of the Company or its directors after the Effective Time, shall have been obtained or received;

(g)
the Agency Agreement shall have been duly executed and delivered among the Agent and the Shareholders and a fully executed copy of the Agency Agreement will have been delivered by the Agent to the Company; and

(h)
the Company GSA and the Purchaser Guarantee will have been executed and delivered to the Agent and a financing statement in respect of the Company GSA will have been filed in the Registry pursuant to Section 0.

6.4 Satisfaction of Conditions

The conditions precedent set out in Sections 0, 0 and 0 shall be conclusively deemed to have been satisfied, waived or released at the Effective Time,

ARTICLE 7

AMENDMENT AND TERMINATION

7.1 Amendment

This Agreement may, at any time and from time to time before or after the holding of the Meeting but not later than the Effective Time, be amended by mutual written agreement of the parties hereto, and any such amendment may, without limitation:

(a)	change the time for performance of any of the obligations or acts of the parties, including an extension of the Termination Date;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; and

(d)
waive compliance with or modify any conditions precedent herein contained, provided, however, that, after receipt of approval of Shareholders there shall be no amendment that by Law requires further approval by Shareholders without further approval of such holders.

7.2 Termination

(a)
If any condition contained in Sections 0 or 0 is not satisfied at or before the Termination Date to the reasonable satisfaction of the Purchaser, then the Purchaser may, by notice to the Company on or after the Termination Date, terminate this Agreement and the obligations of the parties hereunder (except as otherwise herein provided) but without detracting from the rights of the Purchaser arising from any breach by the Company but for which the condition would have been satisfied.

(b)
If any condition contained in Sections 0 or 0 is not satisfied at or before the Termination Date to the reasonable satisfaction of the Company, then the Company may, by notice to the Purchaser on or after the Termination Date, terminate this Agreement and the obligations of the parties hereunder (except as otherwise herein provided) but without detracting from the rights of the Company arising from any breach by the Purchaser but for which the condition would have been satisfied.

(c)	In addition, this Agreement may be terminated:

(i)	by the mutual agreement of the Company and the Purchaser (without any action on the part of the Shareholders);

(ii)
by either the Company or the Purchaser, if there shall be passed any Law, or a final and non-appealable order of a court having jurisdiction having been made, that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited;

(iii)
by the Purchaser if: the board of directors of the Company shall have failed to recommend or has withdrawn or modified or changed in a manner adverse to the Purchaser its approval or recommendation of the Arrangement in breach of this Agreement;

(iv)	by the Company or the Purchaser if the approval of the Shareholders shall not have been obtained by reason of the failure to obtain the required vote on the Arrangement Resolution at the Meeting; or

(v)	by the Purchaser if the Company fails to satisfy the conditions in Section 0 in respect of the Mailing Date and the Meeting Date.

(d)
If the Effective Time does not occur on or prior to 5:00 p.m. (Vancouver time) on the Termination Date, then, unless otherwise agreed in writing by the parties, this Agreement shall be deemed to have terminated without any further action of the parties hereto.

7.3 Effect of Termination

If this Agreement is terminated in accordance with the provisions of Section 7.2, no party shall have any further liability to perform its obligations hereunder except for the provisions of this Section 7.3 and Sections 5.3(b), 5.8 and Article 8; provided that neither the termination of this Agreement nor anything contained in this Section 7.3 shall relieve any party from any liability for any willful breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants and agreements made herein.

ARTICLE 8

SURVIVAL OF REPRESENTATIONS AND INDEMNITIES
AFTER THE EFFECTIVE DATE

8.1 Indemnity in favour of the Company

Subject to the terms hereof, after the Effective Date, the Purchaser will indemnify and hold harmless the Company from and against all Damages suffered or incurred by the Company as a result of, arising out of, or relating to any breach or inaccuracy of any representation and warranty of the Purchaser contained in this Agreement on the terms described herein.

8.2 Indemnity in favour of the Purchaser.

Subject to the terms hereof, after the Effective Date, the Shareholders, severally (in accordance with their respective Pro Rata Share in the total Consideration to be paid by the Purchaser hereunder) and not jointly, will under the terms of the Plan of Arrangement, be deemed to have agreed to indemnify and hold harmless the Purchaser from and against all Damages suffered or incurred by the Purchaser as a result of, or arising out of, or relating to any breach or inaccuracy of any representation and warranty of the Company contained in this Agreement on the terms described herein.

8.3 Time Limitations

(a)	The representations and warranties of the Company and the Purchaser contained this Agreement shall survive the Effective Date and shall continue for a period of one year after the Effective Date.

(b)
If no claim has been made under this Agreement for any breach or inaccuracy of any representation or warranty contained in this Agreement prior to the expiry of the foregoing survival periods, neither the party having made such representation and warranty nor any party providing an indemnification hereunder will have any further liability under this Agreement with respect to such representation or warranty or indemnity.

(c)
Notwithstanding any other provision of this Section 8.3, a claim which involves fraudulent misrepresentation or fraud may be brought at any time subject only to applicable limitation periods imposed by applicable Law.

8.4 Limitations on Damages.

The indemnification obligations of the Purchaser and the Shareholders pursuant to Sections 8.1 and 8.2 shall:

(a)
not be applicable to any claim for Damages under this Article 8 unless the aggregate amount of all Damages claimed exceeds $100,000.  However, if the aggregate amount of Damages claimed exceeds $100,000, the party making such claim may claim for the full amount of the Damages and will not be limited to only claiming the amount in excess of $100,000; and

(b)	subject to Section 0, the liability of each party for Damages under this Article 8 shall not exceed an aggregate amount equal to the Hold Back.

8.5 Indemnification: Notice.

Promptly upon obtaining knowledge thereof, a party making a claim pursuant to Sections 8.1 or 8.2 (the “Indemnified party”) against any other party (the “Indemnifying party”) shall give notice to the Indemnifying party of any facts or events which the Indemnified party has determined has given or could give rise to such claim (the “Notice”). The Notice shall specify the facts or events which have given or could give rise to a claim pursuant to Sections 8.1 or 8.2, the nature of the claim and the amount claimed. The omission so to notify the Indemnifying party shall not relieve the Indemnifying party from any obligation to indemnify and hold harmless which otherwise might exist with respect to such facts or events unless the notification occurs after the expiration of the applicable time limit as set out in Section 8.3 or (and only to that extent) the omission to notify prejudices the ability of the Indemnifying party to dispute any liability or quantum of liability, to mitigate the claim against the Indemnified party or to exercise its right to defend provided in this Article 8.

8.6 Indemnification Proceedings - Third party Claim.

(a)
If any Proceeding shall be instituted or any claim or demand shall be asserted by a third party against the Indemnified party (each a “Third party Claim”) and the Indemnified party gives the Notice under Section 8.5, then the Indemnifying party shall have the right, upon giving notice to the Indemnified party within not more than 15 days of such receipt, to defend the Third party Claim at its own cost and expense with counsel of its own selection, provided that:

(i)	the Indemnified party shall at all times have the right to fully participate in the defense at its own cost and expense; and

(ii)	the Third party Claim seeks only monetary damages and does not seek any injunctive or other relief against the Indemnified party.

(b)
If the Indemnifying party defends a Third party Claim, then the Indemnified party will use its reasonable efforts to make available to the Indemnifying party those employees whose assistance, testimony or presence is necessary to assist the Indemnifying party in evaluating and participating in the defense of any such claim.

(c)
The Indemnified party shall, at the request of the Indemnifying party, make available to the Indemnifying party or its representatives on a timely basis all documents, records and other materials in the possession of the Indemnified party, at the expense of the Indemnifying party, reasonably required by the Indemnifying party for its use in defending any Third party Claim, the defense of which it has elected to assume, and the Indemnified party shall otherwise cooperate on a timely basis with the Indemnifying party in the defense of such claim.

(d)	All amounts payable by the Indemnifying party pursuant to a Third party Claim shall be paid in accordance with the terms of the settlement or final non-appealable judgment.

8.7 Indemnification Proceedings - Other Claims.

A claim for indemnification for any other matter not involving a Third party Claim may be asserted by Notice to the Indemnifying party.

8.8 Indemnity After Tax.

For the purposes of computing any amount payable by the Indemnifying party to the Indemnified party pursuant to this Article 8 as a result of, or in connection with, a Damage, any tax relief available to such Indemnified party in relation to such Damage, as well as any taxes payable by such Indemnified party as a result of being so indemnified, shall be taken into account.

8.9 Other Indemnification Principles.

For the purposes of calculating Damages pursuant to this Article 8:

(a)
where the Indemnifying party is at any time entitled to recover from an insurer under any insurance policy any sum in respect of any matter giving rise to a claim under this Article 8, the Indemnified party shall make a claim against its insurers in order to enforce such recovery and, in the event that the Indemnified party shall recover any amount from such insurer the Indemnifying party shall be entitled to benefit from any such recovery with respect to any Damages paid by the Indemnifying party;

(b)
where the Indemnified party is at any time entitled to recover from some other person any sum in respect of any matter giving rise to a claim under this Article 8, the Indemnified party shall take all necessary steps to enforce such recovery and, in the event that the Indemnified party shall recover any amount from such other person, the Indemnifying party shall be entitled to benefit from any such recovery with respect to any Damages paid by the Indemnifying party;

(c)	any payment made by any party pursuant to this Article 8 shall be treated as an adjustment of the equivalent amount, whether upward or downward, to the Consideration;

(d)
the Indemnifying party shall not be liable for breach or inaccuracy of any representation or warranty contained in this Agreement to the extent that the subject of the claim for Damages pursuant to this Article 8 has been or is made good or is otherwise compensated for without cost to the Indemnified party;

(e)
no claim for Damages pursuant to this Article 8 shall lie against the Indemnifying party under any representation and warranty contained in this Agreement to the extent that the claim for Damages is wholly or partly attributable to any voluntary act, omission, transaction, or arrangement carried out at the request of or with the consent of the Indemnified party prior to the Effective Date;

(f)	the Indemnified party shall make commercially reasonable efforts to mitigate Damages suffered by it for which it is seeking indemnification under this Article 8; and

(g)	the Indemnifying party shall not be liable for a Damage in respect of the aggravation of the Damages that the Indemnified party could have avoided.

8.10 Sole Remedy and Recourse.

(a)
The provisions of this Article 8 and any other recourse specifically referred to in this Agreement shall be the sole remedies for the parties hereto with respect to the subject matter of this Agreement; provided however, that any party may seek specific performance or similar equitable remedy in court of competent jurisdiction for breaches or inaccuracies which would give rise to such remedies under applicable Law.  In addition, and for greater certainty, the provisions of this Article 8 are the sole remedies available for the Purchaser in respect of any claim made after the Effective Date for a breach by the Company of a representation or warranty contained herein.

(b)
In the event that the Purchaser makes any claim for Damages after the Effective Date pursuant to the terms of this Article 8, the Purchaser agrees that the Hold Back shall be the sole source of funds available to pay any amounts ultimately determined to be due by any of the Shareholders hereunder and, notwithstanding any other provision hereof except for the proviso to this Section 0, under no circumstances shall any Shareholder have any obligation to pay any amounts to the Purchaser hereunder in excess of such Shareholder’s Pro Rata Share of the Hold Back; provided that the Purchaser will not be limited in making any claim for Damages to the amount of the Hold Back if the Purchaser demonstrates to the satisfaction of the Court that the Company has made a fraudulent misrepresentation in any of the representations and warranties of the Company set out in 0.

(c)
For greater certainty, subject to Section 0, after the Hold Back has been distributed to the Shareholders, the Shareholders shall not, under any circumstances, have any further liability to the Purchaser in respect of the Arrangement or the transactions completed in connection therewith.

(d)
For greater certainty, the Purchaser further agrees and acknowledges that none of the Shareholders shall have any liability to the Purchaser hereunder unless and until the Arrangement becomes effective on the Effective Date.

ARTICLE 9

GENERAL

9.1 Notices

All notices and other communications hereunder shall be in writing in the English language and shall be deemed given when delivered personally or telecopied (with receipt confirmed) or dispatched (postage prepaid) by a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

(a)	If to the Company, at:

302-2659 Douglas St.
Victoria, B.C.
V8T 4M3
Tel: 250-472-2326

Attention: Chief Executive Officer
Telecopier No.: 250-472-2330

with copies (which shall not constitute notice) to:

Borden Ladner Gervais LLP
1200 – 200 Burrard Street
Vancouver, BC V7X 1T2

Attention: Warren Learmonth
Telecopier No.: (604) 687-1415

(b)	If to the Purchaser, at:

LML Payments Systems Inc.
1680 – 1140 West Pender Street
Vancouver, B.C.  V6E 4G1

Attention:  Patrick Gaines
Telecopier No.: 604-689-4413

with copies (which shall not constitute notice) to:

McCarthy Tétrault LLP
Barristers and Solicitors
P.O. Box 10424, Pacific Centre
Suite 1300 – 777 Dunsmuir Street
Vancouver, B.C.   V7Y 1K2

Attention: D. Anthony Knox
Telecopier No.: 604-622-5716

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

Notice will be deemed to have been given when it is received if delivered personally or sent by courier or sent by telecopy during regular business hours and on the next Business Day if sent by telecopy or delivered outside regular business hours.

9.2 Assignment

No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement or the Arrangement (whether by operation of Law or otherwise).

9.3 Binding Effect

Subject to Section 9.4, this Agreement and the Arrangement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

9.4 Third party Rights

This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns; provided, however, that the provisions of Section 5.4 concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

9.5 Waiver and Modification

The Company and the Purchaser may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants or agreements herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

9.6 Further Assurances

Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

9.7 Expenses

The parties agree that all out-of-pocket third party transaction expenses incurred in connection with this Agreement and the transactions contemplated hereby, including legal fees, accounting fees, financial advisory fees, and all disbursements by advisors, shall be paid by the party incurring such expenses.

9.8 Governing Laws; Consent to Jurisdiction

This Agreement shall be governed by, and construed in accordance with, the Laws of the Province of British Columbia and the federal Laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. Each party hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under or in relation to this Agreement.

9.9 Remedies and Waivers

(a)
No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by Law or under this Agreement or any other documents referred to herein shall affect that right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by Law or under this Agreement shall not preclude any further exercise of such right, power or remedy or the exercise of any other right, power or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies (express or implied) provided by common law, statute, custom or otherwise.

(b)
The parties acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party or its representatives and any such breach would cause the non-breaching party irreparable harm. Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the parties will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, provided such party is not in material default hereunder. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the parties.

9.10 Time of Essence

Except as otherwise expressly provided in this Agreement, time is of the essence in this Agreement, both in respect of dates and periods mentioned and in respect of any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.

9.11 Entire Agreement

This Agreement including the Disclosure Letter, the agreements and other documents referred to herein and therein, and the Confidentiality Agreement constitute the entire agreement among the parties hereto and supersede any prior agreements, understandings, undertakings, representations, warranties, negotiations, discussions and arrangements of any nature, whether oral or written, among the parties hereto with respect to the matters hereof and thereof. Without prejudice to the generality of the foregoing, the Purchaser acknowledges and agrees that, except as expressly set forth in this Agreement, no representation, warranty or other assurance has been given by the Company in respect of any projection, forecast or other forward-looking information.

9.12 Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Arrangement is consummated as originally contemplated to the greatest extent possible,

9.13 Counterparts

This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

LML PAYMENT SYSTEMS INC

By:	(signed) Patrick A. Gaines
Name	Patrick A. Gaines
Title:	President & CEO

BEANSTREAM INTERNET COMMERCE INC

By:	(signed) Craig Thomson
Name	Craig Thomson
Title:	President & CEO

.

.

SCHEDULE A

FORM OF ARRANGEMENT RESOLUTION

See Appendix A to the Information Circular

SCHEDULE B

FORM OF PLAN OF ARRANGEMENT
PLAN OF ARRANGEMENT UNDER SECTION 288

OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE 1

INTERPRETATION

1.1 Interpretation

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of those terms shall have corresponding meanings:

(a)	“Affiliate” has the meaning ascribed thereto in the BCSA;

(b)
“Agency Agreement” means the agency agreement made as of the Effective Date between the Agent and the Shareholders, other than the Agent, substantially in the form and content attached as Schedule D to the Arrangement Agreement, by virtue of the Final Order deeming such Shareholders to authorize the Agent to act for the benefit of and on behalf of such Shareholders pursuant to the terms of such Agreement and the acceptance of such deeming effected by each Shareholder accepting the Note issued to such Shareholder pursuant to the Arrangement Agreement;

(c)	“Agent” means Mr. Fabio Banducci acting as agent under the Agency Agreement;

(d)	“Aggregate Earn Out” means the amount calculated as $1.00 for each $1.00 of revenue in the Performance Target Range to a maximum of $2,000,000;

(e)
“Aggregate Effective Date Purchase Price” means the amount that is the product of multiplying (X) the Effective Date Purchaser Price by (Y) the total number of Common Shares to be sold by the Shareholders pursuant to the Arrangement;

(f)
“Aggregate Election Cash Amount” means the amount that is equal to the aggregate value of all Effective Date Cash Proceeds in respect of which all Shareholders make Share Elections, after taking into account any adjustments pursuant to Section 2.7(d);

(g)
“Aggregate Election Share Amount” means the aggregate number of Purchaser Shares that will be accepted by Shareholders in lieu of part of their Pro Rata Share of the Gross Effective Date Cash Proceeds pursuant to all Share Elections being calculated as the result of dividing the (X) Aggregate Election Cash Amount by (Y) the Effective Date Purchaser Share Value;

(h)	“Aggregate Hold Back Balance” means the amount, if any, that is equal to that part of the Aggregate Hold Back Claims that is left unpaid after payment of the First Note Instalment;

(i)	“Aggregate Hold Back Claims” means the amount equal to the sum of adding together all Hold Back Claims;

(j)	“Aggregate Note Proceeds” means the amount that is equal to the result of subtracting (X) Aggregate Hold Back Claims from (Y) $5,000,000;

(k)
“Arrangement” means an arrangement under the provisions of Section 288 of the BCBCA, on the terms and conditions set forth in this Plan of Arrangement and any amendment, variation or supplement thereto made (i) in accordance with Section 7.1 of the Arrangement Agreement; (ii) in accordance with Article 6 hereof; or (iii) at the direction of the Court in the Final Order;

(l)
“Arrangement Agreement” means the agreement made as of April 30, 2007, as amended by an amending agreement on May 24, 2007, between the Purchaser and the Company to which this Plan of Arrangement is attached as Schedule B, as the same may be supplemented or amended, from time to time;

(m)	“Arrangement Resolution” means the special resolution of the Shareholders approving the Arrangement in accordance with section 289 of the BCBCA;

(n)
“BCBCA” means the Business Corporations Act (British Columbia), including the regulation made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date, and includes where applicable the Company Act (British Columbia) prior to the enactment of the Business Corporations Act (British Columbia);

(o)	“BCSA” means the Securities Act (British Columbia) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

(p)
“Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia other than a Saturday, Sunday or a day observed as a holiday in Vancouver under the laws of the Province of British Columbia or federal laws of Canada;

(q)
“Cash Hold Back” means the sum of $250,000 which would otherwise be payable to the Shareholders on or after the Effective Date but will not be paid as part of the Effective Date Cash Proceeds in so far as it will be held back by the Depository until or after the Post Effective Date Adjustment Date and then, pursuant to Section 0, to the extent that there is a Negative Adjustment Amount, all or part of the Cash Hold Back will be paid by the Depository to the Purchaser and the balance thereof paid to the Shareholders in accordance with their Pro Rata Shares or, pursuant to Section 0 to the extent that there is a Positive Adjustment Amount, all the Cash Hold Back will be paid by the Depository to the Shareholders in accordance with their Pro Rata Shares and, if there is a Positive Adjustment Amount, each Shareholder will receive the Pro Rata Share of such Shareholder of the Positive Adjustment Amount;

(r)
“Consideration” means the aggregate consideration to be paid and delivered to the Shareholders pursuant to Section 0 (as such may be adjusted under the terms hereof), being the sum of adding (X) the Effective Date Proceeds; and (Y) if the Performance Target Range is achieved, the Earn Out Share Proceeds;

(s)	“Common Shares” means the common shares without par value in the capital of the Company which may be issued and outstanding from time to time;

(t)	“Company” means Beanstream Internet Commerce Inc., a corporation existing under the laws of the Province of British Columbia;

(u)	“Court” means the Supreme Court of British Columbia;

(v)	“Depository” means Computershare Investor Services Inc.;

(w)	“Dissent Rights” means the rights of dissent in respect of the Arrangement described in Section 4.1 hereof,

(x)	“Dissenting Shares” means the Common Shares held by Dissenting Shareholders;

(y)	“Dissenting Shareholders” means Shareholders who have duly and validly exercised their Dissent Rights pursuant to Article 4 hereof and the Interim Order;

(z)
“Earn Out Calculation” means the process of calculation and verification carried out by the Purchaser acting reasonably to determine if the Performance Target Range has been achieved by the Company which is to be exclusively based upon review of (a) the audited financial statements of the Company for the fiscal year ending March 31, 2008; and (b) the unaudited financial statements of the Company for the fiscal period commencing on April 1, 2008 and ending on the date that is twelve months after the first day of the calendar month immediately following the Effective Date;

(aa)
“Earn Out Issue Date” means the date that is fifteen days after the date on which it has been determined, in accordance with the Earn Out Calculation, that the Company has achieved the Performance Target Range;

(bb)
“Earn Out Purchaser Share Value” means the volume weighted average of the closing price for the purchase of one Purchaser Share as reported on the NASDAQ Stock Exchange during the ten Trading Days immediately before the Earn Out Record Date;

(cc)	“Earn Out Record Date” means the last day of the twelve-month period commencing on the first day of the calendar month immediately following the Effective Date;

(dd)
“Earn Out Share Proceeds” means the number of Purchaser Shares, if any, to be issued in respect of all Common Shares to be sold under the Arrangement that is equal to the quotient (rounded up to the nearest whole number) of dividing (X) the Aggregate Earn Out, if any, by (Y) the Earn Out Purchaser Share Value;

(ee)
“Effective Date” means the date upon which all of the conditions to the completion of the Arrangement as set out in Article 6 of the Arrangement Agreement have been satisfied or waived in accordance with the Arrangement Agreement and all documents agreed to be delivered thereunder have been delivered to the satisfaction of the recipient, acting reasonably, or such other date as the parties to the Arrangement Agreement may agree;

(ff)
“Effective Date Cash Proceeds” means the amount that is equal to the result of subtracting (X) the sum of (p) the Aggregate Election Cash Amount and (q) the Cash Hold Back from (Y) the sum of (r) $10,000,000 and (s) the positive or negative amount of the Working Capital;

(gg)
“Effective Date Purchase Price” means the aggregate price per share to be paid by means of cash, Purchaser Shares and the Notes for each Common Share on the Effective Date, which is calculated as the result of dividing (X) $19,500,000, by (Y) the number of Common Shares issued and outstanding as of the Effective Date;

(hh)
“Effective Date Purchaser Share Value” means the volume weighted average of the closing price for the purchase of one Purchaser Share as reported on the NASDAQ Stock Exchange during the ten Trading Days immediately before the date of the execution of the Arrangement Agreement;

(ii)	“Effective Date ShareProceeds” means the aggregate number of Purchaser Shares equal to the sum of adding (X) the Share Proceeds; and (Y) the Aggregate Election Share Amount;

(jj)	“Effective Time” means 10:00 a.m. (Vancouver time) on the Effective Date;

(kk)
“Final Order” means the final order of the Court approving the Arrangement under Section 291 of the BCBCA on the basis, among other things, that the transactions contemplated in the Agreement are fair to the Holders as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

(ll)
“First Note Instalment” means the positive amount, if any, equal to the result of subtracting (X) the Aggregate Hold Back Claims from (X) the sum of (p) $2,500,000 and (q) one year’s interest at the rate of 8% per annum on $5,000,000;

(mm)	“Gross Effective Date Cash Proceeds” means the result of subtracting (X) the Cash Hold Back from (Y) the sum of (p) $10,000,000; and (q) the Pre Effective Date Calculated Working Capital;

(nn)	“Hold Back” means $2,925,000, being 15% of $19,500,000;

(oo)	“Hold Back Claim” means the amount of any individual claim for indemnification made by the Purchaser pursuant to Article 8 of the Arrangement Agreement;

(pp)
“Interim Order” means the interim order of the Court providing for, among other things, the calling and holding of the Meeting, as such order may be amended, supplemented or varied by the Court and based, among other things, on the fact that the Purchaser has informed the Court that the Purchaser will rely upon the exemptions set out in Section 74(2)(8) of the BCSC and Section 3(a)(10) of the Securities Exchange Act, 1933 of the United States of America, as amended so as not to register the exchange of Common Shares for, among other things, Purchaser Shares based on the Court’s approval of such exchange;

(qq)	“ITA” means the Income Tax Act (Canada);

(rr)	“Letter of Transmittal” means the letter of transmittal to be delivered by the Company to the Holders providing for the delivery of the Common Shares to the Depository;

(ss)
“Liens” means any mortgage, hypothec, prior claim, lien, pledge, assignment for security, security interest, lease, option, right or third parties or other charge or encumbrance, including the lien of retained title of a conditional vendor, and any easement, servitude, right-of-way or other encumbrance on title to real or immovable property or personal or movable property;

(tt)
“Meeting” means the special meeting of the Shareholders, including any adjournment, adjournments, postponement or postponements thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution;

(uu)	“NASDAQ” means the NASDAQ Capital Market;

(vv)	“Negative Adjustment Amount” means the amount of the Post Effective Date Closing Working Capital Number if it is a negative number;

(ww)
“Note” means, in respect of each Shareholder, a non-negotiable promissory note in the amount of such Shareholder’s Pro Rata Share of the Aggregate Note Proceeds and in substantially the form and content attached as Schedule C to the Arrangement Agreement executed by the Purchaser in favour of such Shareholder and payable in two equal instalments of principal, together with interest thereon in the amount of 8% per annum, on the first and second anniversary of the Effective Date;

(xx)	“Notice of Dissent” means a notice of dissent duly and validly given by a Holder exercising Dissent Rights as contemplated in the Interim Order and as described in Article 4;

(yy)
“Performance Target Range” means the achievement by the Company, as confirmed in accordance with the Earn Out Calculation, of revenue in the twelve-month period commencing on the first day of the calendar month immediately following the Effective Date that is more than $5,000,000 and not more than $7,000,000; provided that such revenue exceeding $7,000,000 will have no effect upon the number of Purchaser Shares making up the Earn Out Share Proceeds;

(zz)
“Plan of Arrangement”, “hereof’, “herein”, “hereunder” and similar expressions means this plan of arrangement, including any appendices hereto, and any amendments, variations or supplements hereto made from time to time in accordance with the terms hereof, the Arrangement Agreement or made at the direction of the Court in the Final Order;

(aaa)	“Positive Adjustment Amount” means the amount of the Post Effective Date Working Capital Number if it is “0” or a positive number;

(bbb)
“Post Effective Date Calculation Working Capital” means the amount of the Working Capital at the Effective Date as calculated by the Purchaser as soon as is practicable after the Post Closing Adjustment Date based upon on all financial information of the Company available at the time of calculation;

(ccc)	“Post Effective Date Adjustment Date” means the day that is ninety days after the Pre Effective Date Calculation Date;

(ddd)
“Post Effective Date Working Capital Number” means the positive or negative amount that is the result of subtracting (X) the Pre Effective Date Calculated Working Capital from (Y) the Post Effective Date Calculated Working Capital;

(eee)	“Pre Effective Date Calculated Working Capital” means the Working Capital as shown in the Working Capital Balance Sheet;

(fff)	“Pre Effective Date Calculation Date” means the day that is three days before the Effective Date;

(ggg)	“Pro Rata Share” means, in respect of each Shareholder, the percentage that the Common Shares held by that Shareholder is of all Common Shares issued and outstanding as of the Effective Date;

(hhh)	“Purchaser” means LML Payment Systems Inc., a Yukon Territory corporation;

(iii)
“Purchaser Guarantee” means the guarantee, in the form attached to the Arrangement Agreement as Schedule F, to be executed by the Purchaser in favour of the Agent and delivered to the Agent who will receive it in his personal capacity and for and on behalf of the other Shareholders being a guarantee by the Purchaser of the obligations of the Company under the Company Guarantee;

(jjj)	“Purchaser Share” means a voting common share without par value in the capital stock of the Purchaser;

(kkk)
“Second Note Instalment” means the positive amount, if any, equal to the result of subtracting (X) the Aggregate Hold Back Balance, if any, from the sum of (p) $2,500,000 and (q) one year’s interest at the rate of 8% per annum on $2,500,000;

(lll)
“Shareholder” means, for all purposes of this Plan of Arrangement, other than any provision hereof which contemplates the entitlement of a Shareholder to sell such Shareholder’s Common Shares pursuant to the Arrangement, a holder of Common Shares shown from time to time in the register of shareholders maintained by or on behalf of the Company in respect of the Common Shares and for purposes of any provision hereof which contemplates the entitlement of a Shareholder to sell such Shareholder’s Common Shares pursuant to the Arrangement, does not include any Shareholder that is a Dissenting Shareholder on the Effective Date;

(mmm)	“Share Proceeds” means the number of Purchaser Shares that have an aggregate Effective Date Purchaser Share Value equal to $4,500,000;

(nnn)	“Trading Day” means any day on which the NASDAQ Capital Market is open for trading of Purchaser Shares;

(ooo)
“Working Capital” means, on the Effective Date, the Company’s current assets less its current liabilities on the Effective Date, determined in accordance with Canadian generally accepted accounting principles.  For greater certainty, in the normal course of the Company’s business, funds are collected on behalf of merchants and are settled, less fees, at a future date.  Both the funds collected and the funds disbursed form part of Working Capital and, to the extent there is a difference, in the calculation of the Working Capital, such amounts will be added or subtracted, as the case may be.  In addition, all cash and investments of the Company recorded as at the time of such calculation, whether offset by a current liability or held as restricted cash or security will be included in current assets for such calculation of the Working Capital; and;

(ppp)
“Working Capital Balance Sheet” means the balance sheet for the Company prepared on an un-audited basis by the accountants for the Company made up to Pre Effective Date Calculation Date and which will have included in the calculation of the amount shown therein as the “Working Capital” of the Company a reasonable estimate of the Company’s financial information as at the Effective Date.

1.2 Interpretation Not Affected by Headings, etc.

The division of this Plan of Arrangement into Articles, Sections, paragraphs and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article”, “Section” or “paragraph” followed by a number and/or a letter refer to the specified Article, Section or paragraph of this Plan of Arrangement.

1.3 Number and Gender

In this Plan of Arrangement, unless the context otherwise requires, words used herein importing the singular include the plural and vice versa. Words importing gender include all genders.

1.4 Date of Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day,

1.5 Time

Time shall be of the essence in every matter or action contemplated hereunder, All times expressed herein or in the Letter of Transmittal are local time (Vancouver, British Columbia) unless otherwise stipulated herein or therein.

1.6 Currency

Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of Canada,

ARTICLE 2

EFFECT OF THE ARRANGEMENT

2.1 Arrangement Binding

At the Effective Time, the Arrangement shall be binding upon the Company, the Holders and the Purchaser.

ARTICLE 3

ARRANGEMENT

3.1 The Arrangement - Effective Time

At the Effective Time, subject to the Dissent Rights referred to in Article 4 herein, without any further act or formality, each of the events set out below shall occur and be deemed to occur in the following sequence:

(a)
All Common Shares (other than the Dissenting Shares) shall be transferred to the Purchaser (free and clear of any Liens), and each Shareholder shall be entitled to receive, from the Purchaser, in exchange for each such Common Share, an amount equal to each Shareholder’s Pro Rata Share of the Consideration, as defined in the Arrangement Agreement and subject to the terms described below;

(b)	with respect to each Common Share (other than Dissenting Shares):

(i)
each Shareholder shall cease to be a Shareholder and each Shareholder’s name shall be removed from the central securities register of the Company with respect to the Common Shares of such Shareholders as of the Effective Date; and

(ii)
the Purchaser shall be deemed to be the transferee of such Common Shares (free and clear of any Liens) and shall be entered in the central securities of the Company as the holder thereof as at the Effective Time; and

(c)	The Aggregate Effective Date Purchase Price payable on or after the Effective Date in respect of each Common Share acquired by the Purchaser under 3.1(a) shall be paid as follows:

(i)
an amount equal to the Effective Date Cash Proceeds and the Cash Hold Back shall be paid to the Depository, and the Notes shall be delivered to the Depository under Section 5.2(a) and such amounts and Notes shall thereafter be available for immediate distribution by the Depository under Section 5.2(b);

(ii)	an amount equal to the Cash Hold Back shall be paid to the Depository under Section 1)a)i)(1) and shall thereafter be available for distribution by the Depository under Section 0;

(iii)
the Purchaser shall issue a treasury order to the Depository authorizing issuance to each Shareholder of such Shareholder’s Pro Rata Share of the Effective Date Share Proceeds so as to be available for immediate distribution to Shareholders by the Depository under Section 5.2(b);

3.2 The Arrangement – After Effective Time

After the Effective Time, subject to the Dissent Rights referred to in Article 4 herein, without any further act or formality, each of the events set out below shall occur and be deemed to occur in the following sequence:

(a)
If there is a Positive Adjustment Amount, on or as soon as practicable after the Post Effective Date Calculation Date, the Purchaser shall cause the Company to pay to the Depository an amount equal to such Positive Adjustment Amount and such amount shall be available for distribution to the Shareholders in accordance with Section 5.2(c); and

(b)
The Earn Out Share Proceeds, if any, and the Aggregate Note Proceeds payable, respectively, on or after the Earn Out Issue Date and the first and second anniversaries of the Effective Date, as the case may be, in respect of each Common Share by the Purchaser under Section 3.1(a) shall be paid as follows:

(i)
the Purchaser shall issue a treasury order to the Depository authorizing issuance to each Shareholder of such Shareholder’s Pro Rata Share of the Earn Out Share Proceeds and the Earn Out Share Proceeds shall be available for distribution only in accordance with Section 5.2(b); and

(ii)
the Aggregate Note Proceeds shall be paid as the First Note Instalment and the Second Note Instalment pursuant to Section 5.2(c) and (e), in trust, for the Shareholders and shall thereafter be available for distribution to the Shareholders only in accordance with Section 5.2(d) and (f);

3.3 No Fractional Shares

No fractional Purchaser Shares will be issued to Holders in the payment of the Effective Date Share Proceeds, or the Earn Out Share Proceeds. In the case of each calculation by the Depository of the number of Purchaser Shares to which each Holder is entitled under the Arrangement, the result of such calculation will be rounded down the nearest whole number of Purchaser Shares.

3.4 Deemed Parties to Agency Agreement

As of the Effective Time each Shareholder (other than any Dissenting Shareholder) shall be deemed to have agreed to provide the indemnity to the Purchaser which is described in Article 8 of the Arrangement Agreement.

3.5 Deemed Parties to Indemnity

Each Shareholder shall be deemed to have agreed to be a party to the Agency Agreement.

ARTICLE 4

DISSENT RIGHTS

4.1 Dissent Rights

A Shareholder may exercise dissent rights (“Dissent Rights”) conferred by the Interim Order in connection with the Arrangement in the manner set out in Section 238 of the BCBCA, as modified by the Interim Order; provided the Notice of Dissent is received by the Company by no later than 4:00 p. m. (Vancouver time) on the date which is two Business Days prior to the date of the Meeting. Without limiting the generality of the foregoing, Shareholders who duly exercise such Dissent Rights and who are ultimately determined to be entitled to be paid fair value for their Common Shares shall be deemed to have transferred such Common Shares, as of the Effective Time, without any further act or formality to the Purchaser in consideration of a payment of cash by the Purchaser equal to such fair value. In no case shall the Company or the Purchaser be required to recognize such Shareholders as Shareholders at and after the Effective Time, and the names of such Shareholders shall be removed from the central securities register of Common Shares as of the Effective Time.

4.2 Rights of Dissenting Holders of Common Shares

In the event a Shareholder gives a Notice of Dissent but is not entitled, for any reason, to be paid the fair value of the Common Shares in respect of which the Notice of Dissent was given as contemplated in Section 242 of the BCBCA and the Interim Order, such Shareholder shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting Shareholder.

ARTICLE 5

EFFECT OF ARRANGEMENT

5.1 Effect of Arrangement

After the Effective Time, certificates formerly representing Common Shares shall represent only the right to receive the Consideration which the former Shareholder is entitled to receive pursuant to Article 3 of this Plan of Arrangement, subject to compliance with the requirements set forth in this Article 5.

5.2 Right of Shareholder

(a)
At or prior to the Effective Time, the Purchaser shall deposit with the Depository, for the benefit of the Shareholders, the Notes and cash in the amount of (1) the Effective Date Cash Proceeds and (2) the Cash Hold Back, and issue a treasury order to the Depository for issuance of the Effective Date Share Proceeds as contemplated in Section 3.1(d)(ii) being, in the aggregate, equal to the Aggregate Effective Date Purchaser Price. Each Shareholder shall deposit with the Depository, at or prior to the date and time specified in the Letter of Transmittal, a duly completed Letter of Transmittal and the certificates representing the Common Shares of such Shareholder and other documentation as provided in the Letter of Transmittal.

(b)
Subject to Sections 5.4 and 5.5, the Purchaser and the Company shall cause the Depository as soon as practicable following the later of the Effective Date and the date of deposit with the Depository of a duly completed Letter of Transmittal by each Shareholder and the certificates representing the Common Shares of such Shareholder and other documentation as provided in such Letter of Transmittal, to:

(i)	forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address specified in such Letter of Transmittal; or

(ii)	if requested by such Shareholder in such Letter of Transmittal, make available at the Depository for pick-up by the Shareholder; or

(iii)
if such Letter of Transmittal neither specifies an address nor contains a request as described in (ii), forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address of such Shareholder as shown on the share register maintained by the Company as at the Effective Time:

(A)	such Shareholder’s Pro Rata Share of the Gross Effective Date Cash Proceeds, less amounts represented by such Shareholder’s share of the Aggregate Election Share Amount, if any;

(B)	such Shareholder’s share of the Aggregate Election Share Amount as represented by such Shareholder’s Share Election, if any;

(C)	such Shareholder’s share of the Share Proceeds; and

(D)	such Shareholder’s Note;

(c)
Subject to Sections 5.4 and 5.5, if there is a Positive Adjustment Amount or there is a Negative Adjustment Amount that is less than the Cash Hold Back, the Purchaser and the Company shall cause the Depository, as soon as practicable following the later of the date which is the Post Effective Date Adjustment Date and the date of deposit by each Shareholder with the Depository of a duly completed Letter of Transmittal and the certificates representing the Common Shares and other documentation as provided in such Letter of Transmittal, to:

(i)	forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address specified in such Letter of Transmittal; or

(ii)	if requested by such Shareholder in such Letter of Transmittal, make available at the Depository for pick-up by the Shareholder; or

(iii)
if such Letter of Transmittal neither specifies an address nor contains a request as described in (ii), forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address of such Shareholder as shown on the share register maintained by the Company as at the Effective Time;

a cheque representing such Shareholder’s Pro Rata Share of the Positive Adjustment Amount and the Cash Hold Back if there is a Positive Adjustment Amount or the amount that is the result of subtracting the Negative Adjustment Amount from the Cash Hold Back, as the case may be, if any, if there is a Negative Adjustment Amount.

(d)
On or before the first anniversary of the Effective Date, the Purchaser shall deposit with the Depository, for the benefit of the Shareholders, cash in the aggregate amount  equal to the First Note Instalment.

(e)
Subject to Sections 5.3 and 5.5, the Purchaser and the Company shall cause the Depository, as soon as practicable following the later of the date which is the first anniversary of the Effective Date and the date of deposit by each Shareholder with the Depository of a duly completed Letter of Transmittal and the certificates representing the Common Shares and other documentation as provided in such Letter of Transmittal, to:

(i)	forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address specified in such Letter of Transmittal; or

(ii)	if requested by such Shareholder in such Letter of Transmittal, make available at the Depository for pick-up by the Shareholder; or

(iii)
if such Letter of Transmittal neither specifies an address nor contains a request as described in (ii), forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address of such Shareholder as shown on the share register maintained by the Company as at the Effective Time;

a cheque representing such Shareholder’s Pro Rata Share of the First Note Instalment, if any, payable to such Shareholder in accordance with the provisions hereof.

(f)
On or before the second anniversary of the Effective Date, the Purchaser shall deposit with the Depository, for the benefit of the Shareholders, cash in the aggregate amount equal to the Second Note Instalment.

(g)
Subject to Sections 5.4 and 5.5, the Purchaser and the Company shall cause the Depository, as soon as practicable following the later of the date which is the second anniversary of the Effective Date and the date of deposit by each Shareholder with the Depository of a duly completed Letter of Transmittal and the certificates representing the Common Shares and other documentation as provided in such Letter of Transmittal, to:

(i)	forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address specified in the Letter of Transmittal; or

(ii)	if requested by such Shareholder in the Letter of Transmittal, make available at the Depository for pick-up by the Shareholder; or

(iii)
if the Letter of Transmittal neither specifies an address nor contains a request as described in (ii), forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address of such Shareholder as shown on the share register maintained by the Company as at the Effective Time;

a cheque representing such Shareholder’s Pro Rata Share of the Second Note Instalment, if any, payable to such Shareholder in accordance with the provisions hereof.

(h)
After the Earn Out Record Date and on or before the Earn Out Issue Date, the Purchaser shall, for the benefit of the Shareholders, issue a treasury order to the Depository for issuance of the Earn Out Share Proceeds as contemplated in Section 3.1(e)(i).

(i)
Subject to Sections 5.4 and 5.5, the Purchaser and the Company shall cause the Depository, as soon as practicable following the later of the Earn Out Issue Date and the date of deposit by each Shareholder with the Depository of a duly completed letter of Transmittal and the certificates representing the Common Shares of such Shareholder and other documentations as provided in such Letter of Transmittal, to:

(i)	forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address specified in such Letter of Transmittal; or

(ii)	if requested by such Shareholder in such Letter of Transmittal, make available at the Depository for pick-up by the Shareholder; or

(iii)
if such Letter of Transmittal neither specifies an address nor contains a request as described in (ii), forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address of such Shareholder as shown on the share register maintained by the Company as at the Effective Time, a share certificate representing such Shareholder’s Pro Rata Share of the Earn Out Share Proceeds.

(j)	No Shareholder shall be entitled to receive any consideration with respect to the Common Shares other than such Shareholder’s Pro Rata Share of:

(i)	such Shareholder’s Pro Rata Share of the Gross Effective Date Cash Proceeds, less amounts represented by such Shareholder’s share of the Aggregate Election Share Amount, if any;

(ii)	such Shareholder’s share of the Aggregate Election Share Amount as represented by such Shareholder’s Share Election, if any;

(iii)	such Shareholder’s share of the Share Proceeds;

(iv)	such Shareholder’s Note;

(v)	such Shareholder’s Pro Rata Share of the Post Effective Date Working Capital Adjustment; and

(vi)	if the Performance Target Range is achieved, the Earn Out Share Proceeds, if any;

which they are entitled to receive in accordance with Article 3 of this Plan of Arrangement and, for greater certainty, no Shareholder will be entitled to receive any interest, dividends, premium or other payment in connection therewith;

(k)
Until such time as a former Shareholder complies with the provisions of paragraph 5.2(a), such Shareholder’s share of the Consideration to which such Shareholder is entitled shall, subject to Section 5.3, be held by the Depository in trust for such Shareholder for delivery to such Shareholder, without interest (except as contemplated by the Notes) and net of all applicable withholding and other taxes, if any, upon delivery of the Letter of Transmittal and the certificates representing the Common Shares in accordance with paragraph 5.2(a).

(l)
The Company, the Purchaser and the Depository shall be entitled to deduct and withhold from any consideration otherwise payable to such Shareholder such amounts as the Company, the Purchaser or the Depository are required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any applicable provision of federal, provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Shareholder in respect of which such deduction and withholding was made; provided that such withheld amounts are actually remitted as and when required to the appropriate taxing authority.

5.3 Application of Cash Hold Back

On the Post Effective Date Adjustment Date, if there is a Negative Adjustment Amount, the Purchaser shall notify the Depository of the Negative Adjustment Amount and, thereupon, the Depository shall forward a cheque in the amount of the Negative Adjustment Amount to the Purchaser.

5.4 Surrender of Rights

Any certificate formerly representing Common Shares not duly surrendered on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature against the Purchaser or the Company by a former Shareholder. On such date, cash to which the former Shareholder of such certificates was entitled shall be deemed to have been surrendered to the Purchaser as will any Purchaser Shares, Note or any other right to which any Shareholder is entitled hereunder which such Shareholder has not obtained by duly depositing a Letter of Transmittal to the Depository in accordance with Section 5.2(a).

5.5 Adjustments to Earn Out Share Proceeds

If, after the Earn Out Record Date and before the Earn Out Issue Date, the Purchaser divides or consolidates the Purchaser Shares into a larger or smaller number of issued and outstanding Purchaser Shares or amalgamates with one or more other corporations pursuant to which each issued and outstanding Purchaser Share is converted to more or less than one amalgamated corporation share, the Earn Out Share Proceeds will be adjusted in order to take any such change in the capital of the Purchaser or any corporation resulting from such amalgamation into account so that the number of Purchaser Shares (or shares in such amalgamated corporation), making up the Earn Out Shares Proceeds will be adjusted up or down, as the case may be, in accordance with the ratio of division, consolidation or conversion of Purchaser shares, as the case may be, resulting from any such change to the capital of the Purchaser.

5.6 Agency Agreement

In order that: (i) the security under the GSAs be held by the Agent for the benefit and on behalf of the Shareholders, other than the Agent, as well as for the Agent acting in his personal capacity; and (ii) such security be efficiently exercised for the benefit of and on behalf of the Shareholders by the Agent upon any breach of the obligations of the Purchaser under the Notes or the Purchaser Guarantee or  of the obligations of the Company under the Company Guarantee or the Company GSA, such Shareholders, on and after the Effective Date, shall be deemed to have executed the Agency Agreement so as to authorize the Agent to act for the benefit and on behalf of such Shareholders and the terms and conditions of the Agency Agreement stated to be binding on such Shareholders shall be valid and legally binding obligations of such Shareholders as if they had each executed and delivered the Agency Agreement it also being confirmed by each such Shareholder accepting the Note to be issued to such Shareholder, that such Shareholder shall be implied to have accepted that such Shareholder has been deemed by the Final Order to have authorized the Agent to be its agent for the foregoing purposes and agrees to such authorization of the Agent.

ARTICLE 6

AMENDMENT

6.1 Amendment of Plan of Arrangement

(a)
The Company and the Purchaser reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time; provided that any amendment, modification or supplement must be contained in a written document which is filed with the Court and, if made following the Meeting, approved by the Court and communicated to Shareholders in the manner required by the Court (if so required).

(b)
Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company or the Purchaser, with the consent of the other party at any time prior to or at the Meeting with or without any other prior notice or communication with the Shareholders and, if so proposed and accepted by the persons voting at the Meeting, shall become part of this Plan of Arrangement for all purposes.

(c)
Any amendment, modification or supplement to this Plan of Arrangement which is approved or directed by the Court following the Meeting shall be effective only if it is consented to by the Company and the Purchaser (acting reasonably).

(d)	This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

(e)
Notwithstanding the foregoing provisions of this Section 6.1, no amendment, modification or supplement to this Plan of Arrangement may be made prior to the Effective Time except in accordance with the terms of the Arrangement Agreement.

ARTICLE 7

FURTHER ASSURANCES

7.1 Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to document or evidence any of the transactions or events set out herein.

SCHEDULE C

PROMISSORY NOTE

WHEREAS this promissory note is delivered pursuant to an Arrangement Agreement (the “Arrangement Agreement”) made between LML Payment Systems Inc. (“LML”) and Beanstream Internet Commerce Inc. (“Beanstream”) dated as of April 27, 2007;

FOR VALUE RECEIVED, LML hereby promises to pay to [Shareholder Name] (the “Holder”)  the principal sum of the lawful currency of Canada (the “Principal Sum”) on such following terms and conditions:

1.
Interest:  The Principal Sum, as it may exist from time to time, shall bear interest at a rate of 8% per annum, which interest shall be calculated and payable annually in arrears, both before and after demand, default and judgment, commencing on the date of this Promissory Notes and continuing thereafter until the full amount of the Principal Sum and interest has been paid.  Interest on overdue interest is payable at the same rate.

2.
Payment of Principal and Interest:  The Principal Sum, together with Interest at the rate and calculated in the manner provided in paragraph 1 of this Promissory Note, shall be payable in two blended annual instalments, the first being payable on , 2008 in the amount of  Dollars ($) and the second being payable on , 2009 in the amount of  Dollars ($) (such dates, collectively, the “Payment Dates” and such amounts, collectively, the Debt”).

3.
Method of Payment:  The Debt shall be payable on the Payment Dates at the office of Computershare Trust Company of Canada (the “Depository”) in Vancouver, British Columbia, or at such other place in Canada as the Holder may direct the Depository, in its capacity as paying agent, and thereafter shall be available for distribution to the Holder in accordance with the instructions provided by the Holder to the Depository, in its capacity as paying agent.

4.
Right of Set-Off:  By accepting this Promissory Note, the Holder acknowledges and agrees that any payments by LML under this Promissory Note shall be subject to reduction by way of set-off to the extent of the Holder’s Pro Rata Share of the Aggregate Hold Back Claims that may be made by LML in accordance with and subject to the provisions of Article 8 of the Arrangement Agreement.

5.
Agency Agreement:  By accepting this Promissory Note, the Holder accepts that the Holder has been deemed by the Final Order and agrees that the Holder will be subject to the Agency Agreement dated , 2007 (the “Agency Agreement”) among Mr. Fabio Banducci, as the agent for, on behalf of and for the benefit of the Holder and each of the other holders of promissory notes (collectively, the “Noteholders”) issued by LML pursuant to the Arrangement Agreement, and LML.  Reference is hereby expressly made to the Agency Agreement, a copy of which is being delivered to the Holder concurrently with the delivery of this Promissory Note, and any amendments thereto for a statement and description of the terms and conditions by which Mr. Fabio Banducci shall act for, on and behalf of and for the benefit of the Holder and the other Noteholders, as the secured party and as the holder of the security granted by LML and Beanstream as security for the obligations of LML under this Promissory Note and the rights and remedies of the Holder as against Mr. Fabio Banducci, all to the same effect as if the provisions of the Agency Agreement and of any amendments thereto were herein set forth.

6.	Definitions: Terms not defined herein shall have the meanings ascribed thereto in the Arrangement Agreement.

7.
No waiver:  Extension of time for payment of all or any part of the Debt at any time or times or failure of the Holder to enforce any of its rights or remedies hereunder or under any instrument securing payment of this Promissory Note, either by the action of the Holder or any agent of the Holder, shall not release any party and shall not constitute a waiver of the rights of the Holder to enforce such rights and remedies thereafter.

8.	Non-negotiable: This Promissory Note is a non-negotiable instrument.

9.	Assignment: This Promissory Note is assignable by the Holder with written notice of that assignment to LML.

10.	Prepayment: LML may prepay all or any amount of the Debt at any time before the Payment Dates without notice, bonus or penalty.

11.
Cure Period:  Notwithstanding any other provision of this Promissory Note, LML will have thirty days after any default of payment under this Promissory Note in which to cure such default; provided, however, that the interest rate upon the Debt otherwise payable under this Promissory Note during the continuance of any such cure period shall be 11% per annum.

12.
Waiver:  LML waives presentment for payment, protest, notice of protest, notice of dishonour, notice of non-payment and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

13.	Time of Essence: Time will be of the essence in this Promissory Note.

14.	Governing Law: This promissory note shall be governed by and construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

DATED as of April __, 2007.

LML PAYMENT SYSTEMS INC.

Per:

SCHEDULE D

AGENCY AGREEMENT

THIS AGREEMENT made as of the ______ day of ____________, 2007

AMONG:

FABIO BANDUCCI, businessman, residing at 3862 West 33rd Avenue, Vancouver, British Columbia, V6N 2H6

(the “Agent”)

AND:

THE SHAREHOLDERS LISTED IN SCHEDULE “A” HERETO

(each a “Shareholder”, collectively, the “Shareholders”)

WHEREAS:

D.
In this Agency Agreement, unless otherwise expressly defined, capitalized terms shall have the same meaning as in the Arrangement Agreement made between LML Payment Systems and Beanstream Internet Commerce Inc. as of April 30, 2007 (the “Arrangement Agreement”);

E.
Pursuant to the Arrangement Agreement, the Purchaser has or will issue the Notes to the Agent in his personal capacity and to each of the Shareholders as partial consideration for the purchase of the Common Shares from the Agent and the Shareholders under the Arrangement;

F.
Pursuant to the Arrangement Agreement, the Company will guarantee the payment and performance of all of the Purchaser’s obligations under the Notes and will grant to the Agent on behalf of and for the benefit of the Shareholders the Company GSA to secure payment and performance of its obligations under the Guarantee;

G.
Pursuant to the Arrangement Agreement, the Purchaser will grant to the Agent in his personal capacity and for the benefit of and on behalf of the Shareholders, the Purchaser Guarantee to secure payment and performance of the obligations of the Company under the Company Guarantee;

H.
Pursuant to the Final Order, (i) the security under the Company GSA will be held by the Agent for the benefit and on behalf of the Shareholders, other than the Agent, as well as for the Agent acting in his personal capacity; and (ii) such security may be efficiently exercised for the benefit of and on behalf of the Shareholders by the Agent upon any breach of the obligations of the Purchaser under the Notes or the Purchaser Guarantee or of the obligations of the Company under the Company Guarantee or the Company GSA, such Shareholders, on and after the Effective Date, shall be deemed to have executed the Agency Agreement so as to authorise the Agent to act for the benefit and on behalf of such Shareholders and the terms and conditions of the Agency Agreement stated to be binding on such Shareholders shall be valid and legally binding obligations of such Shareholders as if they had each executed and delivered the Agency Agreement it also being implied by each such Shareholder accepting the Note to be issued to such Shareholder, that such Shareholder shall be confirmed to have accepted that such Shareholder has been deemed by the Final Order to have authorized the Agent to be its agent for the foregoing purposes and agrees to such authorization of the Agent;

I.
The Agent has agreed to act, pursuant to the terms of this Agreement, as the secured party and holder of the security interests under the Company GSA both as the agent for, on behalf of and for the benefit of the Shareholders as holders of Notes and in his personal capacity as a holder of a Note; and

J.
Pursuant to this Agreement, the Agent is authorized to act as the agent for, on behalf of and for the benefit of the Shareholders as holders of the Notes to hold such security to secure the payment and performance of the obligations of the Purchaser under the Notes and the Company under Guarantee and to enforce and exercise the rights of the Agent arising under the Company GSA in the event of any default or breach by the Company or the Purchaser of their obligations under the Notes, the Guarantee or the Company GSA.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the parties agree as follows:

ARTICLE 1                                GRANT

1.1
The Agent is hereby deemed to be authorized by the Shareholders, pursuant to the Final Order, to act for the benefit of and on behalf of the Shareholders as agent for the purposes of holding for the benefit of and on behalf of the Agent and the Shareholders the security interests and other rights created and granted to the Agent under the Company GSA and to act for the benefit of and on behalf of the Shareholders to exercise and enforce all the rights of the secured party under the Company GSA.

1.2
If the Agent determines, in his sole discretion, that he should realize upon the security granted under the Company GSA due to a breach of the obligations of the Company or the Purchaser under the Company Guarantee, the Purchaser Guarantee, the Notes, or the Company GSA, the Agent shall have the power to exercise the Agent’s rights under the Company GSA against the Company, as the Agent chooses in his sole discretion and the Agent shall also have the  power to deal with the proceeds of any such exercise as he determines is equally fair to him, in his own capacity, and to all the Shareholders; provided that notwithstanding anything else in this Agreement, distribution of the proceeds of any such exercise of the Agent’s rights as a secured party shall be (i) subject to payment of all the Agent’s costs of such exercise; and (ii) according to the respective Pro Rata Share of the Agent and the Shareholders.

1.3
Each Shareholder hereby acknowledges that the Agent, as a holder of a Note, will be entitled to the Pro Rata Share of such Shareholder of the proceeds of any security realized by the Agent pursuant to his exercise of the rights as the secured party under the Company GSA and each of the Shareholders hereby agree that in acting as their agent, the Agent may also act in his own interest as regards any recovery of his Pro Rata Share of such proceeds; provided that the Agent may not exercise his rights under the Company GSA or this Agreement in a manner that would favour the interests of the Agent or any other person to the disadvantage of all or any of the Shareholders.

1.4
Each of the Shareholders hereby agrees that the Agent is hereby authorized for their benefit and on their behalf to negotiate, in his sole discretion,  with the Company any change in the priority of the security interest granted under the Company GSA which may in future be requested by the Company in connection with a financing of the Company or LML Payment Systems Inc. and to agree, in his sole discretion to any such change for the benefit of and on the behalf of the Shareholders and execute any amendment to the Company GSA required thereby.

ARTICLE 2                                COVENANTS OF THE AGENT

2.1
The Agent hereby accepts the authority of the Shareholders to act for the benefit of and on behalf of the Shareholders as is contemplated in 0 hereof and covenants and agrees to fulfill his obligations as the agent of the Shareholders set out in this Agreement.

2.2
The Agent also hereby covenants and agrees that he shall not exercise his rights under the Company GSA or this Agreement in a manner that would favour the interests of the Agent or any other person to the disadvantage of all or any of the Shareholders.

2.3
The Agent also hereby covenants and agrees that if Shareholders holding 50% of the aggregate principal amount of all the Notes, (collectively, the “Objecting Shareholders”) present to the Agent a written notice that they believe, based on the advice of legal counsel, that the Agent has acted in breach Section 0 hereof, the Agent will do all things necessary of desirable to replace himself as secured party under the Company GSA and as Agent under this Agreement with a natural person nominated by the Objecting Shareholders.

ARTICLE 3                                INDEMNIFICATION OF THE AGENT

3.1
Except with respect to any breach of his obligations under this Agreement, the Agent will not be liable for any acts done or steps taken or omitted in connection with the performance of his duties under this Agreement; provided that the Agent acts in good faith and without negligence, wilful misconduct or fraud and each of the Shareholders hereby releases the Agent from any claim or liability whatsoever in respect thereof.  Each of the Shareholders shall jointly and severally indemnify and save harmless the Agent from all costs, charges, claims, demands, damages, losses and expenses incurred or suffered by the Agent arising out of or in connection with this Agreement, other than those arising from negligence, fraud, bad faith or wilful misconduct by the Agent.

ARTICLE 4                                OTHER MATTERS RELATING TO THE AGENT

4.1	The Agent will have no duties or responsibilities except those which are expressly set forth herein or under the Company GSA, and, except as specified herein, he will not be bound in any way by:

(a)
any notice of a claim or demand, or any waiver, modification, amendment, termination or rescission of this Agreement unless received in writing and signed by all parties hereto and, if his duties herein are affected, unless he has given its prior written consent thereto; or

(b)	any other contract or agreement between or among the parties, whether or not the Agent has knowledge thereof or of its terms and conditions.

4.2
The Agent is not a party to, or is not bound by, any provisions which may be evidenced by, or arise out of, any agreement other than as therein set forth under the express provisions of this Agreement.

4.3
The Agent may seek the advice of legal counsel in the event of any question or dispute as to the construction of any of the provisions hereof or his duties hereunder, and he shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such legal counsel.

4.4
The Agent shall not be answerable for the default or misconduct of any legal counsel employed or appointed, at his discretion, by him if such legal counsel shall have been selected with reasonable care.

4.5
The Agent shall not be liable for any error of judgment, or for any act done or omitted by him in good faith, or for any mistake of fact or law, or for anything which he may do or omit from doing in connection herewith, except where such error, act, omission or mistake is caused by his own negligence or is the result of his wilful misconduct, bad faith or fraud.

4.6
The Shareholders will reimburse the Agent, upon his request, for all reasonable expenses and disbursements incurred or made by the Agent in the administration of his services and duties created hereby and not otherwise reimbursed by the Purchaser or the Company (including the reasonable fees and disbursements of its counsel and all other advisers and assistants not regularly in its employ).  The Agent shall have no obligation to expend his own funds in the performance of his duties hereunder.  In addition, the Agent may deduct any reasonable unpaid fees from the proceeds obtained from realization of the security under the Company GSA otherwise payable to the Shareholders.

ARTICLE 5                         RESIGNATION OF AGENT

5.1
If the Agent wishes to resign as agent under this Agreement, the Agent must (i) give notice in writing to each of the Shareholders and (ii) Shareholders holding 50% of the aggregate principal amount of all the Notes nominate one of their number as a successor to the Agent.

5.2
The resignation of the Agent will be effective and the Agent will cease to be bound by this Agreement on the date that is the earlier of (i) 60 days after his successor is inducted under subsection 0 or (ii) on such other date as the Agent and the Shareholders may agree upon (the “Resignation Date”).

5.3	The Agent’s successor as Agent under Section 0 shall become the Agent hereunder upon the resignation of the Agent on the Resignation Date.

ARTICLE 6                                GENERAL

6.1	This Agreement may be amended only by a written agreement among the all parties hereto.

6.2	Each party hereto shall execute and deliver any further documents and perform any acts that are necessary or advisable in order to carry out the intent of this Agreement.

6.3	Time is of the essence of this Agreement.

6.4
Any notice under this Agreement shall be given in writing and must be delivered, sent by facsimile or mailed by prepaid post and addressed to the party to which notice is to be given at the address indicated above, or at another address designated by such party in writing.

6.5
If notice is sent by facsimile, it will be deemed to have been received on the next Business Day following transmission.  The parties agree that any notice sent by facsimile will be sent to the following fax numbers:

(a)	to the each Shareholder, at the address listed next to his or her name in Schedule A hereto, with copies (which shall not constitute notice) to counsel for Beanstream, at:

Borden Ladner Gervais LLP
1200 – 200 Burrard Street
Vancouver, BC V7X 1T2

Attention: Warren Learmonth
Facsimile No.: (604) 687-1415

(b)	to the Agent, at:

3862 West 33rd Avenue

Vancouver, B.C.  V6N 2H6

6.6	If notice is mailed, it will be deemed to have been received 3 Business Days following the date of mailing of the notice.

6.7	If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to the time a notice is mailed, the notice will be sent by facsimile or will be delivered.

6.8	This Agreement may be executed in two or more original or facsimile counterparts, each of which will be deemed to be an original and all of which will constitute one agreement.

6.9	Wherever a singular expression is used in this Agreement, that expression is deemed to include the plural or the body corporate where required by the context.

6.10
This Agreement will be governed by the law of British Columbia and the parties irrevocably attorn to the exclusive jurisdiction of the courts of British Columbia for the resolution of all disputes arising in connection with this Agreement.

6.11	This Agreement enures to the benefit of and is binding on the parties and their respective heirs, executors, administrators, successors and permitted assigns.

6.12	Where a provision of this Agreement conflicts or is inconsistent with a provision of the Arrangement Agreement, the terms of this Agreement will supersede any such conflicting provision.

IN WITNESS of this Agreement, the Agent has executed this Agreement as of the date given above and the Shareholders are deemed to have executed this Agreement pursuant to the order of the Supreme Court of British Columbia dated ___, 2007.

FABIO BANDUCCI

Signature	Witness

Print Witness Name

SCHEDULE A

LIST OF SHAREHOLDERS

1.	Wayne Peterson 20 Simcoe Street Victoria, B.C. V8V 1K2
2.	Shawn Gerty 1022 Princess Street Victoria, B.C. V8T 1L1
3.	Ron Ingram 103 – 853 North Park Victoria, B.C. V8W 1S9
4.	Laurie Anne Keith 
5.	Russell Thompson 5007 Cordova Bay Road Victoria, B.C. V8Y 2K1
6.	Chris Koide 2210 Woodhouse Road Victoria, B.C. V8R 2M7
7.	Mansour Kelada-Antoun 4198 Stillmeadow Road Victoria, B.C. V9C 4H8
8.	Peter Van de Gracht 1494 Frederick Road North Vancouver, B.C. V7K 1J7
9.	Beanstream Internet Commerce Inc. 2640 Douglas Street Victoria, B.C. V8T 4M1
10.	Tiger Trends Consulting Inc. 1405 Graham Road Kelowna, B.C. V1X 1K1

11.	Intersol Consulting Inc. 686 Wellington Crescent Winnipeg, Manitoba R3M 0C2
12.	Kim E. Johnson 3250 Ripon Road Victoria, B.C. V8R 6G7
13.	Lisa M. Hill #201 – 1120 McClure Street Victoria, B.C. V8V 3G2
14.	Faban Ventures Ltd. 3862 West 33rd Avenue Vancouver, B.C. V6N 2H6
15.	John Tognetti c/o Haywood Securities Inc. 20th Floor, 400 Burrard Street Vancouver, B.C. V6C 3A6
16.	Hany A. Assaad 131 Heath Street East Toronto, Ontario M4T 1S6
17.	Amin Ramadan and Nadia Ramadan, jointly 7100 Old Dominion Drive McLean, Virginia, USA 22101
18.	Nawal Youssef Yacoub 4198 Stillmeadow Road Victoria, B.C. V9C 4H8
19.	Rashad-Rudolf Kaldany 7325 Heatherhill Ct. Bethesda, Maryland, USA 20817
20.	Joan Thomson 53 Lewis Drive Orillia, Ontario
21.	Larry Baratz 5884 Windsor Court Boca Roton, Florida, USA 33496

22.	588267 British Columbia Ltd. 487 Amblewood Drive Victoria, B.C. V8Y 2S2
23.	Anna Clark 
24.	Close Trustees (Isle of Man) Limited as Trustees of the Noor Trust 
25.	Value Invest Ltd. 
26.	Kenneth J. Fahlman 
27.	Raymond James Ltd., in trust for Nick Zuccaro RRSP #18E85S1
28.	Paul Sulich 3139 Island View Road Saanichton, B.C. V8M 1W3
29.	Ruby Diamond 700 – 730 Yates Street Victoria, B.C. V8W 1L6
30.	Canisco Investments Ltd. c/o Haywood Securities Inc. 1100 – 400 Burrard Street Vancouver, B.C. V6C 3A6

SCHEDULE E

PRINCIPAL SHAREHOLDER

LOCK UP AND VOTING AGREEMENT

THIS AGREEMENT made the ___ day of May, 2007

BETWEEN:

LML PAYMENTS SYSTEMS INC., a corporation continued under the laws of the Yukon Territory

(“LML”)

AND:

THE UNDERSIGNED SHAREHOLDER OF BEANSTREAM INTERNET COMMERCE INC.

(the “Holder”)

WHEREAS:

A.                      Concurrently herewith, LML and Beanstream Internet Commerce Inc. (“Beanstream”) have entered into an Arrangement Agreement of even date herewith (as such agreement may hereafter be amended or modified from time to time, the “Arrangement Agreement”), pursuant to which LML and Beanstream have agreed, subject to certain conditions, to enter into a Plan of Arrangement (as such plan may hereafter be amended or modified from time to time, the “Plan of Arrangement”), under which the shares of Beanstream (the “Beanstream Shares”) will be acquired by LML for certain consideration, including shares of common stock of LML;

B.                      The Holder beneficially owns or holds the number of shares in the capital of Beanstream set forth on the signature page of this Agreement;

C.                      LML has required, as an inducement and a condition to entering into the Arrangement Agreement, that the Holder concurrently therewith enter into this Agreement with respect to all Beanstream Shares that are beneficially owned or held by the Holder (the “Subject Securities”);

D.                      This Agreement sets out the terms and conditions of the agreement of the Holder to support the Arrangement contemplated in the Arrangement Agreement and to vote the Subject Securities in favour of the Arrangement; and

E.                      Any capitalized terms not otherwise defined herein shall have the same meaning as in the Arrangement Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the payment of the sum of ten dollars ($10.00) by LML to the Holder and other valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree as follows:

1.	VOTING OF EQUITY SECURITIES

(a)
The Holder hereby agrees that, during the period (the “Term”) from the date of this Agreement until the Expiration Date (as defined below), at any meeting of the shareholders of Beanstream, or of any class of shareholders of Beanstream, however called, and in any action by written consent of the shareholders of Beanstream or of any class of shareholders of Beanstream, the Holder shall (or shall cause the holder of record to, if the Holder is the beneficial owner but not the holder of record of the Subject Securities) (i) vote all of the Subject Securities in favour of the transactions contemplated by the Arrangement Agreement and Plan of Arrangement and any actions required in furtherance of the transactions contemplated thereby, (ii) vote all of the Subject Securities to oppose any action or agreement that would result in a breach of any representation, warranty, agreement, covenant or other obligation of Beanstream under the Arrangement Agreement or the Plan of Arrangement, and (iii) vote all of the Subject Securities to oppose any proposed action by Beanstream or any other party the result of which could be reasonably inferred to impede, interfere with, prevent or delay LML from completing the transactions contemplated by this Agreement, the Arrangement Agreement or the Plan of Arrangement, or to materially change the business, operations, capital or affairs of Beanstream, including, but not limited to: (A) any Opposing Proposal (as defined below); (B) any change in the management or board of directors of Beanstream, except as otherwise agreed to in writing by LML; (C) a sale, lease, transfer, exclusive licence, disposition or joint venture of or relating to any of the assets of Beanstream outside the ordinary course of business, or of any of the assets which are material to its business, whether or not in the ordinary course of business; (D) a reorganization, recapitalization, dissolution or liquidation of Beanstream; or (E) any change in the authorized capital of Beanstream or any amendment of Beanstream’s articles, by-laws or other constating documents.  If requested by LML, each Holder will immediately upon presentation execute a written consent resolution to give effect to the foregoing provisions of this Section 0.  Each Holder further agrees that, during the Term, it shall not enter into any agreement or understanding with any person the effect of which would be inconsistent or contrary to the provisions and agreements contained herein.  For purposes of this Agreement, “Opposing Proposal” means (i) any proposal, other than a proposal by LML or any of its subsidiaries, for an arrangement, amalgamation, merger or other business combination involving Beanstream, (ii) any proposal or offer, other than a proposal or offer by LML or any of its subsidiaries, to acquire from Beanstream in any manner, directly or indirectly, including by way of joint venture or exclusive license, an equity interest in Beanstream, any voting securities of Beanstream or a material amount of assets of Beanstream, or (iii) any proposal or offer, other than a proposal or offer by LML or any of its subsidiaries, to acquire from the shareholders of Beanstream by tender offer, takeover bid, exchange offer, purchase agreement or otherwise more than 10% of the outstanding shares of any class of the Beanstream.

(b)
Each Holder will, concurrently with the execution of this Agreement, complete, execute and deliver to LML a proxy in the form attached hereto as 0 with respect to the Subject Securities (the “Proxy”), which, subject to the terms of this Agreement and the Proxy, shall be irrevocable to the fullest extent permissible by law during the Term.

(c)
Each Holder hereby irrevocably constitutes and appoints LML the true and lawful agent, attorney and attorney in fact of the Holder with respect to the Subject Securities, with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to, at any time during the Term, execute and deliver such additional instruments of proxy, authorizations or consents, and to exercise such other similar rights of the Holder, in respect of the Subject Securities at any annual, special or adjourned meeting of the shareholders, optionholders or warrantholders of Beanstream, or of any class of shareholders of Beanstream, and in any written consent in lieu of any such meeting, as may be necessary or desirable to give effect to the terms and intent of this Agreement.

(d)
Each Holder hereby revokes any and all other authorities, whether as agent, attorney-in-fact, attorney, proxy (other than the Proxy contemplated herein) or otherwise, previously conferred or agreed to be conferred by the Holder at any time with respect to the Subject Securities and the matters contemplated above.  No subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Subject Securities, in connection with the matters contemplated above, by or on behalf of the Holder during the Term, other than as provided for under this Agreement.

2.	TERM

(a)
This Agreement shall become effective on the date hereof and, subject to Subsection 0 hereof, shall terminate at such time (the “Expiration Date”) as is the earliest of: (i) the Effective Time of the Plan of Arrangement (as such term is defined therein); (ii) the time at which the Arrangement Agreement is terminated in accordance with its terms; (iii) the Termination Date; or (iv) upon any amendment to or waiver by Beanstream of any of the provisions of the Arrangement Agreement or the Plan of Arrangement if such amendment or waiver would have a negative effect on the consideration (including the value or the liquidity of such consideration) which the Holder is entitled to receive in exchange for the Subject Securities under the Plan of Arrangement, unless the Holder gives its prior written consent to such waiver or amendment, such consent not to be unreasonably withheld.  The termination of this Agreement shall not prejudice the right of any party hereto in respect of any breach hereof by the other party or parties.

(b)	Notwithstanding Subsection 0 hereof, Section 0 hereof shall survive for the periods after the Effective Time that are contemplated therein.

3.	COVENANTS OF THE HOLDER IN RESPECT OF THE SUBJECT SECURITIES

(a)	During the period from the date of this Agreement until the Expiration Date, except in accordance with the provisions of this Agreement, each Holder agrees that it will not, directly or indirectly:

(i)
sell, transfer, pledge, encumber, hypothecate or assign, or otherwise dispose of, or enter into any contract, option, hedging arrangement or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation or assignment, or other disposition of any Subject Securities, other than as set out in Section 0 hereof;

(ii)
enter into any agreement or commitment providing for or contemplating any of the events listed in paragraph 0 above or that would otherwise violate or be inconsistent with any provision of this Agreement;

(iii)
withdraw or revoke, purport or attempt to withdraw or revoke, or take any actions or steps which would have the effect, by operation of law or otherwise, of withdrawing or revoking, the Proxy at any time prior to the termination of the Proxy in accordance with its terms except as permitted by law;

(iv)	deposit any Subject Securities into a voting trust or grant any proxies or enter into any voting agreement or arrangement with respect to any Subject Securities, other than pursuant to this Agreement;

(v)	exercise any statutory or other right of dissent or appraisal with respect to the Plan of Arrangement; or

(vi)	take any action that would make any representation or warranty of the Holder contained herein untrue or incorrect or would result in a breach by the Holder of its obligations under this Agreement.

For greater certainty, Section 0 and 0 hereof apply only with respect to Subject Securities.

(b)
During the Term, the Holder agrees to use all reasonable efforts without the expenditure of any monies or incurring any obligations to complete the transactions contemplated by the Arrangement Agreement in accordance with the terms and conditions of such agreement, and, without limiting the generality of the foregoing, agrees to assist LML to complete the transactions contemplated by the Arrangement Agreement, including, without limitation, by co-operating with LML, at LML’s expense, in obtaining all governmental, regulatory and other approvals required to permit LML and Beanstream to complete the transactions provided for therein.

4.	COVENANTS OF THE HOLDER IN RESPECT OF SHARE PROCEEDS

(a)	The Holder agrees that it will not,

(i)	in respect of 40 percent of the Holder’s Pro Rata Share of the Share Proceeds received by such Holder under the Plan of Arrangement, for a period of five months following the Effective Date; or

(ii)	in respect of 40 percent of the Holder’s Pro Rata Share of the Share Proceeds received by the Holder under the Plan of Arrangement, for a period of eight months following the Effective Date;

directly or indirectly:

(A)
sell, transfer, pledge, encumber, hypothecate or assign, or otherwise dispose of, or enter into any contract, option, hedging arrangement or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation or assignment, or other disposition of the shares in the capital of LML represented by such portion of the Share Proceeds; or

(B)
enter into any agreement or commitment providing for or contemplating any of the events listed in Section 0 hereof or that would otherwise violate or be inconsistent with any provision of this Agreement.

(iii)	For greater certainty, the parties agree and acknowledge that none of the restrictions in Section 0 will apply:

(A)	in respect of 20 percent of the Holder’s Pro Rata Share of the Share Proceeds received by such Holder under the Plan of Arrangement;

(B)	to any portion of the Aggregate Election Share Amount that is accepted by the Holder under the Plan of Arrangement; or

(C)	to any portion of the Earn Out Share Proceeds, that may be received by the Holder under the Plan of Arrangement.

5.           REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder represents and warrants to LML as follows:

(a)
the Holder is the sole legal and beneficial owner of the Subject Securities set forth next to the name of such Holder in 0 hereto, free and clear of any encumbrance, pledge, hypothecation, charge, lien or adverse claim and the Holder has good and marketable title to and exclusive right to vote the Subject Securities;

(b)
other than options to acquire Beanstream Shares, which if exercised during the term of this Agreement will result in such underlying Beanstream Shares being treated as Subject Securities for the purposes of this Agreement, all of the securities of Beanstream owned, directly or indirectly, by the Holder are set forth next to the name of the Holder in 0 hereto;

(c)
the Holder has all necessary right, power and authority to execute and deliver this Agreement and the Proxy and to perform its obligations hereunder and thereunder and, if the Holder is a corporation or other body corporate, the execution and delivery of this Agreement and the Proxy and the performance and observance of all of its obligations contained herein and therein have been duly authorized by all necessary corporate action on its part;

(d)
the execution, delivery and performance of this Agreement [and the Proxy by the Holder will not require, on the part of the Holder, the consent of or any filing with any other person and will not constitute a violation of, conflict with or result in a default under (i) if the Holder is a corporation or other body corporate, the memorandum, articles, by-laws or other constating documents of the Holder, (ii) if the Holder is a partnership or limited partnership, the partnership or limited partnership agreement or the limited partnership certificate governing such Holder, (iii) any contract, understanding or arrangement to which the Holder is a party or by which the Holder is bound, (iv) any judgment, decree or order applicable to the Holder, or (v) any law, rule or regulation of any governmental body applicable to the Holder;

(e)
each of this Agreement and the Proxy has been duly executed and delivered by the Holder and, assuming the due authorization, execution and delivery of this Agreement by LML, constitutes a legal, valid and binding obligation of the Holder, enforceable in accordance with its terms subject to bankruptcy, insolvency and other applicable laws affecting creditors’ rights generally and general principles of equity and subject to the qualification that the irrevocability of a proxy may not be enforceable; and

(f)
none of the Subject Securities set forth next to the Holder’s name in 0 hereto are subject to any voting trust, proxy or other agreement or arrangement with respect to the voting or disposition of such Subject Securities with respect to the matters referred to in the Arrangement Agreement, other than this Agreement and the Proxy, and there are no outstanding options, warrants or rights to purchase, acquire or convert, or agreements relating to such Subject Securities, other than rights and agreements contained in this Agreement, which will impair or interfere with the Holder’s ability to perform or comply with its obligations, or LML’s ability to enforce its rights, under this Agreement.

6.	EFFECT OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER

Each Holder hereby agrees to indemnify and hold harmless LML from and against any and all liabilities, losses, obligations, costs or expenses (including reasonable fees and disbursements of legal counsel), arising out of, resulting from or relating to any breach by the Holder of any of its representations, warranties, covenants or agreements contained in this Agreement.

7.	REPRESENTATIONS AND WARRANTIES OF LML

LML hereby represents and warrants to each Holder as follows:

(a)	it is a corporation duly existing under the laws of the Yukon Territory;

(b)	it has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and under the Arrangement Agreement;

(c)
the execution and delivery of each of this Agreement and the Arrangement Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on its part;

(d)	each of this Agreement and the Arrangement Agreement has been duly executed and delivered by it;

(e)
assuming the due authorization, execution and delivery of this Agreement by the Holder, and assuming the due authorization, execution and delivery of the Arrangement Agreement by Beanstream, each of this Agreement and the Arrangement Agreement constitutes a legal, valid and binding agreement of LML, enforceable in accordance with its terms;

(f)	all of the representations and warranties of LML in the Arrangement Agreement are, and shall be at the Effective Time, true and correct;

(g)
the execution, delivery and performance of this Agreement by LML (including the issuance of the LML common stock) will not (i) constitute a violation of the articles of incorporation or bylaws, each as amended, of LML, (ii) result in the breach of or constitute a default under any contract entered into by LML, (iii) constitute a violation of any law applicable or relating to LML or the businesses of LML, or (iv) result in the creation of any lien or encumbrances; in each case which, individually or in the aggregate, would have a negative effect on LML; and

(h)
the LML common stock which is being issued in connection with the Arrangement will be duly and validly authorized, free of any preemptive rights and when issued and delivered in accordance with the terms of the Plan of Arrangement will be fully paid and non-assessable.

8.	COVENANTS OF LML

(a)	During the Term, LML agrees to use commercially reasonable efforts to complete the transactions contemplated by the Arrangement Agreement in accordance with the terms and conditions of such agreement.

(b)	LML shall comply with all of its covenants, agreements and obligations contained in the Arrangement Agreement and the Plan of Arrangement.

9.	THIRD PARTY PROCEEDINGS

Notwithstanding the provisions of Section 0, the Holder shall not be obliged, and the holder of the Proxy shall not be entitled, to vote the Subject Securities in the manner provided therein if at the time of such vote there shall be in force any order or decree of a Governmental Entity (as defined in the Arrangement Agreement) restraining or enjoining the Holder or the holder of the Proxy from voting the Subject Securities, provided that such order or decree is not the result of any breach of representation, warranty, covenant or agreement of the Holder in this Agreement, and provided further that the Holder has notified LML of such order or decree and has promptly taken, and continues to diligently take, all reasonable action to cause such order or decree to be revoked, vacated or removed.

10.	EFFECT OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF LML

LML hereby agrees to indemnify and hold harmless the Holder from and against any and all liabilities, losses, obligations, costs or expenses (including reasonable fees and disbursements of legal counsel), arising out of, resulting from or relating to any material breach by LML of any of its representations, warranties, covenants or agreements contained in this Agreement, the Arrangement Agreement or the Plan of Arrangement.

11.	ADJUSTMENTS

In the event of any increase or decrease or other change in the Subject Securities by reason of stock dividend, stock split, recapitalization, combination, exchange of shares or the like, the number of Subject Securities subject to this Agreement shall be adjusted appropriately and equitably.

12.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

13.	FURTHER ASSURANCES

Each party hereto will, at the request of the other party, promptly execute and deliver any and all such further documents and instruments and take or cause to be taken any and all such further actions as may reasonably be required in order to fully perform and carry out the terms and intent of this Agreement.

14.	ASSIGNMENT

This Agreement may not be assigned by any party hereto without the consent of the other party, which shall not be unreasonably delayed or withhold, except that LML may assign this Agreement to any direct or indirect subsidiary thereof without the prior written consent of the Holder, provided that no such transfer shall release LML from liability for its obligations under this Agreement.

15.	REMEDIES

Each Holder acknowledges that each of the covenants set out in Sections 0, 0 and 0 of this Agreement is reasonable and valid and further acknowledges that damages for breach of any of the covenants set out in Sections 0, 0 and 0 of this Agreement may be inadequate as such breach may cause LML irreparable harm.  Each Holder further acknowledges and agrees that the balance of convenience is in favour of LML and that LML shall be entitled, in addition to any other remedies or damages that may be available at law or equity or in this Agreement, to the remedy of specific performance of such covenants or other commitments and preliminary and permanent injunctive relief to restrain any breach or threatened breach of those covenants or other commitments or to otherwise enforce the provisions of this Agreement.  Each Holder agrees that the foregoing acknowledgements may be used by LML as evidence in any court application for enforcement of the covenants or other commitments referred to above by way of specific performance or injunction and hereby waives any requirement for the posting or securing of any bond or other security in connection with obtaining any such equitable remedies.

LML acknowledges that each of the covenants set out in Section 0 of this Agreement are reasonable and valid and further acknowledges that damages for breach of any of the covenants set out in Section 0 of this Agreement may be inadequate as such breach may cause each Holder irreparable harm.  LML further acknowledges and agrees that the balance of convenience is in favour of each Holder and that the Holder shall be entitled, in addition to any other remedies or damages that may be available at law or equity or in this Agreement, to the remedy of specific performance of such covenants or other commitments and preliminary and permanent injunctive relief to restrain any breach or threatened breach of those covenants or other commitments or to otherwise enforce the provisions of this Agreement.  LML agrees that the foregoing acknowledgements may be used by the Holder as evidence in any court application for the enforcement of the covenants or other commitments referred to above by way of specific performance or injunction and hereby waives any requirement for the posting or securing of any bond or other security in connection with obtaining any such equitable remedies.

16.	SURVIVAL

Except for Section 0 which shall survive for the periods of time after the Effective Time of the Plan of Arrangement that are contemplated therein and Sections 0 and 0 which shall survive for nine months after the Effective Time of the Plan of Arrangement, this Agreement shall terminate in accordance with Section 0.

17.	NOTICES

All notices or other communication required or permitted hereunder shall be in writing and shall be deemed duly given if delivered in person, by confirmed facsimile transmission or by overnight courier service, addressed as follows:

(a)	to LML:

LML Payments Systems Inc.
1680 – 1140 West Pender Street
Vancouver, B.C.  V6E 4G1
Attention:  Patrick Gaines
Telecopier No.: 604-689-4413

with copies (which shall not constitute notice) to:

McCarthy Tétrault LLP
Barristers and Solicitors
P.O. Box 10424, Pacific Centre
Suite 1300 – 777 Dunsmuir Street
Vancouver, B.C.   V7Y 1K2
Attention: D. Anthony Knox
Telecopier No.: 604-622-5716

(b)	to the Holder, at the address provided below, with copies (which shall not constitute notice) to counsel for Beanstream, at:

Borden Ladner Gervais LLP
1200 – 200 Burrard Street
Vancouver, BC V7X 1T2
Attention: Warren Learmonth
Telecopier No.: (604) 687-1415

18.	SEVERABILITY

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall in such event negotiate in good faith to modify the Agreement to preserve each party’s anticipated benefits under this Agreement.

19.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.  A signed counterpart provided by way of facsimile shall be as binding upon the parties as an originally signed counterpart.

20.	BINDING EFFECT; BENEFITS

This Agreement shall survive the death or incapacity of any Holder and shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto and their respective heirs, legal representatives and successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

21.	NO AGENCY

Nothing herein shall be deemed to create any agency or partnership relationship between the parties hereto.

22.	INDEPENDENT LEGAL ADVICE

Each Holder acknowledges that the law firm of McCarthy Tétrault LLP represents LML and that the law firm of Borden Ladner Gervais LLP represents Beanstream and that such law firms are acting in the interest of their respective clients whose interest may be different from the interests of the Holder.  Each Holder further acknowledges that it was recommended to such Holder that they obtain independent legal advice before executing this Agreement, and that by executing this Agreement they represent that they have had the opportunity to obtain independent legal advice and that they are signing this Agreement freely and voluntarily with full understanding of each of its terms and conditions.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

LML PAYMENT SYSTEMS INC.

Per:
Authorized Signatory

Print Name and Title

Print Name of Holder	Signature of Holder (or if Holder is a corporation, of an Authorized Signatory)

(Print Name and Title of Authorized Signatory of Holder, if applicable)	Securities beneficially owned or held by Holder:
Common Shares of Beanstream
Address

Telephone

Facsimile

SCHEDULE A

LIST OF HOLDERS

588267 British Columbia Ltd.	3,440,345 Common Shares

John Tognetti	1,525,432 Common Shares

Ann Clark	1,100,000 Common Shares

Cansisco Investments Ltd.	800,000 Common Shares

Faban Ventures Ltd.	687,716 Common Shares

Joan Thomson	200,000 Common Shares

Chris Koide	110,000 Common Shares

SCHEDULE B

IRREVOCABLE PROXY

The undersigned holder of securities of Beanstream Internet Commerce Inc. (the “Corporation”), a corporation existing under the laws of British Columbia, hereby irrevocably (to the fullest extent permitted by law) nominates and appoints Patrick H. Gaines, President and Chief Executive Officer of LML Payment Systems Inc. (“LML”), or, failing him, Richard R. Schulz, the Chief Accounting Officer of LML, as the sole and exclusive proxy of the undersigned, with full power of substitution and resubstitution, to attend, act, vote and exercise all voting rights and any rights ancillary thereto which are necessary to permit the proxy holder to vote all shares of any class of the Corporation that are beneficially owned by the undersigned (the “Subject Securities”), in accordance with the terms of this Proxy at any time until the Expiration Date.  The Subject Securities beneficially owned by the undersigned shareholder of the Corporation as of the date of this Proxy are listed on the signature page of this Proxy.

This Proxy is irrevocable (to the fullest extent permitted by law) until the Expiration Date, is coupled with an interest and is granted pursuant to the Principal Shareholders Lock Up and Voting Agreement of even date herewith between LML and the undersigned shareholder (the “Voting Agreement”).  All capitalized terms used and not otherwise defined herein shall have the same meaning as assigned thereto in the Voting Agreement.  Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any of the Subject Securities are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Securities for any of the matters set forth in the following paragraph until the Expiration Date.

The proxyholder appointed hereunder is hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s proxy to vote the Subject Securities, and, subject to Section 0 of the Voting Agreement, to exercise all voting, consent and similar rights of the undersigned with respect to the Subject Securities (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of the shareholders of the Corporation or of any class of shareholders of the Corporation and in every written consent in lieu of such meeting in respect of the following matters and in the following manner (i) in favour of the Arrangement Agreement and Plan of Arrangement and other transactions contemplated by the Arrangement Agreement and Plan of Arrangement, (ii) against any proposed action by the Corporation or any other party the result of which could be reasonably inferred to impede, interfere with, prevent or delay LML from completing the transactions contemplated by the Arrangement Agreement or the Plan of Arrangement, or to materially change the business, operations, capital or affairs of the Corporation, and (iii) otherwise as contemplated by the Voting Agreement.

The proxyholder appointed hereunder may not exercise this Proxy on any other matter except as provided above and must exercise this Proxy only in accordance with the Voting Agreement.  The undersigned shareholder may vote and may grant proxies in respect of the Subject Securities on any other matters not governed by this Proxy.

Any obligation of the undersigned hereunder shall be binding upon the heirs, legal representatives, successors and permitted assigns of the undersigned.

This Proxy is irrevocable (to the fullest extent permitted by law) until the Expiration Date.  This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

This Proxy is not solicited by or on behalf of management of the Corporation.

Dated: ______________, 2007
Print Name of Shareholder

Signature of Shareholder (or if Shareholder is a corporation, of an Authorized Signatory)

(Print Name and Title of Authorized Signatory of Shareholder, if applicable)

	___________	Common shares of the Corporation

SCHEDULE F

PURCHASER GUARANTEE

THIS GUARANTEE is made as of ____________, 2007.

WHEREAS:

A.
the undersigned (the “Guarantor”) has agreed to provide FABIO BANDUCCI, acting in his personal capacity and as agent (the “Agent”) for the benefit and on behalf of the principals of the Agent listed in Schedule “A” to this Guarantee (collectively, the “Principals”), pursuant to that certain Agency Agreement made between the Agent and the Principals as of , 2007 with a guarantee of the Obligations (as hereinafter defined) of BEANSTREAM INTERNET COMMERCE INC. (the “Obligor”); and

B.	the Guarantor has agreed that if this Guarantee is not enforceable, the Guarantor will indemnify the Agent or be liable as primary obligor in respect of the Obligations;

NOW, THEREFORE, THIS GUARANTEE WITNESSES that in consideration of the premises and the covenants and agreements herein contained, the sum of $1.00 now paid by the Agent to the Guarantor and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Guarantor covenants with the Agent as follows:

ARTICLE 1 - GUARANTEE

1.01 Guarantee

The Guarantor hereby unconditionally and irrevocably guarantees payment of all the debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Obligor to the Agent in his personal capacity and to the Principals or remaining unpaid by the Obligor to the Agent in his personal capacity and to the Principals pursuant to the guarantee dated , 2007 made by the Obligor in favour of the Agent in his personal capacity and for the benefit and on behalf of the Principals (collectively, the “Obligations”).

1.02 Indemnity

If any or all of the Obligations are not duly paid by the Obligor and are not recoverable under Section 1.01 for any reason whatsoever, the Guarantor will, as a separate and distinct obligation, indemnify and save harmless the Agent in his personal capacity and acting for an on behalf of the Principals from and against all losses resulting from the failure of the Obligor to pay such Obligations.

1.03 Primary Obligation

If any or all of the Obligations are not duly paid by the Obligor and are not recoverable under Section 1.01 or the Agent in his personal capacity and acting for and on behalf of the Principals is not indemnified under Section 1.02, in each case, for any reason whatsoever, such Obligations will, as a separate and distinct obligation, be recoverable from the Guarantor as primary obligor.

1.04 Obligations Absolute

The liability of the Guarantor hereunder will be absolute and unconditional and will not be affected by:

(a)	any lack of validity or enforceability of any agreement between the Obligor, the Agent and the Principals;

(b)	any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government;

(c)
the bankruptcy, winding-up, liquidation, dissolution or insolvency of the Obligor or any other person or the amalgamation of or any change in the status, function, control, constitution or ownership of the Obligor, the Guarantor, the Agent, any of the Principals or any other person;

(d)
any lack or limitation of power, incapacity or disability on the part of the Obligor or of the directors, partners or agents thereof or any other irregularity, defect or informality on the part of the Obligor in its obligations to the Agent or any of the Principals; or

(e)	any other law, regulation or other circumstance that might otherwise constitute a defence available to, or a discharge of, the Obligor in respect of any or all of the Obligations.

ARTICLE 2 - DEALINGS WITH OBLIGOR AND OTHERS

2.01 No Release

The liability of the Guarantor hereunder will not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Agent or the Principals in connection with any duties or liabilities of the Obligor to the Agent or the Principals or any security therefor including any loss of or in respect of any security received by the Agent from the Obligor or others.  Without limiting the generality of the foregoing and without releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor's liability hereunder, without obtaining the consent of or giving notice to the Guarantor, the Agent, and only the Agent, may in his personal capacity and for and on behalf of the Principals, as Agent:

(a)	discontinue, reduce, increase or otherwise vary the credit of the Obligor in any manner whatsoever;

(b)
make any change in the time, manner or place of payment under, or in any other term of, any agreement between the Obligor and the Agent or the failure on the part of the Obligor to carry out any of its obligations under any such agreement;

(c)	grant time, renewals, extensions, indulgences, releases and discharges to the Obligor;

(d)	take or abstain from taking or enforcing securities or collateral from the Obligor or from perfecting securities or collateral of the Obligor;

(e)	accept compromises from the Obligor;

(f)
apply all money at any time received from the Obligor or from securities upon such part of the Obligations as the Agent may see fit or change any such application in whole or in part from time to time as the Agent may see fit; and

(g)	otherwise deal with the Obligor and all other persons and securities as the Agent may see fit.

2.02 No Exhaustion of Remedies

The Agent will not be bound or obligated to exhaust its recourse against the Obligor or other persons or any securities or collateral it may hold or take any other action before being entitled to demand payment from the Guarantor hereunder.

2.03 Prima Facie Evidence

Any account settled or stated in writing by or between the Agent and the Obligor will be prima facie evidence that the balance or amount thereof appearing due to the Agent is so due.

2.04 Set-off

In any claim by the Agent against the Guarantor, the Guarantor may assert any set-off or counterclaim that either the Guarantor or the Obligor may have against the Agent.

2.05 Continuing Guarantee

The obligations of the Guarantor hereunder will constitute and be continuing obligations and will apply to and secure any ultimate balance due or remaining due to the Agent and will not be considered as wholly or partially satisfied by the payment or liquidation at any time of any sum of money for the time being due or remaining unpaid to the Agent.  This Guarantee will continue to be effective even if at any time any payment of any of the Obligations is rendered unenforceable or is rescinded or must otherwise be returned by the Agent upon the occurrence of any action or event including the insolvency, bankruptcy or reorganization of the Obligor or the Guarantor or otherwise, all as though such payment had not been made.

ARTICLE 3 - DEMAND

3.01 Demand

Subject to Section 3.02, if any Obligation is not paid for any reason whatsoever, the Agent may treat all Obligations as due and payable and may demand forthwith from the Guarantor the total amount guaranteed hereunder whether or not such Obligations are yet due and payable at the time of demand for payment hereunder.  The Guarantor will make payment to or performance in favour of the Agent of the total amount guaranteed hereunder forthwith after demand therefor is made to the Guarantor.  The Guarantor will make payment to the Agent forthwith upon demand of all costs and expenses incurred by the Agent in enforcing this Guarantee.

3.02 Cure Period

Notwithstanding Section 3.01, if any Obligation is not paid for any reason, the Guarantor will have a period of thirty days in which such default may be cured before the acceleration of all the Obligations commences, as contemplated in Section 3.01; provided that the Guarantor will pay to the Agent interest on any amount unpaid because of such default at the rate of 11% per annum.

ARTICLE 4 - SUBROGATION

4.01 Subrogation

The Guarantor will not be entitled to subrogation until (i) the Guarantor performs or makes payment to the Agent of all amounts owing by the Guarantor to the Agent under this Guarantee and (ii) the Obligations are performed and paid in full.  Thereafter, the Agent will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation and warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations and any security held therefor resulting from such performance or payment by the Guarantor.

ARTICLE 5 - GENERAL

5.01 Binding Effect of the Guarantee

This Guarantee will be binding upon the heirs, executors, administrators and successors of the Guarantor and will enure to the benefit of the Agent, the Principals and their successors and assigns.

5.02 Amendments and Waivers

No amendment to this Guarantee will be valid or binding unless set forth in writing and duly executed by the Guarantor and the Agent.  No waiver of any breach of any provision of this Guarantee will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

5.03 Severability

If any provision of this Guarantee is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

5.04 Notices

Any demand, notice or other communication to be given in connection with this Guarantee must be given in writing and may be given by personal delivery, by registered mail or by electronic means of communication, addressed to the Guarantor as follows:

(a)	If to the Guarantor, at:

LML Payments Systems Inc.
1680 – 1140 West Pender Street
Vancouver, B.C. V6E 4G1
Telecopier No.: (604) 689-4413

Attention: Patrick Gaines

with copies (which shall not constitute notice) to:

McCarthy Tétrault LLP
Barristers and Solicitors
P.O. Box 10424, Pacific Centre
Suite 1300 – 777 Dunsmuir Street
Vancouver, B.C. V7Y 1K2
Telecopier No.: (604) 622-5716

Attention: D. Anthony Knox

(b)	If to the Agent, at:

3862 West 33rd Avenue
Vancouver, B.C. V6N 2H6

(c)	If to the Obligor, at:

Beanstream Internet Commerce Inc.
302-2659 Douglas St.
Victoria, B.C. V8T 4M3
Telephone: (250) 472-2326
Telecopier No.: (250) 472-2330

Attention: Chief Executive Officer

with copies (which shall not constitute notice) to:

Borden Ladner Gervais LLP
1200 – 200 Burrard Street
Vancouver, B.C. V7X 1T2
Telecopier No.: (604) 687-1415
Attention: Warren Learmonth

or such other address, individual or electronic communication number as may be designated by notice given by the parties.  Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third business day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next business day during which such normal business hours next occur if not given during such hours on any day.  If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication must not be mailed but must be given by personal delivery or by electronic communication.

5.05 Governing Law

This Guarantee will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

5.06 Headings

The division of this Guarantee into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Guarantee.  The terms “hereof”, “hereunder” and similar expressions refer to this Guarantee and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto.  Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Guarantee.

5.07 Extended Meanings

In this Guarantee words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

5.08 Executed Copy

The Guarantor acknowledges receipt of a fully executed copy of this Guarantee.

IN WITNESS WHEREOF the Guarantor has signed, sealed and delivered this Guarantee.

LML PAYMENT SERVICES INC.

Per:
(authorized signature)

SCHEDULE “A”

THE PRINCIPALS

1.	Wayne Peterson 20 Simcoe Street Victoria, B.C. V8V 1K2
2.	Shawn Gerty 1022 Princess Street Victoria, B.C. V8T 1L1
3.	Ron Ingram 103 – 853 North Park Victoria, B.C. V8W 1S9
4.	Laurie Anne Keith 
5.	Russell Thompson 5007 Cordova Bay Road Victoria, B.C. V8Y 2K1
6.	Chris Koide 2210 Woodhouse Road Victoria, B.C. V8R 2M7
7.	Mansour Kelada-Antoun 4198 Stillmeadow Road Victoria, B.C. V9C 4H8
8.	Peter Van de Gracht 1494 Frederick Road North Vancouver, B.C. V7K 1J7
9.	Beanstream Internet Commerce Inc. 2640 Douglas Street Victoria, B.C. V8T 4M1
10.	Tiger Trends Consulting Inc. 1405 Graham Road Kelowna, B.C. V1X 1K1

11.	Intersol Consulting Inc. 686 Wellington Crescent Winnipeg, Manitoba R3M 0C2
12.	Kim E. Johnson 3250 Ripon Road Victoria, B.C. V8R 6G7
13.	Lisa M. Hill #201 – 1120 McClure Street Victoria, B.C. V8V 3G2
14.	Faban Ventures Ltd. 3862 West 33rd Avenue Vancouver, B.C. V6N 2H6
15.	John Tognetti c/o Haywood Securities Inc. 20th Floor, 400 Burrard Street Vancouver, B.C. V6C 3A6
16.	Hany A. Assaad 131 Heath Street East Toronto, Ontario M4T 1S6
17.	Amin Ramadan and Nadia Ramadan, jointly 7100 Old Dominion Drive McLean, Virginia, USA 22101
18.	Nawal Youssef Yacoub 4198 Stillmeadow Road Victoria, B.C. V9C 4H8
19.	Rashad-Rudolf Kaldany 7325 Heatherhill Ct. Bethesda, Maryland, USA 20817
20.	Joan Thomson 53 Lewis Drive Orillia, Ontario 
21.	Larry Baratz 5884 Windsor Court Boca Roton, Florida, USA 33496

22.	588267 British Columbia Ltd. 4787 Amblewood Drive Victoria, B.C. V8Y 2S2
23.	Anna Clark 
24.	Close Trustees (Isle of Man) Limited as Trustees of the Noor Trust 
25.	Value Invest Ltd. 
26.	Kenneth J. Fahlman 
27.	Raymond James Ltd., in trust for Nick Zuccaro RRSP #18E85S1
28.	Paul Sulich 3139 Island View Road Saanichton, B.C. V8M 1W3
29.	Ruby Diamond 700 – 730 Yates Street Victoria, B.C. V8W 1L6
30.	Canisco Investments c/o Haywood Securities Inc. 1100 – 400 Burrard Street Vancouver, B.C. V6C 3A6

SCHEDULE G

GENERAL SECURITY AGREEMENT

THIS AGREEMENT is made as of , 2007

BETWEEN:

BEANSTREAM INTERNET COMMERCE INC., a corporation incorporated under the laws of British Columbia

(the “Debtor”)

AND:

FABIO BANDUCCI, businessman residing at 3862 West 33rd Avenue, Vancouver, British Columbia, V6N 2H6, in his capacity as agent for the benefit of and on behalf of the Principals (as defined below) pursuant to the Agency Agreement (as defined below)

(the “Secured Party”)

WHEREAS:

A.
The Debtor has entered into the Guarantee in favour of the Secured Party pursuant to which the Debtor has guaranteed the payment and performance of all Obligations of LML Payment Systems Inc. to the Secured Party and each of the Principals under thirty-seven promissory notes dated April ___, 2007 (the “Promissory Notes”); and

B.
The Debtor has agreed to grant a security interest and assignment, mortgage and charge in the Collateral (as defined below) to the Secured Party in order to secure the performance of its Obligations under the Guarantee;

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Interpretation

In this Agreement, unless something in the subject matter or context is inconsistent therewith;

“Agency Agreement” means the agency agreement between Fabio Banducci and the Principals dated , 2007;

“Agreement” means this agreement and all amendments made hereto by written agreement between the Secured Party and the Debtor;

“Collateral” has the meaning set out in Section 2.1;

“Event of Default” means a failure on the part of the Debtor to perform or pay, when required, any obligation or amount due to the Secured Party under or in connection with the Guarantee;

“Guarantee” means the guarantee of the Debtor made as of April ___, 2007 in favour of the Secured Party, as may be amended from time to time;

“Obligations” means all obligations and liabilities of any kind whatsoever of the Debtor to the Secured Party in connection with or relating to the Guarantee; and

“Principals” means, collectively, all those persons that were shareholders of Beanstream Internet Commerce Inc. on , 2007 other than the Secured Party.

The terms “accessions”, “accounts”, “chattel paper”, “documents of title”, “goods”, “instruments”, “intangibles”, “inventory”, “money”, “proceeds” and “securities” whenever used herein have the meanings given to those terms in the Personal Property Security Act (British Columbia), as now enacted or as the same may from time to time be amended, re-enacted or replaced.

1.2 Sections and Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto.  Unless something in the subject matter or context is inconsistent therewith, reference herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3 Extended Meanings

In this Agreement words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

ARTICLE 2

GRANT OF SECURITY INTEREST

2.1 Security Interest

As general and continuing security for the payment and performance of all Obligations of the Debtor to the Secured Party and the Principals, the Debtor hereby grants to the Secured Party, for the benefit of and on behalf of the Principals and the Secured Party, a security interest in, assigns to the Secured Party, for the benefit of and on behalf of the Principals and the Secured Party, and mortgages and charges as and by way of a fixed and specific mortgage and charge to the Secured Party, for the benefit of and on behalf of the Principals and the Secured Party, all right, title and interest that the Debtor now has or may hereafter have, be possessed of, be entitled to, or acquire, by way of amalgamation or otherwise, now or hereafter or may hereafter have in all of the Debtor’s present and after-acquired personal property and undertaking (collectively, the “Collateral”), including the following property:

(a)
Receivables:  all debts, accounts, claims and choses in action for monetary amounts which are now or which may hereafter become due, owing or accruing due to the Debtor (collectively, the “Receivables”);

(b)
Inventory:  all inventory of whatever kind and wherever situated including, without limiting the generality of the foregoing, all goods held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in the business of the Debtor (collectively, the “Inventory”);

(c)	Equipment: all machinery, equipment, fixtures, furniture, plant, vehicles and other tangible personal property which are not Inventory (collectively, the “Equipment”);

(d)	Chattel Paper: all chattel paper;

(e)	Documents of Title: all warehouse receipts, bills of lading and other documents of title, whether negotiable or not;

(f)	Securities and Instruments: all shares, stock, warrants, bonds, debentures, debenture stock and other securities and all instruments (collectively, the “Securities”);

(g)
Intangibles:  all intangibles not otherwise described in this Section 2.01 including, without limiting the generality of the foregoing, all goodwill, patents, trademarks, copyrights and other industrial property;

(h)	Money: all coins or bills or other medium of exchange adopted for use as part of the currency of Canada or of any foreign government;

(i)
Books, Records, Etc.:  all books, papers, accounts, invoices, documents and other records in any form evidencing or relating to any of the property described in this Section 2.01 and all contracts, securities, instruments and other rights and benefits in respect thereof;

(j)	Substitutions, Etc.: all replacements of, substitutions for and increases, additions and accessions to any of the property described in this Section 2.01; and

(k)	Proceeds: all proceeds of any Collateral in any form derived directly or indirectly from any dealing with the Collateral or that indemnifies or compensates for the loss of or damage to the Collateral;

provided that the said assignment and mortgage and charge will not (i) extend or apply to the last day of the term of any lease or any agreement therefor now held or hereafter acquired by the Debtor, but should the Secured Party enforce the said assignment or mortgage and charge, the Debtor will thereafter stand possessed of such last day and must hold it in trust to assign the same to any person acquiring such term in the course of the enforcement of the said assignment and mortgage and charge, or (ii) render the Secured Party liable to observe or perform any term, covenant or condition of any agreement, document or instrument to which the Debtor is a party or by which it is bound.

2.2 Attachment of Security Interest

The Debtor acknowledges that value has been given and agrees that the security interest granted hereby will attach when the Debtor signs this Agreement and the Debtor has any rights in the Collateral.

2.3 Exception for Contractual Rights

The security interest granted hereby does not and will not extend to, and Collateral will not include any agreement, right, franchise, licence or permit (the “contractual rights”) to which the Debtor is a party or of which the Debtor has the benefit, to the extent that the creation of the security interest herein would constitute a breach of the terms of or permit any person to terminate the contractual rights, but the Debtor must hold its interest therein in trust for the Secured Party and will assign such contractual rights to the Secured Party forthwith upon obtaining the consent of the other party thereto.  The Debtor agrees that it will, upon the request of the Secured Party, use all commercially reasonable efforts to obtain any consent required to permit any contractual rights to be subjected to the security interest.

2.4 Subordination

The security interest granted hereby will be subordinate to any security interest, mortgage, charge (fixed or floating), pledge, hypothec or other encumbrance of any nature however arising (the “Encumbrances”) granted, or to be granted, by the Debtor in favour of a financing lender that provides financing to the Debtor or to its affiliates, including without limitation, LML Payment Systems Inc., up to the amount of US$2-million.  Acceptance of this Agreement by the Secured Party constitutes the Secured Party’s consent to the Debtor obtaining such financing, the creation of the Encumbrances in favour of the financing lender and the subordination of the security interest granted hereby to the Encumbrances granted in favour of a financing lender.  To the extent the Debtor requests the Secured Party to confirm in writing the subordination of the security interest granted hereby as provided for in this provision, such subordination will not be unreasonably withheld or delayed provided the Secured Party receives adequate notice and sufficient information to make a decision as to confirming such subordination.

ARTICLE 3

GENERAL REPRESENTATIONS,
WARRANTIES AND COVENANTS OF THE DEBTOR

3.1 Representations and Warranties

The Debtor hereby represents and warrants to the Secured Party that:

(a)
the Debtor is a corporation duly incorporated, organized and subsisting under the laws of its jurisdiction of incorporation, with the corporate power to enter into this Agreement; this Agreement has been duly authorized by all necessary corporate action on the part of the Debtor and constitutes a legal and valid agreement binding upon the Debtor enforceable in accordance with its terms; the making and performance of this Agreement will not result in the breach of, constitute a default under, contravene any provision of, or result in the creation of, any lien, charge, security interest, encumbrance or any other rights of others upon any property of the Debtor pursuant to any agreement, indenture or other instrument to which the Debtor is a party or by which the Debtor or any of its property may be bound or affected; and

(b)
all financial information provided by the Debtor to the Secured Party or any Principal is true, correct and complete; all financial statements have been prepared in accordance with Canadian generally accepted accounting principles consistently applied; there has been no material adverse change in the Debtor’s financial condition since the date of the most recent financial statements provided to the Secured Party or any Principal.

3.2 Covenants

The Debtor covenants with the Secured Party that the Debtor will:

(a)	ensure that the representations and warranties set forth in Section 3.01 will be true and correct at all times;

(b)	maintain, use and operate the Collateral and carry on and conduct its business in a lawful and business-like manner;

(c)	not permit the Collateral to be affixed to real or personal property so as to become a fixture or accession without the prior written consent of the Secured Party;

(d)
defend the Collateral against all claims and demands respecting the Collateral made by all persons at any time and, except as otherwise provided herein, will keep the Collateral free and clear of all security interests, mortgages, charges, liens and other encumbrances or interests except for those disclosed in a schedule hereto or hereafter approved in writing by the Secured Party prior to their creation or assumption;

(e)
pay all rents, taxes, levies, assessments and government fees or dues lawfully levied, assessed or imposed in respect of the Collateral or any part thereof as and when the same become due and payable, and will exhibit to the Secured Party, when required, the receipts and vouchers establishing such payment;

(f)
keep proper books of account in accordance with sound accounting practice, will furnish to the Secured Party such financial information and statements and such information and statements relating to the Collateral as the Secured Party may from time to time require, and the Debtor will permit the Secured Party or its authorized agents at any time at the expense of the Debtor to examine the books of account and other financial records and reports relating to the Collateral and to make copies thereof and take extracts therefrom;

(g)
from time to time forthwith at the request of the Secured Party furnish to the Secured Party in writing all information requested relating to the Collateral, and the Secured Party will be entitled from time to time at any reasonable time to inspect the Collateral and make copies of all information relating to the Collateral and for such purposes the Secured Party will have access to all premises occupied by the Debtor or where the Collateral may be found;

(h)
from time to time forthwith at the request of the Secured Party execute and deliver all such financing statements, schedules, assignments and documents, and do all such further acts and things as may be reasonably required by the Secured Party to effectively carry out the full intent and meaning of this Agreement or to better evidence and perfect the security interest, assignment and mortgage and charge granted hereby, and the Debtor hereby irrevocably constitutes and appoints the Secured Party, or any Receiver appointed by the court or the Secured Party, the true and lawful attorney of the Debtor, with full power of substitution, to do any of the foregoing in the name of the Debtor whenever and wherever the Secured Party or any such Receiver may consider it to be necessary or expedient; and

(i)
pay to the Secured Party forthwith upon demand all reasonable costs and expenses (including, without limiting the generality of the foregoing, all legal, Receiver’s and accounting fees and expenses) incurred by or on behalf of the Secured Party in connection with the preparation, execution and perfection of this Agreement and the carrying out of any of the provisions of this Agreement including, without limiting the generality of the foregoing, protecting and preserving the security interest, assignment and mortgage and charge granted hereby and enforcing by legal process or otherwise the remedies provided herein; and all such costs and expenses will be added to and form part of the Obligations secured hereunder.

ARTICLE 4

INSURANCE

4.1 Insurance

The Debtor must obtain and maintain, at its own expense, insurance against loss or damage to the Collateral including, without limiting the generality of the foregoing, loss by fire (including so-called extended coverage), theft, collision and such other risks of loss as are customarily insured against on this type of Collateral, in an amount not less than the full replacement value thereof, in such form and with such insurers as are reasonably satisfactory to the Secured Party.  If any such policies of insurance contain a co-insurance clause, the Debtor will either cause any such co-insurance clause to be waived or maintain at all times a sufficient amount of insurance to meet the requirements of any such co-insurance clause so as to prevent the Debtor from becoming a co-insurer under the terms of any such policy.  All such policies must name the Secured Party as an additional insured and loss payee thereof, as the Secured Party’s interests may appear, and must provide that the insurer will give the Secured Party at least 10 days written notice of intended cancellation.  At the Secured Party’s request, the Debtor must furnish the Secured Party with a copy of any policy of insurance and certificate of insurance or other evidence satisfactory to the Secured Party that such insurance coverage is in effect.  The Debtor must give the Secured Party notice of any damage to, or loss of, the Collateral forthwith upon the occurrence of any such damage or loss.  Should the Debtor fail to make any payment or perform any other obligation provided in this Section, the Secured Party will have the right, but not the obligation, without notice or demand upon the Debtor and without releasing the Debtor from any obligation hereunder or waiving any rights to enforce this Agreement, to perform any or all of such obligations.  The amount of all such payments made and all costs, fees and expenses incurred by the Secured Party in performing such obligations will be immediately due and payable by the Debtor.

ARTICLE 5

DEALING WITH COLLATERAL

5.1 Dealing with Collateral by the Debtor

The Debtor must not sell, lease or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, except that the Debtor may, until an Event of Default occurs, deal with its money or sell items of Inventory in the ordinary course of its business so that the purchaser thereof takes title thereto free and clear of the security interest, assignment and mortgage and charge granted hereby, but all proceeds of any such sale will continue to be subject to the security interest, assignment and mortgage and charge granted hereby and all money received by the Debtor will be received as trustee for the Secured Party and must be held separate and apart from other money of the Debtor and must be paid over to the Secured Party upon request.

5.2 Rights and Duties of the Secured Party

The Secured Party may perform any of its rights and duties hereunder by or through agents and is entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its rights and duties hereunder.

In the holding of the Collateral, the Secured Party and any nominee on its behalf is only bound to exercise the same degree of care as it would exercise with respect to similar property of its own of similar value held in the same place.  The Secured Party and any nominee on its behalf will be deemed to have exercised reasonable care with respect to the custody and preservation of the Collateral if it takes such action for that purpose as the Debtor reasonably requests in writing, but failure of the Secured Party or its nominee to comply with any such request will not of itself be deemed a failure to exercise reasonable care.

5.3 Registration of Securities

The Secured Party may have any Securities registered in its name or in the name of its nominee and will be entitled but not bound or required to exercise any of the rights that any holder of such Securities may at any time have, provided that until an Event of Default has occurred and is continuing, the Debtor will be entitled to exercise, in a manner not prejudicial to the interests of the Secured Party or which would violate or be inconsistent with this Agreement, all voting power from time to time exercisable in respect of the Securities.  The Secured Party will not be responsible for any loss occasioned by its exercise of any of such rights or by failure to exercise the same within the time limited for the exercise thereof.  The Debtor must from time to time forthwith upon the request of the Secured Party deliver to the Secured Party those Securities requested by the Secured Party duly endorsed for transfer to the Secured Party or its nominee to be held by the Secured Party subject to the terms of this Agreement.

5.4 Notification of Account Debtors

Before an Event of Default occurs, the Secured Party may give notice of this Agreement and the security interest and assignment granted hereby to any account debtors of the Debtor or to any other person liable to the Debtor and, after the occurrence of an Event of Default, may give notice to any such account debtors or other person to make all further payments to the Secured Party, and any payment or other proceeds of Collateral received by the Debtor from account debtors or from any other person liable to the Debtor whether before or after any notice is given by the Secured Party must be held by the Debtor in trust for the Secured Party and paid over to the Secured Party on request.

5.5 Purchase-Money Security Interests

The Debtor will be permitted to grant purchase-money security interests in the ordinary course of its business in connection with the purchase or lease of Inventory or Equipment.

5.6 Application of Funds

Except where the Debtor, when not in default hereunder, so directs in writing at the time of payment, all money collected or received by the Secured Party in respect of the Collateral may be applied on account of such parts of the Obligations as the Secured Party in its sole discretion determines, or may be held unappropriated in a collateral account, or in the discretion of the Secured Party may be released to the Debtor, all without prejudice to the Secured Party’s rights against the Debtor.

ARTICLE 6

REMEDIES

6.1 Remedies

On or after the occurrence of any Event of Default

(a)
any or all of the Obligations will at the option of the Secured Party become immediately due and payable or be subject to immediate performance, as the case may be, without presentment, protest or notice of dishonour, all of which are expressly waived;

(b)	any or all security granted hereby will, at the option of the Secured Party, become immediately enforceable; and

(c)
in addition to any right or remedy provided by law, the Secured Party will have the rights and remedies set out below, all of which rights and remedies will be enforceable successively, concurrently or both:

(i)
the Secured Party may by appointment in writing appoint a receiver or receiver and manager (each herein referred to as the “Receiver”) of the Collateral (which term when used in this Section 6.02 will include the whole or any part of the Collateral) and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Collateral; and the term “Secured Party” when used in this Section 6.02 will include any Receiver so appointed and the agents, officers and employees of such Receiver; and the Secured Party will not be in any way responsible for any misconduct or negligence of any such Receiver;

(ii)
the Secured Party may take possession of the Collateral and require the Debtor to assemble the Collateral and deliver or make the Collateral available to the Secured Party at such place or places as may be specified by the Secured Party;

(iii)	the Secured Party may take such steps as it considers desirable to maintain, preserve or protect the Collateral;

(iv)	the Secured Party may carry on or concur in the carrying on of all or any part of the business of the Debtor;

(v)	the Secured Party may enforce any rights of the Debtor in respect of the Collateral by any manner permitted by law;

(vi)
the Secured Party may sell, lease or otherwise dispose of the Collateral at public auction, by private tender, by private sale or otherwise either for cash or upon credit upon such terms and conditions as the Secured Party may determine and without notice to the Debtor unless required by law;

(vii)	the Secured Party may accept the Collateral in satisfaction of the Obligations upon notice to the Debtor of its intention to do so in the manner required by law;

(viii)
the Secured Party may, for any purpose specified herein, borrow money on the security of the Collateral  in priority to the security interest, assignment and mortgage and charge granted by this Agreement;

(ix)
the Secured Party may enter upon, occupy and use all or any of the premises, buildings and plant occupied by the Debtor and use all or any of the Equipment and other personal property of the Debtor for such time as the Secured Party requires to facilitate the realization of the Collateral, free of charge, and the Secured Party will not be liable to the Debtor for any neglect in so doing or in respect of any rent, charges, depreciation or damages in connection with such actions;

(x)
the Secured Party may charge on its own behalf and pay to others all reasonable amounts for expenses incurred and for services rendered in connection with the exercise of the rights and remedies of the Secured Party hereunder, including, without limiting the generality of the foregoing, reasonable legal, Receiver and accounting fees and expenses, and in every such case the amounts so paid together with all costs, charges and expenses incurred in connection therewith, including interest thereon at such rate as the Secured Party deems reasonable, will be added to and form part of the Obligations hereby secured; and

(xi)
the Secured Party may discharge any claim, lien, mortgage, charge, security interest, encumbrance or any rights of others that may exist or be threatened against the Collateral, and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith will be added to the Obligations hereby secured.

The Secured Party may:

(a)	grant extensions of time;

(b)	take and perfect or abstain from taking and perfecting security;

(c)	accept compositions or compromises, (iv) grant releases and discharges; and

(d)
release any part of the Collateral or otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with the Collateral and other security as the Secured Party sees fit without prejudice to the liability of the Debtor to the Secured Party or the Secured Party’s rights hereunder.

The Secured Party will not be liable or responsible for any failure to seize, collect, realize, or obtain payment with respect to the Collateral and is not bound to institute proceedings or to take other steps for the purpose of seizing, collecting, realizing or obtaining possession or payment with respect to the Collateral or for the purpose of preserving any rights of the Secured Party, the Debtor or any other person, in respect of the Collateral.

The Secured Party may apply any proceeds of realization of the Collateral to payment of expenses in connection with the preservation and realization of the Collateral as above described and the Secured Party may apply any balance of such proceeds to payment of the Obligations in such order as the Secured Party sees fit.  If there is any surplus remaining, the Secured Party may pay it to any person having a claim thereto in priority to the Debtor of whom the Secured Party has knowledge and any balance remaining must be paid to the Debtor.  If the disposition of the Collateral fails to satisfy the Obligations secured by this Agreement and the aforesaid expenses, the Debtor will be liable to pay any deficiency to the Secured Party forthwith on demand.

ARTICLE 7

GENERAL

7.1 Benefit of the Agreement

This Agreement will enure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

7.2 Amendments and Waivers

No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties hereto.  No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

7.3 Assignment

This Agreement may not be assigned by either party without the prior written consent of the other party.

7.4 Severability

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

7.5 Notices

Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and may be given by personal delivery, by registered mail or by electronic means of communication, addressed to the recipient as follows:

(a)	If to the Debtor, at:

Beanstream Internet Commerce Inc.
302-2659 Douglas St.
Victoria, B.C. V8T 4M3
Telephone: 250-472-2326
Telecopier No.: 250-472-2330

Attention: Chief Executive Officer

with copies (which shall not constitute notice) to:

Borden Ladner Gervais LLP
1200 – 200 Burrard Street
Vancouver, B.C. V7X 1T2
Telecopier No.: (604) 687-1415

Attention: Warren Learmonth

(b)	If to the Secured Party, at:

3862 West 33rd Avenue
Vancouver, B.C. V6N 2H6

or such other address, individual or electronic communication number as may be designated by notice given by any party to the other.  Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third business day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next business day during which such normal business hours next occur if not given during such hours on any day.  If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication must not be mailed but must be given by personal delivery or by electronic communication.

7.6 Additional Continuing Security

This Agreement and the security interest, assignment and mortgage and charge granted hereby are in addition to and not in substitution for any other security now or hereafter held by the Secured Party and this Agreement is a continuing agreement and security that will remain in full force and effect until discharged by the Secured Party.

7.7 Further Assurances

The Debtor must at its expense from time to time do, execute and deliver, or cause to be done, executed and delivered, all such financing statements, further assignments, documents, acts, matters and things as may be reasonably requested by the Secured Party for the purpose of giving effect to this Agreement or for the purpose of establishing compliance with the representations, warranties and covenants herein contained.

7.8 Power of Attorney

Upon the occurrence of an Event of Default that is continuing, the Debtor hereby irrevocably constitutes and appoints any officer for the time being of the Secured Party the true and lawful attorney of the Debtor, with full power of substitution, to do, make and execute all such statements, assignments, documents, acts, matters or things with the right to use the name of the Debtor whenever and wherever the officer may deem necessary or expedient and from time to time to exercise all rights and powers and to perform all acts of ownership in respect to the Collateral in accordance with this Agreement.

7.9 Discharge

The Debtor will not be discharged from any of the Obligations or from this Agreement except by a release or discharge signed in writing by the Secured Party.

7.10 Governing Law

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

7.11 Executed Copy

The Debtor acknowledges receipt of a fully executed copy of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

BEANSTREAM INTERNET COMMERCE INC

Per:
Authorized Signatory

SCHEDULE H

FORM OF SHARE ELECTION

TO:	COMPUTERSHARE INVESTOR SERVICES INC.

AND TO:	LML PAYMENT SYSTEMS INC. (“Purchaser”)

FROM:	______________________________ (the “Undersigned”)

(Name of electing Shareholder of Beanstream Internet Commerce Inc. (the “Company”))

WHEREAS:

A.
All capitalized terms in this Share Election, except as otherwise expressly defined herein, have the same meanings as in the Arrangement Agreement made as of April , 2007 between the Company and the Purchaser (the “Arrangement Agreement”);

B.
The Undersigned desires to make an election to be issued Purchaser Shares in the Arrangement instead of and in replacement of up to 20% of the Undersigned’s Pro Rata Share of the Effective Date Cash Proceeds pursuant to Section 0 of the Arrangement Agreement.

NOW, THEREFORE, the Undersigned hereby elects to be issued ______% of the Undersigned’s Pro Rata Share of the Effective Date Cash Proceeds in Purchaser Shares.

DATED this ______ day of ____________, 2007

(Signature)

(Name)

SCHEDULE I

COMPANY GUARANTEE

THIS GUARANTEE is made as of ____________, 2007.

WHEREAS:

A.
the undersigned (the “Guarantor”) has agreed to provide FABIO BANDUCCI, acting in his personal capacity and as agent (the “Agent”) of the holders of the Promissory Notes (as defined herein) that are listed in Schedule “A” to this Guarantee (collectively, the “Principals”), pursuant to that certain Agency Agreement made between the Agent and the Principals as of April , 2007 with a guarantee of the Obligations (as hereinafter defined) of LML PAYMENT SYSTEMS INC. (the “Obligor”);

B.	the Guarantor has agreed that if this Guarantee is not enforceable, the Guarantor will indemnify the Agent or be liable as primary obligor in respect of the Obligations;

NOW, THEREFORE, THIS GUARANTEE WITNESSES that in consideration of the premises and the covenants and agreements herein contained, the sum of $1.00 now paid by the Agent to the Guarantor and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Guarantor covenants with the Agent as follows:

ARTICLE 1 - GUARANTEE

1.01 Guarantee

The Guarantor hereby unconditionally and irrevocably guarantees payment of all the debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Obligor to the Agent in his personal capacity and to the Principals or remaining unpaid by the Obligor to the Agent in his personal capacity and to the Principals pursuant, respectively, to those certain promissory notes each dated , 2007 (collectively, the “Promissory Notes”) made by the Obligor in favour of the Agent in his personal capacity and for the benefit and on behalf of the Principals (collectively, the “Obligations”).

1.02 Indemnity

If any or all of the Obligations are not duly paid by the Obligor and are not recoverable under Section 1.01 for any reason whatsoever, the Guarantor will, as a separate and distinct obligation, indemnify and save harmless the Agent in his personal capacity and acting for an on behalf of the Principals from and against all losses resulting from the failure of the Obligor to pay such Obligations.

1.03 Primary Obligation

If any or all of the Obligations are not duly paid by the Obligor and are not recoverable under Section 1.01 or the Agent in his personal capacity and acting for and on behalf of the Principals is not indemnified under Section 1.02, in each case, for any reason whatsoever, such Obligations will, as a separate and distinct obligation, be recoverable from the Guarantor as primary obligor.

1.04 Obligations Absolute

The liability of the Guarantor hereunder will be absolute and unconditional and will not be affected by:

(a)	any lack of validity or enforceability of any agreement between the Obligor, the Agent and the Principals;

(b)	any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government;

(c)
the bankruptcy, winding-up, liquidation, dissolution or insolvency of the Obligor or any other person or the amalgamation of or any change in the status, function, control, constitution or ownership of the Obligor, the Guarantor, the Agent, any of the Principals or any other person;

(d)
any lack or limitation of power, incapacity or disability on the part of the Obligor or of the directors, partners or agents thereof or any other irregularity, defect or informality on the part of the Obligor in its obligations to the Agent or any of the Principals; or

(e)	any other law, regulation or other circumstance that might otherwise constitute a defence available to, or a discharge of, the Obligor in respect of any or all of the Obligations.

ARTICLE 2- DEALINGS WITH OBLIGOR AND OTHERS

2.01 No Release

The liability of the Guarantor hereunder will not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Agent or the Principals in connection with any duties or liabilities of the Obligor to the Agent or the Principals or any security therefor including any loss of or in respect of any security received by the Agent from the Obligor or others.  Without limiting the generality of the foregoing and without releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor's liability hereunder, without obtaining the consent of or giving notice to the Guarantor, the Agent, and only the Agent, may in his personal capacity and for and on behalf of the Principals, as Agent:

(a)	discontinue, reduce, increase or otherwise vary the credit of the Obligor in any manner whatsoever;

(b)
make any change in the time, manner or place of payment under, or in any other term of, any agreement between the Obligor and the Agent or the failure on the part of the Obligor to carry out any of its obligations under any such agreement;

(c)	grant time, renewals, extensions, indulgences, releases and discharges to the Obligor;

(d)	take or abstain from taking or enforcing securities or collateral from the Obligor or from perfecting securities or collateral of the Obligor;

(e)	accept compromises from the Obligor;

(f)
apply all money at any time received from the Obligor or from securities upon such part of the Obligations as the Agent may see fit or change any such application in whole or in part from time to time as the Agent may see fit; and

(g)	otherwise deal with the Obligor and all other persons and securities as the Agent may see fit.

2.02 No Exhaustion of Remedies

The Agent will not be bound or obligated to exhaust its recourse against the Obligor or other persons or any securities or collateral it may hold or take any other action before being entitled to demand payment from the Guarantor hereunder.

2.03 Prima Facie Evidence

Any account settled or stated in writing by or between the Agent and the Obligor will be prima facie evidence that the balance or amount thereof appearing due to the Agent is so due.

2.04 Set-off

In any claim by the Agent against the Guarantor, the Guarantor may assert any set-off or counterclaim that either the Guarantor or the Obligor may have against the Agent.

2.05 Continuing Guarantee

The obligations of the Guarantor hereunder will constitute and be continuing obligations and will apply to and secure any ultimate balance due or remaining due to the Agent and will not be considered as wholly or partially satisfied by the payment or liquidation at any time of any sum of money for the time being due or remaining unpaid to the Agent.  This Guarantee will continue to be effective even if at any time any payment of any of the Obligations is rendered unenforceable or is rescinded or must otherwise be returned by the Agent upon the occurrence of any action or event including the insolvency, bankruptcy or reorganization of the Obligor or the Guarantor or otherwise, all as though such payment had not been made.

ARTICLE 3 - DEMAND

3.01 Demand

Subject to Section 3.02, if any Obligation is not paid for any reason whatsoever, the Agent may treat all Obligations as due and payable and may demand forthwith from the Guarantor the total amount guaranteed hereunder whether or not such Obligations are yet due and payable at the time of demand for payment hereunder.  The Guarantor will make payment to or performance in favour of the Agent of the total amount guaranteed hereunder forthwith after demand therefor is made to the Guarantor.  The Guarantor will make payment to the Agent forthwith upon demand of all costs and expenses incurred by the Agent in enforcing this Guarantee.

ARTICLE 4 - CURE PERIOD

Notwithstanding Section 3.01, if any Obligation is not paid for any reason, the Guarantor will have a period of thirty days in which such default may be cured before the acceleration of all the Obligations commences, as contemplated in Section 3.01; provided that the Guarantor will pay to the Agent interest on any amount unpaid because of such default at the rate of 11% per annum if the Agent is not paid such interest by the Obligor pursuant to the cure provisions of the Promissory Notes.

ARTICLE 5 - SUBROGATION

5.01 Subrogation

The Guarantor will not be entitled to subrogation until (i) the Guarantor performs or makes payment to the Agent of all amounts owing by the Guarantor to the Agent under this Guarantee and (ii) the Obligations are performed and paid in full.  Thereafter, the Agent will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation and warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations and any security held therefor resulting from such performance or payment by the Guarantor.

ARTICLE 6 - GENERAL

6.01 Binding Effect of the Guarantee

This Guarantee will be binding upon the heirs, executors, administrators and successors of the Guarantor and will enure to the benefit of the Agent, the Principals and their successors and assigns.

6.02 Amendments and Waivers

No amendment to this Guarantee will be valid or binding unless set forth in writing and duly executed by the Guarantor and the Agent.  No waiver of any breach of any provision of this Guarantee will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

6.03 Severability

If any provision of this Guarantee is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

6.04 Notices

Any demand, notice or other communication to be given in connection with this Guarantee must be given in writing and may be given by personal delivery, by registered mail or by electronic means of communication, addressed to the Guarantor as follows:

(a)	If to the Guarantor, at:

Beanstream Internet Commerce Inc.
302-2659 Douglas St.
Victoria, B.C. V8T 4M3
Telephone: (250) 472-2326
Telecopier No.: (250) 472-2330

Attention: Chief Executive Officer

with copies (which shall not constitute notice) to:

Borden Ladner Gervais LLP
1200 – 200 Burrard Street
Vancouver, B.C. V7X 1T2
Telecopier No.: (604) 687-1415

Attention: Warren Learmonth

(b)	If to the Agent, at:

3862 West 33rd Avenue
Vancouver, B.C. V6N 2H6

(c)	If to the Obligor, at:

LML Payments Systems Inc.
1680 – 1140 West Pender Street
Vancouver, B.C. V6E 4G1
Telecopier No.: (604) 689-4413

Attention: Patrick Gaines

with copies (which shall not constitute notice) to:

McCarthy Tétrault LLP
Barristers and Solicitors
P.O. Box 10424, Pacific Centre
Suite 1300 – 777 Dunsmuir Street
Vancouver, B.C.   V7Y 1K2

Telecopier No.: (604) 622-5716

Attention: D. Anthony Knox

or such other address, individual or electronic communication number as may be designated by notice given by the parties.  Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third business day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next business day during which such normal business hours next occur if not given during such hours on any day.  If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication must not be mailed but must be given by personal delivery or by electronic communication.

6.05 Governing Law

This Guarantee will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

6.06 Headings

The division of this Guarantee into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Guarantee.  The terms “hereof”, “hereunder” and similar expressions refer to this Guarantee and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto.  Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Guarantee.

6.07 Extended Meanings

In this Guarantee words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

6.08 Executed Copy

The Guarantor acknowledges receipt of a fully executed copy of this Guarantee.

IN WITNESS WHEREOF the Guarantor has signed, sealed and delivered this Guarantee.

<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />	BEANSTREAM INTERNET COMMERCE INC.

Per:
(authorized signature)

SCHEDULE “A”

THE PRINCIPALS

1.	Wayne Peterson 20 Simcoe Street Victoria, B.C. V8V 1K2
2.	Shawn Gerty 1022 Princess Street Victoria, B.C. V8T 1L1
3.	Ron Ingram 103 – 853 North Park Victoria, B.C. V8W 1S9
4.	Laurie Anne Keith 
5.	Russell Thompson 5007 Cordova Bay Road Victoria, B.C. V8Y 2K1
6.	Chris Koide 2210 Woodhouse Road Victoria, B.C. V8R 2M7
7.	Mansour Kelada-Antoun 4198 Stillmeadow Road Victoria, B.C. V9C 4H8
8.	Peter Van de Gracht 1494 Frederick Road North Vancouver, B.C. V7K 1J7
9.	Beanstream Internet Commerce Inc. 2640 Douglas Street Victoria, B.C. V8T 4M1
10.	Tiger Trends Consulting Inc. 1405 Graham Road Kelowna, B.C. V1X 1K1

11.	Intersol Consulting Inc. 686 Wellington Crescent Winnipeg, Manitoba R3M 0C2
12.	Kim E. Johnson 3250 Ripon Road Victoria, B.C. V8R 6G7
13.	Lisa M. Hill #201 – 1120 McClure Street Victoria, B.C. V8V 3G2
14.	Faban Ventures Ltd. 3862 West 33rd Avenue Vancouver, B.C. V6N 2H6
15.	John Tognetti c/o Haywood Securities Inc. 20th Floor, 400 Burrard Street Vancouver, B.C. V6C 3A6
16.	Hany A. Assaad 131 Heath Street East Toronto, Ontario M4T 1S6
17.	Amin Ramadan and Nadia Ramadan, jointly 7100 Old Dominion Drive McLean, Virginia, USA 22101
18.	Nawal Youssef Yacoub 4198 Stillmeadow Road Victoria, B.C. V9C 4H8
19.	Rashad-Rudolf Kaldany 7325 Heatherhill Ct. Bethesda, Maryland, USA 20817
20.	Joan Thomson 53 Lewis Drive Orillia, Ontario 
21.	Larry Baratz 5884 Windsor Court Boca Roton, Florida, USA 33496

22.	588267 British Columbia Ltd. 4787 Amblewood Drive Victoria, B.C. V8Y 2S2
23.	Anna Clark 
24.	Close Trustees (Isle of Man) Limited as Trustees of the Noor Trust 
25.	Value Invest Ltd. 
26.	Kenneth J. Fahlman 
27.	Raymond James Ltd., in trust for Nick Zuccaro RRSP #18E85S1
28.	Paul Sulich 3139 Island View Road Saanichton, B.C. V8M 1W3
29.	Ruby Diamond 700 – 730 Yates Street Victoria, B.C. V8W 1L6
30.	Canisco Investments c/o Haywood Securities Inc. 1100 – 400 Burrard Street Vancouver, B.C. V6C 3A6

SCHEDULE J

PURCHASER DISCLOSURE

1.           Law Suit in United States District Court, Eastern Division, Marshall Division, TX Case #2:02-CU-0018, Sharon Taylor et. al. vs. Biometric Access Company et. al. including LML Payment Systems Corp.

J-1

APPENDIX E
PETITION

No.
Vancouver Registry

In the Supreme Court of British Columbia

In the Matter of the Business Corporations Act, S.B.C. 2002, c. 57

and

In the Matter of a Proposed Arrangement Among Beanstream Internet Commerce Inc., its Shareholders and LML Payment Systems Inc.

Beanstream Internet Commerce Inc.,
Petitioner

PETITION TO THE COURT

THIS IS THE PETITION OF:

Beanstream Internet Commerce Inc.

ON NOTICE TO:

Without Notice

Let all persons whose interests may be affected by the order sought TAKE NOTICE that the petitioner applies to court for the relief set out in this petition.

APPEARANCE REQUIRED

IF YOU WISH TO BE NOTIFIED of any further proceedings, YOU MUST GIVE NOTICE of your intention by filing a form entitled "Appearance" in the above registry of this court within the Time for Appearance and YOU MUST ALSO DELIVER a copy of the "Appearance" to the petitioners’ address for delivery, which is set out in this petition.

YOU OR YOUR SOLICITOR may file the "Appearance".  You may obtain a form of "Appearance" at the registry.

IF YOU FAIL to file the "Appearance" within the proper Time for Appearance, the petitioner may continue this application without further notice.

TIME FOR APPEARANCE

Where this Petition is served on a person in British Columbia, the time for appearance by that person is 7 days from the service (not including the day of service).

Where this petition is served on a person outside British Columbia, the time for appearance by that person after service, is 21 days in the case of a person residing anywhere within Canada, 28 days in the case of a person residing in the United States of America, and 42 days in the case of a person residing elsewhere.

TIME FOR RESPONSE

IF YOU WISH TO RESPOND to the application, you must, on or before the 8th day after you have entered an appearance,

(a)	deliver to the petitioner

(i)	2 copies of a response in Form 124, and

(ii)	2 copies of each affidavit on which you intend to rely at the hearing, and

(b)	deliver to every other party of record

(i)	one copy of a response in Form 124, and

(ii)	one copy of each affidavit on which you intend to rely at the hearing.

(1)	The address of the registry is:

The Law Courts
800 Smithe Street
Vancouver, British Columbia

(2)	The ADDRESS FOR DELIVERY is:

Borden Ladner Gervais LLP
1200 Waterfront Cetnre
200 Burrard Dtreet
P.O. Box 48600
Vancouver, B.C. V7X 1T2
Attention: Stephen Antle
Fax number for delivery (if any): None

(3)	The name and office address of the petitioner’s solicitor is:

Stephen Antle
Borden Ladner Gervais LLP
1200 Waterfront Centre
200 Burrard Street
P.O. Box 48600
Vancouver, B.C. V7X 1T2

The petitioner Beanstream Internet Commerce Inc. applies for the following orders:

INTERIM ORDER

1.
An order that Beanstream Internet Commerce Inc. may call, hold, and conduct on June 27, 2007 a special meeting of the holders of its issued and outstanding common shares to consider and, if deemed advisable, to pass, with or without variation, a special resolution approving a proposed arrangement involving Beanstream Internet Commerce Inc., its shareholders and LML Payment Systems Inc., as described in the plan of arrangement which, in its substantially final form, is Schedule A to the arrangement agreement (as amended) attached as Appendix D to the management information circular included in Exhibit B to the affidavit of A. Craig Thomson sworn June 1, 2007 in this proceeding.

2.	An order that the meeting be called in accordance with the Business Corporations Act, S.B.C. 2002, c. 57, and the notice of articles and articles of incorporation of Beanstream Internet Commerce Inc.

3.
An order that Beanstream Internet Commerce Inc. shall mail or deliver to its registered shareholders, in paper or electronic format or any combination thereof, this petition, notice of the meeting, a form of proxy, a form of letter of transmittal and a management information circular, all in substantially the form contained in Exhibit B to the affidavit of Mr. Thomson, with such amendments as counsel for Beanstream Internet Commerce Inc. may advise are necessary or desirable, provided they are not inconsistent with the terms of the interim order, at least 21 days before the date of the meeting, excluding the date of mailing or delivery but not the date of the meeting.  Such mailing or delivery shall be good, sufficient and timely notice by Beanstream Internet Commerce Inc. of the meeting.

4.	An order that the persons entitled to receive notice of, and to vote at, the meeting shall be the Beanstream Internet Commerce Inc. registered shareholders at the close of business on June 1, 2007.

5.
An order that the accidental omission to send notice of the meeting to, or the non-receipt of such notice by, any shareholder shall not invalidate any resolution passed or proceeding taken at the meeting.

6.
An order that the arrangement resolution shall be effective if passed by a majority of not less than three-quarters of the votes cast by the Beanstream Internet Commerce Inc. registered shareholders present in person or by proxy at the meeting, with each shareholder casting one vote per share.

7.
An order that the Beanstream Internet Commerce Inc. registered shareholders have the right to dissent from the arrangement resolution and be paid the fair value of their shares, as if ss. 237-247 of the Business Corporations Act applied to the proposed arrangement, except that dissenting shareholders shall on the arrangement’s effective date be deemed to have transferred their shares to LML Payment Systems Inc., and shall then cease to have any rights as shareholders except the right to be paid the fair value of their shares.

8.
An order that, on approval of the proposed arrangement at the meeting in the manner set out in the interim order, Beanstream Internet Commerce Inc. may apply to this Court for approval of the arrangement, which application shall be heard at the courthouse at 800 Smithe Street, Vancouver, British Columbia, on June 28, 2007 at 9:45 a.m. (or so soon thereafter as is practicable).

9.
An order that the mailing or delivery of this petition and other material in accordance with the provisions of the interim order shall be good, sufficient and timely service of the petition and the affidavit of Mr. Thomson on, and notice of the hearing of the petition to, all persons who are entitled to be served or receive notice, and that no other form of service or notice need be made on or given to, and no other material need be served on, such persons in respect of these proceedings.

10.
An order that any Beanstream Internet Commerce Inc. registered shareholder may appear on the application for approval of the proposed arrangement by this Court, provided that they file with this Court and deliver to the solicitors for Beanstream Internet Commerce Inc. prior to 4:00 p.m. (Vancouver time) June 27, 2006, an appearance setting out their address for delivery and any evidence or material they intend to present to this Court.

11.	An order that Beanstream Internet Commerce Inc. be at liberty to apply to vary the interim order.

FINAL ORDER, TO BE SOUGHT FOLLOWING THE MEETING IF THE ARRANGEMENT RECEIVES THE REQUISITE SHAREHOLDER APPROVAL

12.
An order that the issuance of the LML Payment Systems Inc. shares pursuant to the proposed arrangement is fair as partial consideration for the Beanstream Internet Commerce Inc. shares, that the proposed arrangement is fair to the shareholders of Beanstream Internet Commerce Inc. from procedural and substantive points of view, and that the proposed arrangement is approved on the terms presented, under s. 291(4) of the Business Corporations Act.

OTHER ORDERS

13.	Such further and other orders as this Court may deem appropriate.

The petitioner will rely on ss. 288 – 299 of the Business Corporations Act and Rules 3(2), 10(1), 12, 44 and 51A of the Rules of Court.

At the hearing of this petition will be read the affidavit of A. Craig Thomson sworn June 1, 2007, a copy of which is served herewith.

The facts upon which this petition is based are as follows:

1.	Beanstream Internet Commerce Inc. is a company incorporated under the Business Corporations Act. Its registered and records offices are at 1200 – 200 Burrard Street, Vancouver, British Columbia.

2.	Beanstream Internet Commerce is in the business of providing authentication and electronic payment processing solutions.

3.	The authorized share capital of Beanstream Internet Commerce consists of 97,780,000 common shares. On April 19, 2007, 10,266,490 of those shares were issued and outstanding.

4.	Beanstream Internet Commerce is a privately held company. On April 19, 2007 it had 30 registered shareholders.

5.
Of those 30 registered shareholders, 588267 BC Ltd. (a holding company whose shares are owned by Beanstream Internet Commerce’s chief executive and president A. Craig Thomson) owns 33.5% of the outstanding shares, John Tognetti owns 14.9% and Anna Clark owns 10.7%.

6.
LML Payment Systems Inc. is a company continued under the Yukon Business Corporations Act.  Its registered and records offices are at 3081 Third Avenue, Whitehorse, Yukon.  Its head office is at 1680-1140 West Pender Street, Vancouver, British Columbia.

7.
Through its indirect subsidiary LML Payment Systems Corp., LML Payment Systems Inc. is a financial payment processor, providing cheque processing solutions including electronic cheque authorization, electronic cheque conversion and primary and secondary cheque collection to national, regional and local retailers.  It also provides selective routing of debit, credit and electronic benefit transfer transactions to third party processors and banks for authorization and settlement.  Another indirect subsidiary, LML Patent Corp., owns several U.S. patents relating to electronic cheque processing methods and systems.

8.
The authorized share capital of LML Payment Systems Inc. consists of 100 million common shares, 150 million class A preferred shares and 150 million class B preferred shares.  On April 25, 2007, 20,207,094 of those common shares, and no preferred shares, were issued and outstanding.

9.	LML Payment Systems is a publicly traded company. Its shares are traded on the NASDAQ Capital Market. On May 18, 2007 its shares closed at US$3.31.

10.
The common shares of LML Payment Systems are widely held.  As of April 25, 2007 the estate of Robert E. Moore beneficially owned 25.1% of its common shares, and its directors and executive officers beneficially owned another 5.6%.

11.
In the fall of 2006 two industry participants expressed interest in exploring strategic relationships or other transactions involving all or part of Beanstream Internet Commerce’s business.  Beanstream Internet Commerce retained PricewaterhouseCoopers Corporate Finance Inc. to act as the company’s financial advisor in response to those expressions of interest.

12.
Beginning in November 2006 PWC considered a full range of strategic alternatives to maximize shareholder value, including acquisitions, business combinations, the sale of substantially all of the assets of Beanstream Internet Commerce and the sale of the company itself.  It conducted a canvas of 28 industry participants.

13.
A number of those participants expressed an interest in acquiring all or part of Beanstream Internet Commerce’s business.  The company entered into confidentiality and standstill agreements with 12 of them.  Five submitted non-binding letters of intent for the purchase of the shares of Beanstream Internet Commerce.

14.	LML Payment Systems presented a formal offer to purchase Beanstream Internet Commerce’s shares and, in March 2007, emerged as the leading candidate.

15.
After further negotiations, on March 23, 2007 Beanstream Internet Commerce’s board of directors met, unanimously resolved that the proposed transaction with LML Payment Systems was in the best interests of Beanstream Internet Commerce and fair to its shareholders, and agreed to accept LML Payment Systems’ amended offer and recommend it to the shareholders.  The board recognized that the company was in an industry with competitors who were generally larger and had substantially more financial resources than it.  That competitive environment could, over time, have resulted in loss of market share by Beanstream Internet Commerce.  Weighing that risk against the offer by LML Payment Systems, the board determined that the arrangement was in the best interests of the company.  As the proposed arrangement resulted from an extensive auction process and the terms of the arrangement were finalized after extensive negotiations between LML Payment Systems and the company, the board was also satisfied that the arrangement was fair to the shareholders.

16.
On April 2, 2007 Beanstream Internet Commerce and LML Payment Systems signed a letter of intent.  On April 30 they signed a formal arrangement agreement.  On May 24, 2007 they signed an amending agreement.

17.
588267 BC Ltd., John Tognetti, Anna Clark and other shareholders have entered into a lockup and voting agreement under which they have agreed (among other things) to vote in favour of the arrangement resolution at the shareholders meeting.  Those shareholders collectively hold 76.6% of Beanstream Internet Commerce’s outstanding shares.

18.
The transaction is to be implemented through a plan of arrangement, which provides (among other things) that on its effective date LML Payment Systems will purchase all the outstanding shares of Beanstream Internet Commerce in exchange for each shareholder’s pro rata share of:

(a)	$10 million in cash, adjusted by the working capital of Beanstream Internet Commerce as of the effective date;

(b)	1,440,992 shares of LML Payment Systems ($4.5 million);

(c)
$5 million in secured promissory notes from LML Payment Systems, payable in two equal instalments, on the first and second anniversaries of the effective date, with interest at 8%, less any claims for indemnification by LML Payment Systems under the arrangement agreement as of those dates; and

(d)	up to $2 million in additional “earn out” LML Payment Systems shares, depending on Beanstream Internet Commerce’s revenue in the 12 months after the effective date.

Each Beanstream Internet Commerce shareholder will have the right to elect to receive LML Payment Systems shares in lieu of up to 20% of their pro rata share of the $10 million in cash, and in lieu of more than 20% with LML Payment Systems’ consent, not to be unreasonably refused, provided that the total LML Payment Systems shares required to be issued under the arrangement will not exceed 19.9% of its outstanding capital.

19.
That means that for each Beanstream Internet Commerce share, its holder will receive $1.90 ($0.97 in cash, $0.44 in LML Payment Systems’ shares and $0.49 in promissory notes), subject to any working capital adjustment and assuming no election to receive LML Payment Systems shares in lieu of cash and no indemnity claims, plus any “earn out” shares.

20.	On completion of the arrangement LML Payment Systems will own all the issued shares of Beanstream Internet Commerce.

21.
The transaction is being implemented through a plan of arrangement to ensure that no one Beanstream Internet Commerce shareholder can block the transaction by refusing to tender to LML Payment Systems’ offer, and because the Court’s determination that the proposed arrangement is fair to Beanstream Internet Commerce’s shareholders will exempt the issue of LML Payment Systems’ shares to Beanstream Internet Commerce’s shareholders from the registration requirements of the United States Securities Act of 1933, as amended, under its s.3(a)(10).

22.
Beanstream Internet Commerce has outstanding a number of options to purchase its common shares.  The arrangement does not include LML Payment Systems purchasing these options.  Beanstream Internet Commerce expects that each of those optionholders will either exercise their options or enter into an agreement with Beanstream Internet Commerce to terminate their options, before the closing of the arrangement.

23.	The arrangement agreement requires approval of the plan of arrangement by the registered holders of three-quarters of the issued and outstanding shares of Beanstream Internet Commerce.

24.
The plan of arrangement provides that, subject to the order of this Court, Beanstream Internet Commerce’s registered shareholders will have the right to dissent from the arrangement and require Beanstream Internet Commerce to purchase their shares for their fair value in the manner set forth in ss. 237 – 247 of the Business Corporations Act, as modified by the interim order.  LML Payment Systems has the right not to proceed with the proposed arrangement if the holders of more than 10% of the issued and outstanding shares exercise that right of dissent.

25.	The obligations of the parties to complete the proposed arrangement are subject to several conditions precedent, including:

(a)	approval of Beanstream Internet Commerce’s registered shareholders, in the manner described above;

(b)	the approval of this Court, in the manner described above;

(c)	the approval of the NASDAQ Capital Market; and

(d)	the holders of no more than 10% of Beanstream Internet Commerce’s securities exercising their right to dissent, as described above.

The petitioners estimate that the applications for the interim order and the final order will each take 15 minutes.

Dated: June 4, 2007
/s/ Stephen Antle
Stephen Antle
(BORDEN LADNER GERVAIS LLP)
Solicitor for the Petitioners Beanstream Internet Commerce Inc. Inc.

No.
Vancouver Registry

In the Supreme Court of British Columbia

In the Matter of the Business Corporations Act, S.B.C. 2002, c. 57

And

In the Matter of a Proposed Arrangement Among Beanstream Internet Commerce Inc., its Shareholders and LML Payment Systems Inc.

Beanstream Internet Commerce Inc.,
Petitioner

PETITION TO THE COURT

SA/jj

BORDEN LADNER GERVAIS LLP
1200 Waterfront Centre
200 Burrard Street
P.O. Box 48600
Vancouver, British Columbia
V7X 1T2
Telephone:  (604) 687-5744
Attn:  Stephen Antle

APPENDIX F
FINANCIAL STATEMENTS

Financial Statements of

BEANSTREAM INTERNET COMMERCE INC.

Year ended December 31, 2006 and 2005
(Canadian dollars)

KPMG LLP
Chartered Accountants	Telephone	(250) 480-3500
St. Andrew’s Square I	Fax	(250) 480-3539
800-730 View Street	Internet	www.kpmg.ca
Victoria BC V8W 3Y7
Canada

AUDITORS' REPORT

To the Directors of Beanstream Internet Commerce Inc.

We have audited the balance sheets of Beanstream Internet Commerce Inc. as at December 31, 2006 and 2005 and the statements of earnings and retained earnings and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

/s/ KPMG LLP
Chartered Accountants

Victoria, Canada
February 23, 2007

BEANSTREAM INTERNET COMMERCE INC.
Balance Sheets

December 31, 2006 and 2005

	2006	2005

Assets
Current Assets
Cash and cash equivalents	$3,857,877	$2,106,661
Short-term investments	3,407,305	1,743,483
Trade receivables	273,825	425,130
Prepaid expenses and deposits	38,721	2,600
Future income taxes	13,163	-
	7,590,891	4,277,874

Property and equipment (note 2)	78,732	46,780
Restricted cash (note 3)	157,700	157,700

	$7,827,323	$4,482,354

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$476,541	$280,710
Funds due to merchants (note 4)	3,376,269	2,014,622
Income taxes payable	551,969	57,650
Deferred revenue	84,381	100,575
Future income taxes	-	158
	4,489,160	2,453,715

Shareholders’ equity
Share capital (note 5)	1,797,860	1,137,953
Other paid in capital (note 6)	175,900	686,157
Retained earnings	1,364,403	204,529
	3,338,163	2,028,639
Commitments (note 11)
	$7,827,323	$4,482,354

See accompanying notes to financial statements.

On behalf of the Board:

Director
Director

BEANSTREAM INTERNET COMMERCE INC.
Statements of Earnings and Retained Earnings

Years ended December 31, 2006 and 2005

	2006	2005

Revenue:
Transaction fees	$3,734,058	$1,876,126
Set up fees	149,126	133,875
Monthly fees	755,990	722,960
Other revenue	156,191	154,590
Support and maintenance	-	300,000
	4,795,365	3,187,551
Cost of revenue	2,145,400	1,333,463
	2,649,965	1,854,088

Expenses:
Professionsl fees	56,103	96,831
Amortization of property and equipment	36,493	27,728
Salaries and benefits (note 10)	884,843	705,321
Office and administration	136,402	119,334
	1,113,841	949,214

Earnings before the undernoted	1,536,124	904,874

Other income (loss):
Loss on disposal of property and equipment	(546)	-
Interest income	231,486	67,430
Foreign exchange gain (loss)	(20,670)	51,995
	210,270	119,425

Earnings before income taxes	1,746,394	1,024,299

Income taxes:
Current	599,841	179,442
Future	(13,321)	134,320
	586,520	313,762

Net earnings	1,159,874	710,537

Retained earnings (deficit), beginning of year	204,529	(506,008)

Retained earnings, end of year	$1,364,403	$204,529

See accompanying notes to financial statements.

BEANSTREAM INTERNET COMMERCE INC.
Statements of Cash Flows

Years ended December 31, 2006 and 2005

	2006	2005

Cash provided by (used in):

Operations:
Net earnings	$1,159,874	$710,537
Items not involving cash:
Amortization of property and equipment	36,493	27,728
Loss on disposal of property and equipment	546	-
Future income taxes	(13,321)	134,320
Stock-based compensation	149,650	26,250
	1,333,242	898,835

Changes in non-cash operating working capital:
Decrease (increase) in trade receivables	151,305	(281,050)
Decrease in income taxes receivable	-	120,985
Decrease (increase) in prepaid expenses and deposits	(36,121)	68
Increase in accounts payable and accrued liabilities	195,831	131,910
Increase in funds due to merchants	1,361,647	529,963
Increase in income taxes payable	494,319	57,650
Increase (decrease) in deferred revenue	(16,194)	15,934
	3,484,029	1,474,295

Financing:
Share capital proceeds	-	70,964

Investing:
Increase in short-term investments	(1,663,822)	(882,403)
Purchase of property and equipment	(68,991)	(20,723)
	(1,732,813)	(903,126)

Increase in cash and cash equivalents	1,751,216	642,133

Cash and cash equivalents, beginning of year	2,106,661	1,464,528

Cash and cash equivalents, end of year	$3,857,877	$2,106,661

Supplemental cash flow information:
Income taxes paid	$105,522	$-
Non-cash financing and investing activities:
Special warrant conversion	659,907	100,000

See accompanying notes to financial statements.

BEANSTREAM INTERNET COMMERCE INC.
Notes to Financial Statements

Years ended December 31, 2006 and 2005

Beanstream Internet Commerce Inc. (the "Company") is incorporated under the laws of British Columbia.  The Company is in the business of providing authentication and electronic payment processing solutions.

1.	Significant accounting policies:

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP") and are expressed in Canadian dollars.  The following is a summary of the significant accounting policies used in the preparation of the financial statements.

(a)	Revenue recognition:

Revenues from payment processing transaction services are derived from the Company's credit card processing services, gateway fees and set-up fees.  Transaction fees are based on a fee per credit card processing transaction and are recognized in the period in which the transaction occurs.  Gateway fees are monthly subscription fees charged to merchant customers for the use of the payment gateway.  These monthly fees are recognized in the period in which the service is provided.  Set-up fees represent one-time charges for initiating the Company's payment processing services.  Although these fees are generally paid to the Company at the commencement of the agreement, they are recognized ratably over the estimated average life of the merchant relationship, which is determined through a series of analyses of active and deactivated merchants.  Commissions paid to outside sales partners are recorded in cost of revenue in the Company's statement of earnings and retained earnings.

Revenues from consulting and services contracts are generally recognized as the services are performed.

(b)	Income taxes:

Income taxes are accounted for under the asset and liability method whereby future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled.  The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment or enactment occurs.

BEANSTREAM INTERNET COMMERCE INC.
Notes to Financial Statements

Years ended December 31, 2006 and 2005

1.	Significant accounting policies (continued):

(c)	Investment tax credits:

Certain of the Company's software development activities qualify for investment tax credits ("ITCs").  These ITCs are accounted for as a reduction in the cost of the related expenditure when there is reasonable assurance that such credits will be utilized.  ITCs are available to reduce income taxes payable and may be refundable under certain circumstances.

(d)	Cash and cash equivalents:

Cash and cash equivalents consist of cash, short-term investments with original maturity dates of less than 90 days and investments in money market instruments.

(e)	Short-term investments:

Short-term investments consist of guaranteed investment certificates maturing in one year or less.  These investments are carried at amortized cost, which approximates fair value.

(f)	Property and equipment:

Property and equipment is recorded at cost.  Amortization is calculated on a diminishing balance basis except for leasehold improvements.  Amortization rates used are as follows:

Asset	Basis	Rate

Office equipment	Declining balance	20%
Computer hardware	Declining balance	30%
Computer software	Declining balance	100%
Leasehold improvements	Straight-line	Term of the lease

The Company assesses the carrying amount of long-lived assets initially based on the net recoverable amounts determined on an undiscounted cash flow basis.  If the carrying amount of an asset exceeds its net recoverable amount, an impairment loss is recognized to the extent that fair value is below the asset’s carrying amount.

BEANSTREAM INTERNET COMMERCE INC.
Notes to Financial Statements

Year ended December 31, 2006

1.	Significant accounting policies (continued):

(g)	Stock-based compensation:

The Company has a stock-based compensation plan, which is described in note 7.  The Company accounts for all stock-based payments and awards to employees and non-employees using the fair value based method. Under the fair value based method, stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until counterparty performance is complete, and any change therein is recognized over the period and in the same manner as if the Company had paid cash instead of paying with or using equity instruments.  The cost of stock-based payments to non-employees that are fully vested and non-forfeitable at the grant date is measured and recognized at that date.

Under the fair value based method, compensation cost attributable to awards to employees is measured at fair value at the grant date and recognized over the vesting period.  Compensation cost attributable to awards to employees that call for settlement in cash or other assets is measured at intrinsic value and recognized over the vesting period.  Changes in intrinsic value between the grant date and the measurement date result in a change in the measure of compensation cost.  For awards that vest at the end of the vesting period, compensation cost is recognized on a straight-line basis; for awards that vest on a graded basis, compensation cost is recognized on a pro-rated basis over the vesting period.  The Company accounts for the fair value of the granted options on the statement of earnings and retained earnings and is included in the determination of income.

(h)	Use of estimates:

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year.  These estimates include provisions for bad debts, average length of merchant relationship, useful life of properties and equipment, assumptions used in determination of stock-based compensation, and recoverability of investment tax credits.  Actual results could differ from those estimates.

BEANSTREAM INTERNET COMMERCE INC.
Notes to Financial Statements

Year ended December 31, 2006

2.	Property and equipment:

			2006	2005
	Cost	Accumulated amortization	Net book value	Net book value

Office equipment	$29,450	$10,642	$18,808	$4,829
Computer hardware	149,926	105,961	43,965	37,953
Computer software	267,277	251,318	15,959	3,452
Leasehold improvements	-	-		546
	$446,653	$367,921	$78,732	$46,780

3.	Restricted cash:

Restricted cash represents funds held by First Data Loan Company as security for the Company's merchant accounts.  The funds held by First Data Loan Company bear no interest and have no specific terms of repayment.

4.	Funds due to merchants:

Funds due to merchants represents funds collected from customers by the Company through its internet payment software.  These funds are paid to the various merchants bi-monthly less a reserve which is held on each transaction payable to the merchants at a subsequent date.

BEANSTREAM INTERNET COMMERCE INC.
Notes to Financial Statements

Year ended December 31, 2006

5.	Share capital:

	2006	2005
Authorized:
97,780,000 Common shares without par value
Issued:
10,266,490 Common shares (2005 - 7,516,490)	$1,797,860	$1,137,953

During 2006, 1,527,778 (2005 - 222,222) special warrants originally issued at $0.45 per warrant were converted to 2,750,000 (2005 - 400,000).  As a result, $659,907 in other paid in capital has been reclassified to share capital.

During 2005, the following share capital transactions occurred:

(i)
400,000 common shares were issued upon the conversion of 222,222 special warrants for no additional cash consideration. Accordingly, $100,000 was reclassified from other paid in capital to share capital.

(ii)	the Company received payment of $70,964 for outstanding share subscriptions receivable related to exercises of warrants in 2004.

(iii)	35,000 common shares were issued to a director for nil consideration. The estimated fair value of these shares is $26,250 and has been recorded as stock-based compensation.

6.	Other paid in capital:

Other paid in capital includes amounts received on the issuance of warrants amounts and amounts recorded for stock-based compensation.  The components of other paid in capital are as follows:

	2006	2005

Warrants	$-	$659,907
Stock-based compensation	175,900	26,250
	$175,900	$686,157

BEANSTREAM INTERNET COMMERCE INC.
Notes to Financial Statements

Year ended December 31, 2006

7.	Stock options:

Options to purchase common shares of the Company may be granted by the Board of Directors to directors, officers and employees of the Company as an incentive for the ongoing services provided for the benefit of the Company and its shareholders.  During December 31, 2006, a total of 1,200,000 options had been authorized and the vesting period ranges between three and five years.  The options expire five years from the date granted.

On January 1, 2006, 1,050,000 stock options were granted to directors with an exercise price of $0.05 per option.  On September 1, 2006, 90,000 stock options were granted to employees with an exercise price of $0.75 per option.  A summary of the status of the options outstanding as at December 31, 2006 and 2005 and changes during the years ending on those dates is presented below:

	Number of options	Weighted average exercise price

Balance, December 31, 2004	800,000	$0.40
Expired	(768,000)	0.40
Balance, December 31, 2005	32,000	0.40
Expired	(32,000)	0.40
Granted	1,140,000	0.11
Balance, December 31, 2006	1,140,000	$0.11

At December 31, 2006, there were no vested options.

During the year ended December 31, 2006, under the fair value based method, $149,650 (2005 - nil) in compensation expense was recorded in the statement of earnings and retained earnings for options granted to directors and employees.  The compensation costs reflected in the statement of earnings and retained earnings were calculated using the Black-Scholes option pricing model using the following weighted average assumptions:

Risk-free interest rate - 3.92%
Expected dividend yield - nil
Stock price volatility - nil
Expected life of options - five years

The weighted average fair value of options granted during the year ended December 31, 2006 was $0.52.

BEANSTREAM INTERNET COMMERCE INC.
Notes to Financial Statements

Year ended December 31, 2006

8.	Warrants:

During 2000, the Company issued 1,750,000 special warrants at $0.45 per warrant for total proceeds of $759,907, net of issuance costs of $27,593.  The holder of each special warrant is entitled to exchange their warrant for 1.8 common shares, without payment of any additional consideration.  These special warrants were originally to expire three years after grant and were subsequently extended to an expiry date of March 2006.  If any special warrants have not been exercised during the exercise period, such special warrants will be deemed to have been exercised immediately prior to the time of expiry without any further action.  During 2005, 222,222 special warrants were exchanged for 400,000 common shares.  During 2006, the remaining 1,527,778 special warrants were exchanged for 2,750,000 common shares.

9.	Financial instruments:

(a)                Fair value of financial assets and financial liabilities:

The carrying values of cash and cash equivalents, short-term investments, trade receivables, accounts payable and accrued liabilities, and funds due to merchants approximate their fair values due to the relatively short periods to maturity of these items or because they are receivable or payable on demand.

The fair value of restricted cash is not practical to determine due to the uncertainty as to timing of settlement.

(b)                Credit risk exposure:

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash equivalents, short-term investments and trade receivables. To reduce credit risk, cash equivalents are only held at major financial institutions and management performs ongoing credit evaluations of its customers' financial condition. The Company maintains reserves for potential credit losses.

BEANSTREAM INTERNET COMMERCE INC.
Notes to Financial Statements

Year ended December 31, 2006

10.	Investment tax credits:

The Company has recorded investment tax credits earned on eligible scientific research and experimental development costs as a reduction in salaries and benefits expense.

	2006	2005

Salaries and benefits	$919,066	$827,113
Investment tax credits	(34,223)	(121,792)
	$884,843	$705,321

11.	Commitments:

The Company leases office and equipment space under operating lease agreements.  Minimum annual rental payments to the end of the lease terms are as follows:

2007	$70,426
2008	66,165
2009	49,624
$186,215

LML PAYMENT SYSTEMS INC.
1680 - 1140 West Pender Street
Vancouver,  BC   V6E 4G1
(604) 689-4440

Financial Statements
March 31, 2006

REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTING FIRM

To the Shareholders
LML Payment Systems Inc.

We have audited the accompanying consolidated balance sheets of LML Payment Systems Inc. and subsidiaries as of March 31, 2006 and 2005 and the consolidated statements of operations, shareholders’ equity and cash flows for the years ended March 31, 2006 and 2005.  These consolidated financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LML Payment Systems Inc. and subsidiaries as of March 31, 2006 and 2005 and the results of its operations and its cash flows for the years ended March 31, 2006 and 2005 in accordance with Canadian generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of LML Payment Systems Inc. and subsidiaries’ internal control over financial reporting as of March 31, 2006, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated May 12, 2006 expressed unqualified opinions on management’s assessment of the effectiveness of the Corporation’s internal control over financial reporting and an unqualified opinion on the effectiveness of the Corporation’s internal control over financial reporting.

Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States of America.  Information relating to the nature and effect of such differences is presented in Note 15 to the consolidated financial statements.

Vancouver, Canada	/s/ GRANT THORNTON LLP
May 12, 2006	Chartered Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
LML Payment Systems Inc.

We have audited the consolidated statements of operations, shareholders’ equity and cash flows for the year ended March 31, 2004.  These financial statements are the responsibility of the Corporation’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the results of its operations and its cash flows for the year ended March 31, 2004 in accordance with Canadian generally accepted accounting principles.

As discussed in Note 3 to the consolidated financial statements, during the year ended March 31, 2004, the Corporation changed its method of accounting for stock-based compensation.

Vancouver, Canada	/s/ ERNST & YOUNG LLP
June 8, 2004	Chartered Accountants

LML PAYMENT SYSTEMS INC.

CONSOLIDATED BALANCE SHEETS
(In U.S. Dollars)
	March 31

	$2006	$2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	3,691,632	6,061,821
Restricted cash (Note 4(a))	250,000	250,000
Accounts receivable, less allowances of $46,145 and $31,155, respectively	436,475	508,625
Prepaid expenses	374,887	497,413
Total current assets	4,752,994	7,317,859

PROPERTY AND EQUIPMENT (Notes 6 and 8)	201,036	508,981

PATENTS (Note 7)	1,093,392	1,202,188

OTHER ASSETS	30,102	41,055
Total assets	6,077,524	9,070,083

LIABILITIES
CURRENT LIABILITIES
Accounts payable	1,104,034	620,006
Accrued liabilities	338,527	292,292
Current portion of long-term debt (Note 8)	22,458	48,323
Current portion of deferred revenue	260,121	243,667
Total current liabilities	1,725,140	1,204,288
LONG TERM DEBT (Note 8)	-	23,469

DEFERRED REVENUE	10,985	-

Total liabilities	1,736,125	1,227,757
COMMITMENTS AND CONTINGENCIES (Note 13)

SHAREHOLDERS’ EQUITY

CAPITAL STOCK
Class A, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-
Class B, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-
Common shares, no par value, 100,000,000 shares authorized, 20,194,094 and 20,145,594 issued and outstanding, respectively	32,710,018	32,476,693
CONTRIBUTED SURPLUS (Note 3)	2,544,312	1,631,471
DEFICIT	(30,912,931)	(26,265,838)
Total shareholders’ equity	4,341,399	7,842,326
Total liabilities and shareholders’ equity	6,077,524	9,070,083
SUBSEQUENT EVENTS (Note 14)

See accompanying notes to the consolidated financial statements.

LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In U.S. Dollars, except share data)

	Years ended March 31,

	2006	2005	2004
REVENUE	$5,458,029	$6,658,103	$8,740,230

COSTS AND EXPENSES
Cost of operations	4,600,766	5,339,080	6,465,747
Sales, general and administrative expenses (includes stock-basedcompensation expense of $903,778 (2005-$1,485,475; 2004-$85,918))	4,752,718	4,049,430	2,574,874
Amortization and depreciation	616,592	1,415,712	2,061,781
Other expenses (income)	241,453	3,681	(22,147)

LOSS FROM CONTINUING OPERATIONS BEFORE INTEREST INCOME AND INCOME TAXES	(4,753,500)	(4,149,800)	(2,340,025)

Interest income, net	132,270	81,730	40,604

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(4,621,230)	(4,068,070)	(2,299,421)

Income taxes (Note 12)	25,863	82,036	16,800

LOSS FROM CONTINUING OPERATIONS	(4,647,093)	(4,150,106)	(2,316,221)

Discontinued operations (Note 5)	-	-	588,109

NET LOSS	(4,647,093)	(4,150,106)	(1,728,112)

(LOSS) EARNINGS PER SHARE, basic and diluted
Loss from continuing operations	(0.23)	(0.21)	(0.12)
Discontinued operations	-	-	0.03
Net loss	(0.23)	(0.21)	(0.09)

WEIGHTED AVERAGE SHARES OUTSTANDING, basic and diluted (Note 9)	20,164,279	20,012,286	19,605,948

See accompanying notes to the consolidated financial statements.

LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(In U.S. Dollars)

	Common Stock	Amount	Contributed Surplus	Deficit	Total

Balance as at March 31, 2003	19,593,061	$30,350,561	$-	$(20,387,620)	$9,962,941

Exercise of stock options	66,790	305,910	-	-	305,910
Stock-based compensation (Note 3)	-	-	85,918	-	85,918
Net loss	-	-	-	(1,728,112)	(1,728,112)

Balance as at March 31, 2004	19,659,851	30,656,471	85,918	(22,115,732)	8,626,657

Exercise of stock options	485,743	1,820,222	-	-	1,820,222
Stock-based compensation (Note 3)	-	-	1,485,475	-	1,485,475
Stock-based compensation – future income taxes	-	-	60,078	-	60,078
Net loss	-	-	-	(4,150,106)	(4,150,106)

Balance as at March 31, 2005	20,145,594	32,476,693	1,631,471	(26,265,838)	7,842,326

Exercise of stock options	48,500	233,325	-	-	233,325
Stock-based compensation (Note 3)	-	-	903,778	-	903,778
Stock-based compensation – future income taxes	-	-	9,063	-	9,063
Net loss	-	-	-	(4,647,093)	(4,647,093)

Balance as at March 31, 2006	20,194,094	32,710,018	2,544,312	(30,912,931)	4,341,399

See accompanying notes to the consolidated financial statements

LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollars)

	Years ended March 31,

	2006	2005	2004
OPERATING ACTIVITIES:
Loss from continuing operations	$(4,647,093)	$(4,150,106)	$(2,316,221)
Adjustments to reconcile loss from continuing operations to netcash used in operating activities
Provisions for losses on accounts receivable	14,989	24,034	36,369
Amortization and depreciation	616,592	1,415,712	2,061,781
Stock-based compensation	903,778	1,485,475	85,918
Stock-based compensation – future income taxes	9,063	60,078	-
Other	-	(33,669)	45,107

Changes in operating assets and liabilities
Restricted cash	-	50,000	-
Accounts receivable	57,161	271,980	(309,624)
Prepaid expenses	122,526	(33,926)	61,689
Accounts payable and accrued liabilities	530,263	100,832	(107,037)
Other assets	10,953	14,048	205,820
Deferred revenue	27,439	17,938	(295,548)

Net cash used in operating activities of continuing operations	(2,354,329)	(777,604)	(531,746)

INVESTING ACTIVITIES:
Short term investments	-	183,561	(183,561)
Proceeds from disposal of capital assets	-	12,606	-
Acquisition of property and equipment	(152,096)	(104,836)	(136,059)
Patents	(47,755)	(31,679)	(7,306)
Net cash (used in) provided by investing activities of continuingoperations	(199,851)	59,652	(326,926)

FINANCING ACTIVITIES:
Payments on capital leases	(38,874)	(34,028)	(107,826)
Payments on long-term borrowing	(10,460)	(10,399)	-
Proceeds from long-term borrowing	-	22,635	-
Proceeds from exercise of stock options	233,325	1,820,222	305,910

Net cash provided by financing activities of continuing operations	183,991	1,798,430	198,084

Net cash (used in) provided by continuing operations	(2,370,189)	1,080,478	(660,588)
Net cash provided by discontinued operations (Note 5)	-	-	2,158,241

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,370,189)	1,080,478	1,497,653

Cash and cash equivalents, beginning of year	6,061,821	4,981,343	3,483,690

Cash and cash equivalents, end of year	3,691,632	6,061,821	4,981,343

Supplemental disclosure of cash flow information:
Interest paid	10,041	8,346	4,111
Taxes paid	16,800	21,958	16,800

See accompanying notes to the consolidated financial statements.

LML PAYMENT SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unless otherwise indicated, all dollar amounts are U.S. dollars)

1.	NATURE OF OPERATIONS

LML Payment Systems Inc. (a Yukon Territory corporation) and its subsidiaries (the “Corporation”), see Note 2(a), is a financial payment processor providing check processing solutions including electronic check authorization, electronic check conversion (ECC) and primary and secondary check collection including electronic check re-presentment (RCK) to retailers in the United States (U.S.). The Corporation also provides selective routing of debit, credit and electronic benefit transfer (EBT) transactions to third party processors and banks in the U.S. for authorization and settlement.

The Corporation’s intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. 6,354,491, No. 6,283,366, No. 6,164,528 and No. 5,484,988, which describe electronic check processing methods.

Through its subsidiary LHTW Properties Inc. (“LHTW”), the Corporation owned and operated Wildwood Estates, a 332-acre residential community in Wildwood, Florida. Operations included the sale of manufactured homes and lots. In exchange for monthly maintenance fees, the Corporation provided the resident community with certain amenities and services commonly associated with similar developments. During the fiscal year ended March 31, 2004, the Corporation, through its subsidiary LHTW Properties Inc., sold its real property located in Wildwood Florida.

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). Except as disclosed in Note 15, these principles do not differ materially from U.S. generally accepted accounting principles (“U.S. GAAP”).

These consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiaries as set out below. All significant inter-company balances and transactions have been eliminated on consolidation.

CANADA
Legacy Promotions Inc.

UNITED STATES
LHTW Properties Inc.
LML Corp.
LML Patent Corp.
LML Payment Systems Corp.

Certain of the prior year financial statement amounts have been reclassified to conform to the current year presentation.

The consolidated financial statements as at March 31, 2004, and for the year ended March 31, 2004, were reported on by another firm of chartered accountants who expressed an opinion without reservation on those statements in their report dated June 8, 2004.

(b)	Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates relate to, among others, the allowance for doubtful accounts, determination of impairment of assets, useful lives for depreciation and amortization and income taxes.  Actual results could differ from those estimates.

LML PAYMENT SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unless otherwise indicated, all dollar amounts are U.S. dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(c)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and all highly liquid debt instruments purchased with a maturity of three months or less.

(d)	Short Term Investments

Short Term Investments, which consist of financial instruments purchased with an original maturity of greater than three months and less than one year are recorded at the lower of cost and market.

(e)	Accounts Receivable

Accounts receivable are stated net of allowances for uncollectible accounts.  Management develops the estimate of the allowance based on the Corporation’s experience with specific customers, its understanding of their current economic circumstances and its own judgment as to the likelihood of their ultimate payment.  Management also considers the Corporation’s collection experience with the balance of its receivables portfolio and makes estimates regarding collectability based on trends in aging.

(f)	Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. A straight-line method is used to depreciate the life of assets as follows:

Computer equipment	3-5 years
Computer software	3-5 years
Furniture and fixtures	3 years
Leasehold improvements	Lesser of the life of the lease or the useful life of the leasehold improvement
Office equipment	5 years
System and software	5 years
Vehicles	4 years
Website & trademarks	5 years

(g)	Patents

Patent costs are amortized using the straight-line method over the remaining life of the patents since acquisition in 1998, which approximated 15 years at that time.

(h)	Long-lived Assets

Capital assets, real property, and patents are reviewed for impairment when events indicate their carrying amount may not be recoverable from undiscounted cash flows estimated to be earned from future operations. An impairment charge, if any, is recorded in the statement of operations based on the difference in the asset’s book value and its fair value.

(i)	Revenue Recognition

Revenue consists primarily of transaction charges from the Corporation’s primary and secondary check collection business, including electronic check re-presentment, electronic check authorization and electronic check conversion business, software license sales, royalty fees and maintenance fees. Revenue is recognized in accordance with Canadian Institute of Chartered Accountants (“CICA”) Handbook Section 3400, “Revenue” (“CICA 3400”) and with the corresponding U.S. guidance, Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 101, “Revenue Recognition”(“SAB 101”), as amended by SAB 104.

LML PAYMENT SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unless otherwise indicated, all dollar amounts are U.S. dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue from the Corporation’s electronic check authorization and electronic check conversion business is recognized at the time the transactions are processed by the merchant, provided the fee is fixed and determinable and collectability is reasonably assured. Fees associated with the Corporation’s primary and secondary check collection business, including electronic check re-presentment, are contingent on successful recovery; accordingly, revenue is recognized as cash is received.

In accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 97-2, as amended by SOP 98-9, “Software Revenue Recognition,” the Corporation recognizes software license revenue when all of the following criteria are met:  execution of a written agreement; delivery has occurred; the fee is fixed and determinable; collectibility of the proceeds is probable; and vendor-specific objective evidence exists to allocate the total fee to elements of multiple-element arrangements, including post contract customer support.  Vendor-specific objective evidence is based on the price charged when an element is sold separately, or if not yet sold separately, the price established by authorized management or a substantive renewal rate for post-contract customer support.  If the Corporation does not have sufficient evidence of the fair value of undelivered elements, revenue is recognized ratably over the support period when the only undelivered element is post-contract customer support. Any cash consideration received prior to meeting revenue recognition criteria is recorded as deferred revenue.

In accordance with SAB 101 and further guidance provided by CICA’s Emerging Issues Committee (“EIC”) abstract 142 (“EIC 142”), the Corporation, with respect to the licensing of its intellectual property estate (which includes four U.S. patents describing electronic check processing methods), accounts for revenue received from each deliverable as a separate unit of accounting using the residual method. Revenue is recognized for each deliverable when all significant performance conditions required to earn the revenue have been met and when the amount is reasonably determinable.

Maintenance fees from the management of the real property and from the maintenance of the common areas are recognized straight line over the service period.

(j)	Income Taxes

The liability method is used in accounting for income taxes.  Under this method, income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and measured using the substantively enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Valuation allowances are provided against net deferred tax assets when it is more likely than not those assets may not be realized.

(k)	Loss Per Common Share

Basic loss per common share is calculated based on net loss divided by the weighted-average number of common shares outstanding during the period. Diluted loss per share includes the dilutive effect of stock options granted using the treasury stock method.

(l)	Stock-based Compensation Plans

The Corporation has two stock-based compensation plans, described more fully in Note 10. Prior to the fiscal year beginning April 1, 2003, the Corporation did not recognize any stock-based compensation expense.  Rather, the Corporation provided pro-forma disclosures setting forth compensation expense determined as if the fair value method had been used. Effective April 1, 2003, the Corporation adopted the fair value accounting provisions of CICA Handbook Section 3870 “Stock-based compensation and other stock-based payments” (“CICA 3870”) which corresponds to the fair value recognition provisions under the Financial Accounting Standard Board’s (“FASB”) Statement of Financial Accounting Standards No. 123, (“SFAS 123”), as amended by SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure” (“SFAS 148”) for all stock-based compensation granted after April 1, 2003 (see note 3).  Under this method, the fair value of the stock options at the date of grant is recognized as a charge to the Consolidated Statement of Operations and is amortized over the shorter of the remaining employee service period or the vesting period with the offsetting credit to contributed surplus.  Upon the exercise of these options, any amounts originally credited to contributed surplus are or will be credited to capital stock.

Any consideration paid by directors, officers and employees on the exercise of stock options or purchase of stock is credited to share capital.

LML PAYMENT SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unless otherwise indicated, all dollar amounts are U.S. dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m)	Foreign Exchange

The functional currency of the Corporation is the U.S. dollar. The Corporation follows the temporal method of accounting for the translation of foreign currency amounts into U.S. dollars. Under this method, monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect at the balance sheet date and non-monetary assets and liabilities are translated at exchange rates prevailing at the historical transaction date. Revenue and expense items are translated at average exchange rates prevailing during the year. Foreign exchange gains or losses that have been immaterial for fiscal 2006, 2005 and 2004 are reflected in the results of operations.

(n)	Financial Instruments

The Corporation’s financial instruments consist of cash and cash equivalents, restricted cash, short term investments, accounts receivable, accounts payable, and long-term debt, the fair values of which approximate their carrying values due to their short term nature. From time to time the Corporation purchases short-term investments including commercial paper. The principal objective of the Corporation’s investment activities is to provide maximum levels of interest income while maintaining acceptable levels of interest rate and liquidity risk and facilitating the funding needs of the Corporation.

3. CHANGE IN ACCOUNTING POLICIES

Stock-based Compensation

As described in Note 2(l), effective April 1, 2003, the Corporation prospectively early adopted CICA 3870 which corresponds to SFAS 123, as amended by SFAS 148, which requires fair value accounting for all stock options issued during the year. Prior to the adoption of the new accounting standard, the Corporation did not record the fair value of stock options issued, rather, it provided pro-forma disclosure of the effect of applying the fair value based method to stock options issued to directors, officers and employees.

The 250,000 stock options granted in the fiscal year ended March 31, 2006 (see Note 10), have a weighted average fair value of $2.35.

The total fair value stock compensation is amortized over the vesting period resulting in a stock compensation expense of $903,778 for the fiscal year ended March 31, 2006 (2005 - $1,485,475).  The fair value for the 2006 stock option grants was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate of 3.12%;
Expected volatility of 65.5%;
Expected life of the stock options of 4 years; and
No dividend yields.

The 635,000 stock options granted in the fiscal year ended March 31, 2005, have a weighted average fair value of a range from a low of $3.07 to a high of $4.44.

The total fair value stock compensation is amortized over the vesting period resulting in a stock compensation expense of $1,485,475 for the fiscal year ended March 31, 2005 (2004 - $85,918).  The fair value for the 2005 stock option grants was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate of 4.07% for 560,000 of the stock option grants and 4.35% for 75,000 of the stock option grants;
Expected volatility of 78.9% to 79.6%;
Expected life of the 560,000 stock option grants of 4 years and 6 years for the 75,000 stock option grants; and
No dividend yields.

The 40,000 stock options granted in the fiscal year ended March 31, 2004 have a weighted average fair value of $3.50

LML PAYMENT SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unless otherwise indicated, all dollar amounts are U.S. dollars)

3.	CHANGES IN ACCOUNTING POLICIES (Continued)

The total fair value stock compensation is amortized over the vesting period resulting in a stock compensation expense of $85,918 for the fiscal year ended March 31, 2004.  The fair value for the 2004 stock option grants was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate of 4%;
Expected volatility of 107%;
Expected life of the stock options of 4 years; and
No dividend yields.

The pro-forma disclosure below relates to stock options granted prior to April 1, 2003, which have vested in the periods presented below.

	2006	2005	2004

Net loss, as reported	$(4,647,093)	$(4,150,106)	$(1,728,112)

Add: Stock-based compensation expense included in reported net loss, including related tax effects	912,841	1,545,553	85,918

Less:Total stock-based compensation expense determined under fair value method for all awards, including related tax effects	(912,841)	(2,304,799)	(2,009,494)

Pro forma net loss:	(4,647,093)	(4,909,352)	(3,651,688)

Basic and diluted loss per common share:
As reported	(0.23)	(0.21)	(0.09)
Pro forma	(0.23)	(0.25)	(0.19)

4. FINANCIAL INSTRUMENTS

(a) Restricted Cash

Under the terms of the processing agreement with one of the Corporation’s processing banks, the Corporation has pledged a deposit of $250,000 (2005-$250,000) against charge back losses.

(b) Concentrations of Credit Risk and Economic Dependence

During the fiscal year ended March 31, 2006, revenue from the Corporation’s largest customer amounted to approximately 29% of total revenue (2005-21%; 2004–13%). The amount of actual revenue from this customer amounted to approximately $1,553,567 (2005-$1,390,162; 2004-$1,146,219).

On March 31, 2004, one of the Corporation’s largest customers notified the Corporation that its contract would not be extended and, therefore, the Corporation ceased providing services to this customer on May 31, 2004.  The customer did not account for any revenue for the fiscal year ended March 31, 2006 (2005 – 6%; 2004-23%).  The amount of actual revenue from this customer was NIL for the fiscal year ended March 31, 2006 (2005-$410,447; 2004-$2,046,250).

LML PAYMENT SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unless otherwise indicated, all dollar amounts are U.S. dollars)

5. DISCONTINUED OPERATIONS

On June 18, 2003 the Corporation, through its subsidiary LHTW Properties Inc., sold its real property located in Wildwood, Florida.  The decision to discontinue operations of this business segment, previously reported under the Residential Real Estate Operations segment, resulted from an opportunity to sell the property and consequently remove a business segment no longer consistent with the Corporation’s business strategy.  The Corporation received gross proceeds of $2.4 million, less selling costs of $185,113, for net proceeds of $2,214,887.  The Corporation has recorded a gain on the sale of $625,042 for the fiscal year ended March 31, 2004.  There are no expected tax consequences to the Corporation as there are previously existing non-capital losses which the Corporation can apply this gain against.  The results of these discontinued operations have been reclassified in the statements of operations and cash flows for the years ended March 31, 2006, 2005 and 2004.  The results of operations of the discontinued operations are as follows:

Consolidated Statements of Operations	2006	2005	2004

Revenue	$-	$-	$35,662
Net loss from discontinued operations	-	-	(36,933)
Net gain from sale of property (a)	-	-	625,042
Discontinued operations	-	-	588,109

(a) Assets included as part of the disposal group:

Real Property - Held for sale	June 18, 2003

Land held for resale	$584,672
Common area land	803,554
Common area building	227,125
Total cost	1,615,351

Less: accumulated depreciation	36,846
Net book value	1,578,505

Capital assets:

Computer equipment	2,056
Furniture and fixtures	37,407
Total cost	39,463

Less: accumulated depreciation	28,123
Net book value	11,340

Total net book value	1,589,845
Net proceeds from sale of property	2,214,887
Net gain from sale of property	625,042

Consolidated Statements of Cash Flows
Cash flows provided by (used in) discontinued operations	2006	2005	2004
Operating activities	$-	$-	$(56,646)
Investing activities	-	-	2,214,887

Net cash provided by discontinued operations	-	-	2,158,241

LML PAYMENT SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unless otherwise indicated, all dollar amounts are U.S. dollars)

6. PROPERTY AND EQUIPMENT

	2006

	Cost	Accumulated Amortization and Depreciation	Net Book Value $
Computer equipment	1,275,997	1,217,452	58,545
Computer software	1,042,288	990,351	51,937
Furniture and fixtures	288,692	288,692	-
Leasehold improvements	254,873	231,115	23,758
Office equipment	603,368	575,213	28,155
Vehicles	75,277	64,541	10,736
Website & trademarks	38,186	34,031	4,155
System & software	6,800,841	6,777,091	23,750
Total cost	10,379,522	10,178,486	201,036

	2005

	Cost	Accumulated Amortization and Depreciation	Net Book Value $
Computer equipment	1,259,308	1,077,500	181,808
Computer software	1,004,167	956,900	47,267
Furniture and fixtures	288,692	288,178	514
Leasehold improvements	209,874	195,722	14,152
Office equipment	578,017	546,356	31,661
Vehicles	75,277	61,612	13,665
Website & trademarks	36,254	28,525	7,729
System & software	6,775,841	6,563,656	212,185
Total cost	10,227,430	9,718,449	508,981

Depreciation expense on property and equipment totaled $460,041 in 2006, $1,269,079 in 2005 and $1,831,110 in 2004. Property and equipment include $409,271 of assets that are financed under various capital leases for the years ended March 31, 2006 and 2005, respectively. Accumulated amortization on these assets totals $409,271 and $352,566 for the years ended March 31, 2006 and 2005, respectively.  Amortization of capital lease assets is included in depreciation expense.

7. PATENTS

	2006	2005
Cost	$2,020,570	$1,972,815
Less: accumulated amortization	927,178	770,627
Net book value	1,093,392	1,202,188

Amortization expense totaled $156,551 in 2006, $146,632 in 2005 and $144,436 in 2004.

LML PAYMENT SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unless otherwise indicated, all dollar amounts are U.S. dollars)

7. PATENTS (continued)

Estimated aggregate amortization expense for each of the five succeeding fiscal years is as follows:

Years ending March 31

2007	$161,984
2008	161,984
2009	161,984
2010	161,984
2011	161,984

8. LONG TERM DEBT

	2006	2005
Obligations under capital lease agreement	$20,682	$59,556
Long-term borrowing	1,776	12,236
	22,458	71,792
Less current portion	22,458	48,323
	-	23,469

In October 2003, the Corporation entered into a lease agreement with IBM Credit Corporation to finance an equipment purchase of $111,394. Lease payments are due on the last day of each month under the lease term of thirty-six (36) months. Title to the equipment will transfer to the Corporation at the expiration of the lease. Accordingly these amounts have been recorded as a capital lease.

In July 2004, the Corporation entered into a long-term borrowing arrangement with De Lage Landen Financial Services Canada Inc. to fund a two-year software enhancement renewal fee of $22,635. Loan payments are due on the first day of each month under the financing term of twenty-four (24) months.

Future minimum payments due
2007	$22,963
Less amount representing interest (8%)	505
Net principal balance	22,458

The lease is collateralized by the equipment under capital lease.

9. (LOSS) EARNINGS PER COMMON SHARE

As a result of the net losses incurred for 2006, 2005 and 2004, the effect of dilutive securities would have been anti-dilutive to the diluted loss per common share computations and were thus excluded. Dilutive securities that would have otherwise been included in the determination of the weighted-average number of common shares outstanding for the purposes of computing diluted earnings per common share included 1,174,500 for 2006, 958,000 for 2005 and 1,514,210 for 2004, issuable under stock options.

10. COMMON STOCK OPTIONS

The Corporation maintains two stock option plans; the 1996 Stock Option Plan (the “1996 Plan”) and the 1998 Stock Incentive Plan (the “1998 Plan”).  The number of shares that may be granted under the 1996 Plan is a total of 3 million shares and the number of shares that may be granted under the 1998 Plan is a total of 3 million shares.   All director, officer and employee stock options are granted under the Corporation’s 1996 Plan or the 1998 Plan with the exception of 80,000 stock options granted to a former consultant, vesting over a one year period, which were not granted under the 1996 Plan or the 1998 Plan. The exercise price of stock options granted under the 1996 Plan and the 1998 Plan is 100% of the fair market value on the date the stock option is granted. Stock options granted to directors, officers and employees are normally vested over a three-year period.  Stock options are typically exercisable for a period of five years from the date of grant.  Stock options previously granted will be forfeited upon leaving the employ of the Corporation.

LML PAYMENT SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unless otherwise indicated, all dollar amounts are U.S. dollars)

10. COMMON STOCK OPTIONS (continued)

At March 31, 2006 there are stock options outstanding and exercisable to issue 1,629,500 common shares of the Corporation (2005 – 1,903,000). The price of these stock options range from $4.52 to $6.25 and their expiry dates range from September 6, 2006 to April 1, 2011. At March 31, 2006, 2,266,967 common shares were reserved for issuance pursuant to the 1996 Plan and 1998 Plan.

The following table summarizes information about the stock options outstanding:

	Options outstanding			Options exercisable
Range	Total # of Shares	Weighted Average exercise price	Weighted Average contract life remaining (years)	Total # of Shares	Weighted average exercise price	Weighted Average contract life remaining (years)

$4.52-4.95	389,000	$4.66	2.89	314,000	$4.69	2.53
5.00-5.90	785,500	5.10	1.77	755,500	5.08	1.71
6.25	455,000	6.25	3.34	342,500	6.25	3.14
	1,629,500	5.32	2.48	1,412,000	5.28	2.24

Stock option activity for the three preceding years is as follows:

	2006		2005		2004
	Total # of Shares	Weighted average exercise price	Total # of Shares	Weighted average exercise price	Total # of Shares	Weighted average exercise price
Stock options outstanding, beginning of year	1,903,000	$6.65	2,068,210	$6.15	2,095,000	$6.13
Granted	250,000	4.52	635,000	5.99	40,000	4.74
Forfeited	(475,000)	10.30	(314,467)	6.47	-	-
Exercised	(48,500)	4.81	(485,743)	3.75	(66,790)	4.58
Stock options outstanding, end of year	1,629,500	5.32	1,903,000	6.65	2,068,210	6.15

11. EMPLOYEE BENEFIT PLAN

The Corporation has a defined contribution 401 (k) plan (the “Plan”) for eligible employees. The Plan requires that the Corporation match 50% of eligible employees’ contributions, up to 6% of their compensation. The Corporation recorded matching contribution expenses for the years ended March 31, 2006, 2005 and 2004 of $17,779, $14,054 and $38,829 respectively.

12. INCOME TAXES

At March 31, 2006, the Corporation has Canadian non-capital loss carry-forwards for income tax purposes of approximately $11,017,000 and U.S. federal net operating loss carry-forwards of $14,002,000. Due to Canadian and U.S. tax “change of ownership” rules, the loss carry-forwards are restricted in their use.   These losses expire in 2007 to 2026.

LML PAYMENT SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unless otherwise indicated, all dollar amounts are U.S. dollars)

12. INCOME TAXES (continued)

Future income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Corporation’s future tax assets as of March 31, 2006 and 2005 are as follows:

	2006	2005
Future tax assets:
Excess of tax value over the net book value for capital assets	$317,000	$314,000
Stock-based compensation	396,000	62,000
Canadian non-capital loss carry-forwards	3,759,000	3,529,000
U.S. federal net operating loss carry-forwards	5,268,000	4,539,000
Total future tax assets	9,740,000	8,444,000
Valuation allowance for future tax assets	(9,740,000)	(8,444,000)
Net future tax assets	-	-

The potential income tax benefits related to these future tax assets have not been recognized in the accounts as their realization did not meet the requirements of “more likely than not” under the liability method of tax allocation due to the Corporation’s history of losses. Accordingly, no future tax assets have been recognized in the financial statements as at March 31, 2006.

The reconciliation of income tax attributable to operations computed at the statutory tax rates to income tax expense (recovery), using a 34.12% statutory tax rate at March 31, 2006, a 35.62% statutory tax rate at March 31, 2005 and a 43.37% statutory tax rate at March 31, 2004 is as follows:

	2006	2005	2004

Income taxes at statutory rates	$(1,586,000)	$(1,478,000)	$(749,000)
State income taxes	16,800	21,958	-
Stock-based compensation – future income taxes	9,063	60,078	-
Stock-based compensation	311,000	551,000	37,000
Effect of U.S. tax rates	(21,000)	6,000	27,000
Increase in valuation allowance	1,296,000	921,000	685,000
	25,863	82,036	-

13. COMMITMENTS AND CONTINGENCIES

(a)During the fiscal year ended March 31, 2006, a former consultant to the Corporation filed a response to a demand for arbitration filed by the Corporation. The Corporation was involved in a dispute with the former consultant relating to the payment of finders fees with respect to certain acquisitions made by the Corporation in the fiscal years ended March 31, 2000 and March 31, 2001. The Corporation initiated arbitration proceedings pursuant to the terms of the finder’s fee agreement between the former consultant and the Corporation (the “Finder’s Fee Agreement”). The former consultant filed a counter claim in the arbitration proceedings alleging the Corporation breached the Finder’s Fee Agreement. During the fiscal year ended March 31, 2006, an arbitrator awarded the former consultant $155,656 in damages plus interest of $60,874 for an alleged breach by the Corporation in failing to issue additional shares of the Corporation as part of the former consultant’s finders fees with respect to certain acquisitions made by the Corporation in the fiscal years ended March 31, 2000 and March 31, 2001. The Corporation was also responsible for reimbursing certain arbitration costs to the former consultant totaling $10,248. The damages, interest and arbitration cost reimbursement totaling $266,778 have been recorded and reported as “other expenses” in the Consolidated Statements of Operations and Deficit for the fiscal year ended March 31, 2006. During the fiscal year ended March 31, 2006, the Corporation filed a motion to modify the award granted by the arbitrator to the former consultant and have the award reversed. This motion was denied by the arbitrator.  During the fiscal year ended March 31, 2006, the Corporation made the required payment in complete satisfaction of the award.

LML PAYMENT SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unless otherwise indicated, all dollar amounts are U.S. dollars)

13. COMMITMENTS AND CONTINGENCIES (continued)

(b) During the fiscal year ended March 31, 2006, a former employee of a subsidiary of the Corporation filed a complaint against the Corporation’s subsidiary, LML Payment Systems Corp. for breach of contract and wrongful termination in the Superior Court of the State of Arizona in and for the County of Maricopa. In the suit, the former employee alleges that the subsidiary of the Corporation wrongfully reduced the former employee’s salary without requisite notice under the employment agreement between the former employee and the Corporation’s subsidiary, LML Payment Systems Corp. and wrongfully terminated the former employee without requisite notice and for acts that do not constitute cause under the aforementioned employment agreement. The Corporation’s subsidiary believes that these allegations are without merit and does not expect them to have a material adverse effect on the subsidiary of the Corporation’s results of operations, financial position or liquidity.

(c) The Corporation is a party to additional ordinary litigation incidental to its business, none of which is expected to have a material adverse effect on results of operations, financial position or liquidity of the Corporation.

(d) Operating lease obligations

Future minimum lease payments for obligations under operating leases, including premises, are as follows:

$
2007	380,620
2008	238,791
2009	132,777
2010	99,257
2011	82,715
934,160

The Corporation’s rent expense totaled $360,599 in 2006, $351,166 in 2005, and $408,732 in 2004.

14. SUBSEQUENT EVENTS

Subsequent to the fiscal year ended March 31, 2006, a subsidiary of the Corporation settled its suit, originally filed on June 14, 2004 in the U.S. District Court for the District of Delaware, against four companies who provide equipment, systems and services that convert paper checks presented at the point-of-sale into electronic transactions and entered into a separate settlement and license agreement with each of them. The provisions of each of the settlement and license agreements included providing each of the four companies with a license to the patents owned by the subsidiary of the Corporation in exchange for consideration in the form of a release fee for a release from any and all causes of action related to the subsidiary of the Corporation’s licensed patents as well as consideration in the form of either a lump sum payment or a running royalty fee covering a term through to the expiration of the licensed patents owned by the subsidiary of the Corporation. The consideration received by the subsidiary of the Corporation for a release fee and lump sum payment was $16,000,000. As part of the subsidiary of the Corporation’s strategy to enforce its patent portfolio, the subsidiary of the Corporation entered into a special fee arrangement with Kirkland & Ellis LLP. Pursuant to the special fee arrangement, the subsidiary of the Corporation paid $7,100,000 to Kirkland & Ellis LLP directly attributable to the settlement and license agreements entered into with the four companies.

Also subsequent to the fiscal year ended March 31, 2006, the Corporation and the Corporation’s subsidiary, LML Payment Systems Corp. settled the complaint for patent infringement originally filed on June 22, 2005 by Telecheck International Inc. in the United States District Court for the Eastern District of Texas Marshall Division for NIL consideration. The provisions of the settlement agreement included providing the Corporation and the Corporation’s subsidiary, LML Payment Systems Corp., with a license to certain patents owned by Telecheck International Inc.

LML PAYMENT SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unless otherwise indicated, all dollar amounts are U.S. dollars)

15. RECONCILIATION OF CANADIAN TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements are prepared using Canadian GAAP, which does not differ materially from U.S. GAAP with respect to the accounting policies and disclosures in these financial statements except as set out below:

(a) Under U.S. GAAP, the Corporation could not effect the reduction in deficit of $22,901,744 by reducing the stated capital of the shares of the Corporation’s common stock.

(b) During the fiscal year ended March 31, 2004, the Corporation adopted the fair value based method of accounting for all stock-based compensation as prescribed by SFAS 123.  The Corporation has chosen to adopt the fair value based method on a prospective basis from April 1, 2003 as permitted by SFAS 148.  The prospective adoption of this new U.S. GAAP policy creates no differences with the Corporation’s stock compensation expense reported under Canadian GAAP.

Previously under U.S. GAAP, the Corporation accounted for its 1996 Plan and 1998 Plan under the principles of Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees and related Interpretations” (“APB 25”).  No compensation expense was recognized under APB 25, because the exercise price of the Corporation’s stock options equals the market price of the underlying stock on the date of the grant.

Under U.S. GAAP there are no adjustments that resulted in changes to the Consolidated Statements of Operations and Deficit, Consolidated Statements of Cash Flows or the Consolidated Balance Sheets of the Corporation, except that under U.S. GAAP the stated capital of the Corporation’s shares would be $22,901,744 higher, as would the Corporation’s deficit due to the reporting difference disclosed under note 15(a).

LML PAYMENT SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unless otherwise indicated, all dollar amounts are U.S. dollars)

16. RECENT ACCOUNTING PRONOUNCEMENTS

Canadian GAAP

Recent accounting pronouncements affecting the Corporation’s financial reporting under Canadian GAAP are summarized below:

(i)Financial Instruments. In January 2005, the CICA issued Handbook Section 3855, “Financial Instruments – Recognition and Measurement.” It prescribes when a financial asset, financial liability or non-financial derivative is to be recognized on the balance sheet and at what amount, requiring fair value or cost-based measures under different circumstances. It also specifies how financial instrument gains and losses are to be presented. It applies to interim and annual financial statements for fiscal periods beginning after October 1, 2006 and will be adopted by the Corporation on or before April 1, 2007. Transitional provisions are complex and vary based on the type of financial instruments under consideration. The effect on the Corporation’s consolidated financial statements is not expected to be material.

(ii)Comprehensive Income. CICA Handbook Section 1530, “Comprehensive Income,” was issued in January 2005 to introduce new standards for reporting and presenting comprehensive income. Comprehensive income is the change in equity (net assets) of a company during a reporting period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except for changes resulting from investments by owners and distributions to owners. It applies to interim and annual financial statements for fiscal periods beginning after October 1, 2006 and will be adopted by the Corporation on or before April 1, 2007. Financial statements for prior periods will be required to be restated for certain comprehensive income items. The effect on the Corporation’s consolidated financial statements is not expected to be material.

(iii)Equity. In January 2005, the CICA issued Handbook Section 3251, “Equity,” which replaces Section 3250, “Surplus.” It establishes standards for the presentation of equity and changes in equity during reporting periods beginning after October 1, 2006. Financial statements of prior periods are required to be restated for certain specified adjustments. For other adjustments, the adjusted amount must be presented in the opening balance of accumulated other comprehensive income. The Corporation plans to adopt this Section on April 1, 2007. The effect on the Corporation’s consolidated financial statements is not expected to be material.

(iv)Hedges. CICA Handbook Section 3865, “Hedges,” was issued in January 2005 to clarify requirements for determining hedging relationships and applying hedge accounting. The Corporation plans to adopt this Section on April 1, 2007 and does not expect the adoption to have a material effect on its consolidated financial statements.

(v)Non-monetary Transactions.  In June 2005, the CICA issued Handbook Section 3831 “Non-monetary Transactions” (“Section 3831”).  This section supersedes CICA Handbook Section 3830 “Non-monetary Transactions” (“Section 3830”), establishes standards for the measurement and disclosure of non-monetary transactions and defines when an exchange of assets is measured at fair value and when an exchange of assets is measured at carrying amount.  Section 3831 applies to all non-monetary transactions initiated in periods beginning on or after January 1, 2006.  Earlier adoption is permitted for non-monetary transactions initiated in periods beginning on or after July 1, 2005.  The Corporation does not anticipate that the application of Section 3831 will have an impact on the financial statements of the Corporation.

LML PAYMENT SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unless otherwise indicated, all dollar amounts are U.S. dollars)

16. RECENT ACCOUNTING PRONOUNCEMENTS (continued)

U.S. GAAP.

Recent accounting pronouncements affecting the Corporation’s financial reporting under U.S. GAAP are summarized below.

(i)SFAS No. 123R. SFAS No. 123R, “Share Based Payment,” was issued in December 2004 to require recognition of compensation expense for the fair value of stock options and other equity-based compensation at the date of grant. It will also require additional disclosure of stock-based compensation.  In March 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 107, “Share-Based Payment,” clarifying the interaction between SFAS No. 123R and certain SEC reporting requirements. The Corporation adopted these requirements on April 1, 2003 in accordance with CICA Handbook Section 3870.

(ii) SFAS No. 153. SFAS No. 153, “Exchanges of Non-monetary Assets,” was issued in December 2004 to amend APB Opinion No. 29, “Accounting for Non-monetary Transactions,” by eliminating the exception to fair value accounting for non-monetary exchanges of similar productive assets and replacing it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange has commercial substance if future cash flows are expected to change significantly as a result of the exchange. SFAS No. 153 applies to periods beginning after June 15, 2005 and is not expected to have a material effect on the Corporation’s consolidated financial statements.

(iii)FIN No. 47. The Corporation follows SFAS No. 143, “Accounting for Asset Retirement Obligations,” which is the equivalent of CICA Handbook Section 3110.  In March 2005, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations,” to clarify when sufficient information would be available to reasonably estimate the timing and cost of performing a conditional asset retirement obligation. FIN No. 47 applies to fiscal years ending after December 15, 2005 and has not had a material effect on the Corporation’s consolidated financial statements.

(iv)SFAS No. 154. SFAS No. 154, “Accounting Changes and Error Corrections,” was issued in June 2005 to replace SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and APB Opinion No. 20, “Accounting Changes.” SFAS No. 154 generally requires retrospective application for voluntary changes in accounting principles as well as changes required by accounting pronouncements. SFAS No. 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The Corporation adopted SFAS No. 154 on April 1, 2005 and it has not had a material effect on the Corporation’s consolidated financial statements.

(v)EITF No. 04-10. In June 2005, the FASB ratified Emerging Issues Task Force (“EITF”) Issue No. 04-10, “Determining Whether to Aggregate Operating Segments That Do Not Meet the Quantitative Thresholds.” The consensus is effective for fiscal years ending after September 15, 2005 and has not had a material effect on the Corporation’s presentation of its reportable operating segments.

LML PAYMENT SYSTEMS INC.
1680 - 1140 West Pender Street
Vancouver,  BC   V6E 4G1
(604) 689-4440

Financial Statements
December 31, 2006
(nine months)

LML PAYMENT SYSTEMS INC.

CONSOLIDATED BALANCE SHEETS
(In U.S. Dollars, except as noted below)
(Unaudited)

	December 31, 2006	March 31, 2006

ASSETS
Current Assets
Cash and cash equivalents	$10,359,948	$3,691,632
Restricted cash	250,000	250,000
Accounts receivable, less allowances of $46,886 and $46,145, respectively	430,317	436,475
Prepaid expenses	271,342	374,887
Total Current Assets	11,311,607	4,752,994

Capital Assets, net	179,495	201,036

Patents, net	977,125	1,093,392

Other Assets	130,102	30,102

TOTAL ASSETS	12,598,329	6,077,524

LIABILITIES
Current Liabilities
Accounts payable	545,221	1,104,034
Accrued liabilities	184,794	165,083
Accrued compensation	202,813	173,444
Current portion of long-term debt	1,802	22,458
Current portion of deferred revenue	1,526,551	260,121
Total Current Liabilities	2,461,181	1,725,140

Long-term debt	4,654	-

Deferred revenue	6,176,248	10,985

Total Liabilities	8,642,083	1,736,125

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Capital Stock
Class A, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-
Class B, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-
Common shares, no par value, 100,000,000 shares authorized, 20,207,094 and 20,194,094 shares issued and outstanding, respectively	32,774,368	32,710,018

Contributed Surplus	3,254,000	2,544,312
Deficit	(32,072,122)	(30,912,931)
Total Shareholders’ Equity	3,956,246	4,341,399

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	12,598,329	6,077,524

See accompanying notes to the consolidated financial statements.

LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
(In U.S. Dollars, except share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,

	2006	2005	2006	2005

REVENUE	$1,516,415	$1,205,604	$4,962,636	$3,923,644

COSTS AND EXPENSES
Costs of operations	1,236,984	1,175,308	3,721,526	3,425,433
Sales, general and administrative expenses (includes stock-based compensation expense of $262,183 for three months ended December 31, 2006 (three months ended December 31, 2005 - $140,342) and $688,042 for nine months ended December 31, 2006 (nine months ended December 31, 2005 - $801,836))	726,072	1,054,013	2,335,630	3,960,187

Amortization and depreciation	72,251	91,970	231,382	528,048

LOSS BEFORE OTHER (EXPENSES) INCOME AND INCOME TAXES	(518,892)	(1,115,687)	(1,325,902)	(3,990,024)

Other (expenses) income, net	(524,995)	(1,209)	(143,911)	(229,793)
Interest income, net	124,027	25,046	344,868	99,032

LOSS BEFORE INCOME TAXES	(919,860)	(1,091,850)	(1,124,945)	(4,120,785)

Income taxes	4,200	7,840	34,246	21,663

NET LOSS	(924,060)	(1,099,690)	(1,159,191)	(4,142,448)

DEFICIT, beginning of period	(31,148,062)	(29,308,596)	(30,912,931)	(26,265,838)

DEFICIT, end of period	(32,072,122)	(30,408,286)	(32,072,122)	(30,408,286)

LOSS PER SHARE, basic and diluted	(0.05)	(0.06)	(0.06)	(0.21)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	20,207,094	20,176,453	20,206,189	20,156,209
Diluted	20,207,094	20,176,453	20,206,189	20,156,209

See accompanying notes to the consolidated financial statements.

LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollars)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,

	2006	2005	2006	2005

Operating Activities:
Net Loss	$(924,060)	$(1,099,690)	$(1,159,191)	$(4,142,448)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Provision for losses on accounts receivable	-	-	24,464	14,989
Amortization and depreciation	72,251	91,970	231,382	528,048
Gain on sale of capital assets	(3,000)	-	(3,000)	-
Stock-based compensation	262,183	140,342	688,042	801,836
Stock-based compensation – future income taxes	-	3,640	21,646	9,063

Changes in operating assets and liabilities
Accounts receivable	68,099	32,042	(18,306)	54,611
Prepaid expenses	71,437	90,397	103,545	282,767
Other assets	540,787	-	540,787	10,952
Accounts payable and accrued liabilities	(36,580)	149,928	(509,733)	735,635
Deferred revenue	(293,571)	19,020	7,431,693	18,024
Net cash (used in) provided by operating activities	(242,454)	(572,351)	7,351,329	(1,686,523)

Investing Activities:
Other assets	(407,299)	-	(640,787)	-
Proceeds from sale of capital assets	3,000	-	3,000	-
Capital asset expenditures	(54,183)	(65,495)	(79,647)	(139,322)
Patents	(4,895)	(8,549)	(6,147)	(8,760)
Net cash provided by (used in) investing activities	(463,377)	(74,044)	(723,581)	(148,082)

Financing Activities:
Payments on capital leases	(658)	(9,816)	(21,009)	(28,851)
Payments on long-term borrowing	-	(2,661)	(2,773)	(7,756)
Proceeds from exercise of stock options	-	151,000	64,350	193,325
Net cash (used in) provided by financing activities	(658)	138,523	40,568	156,718

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(706,489)	(507,872)	6,668,316	(1,677,887)

Cash and cash equivalents, beginning of period	11,066,437	4,891,806	3,691,632	6,061,821

Cash and cash equivalents, end of period	10,359,948	4,383,934	10,359,948	4,383,934

See accompanying notes to the consolidated financial statements

LML PAYMENT SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

1.	Basis of Presentation

The consolidated balance sheet as at December 31, 2006, the consolidated statements of operations and deficit for the three and nine months ended December 31, 2006 and 2005, and the consolidated statements of cash flows for the three and nine months ended December 31, 2006 and 2005, of LML Payment Systems Inc. and its subsidiaries (collectively, the “Corporation”) are unaudited. The Corporation’s consolidated balance sheet as at March 31, 2006, was derived from audited financial statements. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements are included herein. Other than those discussed in the notes below, such adjustments consist only of normal recurring items. Interim results are not necessarily indicative of results for a full year. The Corporation’s consolidated financial statements and notes are presented in accordance with generally accepted accounting principles in Canada for interim financial information and in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X, and do not contain certain information included in the Corporation’s audited annual consolidated financial statements and notes. Unless otherwise noted, the accounting policies of the Corporation are unchanged from the Corporation’s annual audited consolidated financial statements contained in the Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006. The consolidated financial statements and notes appearing in this report should be read in conjunction with the Corporation’s consolidated audited financial statements and related notes thereto, together with management’s discussion and analysis of financial condition and results of operations, contained in the Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, as filed with the Securities and Exchange Commission on June 15, 2006 (file no. 0-13959).

2.	Financial instruments

a)	Restricted cash

Under the terms of the processing agreement with one of the Corporation’s processing banks, the Corporation has pledged a deposit of $250,000 (March 31, 2006 - $250,000) against charge back losses.

b)	Concentration of credit risk

During the three months ended December 31, 2006, revenue from the Corporation’s two largest customers amounted to approximately 54% of total revenue (three months ended December 31, 2005 – 27%).  The amount of revenue from these customers amounted to approximately $818,184 (three months ended December 31, 2005 - $325,154).  During the nine months ended December 31, 2006, revenue from the Corporation’s two largest customers amounted to approximately 51% of total revenue (nine months ended December 31, 2005 – 24%).  The amount of revenue from these customers amounted to approximately $2,516,647 (nine months ended December 31, 2005 - $957,291). The Corporation is economically dependent on revenue from these customers.

3.	Stock-based compensation

Effective April 1, 2003, the Corporation prospectively early adopted the Canadian Institute of Chartered Accountants (“CICA”) Section 3870 which corresponds to the Financial Accounting Standard Board’s (“FASB”) Statement of Financial Accounting Standards No. 123, (“SFAS 123”), as amended by SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure” (“SFAS 148”), which requires fair value accounting for all stock options issued during the year. Subsequent to SFAS 148, the Corporation has adopted Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”), “Share-Based Payment” (see Note 6), which also corresponds to CICA Section 3870.  Prior to the adoption of the new accounting standard, the Corporation did not record the fair value of stock options issued, rather, it provided pro-forma disclosure of the effect of applying the fair value based method to stock options issued to directors, officers and employees.  No pro forma disclosure is presented as all stock options granted prior to the adoption have been fully pro-forma expensed.

During the three months ended December 31, 2006, the Corporation granted 585,000 stock options under the Corporation’s 1998 Stock Incentive Plan. The weighted average fair value for these stock options is $1.46. The fair value for the stock option grants was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate of 3.84%;
Expected volatility of 60.2%;
Expected life of the stock options of 4 years; and
No dividend yields.

The total fair value of stock-based compensation is amortized over the vesting period resulting in stock-based compensation expense of $262,183 for the three months ended December 31, 2006 and $688,042 for the nine months ended December 31, 2006.

During the three months ended December 31, 2005, the Corporation did not grant any stock options under the Corporation’s 1996 Stock Option Plan or its 1998 Stock Incentive Plan. Stock-based compensation expense from vesting stock options resulted in an expense of $140,342 for the three months ended December 31, 2005 and $801,836 for the nine months ended December 31, 2005. During the nine months ended December 31, 2005, 50,000 stock options were terminated upon the departure of an employee.

4.	Commitments and Contingencies

All commitments and contingencies remain unchanged from the Corporation’s audited consolidated financial statements contained in the Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 except as noted below:

During the nine months ended December 31, 2006, a subsidiary of the Corporation settled its suit, originally filed on June 14, 2004 in the U.S. District Court for the District of Delaware, against four companies who provide equipment, systems and services that convert paper checks presented at the point-of-sale into electronic transactions and entered into a separate settlement and license agreement with each of them. The provisions of each of the three settlement and license agreements included providing a license to the patents owned by the subsidiary of the Corporation in exchange for consideration in the form of a release fee for a release from any and all causes of action related to the subsidiary of the Corporation’s licensed patents as well as consideration in the form of either a lump sum payment or a running royalty fee covering a term through to the expiration of the licensed patents owned by the subsidiary of the Corporation. The consideration received by the subsidiary of the Corporation for these three settlement and license agreements was $16,000,000.

The three settlement and license agreements contained a number of elements that have been recorded in these consolidated financial statements as follows:

•
Under the terms of two of the agreements, in exchange for a release fee consideration, the subsidiary of the Corporation has agreed to release these licensees from any and all causes of action related to its patents which may have arisen prior to the effective date of the licenses.  Due to the specific nature of the releases, these release fees have been recorded as other income in the nine months ended December 31, 2006.

•
The subsidiary of the Corporation has entered into a standstill agreement with one of the licensees, whereby both have promised to refrain from filing certain types of litigation against each other until April 1, 2009.  The consideration received related to the standstill agreement has been deferred and will be recognized as other income ratably over the standstill period.

•
Under the terms of one agreement, the subsidiary of the Corporation agreed to provide licensing rights for use of existing patents.  As these rights have been delivered, payment has been received and the subsidiary of the Corporation has no future obligations under the agreement, this revenue has been recognized in the nine months ended December 31, 2006.

•
Under the terms of one agreement, a portion of the consideration received is comprised of license fees for past and future use of the subject patents and for use of any future patents to be developed, acquired or obtained by the Corporation.  The components of this portion of the agreement are considered multiple element arrangements that do not qualify for separate units of accounting, therefore, these license fees have been deferred and will be recognized ratably over the remaining term of the license agreement, which expires on January 16, 2013.

•
One agreement also included running royalties for certain future transactions completed by the licensee.  These running royalties will be recorded by the subsidiary of the Corporation as revenue in the period in which they are earned.

•
The Corporation has a special fee arrangement with its legal firm, Kirkland and Ellis LLP, that resulted in a $7,100,000 fee for the legal firm’s services in connection with the foregoing settlement and licensing agreements.  The special fee was paid in April 2006 and has been offset against the $16,000,000 consideration.

In conjunction with one of the agreements above, during the nine months ended December 31, 2006, the Corporation and the Corporation’s subsidiary, LML Payment Systems Corp., settled the complaint for patent infringement originally filed on June 22, 2005 by Telecheck International Inc. in the United States District Court for the Eastern District of Texas, Marshall Division. The provisions of the settlement agreement included providing the Corporation and the Corporation’s subsidiary, LML Payment Systems Corp., with a license to certain patents owned by Telecheck International Inc. and certain other future patents owned by First Data Corp. and Telecheck related to the Corporation’s current products or services.

5.	Subsequent Event

Subsequent to the nine months ended December 31, 2006, the Corporation entered into a lease agreement with IBM Credit LLC to finance two IBM Mainframe hardware purchases totaling approximately $935,000.  Lease payments are monthly in arrears under the lease term of thirty-six (36) months.

6.	Reconciliation of United States to Canadian Generally Accepted Accounting Principles

These financial statements are prepared using Canadian generally accepted accounting principles (“CDN GAAP”) which do not differ materially from United States generally accepted accounting principles (“U.S. GAAP”) with respect to the accounting policies and disclosures in these financial statements except as set out below:

a)	Under U.S. GAAP, the Corporation could not effect the 2001 reduction in deficit of $22,901,744 by reducing the stated capital of the shares of the Corporation’s common stock.

b)
On April 1, 2006, the Corporation adopted SFAS 123(R) which requires the expensing of all options issued, modified or settled based on the grant date fair value over the period during which an employee is required to provide service (vesting period).

The Corporation adopted SFAS 123(R) using the modified prospective approach, which requires application of the standard to all awards granted, modified, repurchased or cancelled on or after April 1, 2006, and to all awards for which the requisite service has not been rendered as at such date.  Since April 1, 2003, the Corporation has been following the fair value based approach prescribed by SFAS 123, as amended by SFAS 148, for stock option awards granted, modified or settled on or after such date.  As such, the application of SFAS 123(R) on April 1, 2006 to all awards granted prior to its adoption did not have an impact on the financial statements.  In accordance with the modified prospective approach, prior period financial statements have not been restated to reflect the impact of SFAS 123(R). The prospective adoption of this new U.S. GAAP policy creates no differences with the Corporation’s stock compensation expense reported under CDN GAAP.

 Previously under U.S. GAAP, the Corporation accounted for its 1996 Stock Option Plan and 1998 Stock Incentive Plan under the principles of Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees and Related Interpretations” (“APB 25”).  No compensation expense was recognized under APB 25 because the exercise price of the Corporation’s stock options equals the market price of the underlying stock on the date of the grant.

c)	Other Comprehensive Income

U.S. GAAP requires that a statement of comprehensive income be displayed with the same prominence as other financial statements and that the aggregate amount of comprehensive income excluding the deficit be disclosed separately in shareholders’ equity.  Comprehensive income, which incorporates the net income (loss), includes all changes in shareholders’ equity during a period except those resulting from investments by and distributions to owners. Net income (loss) for the Corporation is the same as comprehensive income. There is currently no requirement to disclose comprehensive income under CDN GAAP.

Under U.S. GAAP there are no adjustments that resulted in changes to the Consolidated Statements of Operations and Deficit, Consolidated Statements of Cash Flows or the Consolidated Balance Sheets of the Corporation, except that under U.S. GAAP the stated capital of the Corporation’s shares would be $22,901,744 higher, as would the Corporation’s deficit due to the reporting difference disclosed under note 6.a).

Recent U.S. GAAP Accounting Pronouncements

In June 2006, FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48), effective for fiscal years beginning after December 15, 2006.  This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes,” including the recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Corporation plans to adopt FIN 48 on April 1, 2007, as required.  The Corporation is currently evaluating the impact, if any, the adoption of FIN 48 will have on its consolidated financial statements.

In June 2006, FASB ratified the consensus reached by the Emerging Issues Task Force in Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should be Presented in the Income Statement (That is, Gross Versus Net Presentation).”  Issue No. 06-3 requires disclosure of an entity’s accounting policy regarding the presentation of taxes assessed by a governmental authority that are directly imposed on a revenue-producing transaction between a seller and a customer, including sales, use, value added and some excise taxes.  The adoption of Issue No. 06-3, which is effective for interim and annual reporting periods beginning after December 15, 2006, did not have an impact on the Corporation’s consolidated financial statements.

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108).  SAB 108 was issued to provide consistency between how registrants quantify financial statement misstatements.  Historically, there have been two widely-used methods for quantifying the effects of financial statement misstatements.  These methods are referred to as the “roll-over” and “iron curtain” method.  The roll-over method quantifies the amount by which the current year income statement is misstated.  Exclusive reliance on an income statement approach can result in the accumulation of errors on the balance sheet that may not have been material to any individual income statement, but which may misstate one or more balance sheet accounts.  The iron curtain method quantifies the error as the cumulative amount by which the current year balance sheet is misstated.   Exclusive reliance on a balance sheet approach can result in disregarding the effects of errors in the current year income statement that results from the correction of an error existing in previously issued financial statements.  The Corporation currently uses the roll-over method for quantifying identified financial statement misstatements.  SAB 108 established an approach that requires quantification of financial statement misstatements based on the effects of the misstatement on each of the company’s financial statements and the related financial statement disclosures.  This approach is commonly referred to as the “dual approach” because it requires quantification of errors under both the roll-over and iron curtain methods.   SAB 108 allows registrants to initially apply the dual approach either by (1) retroactively adjusting prior financial statements as if the dual approach had always been used or by (2) recording the cumulative effect of initially applying the dual approach as adjustments to the carrying values of assets and liabilities as of April 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings.    Use of this “cumulative effect” transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose.  The Corporation will initially apply SAB 108 using the retroactive method in connection with the preparation of its annual financial statements for the year ending March 31, 2007.  The adoption of SAB 108 will not result in any adjustment to the Corporation’s consolidated financial statements.

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS No. 157 is effective for fiscal years beginning after December 15, 2007. The Corporation plans to adopt SFAS No. 157 beginning in the first quarter of fiscal 2009. The Corporation is currently assessing the potential impact that adoption of SFAS No. 157 will have on its consolidated financial statements.

LML PAYMENT SYSTEMS INC.
1680 - 1140 West Pender Street
Vancouver,  BC   V6E 4G1
(604) 689-4440

Pro Forma Financial Statements

COMPILATION REPORT ON PRO FORMA FINANCIAL STATEMENTS

To the Directors of LML Payment Systems Inc.

We have read the accompanying unaudited pro forma consolidated balance sheet of LML Payment Systems Inc. (“LML”) as at December 31, 2006 and the unaudited pro forma consolidated statements of operations for the nine months then ended and for the year ended March 31, 2006, and have performed the following procedures:

1.
Compared the figures in the columns captioned "LML Payments Systems Inc.” to the unaudited consolidated financial statements of LML as at December 31, 2006 and for the nine months then ended, and to the audited consolidated financial statements of LML for the year ended March 31, 2006, respectively, and found them to be in agreement.

2.
Compared the figures (as adjusted to US dollars by management of LML) in the columns captioned “Beanstream Internet Commerce Inc.” to the audited balance sheet of Beanstream Internet Commerce Inc. (“the Company”) as at December 31, 2006 and to schedules prepared by Management of the Company deriving the results of operations for the Company for the nine months ended December 31, 2006 and for the year ended March 31, 2006 and found them to be in agreement.  The statements of operations of the Company for the nine months ended December 31, 2006 and for year ended March 31, 2006 were derived from the Company’s audited financial statements for the years ended December 31, 2006 and 2005 adjusted for the removal of financial data outside the reporting periods based on management’s unaudited monthly financial reports.

3.	Made enquiries of certain officials of LML who have responsibility for financial and accounting matters about:

(a) The basis for determination of the pro forma adjustments; and

(b) Whether the pro forma financial statements comply as to form in all material respects with the published requirements of Canadian securities legislation.

The officials:

(a) described to us the basis for determination of the pro forma adjustments, and

(b) stated that the pro forma statements comply as to form in all material respects with Canadian securities legislation.

4.	Read the notes to the pro forma statements, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

5.
Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the columns captioned "LML Payment Systems Inc." and "Beanstream Internet Commerce Inc." as at December 31, 2006 and for the nine months then ended and for the year ended March 31, 2006, and found the amounts in the column captioned "Pro forma consolidated" to be arithmetically correct.

A pro forma financial statement is based on management assumptions and adjustments which are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management's assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information. Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma financial statements, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

Vancouver, Canada May 30, 2007	/s/ GRANT THORNTON LLP Chartered Accountants

LML PAYMENT SYSTEMS INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
December 31, 2006
(Unaudited)
(In U.S. Dollars)

	LML Payment	Beanstream Internet		Pro Forma	Pro Forma
	Systems Inc.	Commerce Inc.	Notes	adjustments	consolidated
Assets
Current Assets
Cash and cash equivalents	$10,359,948	$3,310,346	4(a)	$(11,352,308)	$2,317,986
Short-term investments	-	2,923,721		-	2,923,721
Restricted cash	250,000	-		-	250,000
Accounts receivable, net of allowances	430,317	234,963		-	665,280
Prepaid expenses	271,342	33,225		-	304,567
Future income taxes	-	11,295		-	11,295
Total current assets	11,311,607	6,513,550		(11,352,308)	6,472,849

Capital assets, net	179,495	67,558		-	247,053
Patents, net	977,125	-		-	977,125
Restricted cash	-	135,318		-	135,318
Other assets	130,102	-	4(a)	(100,000)	30,102
Unallocated purchase price	-	-	3	17,379,576	17,379,576

Total assets	$12,598,329	$6,716,426		$5,927,268	$25,242,023

Liabilities
Current Liabilities
Accounts payable	$545,221	$408,907		$-	$954,128
Accrued liabilities	184,794	-		-	184,794
Accrued compensation	202,813	-		-	202,813
Income taxes payable	-	473,631		-	473,631
Current portion of Long term debt	1,802	-	3	2,145,186	2,146,988
Current portion of Deferred revenue	1,526,551	72,406		-	1,598,957
Funds due to merchants	-	2,897,090		-	2,897,090
Total current liabilities	2,461,181	3,852,034		2,145,186	8,458,401

Long term debt	4,654	-	3	2,145,186	2,149,840
Deferred revenue	6,176,248	-		-	6,176,248

Total Liabilities	8,642,083	3,852,034		4,290,372	16,784,489

Shareholders’ Equity
Capital Stock
Class A, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized	-	-		-	-
Class B, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized issuable in series, none issued or outstanding	-	-		-	-
Common shares, no par value	32,774,368	1,527,583	3	2,973,705	37,275,656

Contributed surplus	3,254,000	150,981	3	(150,981)	3,254,000
Cumulative translation adjustment		(196,335)		-	(196,335)
Deficit	(32,072,122)	1,382,163	3	(1,185,828)	(31,875,787)

Total shareholders’ equity	3,956,246	2,864,392		1,636,896	8,457,534

Total liabilities and shareholders’ equity	$12,598,329	$6,716,426		$5,927,268	$25,242,023

LML PAYMENT SYSTEMS INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Fiscal Year Ended March 31, 2006
(Unaudited)
(In U.S. Dollars)

		Beanstream
	LML Payment	Internet	Note	Pro forma	Pro forma
	Systems Inc.	Commerce Inc.	4	adjustments	consolidated

REVENUE	$5,458,029	$2,819,535		$-	$8,277,564

COSTS AND EXPENSES
Cost of operations	4,600,766	1,196,877		-	5,797,643
Sales, general and administrative expenses	4,752,718	761,881	(b)	90,474	5,605,073
Amortization and depreciation	616,592	23,236		-	639,828

LOSS BEFORE OTHER INCOME (EXPENSES) & INCOME TAXES	(4,512,047)	837,541		(90,474)	(3,764,980)

Other income (expenses)	(241,453)	43,572		-	(197,881)
Interest income	142,311	76,355	( c )	(30,168)	188,498
Interest expense	(10,041)	-	( c )	(335,198)	(345,239)

LOSS BEFORE INCOME TAXES	(4,621,230)	957,468		(455,840)	(4,119,602)

Income taxes:
Current	25,863	150,372	(d)	(57,380)	118,855
Future	-	112,560		(42,952)	69,608
	25,863	262,932		(100,332)	188,463

NET PROFIT (LOSS)	$(4,647,093)	$694,536		$(355,508)	$(4,308,065)

NET PROFIT (LOSS) PER SHARE - Basic and diluted	$(0.23)		(e)	$-	$(0.20)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	20,164,279		(e)	1,441,334	21,605,613

LML PAYMENT SYSTEMS INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the nine months ended December 31, 2006
(Unaudited)
(in U.S. Dollars)

		Beanstream
	LML Payment	Internet	Note	Pro forma	Pro forma
	Systems Inc.	Commerce Inc.	4	adjustments	consolidated

REVENUE	$4,962,636	$3,374,244		$-	$8,336,880

COSTS AND EXPENSES
Cost of operations	3,721,526	1,514,576		-	5,236,102
Sales, general and administrative expenses	2,335,630	767,649	(f)	(16,377)	3,086,902
Amortization and depreciation	231,382	32,360		-	263,742

LOSS BEFORE OTHER INCOME (EXPENSES) & INCOME TAXES	(1,325,902)	1,059,659		16,377	(249,866)

Other income (expenses)	(143,911)	(18,813)		-	(162,724)
Interest income	345,448	174,527	(g)	(347,495)	172,480
Interest expense	(580)	-	(g)	(143,653)	(144,233)

LOSS BEFORE INCOME TAXES	(1,124,945)	1,215,373		(474,771)	(384,343)

Income taxes:
Current	34,246	531,909	(h)	(200,135)	366,020
Future	-	(11,813)		-	(11,813)
	34,246	520,096		(200,135)	354,207

NET PROFIT (LOSS)	$(1,159,191)	$695,277		$(274,636)	$(738,550)

NET PROFIT (LOSS) PER SHARE - Basic and diluted	$(0.06)		(e)	$-	$(0.03)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	20,206,189		(e)	1,441,334	21,647,523

LML PAYMENT SYSTEMS INC.
NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As at and for the nine months ended December 31, 2006 and for the year ended March 31, 2006
(Unaudited)
(Amounts expressed in U.S. Dollars unless otherwise stated)

1.	BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheet of LML Payment Systems Inc. (“LML”) as at December 31, 2006 and unaudited pro forma consolidated statements of operations for the nine month period ended December 31, 2006 and for the year ended March 31, 2006 have been prepared by management of LML, in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), for illustrative purposes only, to show the effect of the plan of arrangement entered into with Beanstream Internet Commerce Inc. (“Beanstream”) whereby Beanstream common shareholders will transfer their Beanstream common shares to LML for a combination of cash, promissory notes, LML common shares and LML earnout common shares resulting in the acquisition of Beanstream by LML.

These unaudited pro forma consolidated financial statements have been compiled from, and include:

(a)	A pro forma consolidated balance sheet combining the unaudited consolidated balance sheet of LML as at December 31, 2006 and the audited balance sheet of Beanstream as at December 31, 2006.

(b)	A pro forma consolidated statement of operations for the nine months ended December 31, 2006 combining:

(i)	the unaudited consolidated statement of operations of LML for the nine months ended December 31, 2006; and

(ii)
the unaudited statement of operations of Beanstream for the nine months ended December 31, 2006, converted to U.S. dollars based on the Canadian/U.S. dollar average exchange rate for the nine month period ended December 31, 2006.

(c)	A pro forma consolidated statement of operations for the year ended March 31, 2006 combining:

(i)	the audited consolidated statement of operations of LML for the year ended March 31, 2006; and

(ii)
the unaudited statement of operations of Beanstream for the year ended March 31, 2006, converted to U.S. dollars based on the Canadian/U.S. dollar average exchange rate for the year ended March 31, 2006.

The pro forma consolidated balance sheet as at December 31, 2006 has been prepared as if the transaction described in Note 3 had occurred on December 31, 2006. The pro forma consolidated statements of operations for the nine months ended December 31, 2006 and for the year ended March 31, 2006 have been prepared as if the transaction described in Note 3 had occurred on April 1, 2006 and April 1, 2005, respectively.

LML PAYMENT SYSTEMS INC.
NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As at and for the nine months ended December 31, 2006 and for the year ended March 31, 2006
(Unaudited)
(Amounts expressed in U.S. Dollars unless otherwise stated)

It is management’s opinion that these pro forma consolidated financial statements present in all material respects, the transaction, assumptions and adjustments described in Notes 3 and 4, in accordance with Canadian GAAP. The accounting policies used in the preparation of these statements are consistent with LML’s accounting policies for the year ended March 31, 2006. The pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of LML which would have actually resulted had the transaction been effected on the date indicated. Actual amounts recorded upon consummation of the agreements will likely differ from those recorded in the unaudited pro forma consolidated financial statements. Any potential synergies that may be realized and integration costs that may be incurred upon consummation of the transaction have been excluded from the unaudited pro forma financial statements. Further, the pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

Certain elements of the LML and Beanstream consolidated financial statements have been reclassified for consistency.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of LML and Beanstream.

2.	SIGNIFICANT ACCOUNTING POLICIES

The accounting policies used in the preparation of these unaudited pro forma consolidated financial statements are those set out in LML’s audited consolidated financial statements for the year ended March 31, 2006. In preparing the unaudited pro forma consolidated financial statements, a review was undertaken to identify Beanstream accounting policy differences where the impact was potentially material and could be reasonably estimated. Further accounting policy differences may be identified after consummation and integration of the proposed acquisition. The significant accounting policies of LML conform in all material respects to those of Beanstream.

3.	BUSINESS ACQUISITION

Agreement with Beanstream

On May 1, 2007, LML issued a press release announcing a definitive agreement for LML to acquire all of the outstanding capital stock of Beanstream for aggregate consideration totaling approximately $17.5 million*. The total consideration consists of up to $8.3 million* in cash, $4.5 million* in two-year promissory notes, and $4.7 million in LML common shares. Beanstream shareholders could also receive up to an additional $1.8 million in LML common shares if certain revenue milestones are reached by the first anniversary of the closing.

This business combination will be accounted for as a purchase transaction, with LML being identified as the acquirer and Beanstream as the acquiree.

These unaudited pro forma consolidated financial statements assume that the fair value of the issued LML common shares based on the deemed issuance of 1.4 million LML common shares at

*Exact transaction amounts subject to foreign exchange fluctuations (Cdn./US exchange rate on May 1, 2007 was .90 as compared to .85 on December 31, 2006)

LML PAYMENT SYSTEMS INC.
NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As at and for the nine months ended December 31, 2006 and for the year ended March 31, 2006
(Unaudited)
(Amounts expressed in U.S. Dollars unless otherwise stated)

a price of $3.12 per share for a total of $4.5 million; cash of $7.9 million; two-year promissory notes of $4.3 million; and LML’s transaction costs of $850,000, equaling a total purchase price of $17.6 million. The fair value of the LML common shares was determined as the ten day weighted average share price of LML prior to the execution of the definitive agreement.

LML has not yet determined the fair value of all identifiable assets and liabilities acquired, the amount of the purchase price that may be allocated to goodwill, or the complete impact of applying purchase accounting on the income statement. Therefore, after reflecting the pro forma purchase adjustments identified to date, the excess amount of the purchase price over the adjusted book value of Beanstream’s assets and liabilities has been presented as “unallocated purchase price.” LML is currently in the process of determining the fair value of all identifiable assets and liabilities acquired and the value of any goodwill arising from the acquisition. Once this process is complete, adjustments may impact the measurement of amortization recorded in the consolidated income statements of LML for periods after the date of acquisition.  No pro forma adjustments have been included in connection with any changes in future tax assets or liabilities that would result from recording Beanstream’s identifiable assets and liabilities at fair value as the process of estimating the fair value of identifiable assets and liabilities is not yet complete.

Purchase price
1.4 million common shares of LML	$4,501,287
Cash	7,940,793
Promissory notes	4,290,372
Acquisition costs	850,000
$17,582,452

Net assets acquired
Current assets	$3,852,034
Capital assets	67,558
Other assets	135,318
Liabilities	(3,852,034)
Unallocated purchase price	17,379,576
$17,582,452

4.	PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

Pro forma adjustments to consolidated balance sheet

The unaudited pro forma consolidated balance sheet reflects the following adjustments as if the transaction with Beanstream had occurred on December 31, 2006:

LML PAYMENT SYSTEMS INC.
NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As at and for the nine months ended December 31, 2006 and for the year ended March 31, 2006
(Unaudited)
(Amounts expressed in U.S. Dollars unless otherwise stated)

(a)	To record the acquisition of Beanstream at a purchase price of $17,582,452. Cash and cash equivalents pro forma adjustments include the following adjustments:

Beanstream positive working capital balance at December 31, 2006 ($6,513,550 less $3,852,034) =	$2,661,515
Cash paid per purchase price	7,940,793
Acquisition costs less amount prepaid and reported under “Other Assets” adjustment ($850,000 less $100,000)	750,000
$11,352,308

Pro forma adjustments to consolidated statements of operations

The unaudited pro forma consolidated statements of operations reflect the following adjustments as if the acquisition of Beanstream had occurred on April 1, 2005:

(b)
An increase in stock-based compensation of $90,474 for the year ended March 31, 2006 reflecting the portion of stock option grants to Beanstream management and directors that would have been expensed under LML’s accounting policies if granted by LML.

(c)
As part of the definitive agreement, LML has acquired Beanstream with a working capital balance of NIL. Consequently, included in the interest income adjustment is a reduction of interest income of Beanstream to $46,187 from $76,355 for the year ended March 31, 2006 reflecting the reduction of cash consequential to this working capital adjustment.

The increase of interest expense of Beanstream to $335,198 from $NIL resulting from the interest on the $4.3 million two-year promissory notes.

(d)	To record the tax effect of the pro forma adjustments applicable for the year ended March 31, 2006.

(e)	To adjust the LML weighted average common shares outstanding to reflect the additional LML common shares issued from LML’s acquisition of Beanstream as if it was effective April 1, 2005.

(f)
A decrease in stock-based compensation of $16,377 for the nine months ended December 31, 2006 reflecting the adjustment of stock option grants to Beanstream management and directors if LML had granted options.

(g)
As part of the definitive agreement, LML has acquired Beanstream with a working capital balance of NIL.  Consequently, included in the interest income adjustment is a reduction of interest income of Beanstream to $120,657 from $174,527 for the nine months ended December 31, 2006 reflecting the reduction of cash consequential to this working capital adjustment and a decrease of interest income of LML from $345,448 to $51,823 resulting from the use of LML’s cash in April, 2006 as part of the Beanstream purchase consideration.

LML PAYMENT SYSTEMS INC.
NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As at and for the nine months ended December 31, 2006 and for the year ended March 31, 2006
(Unaudited)
(Amounts expressed in U.S. Dollars unless otherwise stated)

The increase of interest expense of Beanstream to $143,653 from $NIL resulting from the interest on the remaining portion of the $4.3 million two-year promissory note.

(h)	To record the tax effect of the pro forma adjustments applicable for the nine months ended December 31, 2006.